As filed with the U.S. Securities and Exchange Commission on December 16, 2024

Registration No. 333-283575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alternus Clean Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4931	87-1431377
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

17 State Street, Suite 4000

New York, NY 10004

(212) 739-0727

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Taliesin Durant

Chief Legal Officer

17 State Street, Suite 4000

New York, NY 10004

Tel: (212) 739-0727

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

Mohit Agrawal, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 16, 2024

Alternus Clean Energy, Inc.

4,993,341 shares of common stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named herein or any of their permitted transferees (the “selling securityholders”) of up to 4,993,341 shares of our common stock, $0.0001 par value per share (the “common stock”) consisting of: (a) up to 3,566,669 shares of our common stock (“October Convertible Note Shares”) issuable upon the conversion of senior unsecured convertible notes in the maximum aggregate principal amount of $2,500,000 (in several tranches), each with a twelve percent (12.0%) original issue discount and bearing an interest rate of seven percent (7.0%) per annum, issued or issuable to 3i, LP (each, a “October Convertible Note” and collectively, the “October Convertible Notes”); (b) up to 1,337,505 shares of common stock (the “October 3i Warrant Shares”) issuable upon exercise of a common stock purchase warrants issued to 3i, LP (each, a “October 3i Warrant” and collectively, the “October 3i Warrants” and, together with the October Convertible Notes, the “Securities”) and (c) up to 89,167 shares of common stock (the “October Placement Agent Warrant Shares” and collectively with the October Convertible Note Shares and the October 3i Warrant Shares, the “Shares”) issuable upon exercise of a common stock purchase warrant (the “October Placement Agent Warrants”) issued to Maxim Partners LLC as designee of Maxim Group LLC in its role as placement agent of the Securities (the “Placement Agent”). The number of Convertible Note Shares registered under the registration statement related to this prospectus was calculated using the conversion floor price of $0.75. The effective conversion price for the Convertible Note as of the date of this prospectus is $1.00, which was revised pursuant to the Voluntary Adjustment Notice, dated December 2, 2024 (the “Adjustment Notice”).

The Securities were issued pursuant to that certain purchase agreement between us and 3i, LP, dated October 1, 2024 (the “October Purchase Agreement”) and the October Placement Agent Warrants were issued to the Placement Agent pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”), dated April 19, 2024, between us and the Placement Agent. The number of October Convertible Note Shares issuable upon conversion of the October Convertible Notes and the number of October 3i Warrant Shares issuable upon exercise of the October 3i Warrants are subject to certain beneficial ownership and share issuance caps as set forth in the October Purchase Agreement. See “The 3i Note Transaction” for a description of the agreement and “Selling Securityholders” for additional information regarding the selling securityholders.

The selling securityholders, or its permitted transferees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. References to the “selling securityholders” in this prospectus shall also refer to any permitted transferees or other successors-in-interest to the selling securityholders. The prices at which the selling securityholders sells the Shares will be determined by the prevailing market price for the shares or in negotiated transactions. We provide additional information about how the selling securityholders may sell the Shares in “Plan of Distribution” on page 129 of this prospectus.

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the Shares to satisfy contractual obligations owed by us to the selling securityholders pursuant to the October Purchase Agreement and the Placement Agency Agreement and documents ancillary thereto. Our registration of the Shares covered by this prospectus does not mean that the selling securityholders will offer or sell any of the Shares. Any of the Shares subject to resale hereunder will have been issued by us and acquired by the selling securityholders prior to any resale of such Shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The selling securityholders will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the Shares.

We will not receive any proceeds from the resale of the Shares by the selling securityholders pursuant to this prospectus. However, we may receive up to $1.00 per share upon the cash exercise of the October 3i Warrants. The October 3i Warrants may be exercised at any time after October 1, 2024 (based on their date(s) of issuance), and each come with an expiry of five and one-half-years from their issuance. Upon the exercise of the October 3i Warrants for all October 3i Warrants Shares by payment of cash, we will receive aggregate gross proceeds of approximately $1.4 million (including the October Placement Agent Warrants). However, we cannot predict when and in what amounts, if the exercise price will be adjusted or if the October 3i Warrants will be exercised, and it is possible that the October 3i Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ALCE”. On December 13, 2024, the last reported sales price of our common stock was $0.85 per share. We currently do not intend to list any of the Warrants on any stock exchange or stock market, but currently have our Public Warrants trading on the OTC Markets Pink Tier under the trading symbol, OTCMKTS:ACLEW.

Alternus Energy Group Plc, has voting control over approximately 55% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 11 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated [*], 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by the selling securityholders of the securities offered by it described in this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.” Unless the context specifically requires otherwise, all historical share and per-share amounts reflected in our consolidated financial statements and other financial information incorporated by reference in this prospectus are presented to reflect a 1-for-25 reverse stock split of our common stock which became effective for legal and accounting purposes on October 11, 2024 as if such split occurred as of the earliest period presented.

TRADEMARKS

This prospectus contains references to our trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus (or documents we have incorporated by reference) are the property of their respective holders. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements convey management’s expectations as to the future of Alternus, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time Alternus makes such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,”, “would”, “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this prospectus may include statements related to Alternus’ revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

We caution you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond our control, which may cause the actual results, performance or achievements to be materially different from the future results. Factors that could cause our actual results to differ materially from those contemplated by its forward-looking statements include:

●	our ability to successfully integrate into our business and recognize the anticipated benefits of recently completed business combinations and related transactions and generate profit from their operations;

●	changes in applicable laws or regulations;

●	a financial or liquidity crisis;

●	the effects of inflation and changes in interest rates;

●	geopolitical factors, including, but not limited to, the Russian invasion of Ukraine and the Israel-Hamas war;

●	the risk of global and regional economic downturns;

●	the projected financial information, anticipated growth rate, and our market opportunity;

●	foreign currency, exchange rate and commodity price fluctuations;

●	various environmental requirements;

●	retention or recruitment of executive and senior management and other key employees;

●	the possibility that Alternus may be adversely affected by other economic, business, and/or competitive factors;

●	our ability to maintain an effective system of internal controls over financial reporting;

●	our ability to manage its growth effectively;

●	our ability to achieve and maintain profitability in the future;

●	our ability to access sources of capital to finance operations and growth;

●	the success of strategic relationships with third parties;

●	the impact of reduction, modification or elimination of government subsidies and economic incentives (including, but not limited to, with respect to solar parks);

●	the impact of decreases in spot market prices for electricity;

●	dependence on acquisitions for our growth;

●	inherent risks relating to acquisitions and our ability to manage its growth and changing business;

●	risks relating to developing and managing renewable solar projects;

●	risks relating to photovoltaic plant quality and performance;

●	risks relating to planning permissions for solar parks and government regulation;

●	Alternus’ need for significant financial resources (including, but not limited to, for growth in its business);

●	the lack of any assurance or guarantee that we can raise capital or meet its funding needs;

●	our limited operating history; and

●	and other factors detailed herein under the section entitled “Risk Factors.”

We undertake no obligations to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events, other than as required by law. The foregoing factors and others described under “Risk Factors” should not be construed as exhaustive. There are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Moreover, new risks emerge from time to time and it is not possible for us to predict all such risks. We cannot assess the impact of all risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. We urge you to read the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for a more complete discussion of the factors that could affect their respective future performance and the industry in which we operate.

v

CAUTIONARY NOTE REGARDING MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management’s estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications and third-party studies is reliable, we have not independently verified the market and industry data obtained from these third-party sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as to the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in our forecasts or estimates or those of independent third parties. While we believe our internal research is reliable and the definition of our market and industry are appropriate, neither such research nor these definitions have been verified by any independent source.

Certain information in the text of this registration statement is contained in industry publications, government websites, and reports or data compiled by a third party. The sources of these industry publications and data are provided below:

●	Solar Power Europe: Global Market Outlook For Solar Power 2019 – 2023;

●	Solar Power Europe: Global Market Outlook For Solar Power 2018 – 2022;

●	European Commission: Eurostats for Renewable Energy (https://ec.europa.eu/eurostat/statistics-explained/index.php?title=Renewable_energy_statistics);

●	SolarPower Europe (2024): Global Market Outlook for Solar Power 2024-2028;

●	Global Market Insights: https://www.gminsights.com/industry-analysis/microgrid-market; and

●	Markets and Markets: https://www.marketsandmarkets.com/Market-Reports/micro-grid-electronics-market-917.html

CERTAIN TERMS USED IN THIS REGISTRATION STATEMENT

Unless otherwise indicated or the context otherwise requires, references in this registration statement to the terms below will have the following meanings:

●	“AEG” means Alternus Energy Group Plc, a company incorporated under the laws of Ireland;

●	“Business Combination” means the business combination by and among Clean Earth, the Sponsor and AEG pursuant to the Business Combination Agreement entered into on October 12, 2022, as amended by that certain First Amendment to the Business Combination Agreement, dated as of April 12, 2023 (the “First BCA Amendment”) (as amended by the First BCA Amendment, the “Initial Business Combination Agreement”), and as amended and restated by that certain Amended and Restated Business Combination Agreement, dated as of December 22, 2023 (the “A&R BCA”) (the Initial Business Combination Agreement, as amended and restated by the A&R BCA, the “Business Combination Agreement”);

●	“Clean Earth” means Clean Earth Acquisitions Corp., a Delaware corporation;

●	“Closing” means the closing of Business Combination;

●	“Closing Date” means December 22, 2023, the date and time on which the Closing occurred.

●	“EPC” means engineering, procurement, and construction services;

●	“€” and “Euro” mean the legal currency of the European Union;

●	“FiT” means feed-in tariff(s);

●	“Founder Shares” means the 5,750,000 shares of Clean Earth’s Class B common stock, par value $0.0001 per share (“CLIN Class B Common Stock”), that on August 17, 2021, the Sponsor purchased for $25,000, or approximately $0.004 per share, to cover certain of the offering costs in connection with the IPO. On February 7, 2022, Clean Earth effected a 1:1.33333339 stock split of its CLIN Class B Common Stock, resulting in the Sponsor holding 7,666,667 Founder Shares (on a pre-reverse-split basis);

●	“IPO” means the initial public offering of Clean Earth;

●	“IPP” means independent power producer and refer to our business where we own and operate solar parks and derive revenue from selling electricity to the power grid;

●	“kWh” means kilowatt hour(s);

●	“Meteora Entities” means collectively, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC.

●	“MWh” means megawatt hour(s);

●	“MWp” means megawatt peak;

●	“O&M” means operations and maintenance services provided for commercially operating solar parks;

●	“Private Units” means the 890,000 private units (on a pre-reverse-split basis) purchased from Clean Earth by the Sponsor in connection with the closing of the IPO at a -price of $10.00 per private unit (on a pre-reverse-split basis), for an aggregate purchase price of $8,900,000 (on a pre reverse-split basis). Each private unit consists of one share of common stock and one-half of one warrant;

●	“Public Units” means the 23,000,000 units (on a pre-reverse-split basis) sold in the IPO, ;

●	“Public Warrants” means the warrants included in the Public Units sold in the IPO, each of which is exercisable for one share of our common stock, in accordance with its terms;

●	“PV” means photovoltaic;

●	“RON” means the legal currency of Romania;

●	“Industrial” (whether capitalized or not) = <1000 kW;

●	“Solis” means Solis Bond Company DAC, a company incorporated under the laws of Ireland and indirect wholly owned subsidiary of the Company;

●	“Solis Bond” means the 3-year senior secured green bonds which were issued by Solis in January 2021, in the maximum amount of $242 million (€200 million) with a stated coupon rate of 6.5% + EURIBOR and quarterly interest payments;

●	“Sponsor” means Clean Earth Acquisitions Sponsor LLC, a Delaware limited liability company;

●	“Subsidiary” means, with respect to a person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such person;

●	“Transactions” means, collectively, the business combination and the other transactions contemplated by the Business Combination Agreement;

●	“Utility-scale” (whether capitalized or not) = >1000 kW, ground-mounted; and

●	“watt” or “W” mean the measurement of total electrical power, where “kilowatt” or “kW” means one thousand watts, “megawatts” or “MW” means one million watts and “gigawatt” or “GW” means one billion watts.

PROSPECTUS SUMMARY

This summary highlights some information contained elsewhere in this prospectus, and it may not contain all of the information important to making an investment decision. Therefore, before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “company,” “we,” “us,” “our,” “Alternus,” and other similar terms refer to Alternus Clean Energy, Inc., formerly known as Clean Earth Acquisitions Corp., and where appropriate, our wholly owned subsidiaries.

Unless the context specifically requires otherwise, all historical share and per-share amounts reflected in our consolidated financial statements and other financial information incorporated by reference in this prospectus are presented to reflect a 1-for-25 reverse stock split of our common stock which became effective for legal and accounting purposes on October 11, 2024 as if such split occurred as of the earliest period presented.

The Company

Overview

The Company was incorporated on May 14, 2021 under the laws of Delaware and currently has 19 employees; 10 employees are located Dublin, Ireland, 2 are located at the Company’s headquarters located in New York, NY, 4 remote employees in the US and 3 are located in Europe. Our employees perform various services such as business development, finance and management functions.

We are an independent clean energy producer that develops, installs, and operates a diverse portfolio of renewable energy assets in North America and Europe. You may also hear the term IPP, or independent power producer, to describe similar companies, however we want to focus on the clean nature of the energy generated from the renewable energy assets we own and operate.

With a primary focus as a long-term owner operator, we focus on ensuring that the projects we develop and install for our own use, are designed to deliver the most efficient operating results over the full project lifetime, which averages over 30 years. Our renewable energy assets benefit from long-term government offtake contracts and/or Power Purchase Agreements (“PPAs”) with investment grade off-takers with terms of 15 – 20 years, plus energy sales to local power grids where relevant.

As of December 13, 2024, we have approximately 11 utility scale solar parks totaling 217MW at medium to late-stage development stage in Italy. These are targeted to reach construction status during 2025.

As part of our strategy to become a more comprehensive energy provider and expand operations into additional high-value complementary segments of the renewable energy industry we recently announced binding terms with Hover Energy LLC to form a joint venture to provide state-of-the-art clean energy microgrids to corporates, data centers and other facility owners. When completed, this new segment for Alternus should provide faster time to revenues and lower equity needs in a rapidly growing market with ever increasing energy demands due to growth in AI and onshoring of heavy industry to the United States.

Business Model

As a vertically integrated renewable energy business, Alternus operates across all key segments of the renewable energy project development life cycle from ‘greenfield’ planning and permitting phases, through to construction and long-term revenue and margin generation from sales of energy to customers. This integration of activities under one common ownership and management creates a ‘production line’ of new projects supporting organic growth, and visibility of pipeline, in the business going forward. This business model is designed to lock in lasting shareholder value by significantly reducing capex for newly developed projects, and lowering acquisition costs for acquired projects at pre-operation from other market participants.

The earlier in the cycle that we acquire new projects means we retain more of the project market value created as it passes each milestone. If we acquire projects further along the value chain then we pay more capital (and value) out to third parties for those projects. The value creation at each stage results from the de-risking of the projects as they get closer to operation and as a result, attract higher valuations at the later stages as the project risk declines.

Alternus Clean Energy Project Stage Classification

This method of operation is designed to bring the value created during the development cycle directly to us, thereby reducing equity requirements to build out a larger portfolio, as the margins captured can be reinvested in future growth. In addition, it provides greater certainty of future revenue streams as the projects owned today reach planned operation dates in the future. This is what drives the stair step revenue growth in the business.

We generate our new project pipeline by working closely with a cultivated network of local and international project development partners, and recently directly via joint venture companies, that provide a continuous pipeline of new projects for acquisition and construction and operation.

We believe that a benefit of being a long-term owner of these projects are the long-term recurring incomes, and supported by near term asset sales, created from the stable and predictable income streams as the cumulative operational portfolio grows. Every time we add a new project into the portfolio, we get a potential lift in long-term incomes that then accumulates each time. Other participants in our market sometimes ‘build-to-sell’ the projects they develop and/or install, making their annual numbers more one-off and volatile. Our business model is designed to steadily add long-term income, locking in sustainable returns and value for shareholders as we stair step up growth.

Corporate Information

We were originally known as Clean Earth Acquisitions Corp. Following the approval of the Initial Business Combination Agreement and the transactions contemplated thereby at the special meeting of the stockholders of Clean Earth held on December 4, 2023 (the “Special Meeting”), we consummated the Business Combination. In connection with the Closing, we changed our name from Clean Earth Acquisition Corp. to Alternus Clean Energy, Inc.

Our principal executive offices are located at 17 State Street, Suite 4000, New York, NY 10004. Our main telephone number is (212) 739-0727. Our website is https://alternusenergy.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus. “Alternus” and our other registered and common law trade names, trademarks and service marks are property of Alternus Clean Energy, Inc. or our affiliates, as applicable. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

Recent Developments

The Company changed its principal executive office from the earlier 360 Kingsley Park Drive, Suite 250, Fort Mill, South Carolina 29715, with a telephone number of (803) 280-1468, to now 17 State Street, Suite 4000, New York City, New York 10004, with a telephone number of (212) 739-0727.

On December 11, 2024, BESS LLC, a Delaware limited liability company (“BESS”) and wholly owned subsidiary of Alternus Clean Energy, Inc. (the “Company”), entered into an asset purchase agreement (the “APA”) with LiiON LLC (“LiiON”) a U.S.-based expert in advanced energy storage solutions, and closed the acquisition of certain assets of LiiON, including its customer base, service agreements and intellectual property. As consideration, the Company paid a total consideration of $5 million in the form of debt and equity. Pursuant to the acquisition, the total consideration was in the form of a mix of debt and equity, whereby: (i) BESS issued a $2 million non-interest bearing and non-convertible promissory note, payable over a period of three years to LiiON, (ii) and the Company issued 250,000 restricted shares of common stock of the Company, at an underlying share price of $12.00 per common stock, along with (iii) BESS entering into an exclusive consulting agreement for LiiOn’s executives services.

On December 4, 2024, the Company entered into a Note Purchase Agreement (the “December Purchase Agreement”), dated as of December 4, 2024, with Secure Net Capital LLC (“Secure Net”), pursuant to which the Company issued a 20% Original Issue Discount promissory convertible note (the “Secure Net Note”) with a maturity date in April 2025, in the principal sum of $1,250,000, along with warrants to purchase common stock of the Company (“PA Warrant”) to Dominari Securities LLC (“Dominari”), amounting to up to an aggregate of five percent (5%) of the number of shares of common stock issued upon conversion of the Secure Net Note, if the Secure Net Note are converted after the Maturity Date (as defined in the December Purchase Agreement); for serving as the Company’s exclusive placement agent in connection with December Purchase Agreement. Pursuant to the terms of the Secure Net Note, the Company agreed to pay to Secure Net the entire principal amount on the Maturity Date, failing which and certain events of default (as described in the Secure Net Note), the 20% Original Issue Discount shall increase to 30% Original Issue Discount. The Secure Net Note, issued pursuant to the December Purchase Agreement, is convertible at the option of the Holder at any time after the Maturity Date, including with registration rights, at a conversion price per share equal to ninety percent (90%) of the Company’s common stock’s VWAP (which is three (3) Trading Days immediately prior to such conversion date (or the nearest preceding date)) as of the date of such conversion. The current Secure Net Note is a senior direct debt obligation of the Company ranking pari passu with all other Notes, but subordinate and junior in right of payment to the October Convertible Notes (as defined below) originally issued to 3i, L.P., and other senior or pari passu Indebtedness (as defined in the December Purchase Agreement) of the Company.

On November 5, 2024, the Audit Committee of the Company dismissed Forvis Mazars, LLP (“Forvis Mazars”) as the Company’s independent registered public accounting firm. From June 1, 2024 through November 5, 2024, the period during which Forvis Mazars was engaged as the Company’s independent registered public accounting firm, there were no disagreements with Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Forvis Mazars, would have caused Forvis Mazars to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K. Forvis Mazars did not issue any reports on the Company’s financial consolidated statements during the period which Forvis Mazars was engaged as the Company’s independent registered public accounting firm.

On November 5, 2024, the Company’s Audit Committee approved, and the Company’s Board of Directors (the “Board”) ratified, the engagement of Kreit & Chiu CPA, LLP (the “New Auditor”), and appointed the New Auditor as the Company’s independent registered public accounting firm as of November 5, 2024.

On November 5, 2024, the “Company entered into a Share Purchase Agreement with Alternus Energy Group Plc., a majority shareholder of the Company, (the “Buyer”) for the sale of the entire issued share capital of Alternus Energy Americas Inc. (“AEA”), including all of AEA’s subsidiaries: ALT US 01, LLC; ALT US 02 LLC and its subsidiary Lightwave Renewables LLC; ALT US 03 LLC and its subsidiary Walking Horse LLC; ALT US 04 LLC and its subsidiary Dancing Horse LLC; ALT US 05 LLC; ALT US 06 LLC; ALT US 07 LLC and its subsidiary River Song Solar LLC; ALT US 08 LLC; ALT US AM LLC (the “Transaction”), for a total consideration of Euro 10.00. Additionally, on November 5, 2024, the Company further entered into another Share Purchase Agreement with Alternus Energy Group Plc., a majority shareholder of the Company, (the “Buyer”) for the sale of the entire issued share capital of AEG MH 01 Limited (the “Target”), a direct subsidiary of Alternus Lux 01 S.a.r.l., and including all of the Target’s subsidiaries: AEG MH 03 Limited and AEG JD 01 Limited (the “Transaction”, and together with the AEA transaction, “Transactions”). The Transactions were determined to be related party transactions and completed on an arms-length basis, designed to assist the Company in reaching its minimum stockholders’ equity requirement by restructuring the Company’s balance sheet to create an increase in Shareholders’ Equity. As a result of these, the Company has removed approximately $30 million in debt and payables related to AEA’s activities and will improve shareholders equity by approximately $4 million.

Reverse Stock Split. On October 3, 2024, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to affect a 1-for-25 reverse stock split (the “2024 Reverse Stock Split”) of the shares of the Common Stock. The 2024 Reverse Stock Split was effective on October 11, 2024, on the Nasdaq Stock Market. No fractional shares were issued in connection with the 2024 Reverse Stock Split. Any fractional shares of our Common Stock that would have otherwise resulted from the 2024 Reverse Stock Split received an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the share price, representing the product of the average closing price of the Company’s common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split and the inverse of the 2024 Reverse Stock Split ratio. All historical share and per-share amounts reflected throughout this prospectus, including the consolidated financial statements and other financial information that are incorporated by reference in this prospectus have been retroactively adjusted to reflect the 2024 Reverse Stock Split as if the split occurred as of the earliest period presented. The par value per share of the Common Stock was not affected by the 2024 Reverse Stock Split.

Solis Sale. On October 3, 2024, our subsidiary Solis, was sold, along with its subsidiaries, to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for one Euro (€1.00) in accordance with the terms of the Solis Bonds, as amended. As a result of the sale, we removed approximately $100 million in debt and payables related to Solis activities and will likely improve shareholders equity by approximately $45 million. Solis accounted for 98% of group revenues for the six months ended June 30, 2024. Alternus will record the sale as discontinued activities as it has no business activities in Romania.

October 3i Convertible Note Issuance. On October 1, 2024, we entered into a securities purchase agreement (the “October Purchase Agreement”) with 3i, L.P. pursuant to which we agreed to issue one or more senior convertible notes in the aggregate principal amount of up to $2,500,000, each with a twelve percent (12.0%) original issue discount and an interest rate of seven percent (7.0%) per annum (the “October Convertible Notes”), and related warrants (the “October 3i Warrants”) to purchase shares of common stock equal to 50% of the maximum number of shares issuable upon conversion of the related October Convertible Note (the “October 3i Note Transaction”). Pursuant to the October Purchase Agreement, at the closing of the initial tranche of the October Convertible Notes and October 3i Warrants, the Company issued an October Convertible Note in the principal amount of $795,455 and an October 3i Warrant initially exercisable for up to 212,784 shares of Common Stock at an initial exercise price of $2.00 per share, and the Company received gross proceeds of $700,000, before fees and other expenses associated with the transaction, accounting for the 12% original issue discount. These October 3i Warrants were subsequently adjusted so that as of December 2, 2024, they are exercisable to purchase up to 425,571 shares at $1.00 per share, pursuant to the Adjustment Notice dated December 2, 2024. On October 21, 2024, pursuant to the October Purchase Agreement, the closing of the second tranche of the October Convertible Notes and October 3i Warrants occurred, whereby the Company issued an October Convertible Note in the principal amount of $607,955 and an October 3i Warrant initially exercisable for up to 162,628 shares of Common Stock at an initial exercise price of $2.00 per share, and the Company received gross proceeds of $535,000, before fees and other expenses associated with the transaction, accounting for the 12% original issue discount. This October 3i Warrant was subsequently adjusted on December 2, 2024 to purchase up to 325,257 shares at an exercise price of $1.00 per share, pursuant to the Adjustment Notice dated December 2, 2024. Also, on November 12, 2024, pursuant to the October Purchase Agreement, the closing of the third tranche of the October Convertible Notes and October 3i Warrants occurred, whereby the Company issued an October Convertible Note in the principal amount of $852,273 and an October 3i Warrant to purchase up to 303,978 shares of Common Stock at an exercise price of $1.50 per share, and the Company received gross proceeds of $750,000, before fees and other expenses associated with the transaction, accounting for the 12% original issue discount. This third tranche of the October 3i Warrant was subsequently adjusted on December 2, 2024 to purchase up to 455,967 shares at an exercise price of $1.00 per share, pursuant to the Adjustment Notice dated December 2, 2024. Lastly, on December 5, 2024, pursuant to the October Purchase Agreement, the closing of the fourth and final tranche of the October Convertible Notes and October 3i Warrants occurred, whereby the Company issued an October Convertible Note in the principal amount of $244,317 and an October 3i Warrant to purchase up to 130,710 shares of Common Stock at an exercise price of $1.00 per share, and the Company received gross proceeds of $214,999, before fees and other expenses associated with the transaction, accounting for the 12% original issue discount. The conversion and exercise of the October Convertible Notes and the October 3i Warrants are subject to the terms of the October Purchase Agreement, the October Convertible Notes, and the October 3i Warrants, as applicable, including the beneficial ownership limitations and share issuance caps specified therein. In connection with the October 3i Note Transaction, we entered into a registration rights agreement with 3i, LP pursuant to which we agreed to file a resale registration statement covering the resale of the shares issuable upon conversion of the October Convertible Notes and upon exercise of the October 3i Warrants. For a more detailed description of the October 3i Note Transaction see “October 3i Note Transaction” under “Description of Securities”, on page 115.

Appointment of Director. On September 26, 2024, the Company held its annual meeting of stockholders, at which the Company’s stockholders elected John McQuillan as a Class I director.

Joint Business Venture with Hover Energy LLC. On August 7, 2024, the Company entered into a ‘Heads of Terms’ for Joint Business Venture with Hover Energy LLC and its affiliates (“Hover”) to establish a joint venture for the financing, development, management and operation of ‘Microgrid Projects’ utilizing Hover Wind-Powered Microgrid™ technology, as required (the “JV”). Pursuant to the said JV, the Company and Hover have agreed to have a 51% interest and a 49% interest in the JV, for which, the Company has issued 200,000 shares of restricted common stock to Hover and will issue and commit 140,000 additional shares of restricted common stock, and Hover will contribute 100% of its projects and project pipeline.

Nasdaq Notice of Failure to Comply with Continued Listing Standards. On March 20, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC therein stating that for the 32 consecutive business day period between February 2, 2024 through March 19, 2024, the Common Stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until September 16, 2024 (the “Compliance Period”), to regain compliance with the Bid Price Rule. The Company, on September 19, 2024, received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not meet the eligibility for a second 180-day compliance period. The Company further to same, requested an appeal of the Staff’s determination on September 26, 2024, and recently effected the 2024 Reverse Stock Split on October 11, 2024. The Company has achieved compliance with the Bid Price Rule by October 28, 2024, but there can be no assurance that the Company will maintain compliance with any of the other Nasdaq continued listing requirements.

Resignation of Director. On May 15, 2024, Mohammed Javade Chaudhri, a Class I director of the Company, notified the Company that they will resign from the Company’s Board of Directors (the “Board”) effective immediately. Mr. Chaudhri’s decision to resign from the Board was solely for personal reasons and was not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or any issue impacting on the committees of the Board on which they served.

Nasdaq Notice of Failure to Comply with Continued Listing Standards. On May 6, 2024, the Company received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the prior 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq listing rule 5550(b)(2). The notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “ALCE.” In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until November 4, 2024, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) during the compliance period ending November 4, 2024. The Company believes that it can also regain compliance by meeting the continued listing standard of a minimum stockholders’ equity of at least $2.5 million. The Company did not regain compliance by November 4, 2024, and Nasdaq staff provided written notice to the Company that its securities are subject to delisting. The Company has appealed such delisting determination to a Nasdaq hearings panel, and is currently scheduled for a hearing on January 9, 2025, with a revised written update response due by or before December 20, 2024. The Company intends to evaluate available options to resolve the deficiency and regain compliance with the MVLS rule. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Resignation of our Chief Financial Officer. On April 25, 2024, Joseph E. Duey, the Company’s now former Chief Financial Officer, resigned, effective as of April 30, 2024. Mr. Duey advised the Company that his decision to step down from the role of Chief Financial Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices. Vincent Browne, the Company’s Chief Executive Officer, will act as interim Chief Financial Officer. The Company will be seeking a suitable replacement in due course.

April 3i Note Transaction. On April 19, 2024, we entered into the Purchase Agreement with 3i, LP pursuant to which we sold, and 3i, LP purchased, (a) a senior unsecured convertible note issued by the Company (the “April 2024 Convertible Note”) with an aggregate principal amount of $2,160,000, which is convertible into shares of our common stock, par value $0.0001 per share, and (b) a warrant (the “April 3i Warrant”) to purchase an aggregate of 96,443 shares of common stock (the “April 3i Note Transaction”), subsequently adjusted on December 2, 2024 to purchase an aggregate 1,157,322 shares at an exercise price of $1.00 per share, pursuant to the Adjustment Notice. Additionally, a warrant to purchase 9,644 shares of common stock (the “Placement Agent Warrant”) was issued to Maxim Partners LLC as designee of Maxim Group LLC in its role as placement agent of the Securities (the “Placement Agent”).

The April 3i Note Transaction closed on April 19, 2024. The gross proceeds to us from the April 3i Note Transaction, prior to the payment of transaction expenses, was $2,000,000. The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Note Investor. For a more detailed description of the 3i Convertible Note Transaction see “April 3i Note Transaction” under “Description of Securities”, on page 115.

As of December 13, 2024, 3i has converted a total of $1,827,323 of the April 2024 Convertible Note into 976,256 shares of common stock.

Additionally, on December 2, 2024, the Company and 3i, LP entered into an adjustment notice, pursuant to which the Company: (i) revised the conversion price for the April 2024 Convertible Notes, and October Convertible Notes to $1.00 per share, and (ii) adjusted the April 3i Warrant to purchase up to an aggregate 1,157,322 shares at an exercise price of $1.00 per share, and adjusted October 3i Warrants to 1,337,505 warrant shares, at an exercise price of $1.00 per share, pursuant to the Adjustment Notice, and (iii) completion of the fourth tranche to the October Note in the principal amount of $244,317 and an October 3i Warrant to purchase up to 130,710 shares of Common Stock at an exercise price of $1.00 per share within two business days of the initial filing of the current registration statement with the SEC.

Controlled Company Status

AEG owns approximately 55% of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the Nasdaq Capital Market’s governance standards, defined as a company of which more than 50% of the voting power is held by an individual, group or another company. As a “controlled company,” we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not currently rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Risk Factors Summary

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

●	our stock price may be volatile and may decline regardless of its operating performance;

●	we may be unable to maintain the listing of our securities on Nasdaq in the future;

●	future sales of shares by existing stockholders could cause our stock price to decline;

●	the shares of common stock being offered in this prospectus represent a substantial percentage of our outstanding common stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our common stock to decline significantly;

●	the 3i Warrants and the Private Placement Warrants may not be exercised at all and we may not receive any cash proceeds from the exercise of such warrants;

●	we may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.

●	supply chain challenges due to forces beyond our control;

●	our ability to compete;

●	our need to raise additional capital;

●	our ability to retain key management personnel;

●	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;

●	the volatility of our stock price;

●	limited trading volume and price fluctuations of our stock;

●	the immediate and substantial dilution of the net tangible book value of our Shares;

●	our ability to meet the initial or continuing listing requirements of the Nasdaq Capital Market;

●	unanticipated changes in project plans or defective or late execution;

●	difficulties in obtaining and maintaining governmental permits, licenses, and approvals required by existing laws and regulations or additional regulatory requirements not previously anticipated;

●	potential challenges from local residents, environmental organizations, and others who may not support the project;

●	uncertainty in the timing of grid connection;

●	the inability to procure adequate financing with acceptable terms;

●	unforeseeable engineering problems, construction or unexpected delays, and contractor performance shortfalls;

●	labor, equipment, and materials supply delays, shortages or disruptions, or work stoppages;

●	adverse weather, environmental and geological conditions, force majeure, and other events outside of the Company’s control;

●	cost overruns, due to any one or more of the foregoing factors:

●	we are a “controlled company” within the meaning of Nasdaq rules and the rules of the SEC. As a result, we qualify for, and currently and may in the future rely on, certain exemptions from Nasdaq’s corporate governance requirements that provide protection to shareholders of other companies;

●	our stock price may be volatile and may decline regardless of its operating performance;

●	we may be unable to maintain the listing of our securities on Nasdaq in the future;

●	an active trading market for our common stock may not be sustained;

●	if securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, or its market, or if they change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline;

●	Delaware law and provisions in our certificate of incorporation and bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of our common stock;

●	our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

●	we do not intend to pay dividends for the foreseeable future;

●	We will incur increased costs and obligations as a result of being a public company;

●	the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members; and

●	if we fail to establish and maintain proper and effective internal control over financial reporting, as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations, or financial condition.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. To the extent we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

The Offering

The following summary contains basic information about this offering and our common stock and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, please refer to “Description of our Securities.”

Common stock offered by the selling securityholders	Up to 4,993,341 shares of our common stock consisting of: (a) up to 3,566,669 October Convertible Note Shares issuable upon the conversion of senior unsecured convertible notes in the maximum aggregate principal amount of $2,500,000 (in several tranches), (b) up to 1,337,505 October 3i Warrant Shares issuable upon exercise of October 3i Warrants, and (c) up to 89,167 October Placement Agent Warrant Shares. and collectively with the October Convertible Note Shares and the October 3i Warrant Shares, the “Shares”) issuable upon exercise of October Placement Agent Warrants issued to Maxim Partners LLC as designee of Maxim Group LLC in its role as placement agent of the Securities (the “Placement Agent”). The number of October Convertible Note Shares registered under the registration statement related to this prospectus was calculated using the conversion floor price of $0.75. The initial conversion price for the October Convertible Note is $1.00.

Common stock outstanding immediately after this offering(1)	9,362,621 shares, assuming the issuance of the Shares upon the conversion of the October Convertible Notes, and the exercise of the October 3i Warrants, and the October Placement Agent Warrants.

Use of proceeds	We will not receive any proceeds from the resale of the Shares by the selling securityholders in this offering. We will receive proceeds in the event that the October 3i Warrants and the October Placement Agent Warrants are exercised at the exercise price per share for cash, which will result in aggregate gross proceeds of up to approximately $1.4 million. We may use the proceeds from the October Convertible Note and any proceeds that we receive from the exercise of the October 3i Warrant and the October Placement Agent Warrants for the repayment of outstanding indebtedness and general corporate purposes. See “Use of Proceeds.”

Nasdaq Stock Market symbol	Our common stock is listed on the Nasdaq under the symbol “ALCE”. We currently do not intend to list any of the Warrants on any stock exchange or stock market, but currently have our Public Warrants trading on the OTC Markets Pink Tier under the trading symbol: OTCMKTS: ACLEW.

Risk factors	Investing in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11 and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

(1)	The number of shares of our common stock outstanding after this offering is based on 4,469,280 shares outstanding as of December 13, 2024, and excludes:

●	up to 459,999 shares of common stock issuable upon the exercise of warrants with an exercise price of $11.50 per share (the “Public Warrants”);

●	up to 17,800 shares of common stock issuable upon the exercise of warrants (the “Sponsor Warrants”) with an exercise price of $287.50 issued to Clean Earth Acquisitions Sponsor LLC;

●	up to 12,000 shares of common stock issuable upon the exercise of warrants issued to SCM Tech, LLC with an exercise price of $0.25 per share (the “SCM Tech 1 Warrants”);

●	up to 4,000 shares of common stock issuable upon the exercise of warrants issued to SCM Tech, LLC with an exercise price of $287.50 per share (the “SCM Tech 2 Warrants”);

●	up to 3,600 shares of common stock issuable upon the exercise of warrants issued to SCM Tech, LLC with an exercise price of $0.25 per share (the “SCM Tech 3 Warrants”);

●	Up to 1,157,322 shares of common stock issuable upon the exercise of warrants issued to 3i LP as part of a note issued in April (the “April 3i Warrants”); and

●	up to 9,644 shares of common stock issuable upon the exercise of warrants issued to Maxim with an exercise price of $2.20 per share (the “April Maxim Warrants”).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Business and Industry

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We were founded in 2021, and therefore, have limited operating history. Since inception, we have experienced net losses and have not achieved profitability. For the years ended December 31, 2023 and 2022, we had net losses of $69.5 million and $18.4 million, and for the nine-months ended September 30, 2024, and September 30, 2023, we had net losses of $18.5 million and $21.5 million respectively. We expect to incur additional losses as we implement our strategy of expanding business operations in North America and Europe and other select geographies. Our rapidly evolving business and, in particular, our relatively limited operating history may not be an adequate basis for evaluating our business prospects and financial performance. Thus, it is difficult to predict the future results of operations. There can be no guarantee that we will ever achieve profitability.

We cannot assure you that we will achieve or maintain profitability and our auditor has expressed substantial doubt about our ability to continue as a going concern.

We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. In addition, as a public company, we will incur accounting, legal and other expenses. These expenditures will make it necessary for us to continue to raise additional working capital. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our business, and otherwise implement our growth initiatives.

The financial statements included with this registration statement have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through sales of our securities and/or other financing activities. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations.

We believe that our substantial indebtedness will increase as an IPP. As of December 31, 2023, and September 30, 2024 we had $198.4 million, and $33.5 million in outstanding short-term borrowing respectively. It is likely that we will continue to be highly leveraged. The degree to which we remain leveraged could have important consequences to stockholders of the Company, including, but not limited to:

●	making it more difficult for the Company to satisfy its obligations with respect to its other debt and liabilities;

●	increasing the Company’s vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

●	requiring the dedication of a substantial portion of the cash flow of the Company from operations to the repayment of principal of, and interest on, indebtedness, thereby reducing the availability of such cash flow and limiting the ability to obtain additional financing to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes, such as payments to suppliers for PV modules and balance-of-system components and contractors for design, engineering, procurement, and construction services;

●	limiting the Company’s flexibility in planning for, or reacting to, changes in its business and the competitive environment and the industry in which it operates; and

●	placing the Company at a competitive disadvantage as compared to its competitors, to the extent that they are not as highly leveraged.

If the Company incurs new debt or other obligations, the related risks the Company now faces, as described in this risk factor and elsewhere in these “Risk Factors,” could intensify.

Our business as an independent power producer requires significant financial resources, and our growth prospects and future profitability depends to a significant extent on the availability of additional funding options with acceptable terms. If we do not successfully undertake subsequent financing plan(s), it may have to sell certain of its solar parks.

Our principal resources of liquidity to date have been cash from its operations and borrowings from banks and its shareholders. We have leveraged bank facilities in certain countries in order to meet working capital requirements for its activities. Our principal use of cash has been for pipeline development, working capital, and general corporate purposes.

We will require significant amounts of cash to fund the acquisition, development, installation, and construction of our projects and other aspects of our operations. We may also require additional cash due to changing business conditions or other future developments, including any investments or acquisitions it may decide to pursue in order to remain competitive. Historically, we have used bank loans, bridging loans, and third-party equity contributions to fund its project acquisition and development. We expect to seek to expand our business with third-party financing options, including bank loans, equity partners, financial leases, and securitization. However, it cannot be guaranteed that we will be successful in locating additional suitable sources of financing in the time periods required or at all, or on terms or at costs that it finds attractive or acceptable, which may render it impossible for us to fully execute our growth plan.

Any debt financing may require restrictive covenants and additional funds may not be available on terms commercially acceptable to us, vis-à-vis acquired assets and subsidiaries. Failure to manage discretionary spending and raise additional capital or debt financing as required may adversely impact our ability to achieve our intended business objectives.

We are a holding company that relies on distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We have no direct operations and derive all our revenue and cash flow from our subsidiaries. Because we conduct our operations through subsidiaries, we depend on those entities for payments or distributions in order to meet our obligations. The deterioration of the earnings from, or other available assets of, our subsidiaries for any reason could limit or impair their ability to pay us and adversely affect our operations.

The reduction, modification or elimination of government subsidies and economic incentives may reduce the economic benefits of existing solar parks and the opportunities to develop or acquire suitable new solar parks.

Government subsidies and incentives have primarily been in the form of FiT price support schemes, tax credits, net metering, and other incentives to end-users, distributors, system integrators and manufacturers of solar energy products. The availability and size of such subsidies and incentives depend, to a large extent, on political and policy developments relating to environmental concerns in a given country. Changes in policies could lead to a significant reduction in, or discontinuation of, the support for renewable energies in such country, which could, in turn, have a material adverse effect on our business, financial condition, results of operations, and prospects.

Decreases in the spot market price of electricity could harm our revenue and reduce the competitiveness of solar parks in grid-parity markets.

The price of electricity from our solar parks is fixed through PPAs or FiTs for a majority of its owned capacity. A FiT is a policy designed to support the development of renewable energy sources by providing a guaranteed, above-market price for producers. FiTs usually involve long-term contracts, anywhere from 15 to 20 years, whereas the PPAs that currently provide the additional revenue are typically renewed and may be terminated annually. In countries where the price of electricity is sufficiently high such that solar parks can be profitably developed without the need for government price supports, solar parks may choose not to enter into PPAs and would instead sell based on the spot market price of electricity. Revenue for our solar parks in Italy and Romania could fluctuate with the electricity spot market after the expiration of any PPA, unless it is renewed. The market price of electricity can be subject to significant fluctuations.

Decreases in the spot price of electricity in such countries could render PV energy less competitive compared to other forms of electricity. Thus, the spot market price of electricity may have a material adverse effect on our business, results of operations, cash flows, and financial condition.

Our power purchase agreements may not be successfully completed.

Payments by power purchasers under a PPA may provide the majority of a Subsidiary’s or a project’s cash flows. There can be no assurance that any or all of the power purchasers will fulfill their obligations under their PPAs or that a power purchaser will not become bankrupt, or that upon any such bankruptcy, its obligations under its respective PPA will not be rejected by a bankruptcy trustee. There are also additional risks relating to PPAs, including the occurrence of events beyond the control of a power purchaser that may excuse it from its obligation to accept and pay for the delivery of energy generated by the project company’s plant. The failure of a power purchaser to fulfill its obligations under any PPA or the termination of any PPA may have a material adverse effect on the respective project or project company and therefore on us.

The seasonality of our Subsidiaries’ operations may materially affect our business, results of operations, cash flow, and financial condition.

The energy production industry is subject to seasonal variations as well as other significant events. For instance, the amount of electricity and revenues generated by our solar generation facilities is dependent in part, on the amount of sunlight, or irradiation, where the assets are located. Due to shorter daylight hours in winter months, there is less irradiation and the generation produced by these facilities will vary depending on the season.

The seasonality of our energy production may create increased demands on liquidity during periods when cash generated from operating activities are lower and we may also require additional equity or debt financing to maintain its solvency, which may not be available when required or available on commercially favorable terms. Thus, the Company may struggle to maintain sufficient financial liquidity to absorb the impact of seasonal variations in energy productions. Other significant events and seasonal variations may adversely affect the Company’s business, results of operations, cash flow, and financial condition.

The acquisition of renewable energy facilities or of companies that own and operate renewable energy facilities is subject to substantial risk.

A significant part of our business model has been to acquire new renewable energy facilities and companies that own and operate renewable energy facilities. Acquisition of renewable energy facilities or of companies that own and operate renewable energy facilities is subject to substantial risk. While we believe that we have performed adequate due diligence on prospective acquisitions, we may not have been able to discover all potential operational deficiencies in such renewable energy facilities. In addition, our expectations for the operating performance of newly constructed renewable energy facilities as well as those under construction are based on assumptions and estimates made without the benefit of an operating history.

If we consummate any future acquisition, in line with our business model, our capitalization and results of operations may change significantly, and shareholders will generally not have the opportunity to evaluate the economic, financial and other relevant information that we consider in determining the application of these funds and other resources. As a result, the consummation of acquisitions may have a material adverse effect on the our business, financial condition, results of operations and cash flows.

Further, we may not be able to successfully integrate acquired businesses and, where desired, their product portfolios, and therefore the Company may not be able to realize the intended benefits of such acquisitions. The failure to integrate acquired businesses effectively may adversely impact our business, results of operations or financial condition.

The delay between making significant upfront investments in solar parks and receiving revenue could materially and adversely affect our liquidity, business and results of operations.

There are generally multiple months between the initial significant upfront investments in solar parks, solar park development and obtaining permits to build solar parks which we expect to own and operate and when we begin to receive revenues from the sale of electricity generated by such solar parks after grid connection. Historically, we have relied on third-party equity contribution, bridging and bank loans to pay for costs and expenses incurred during project development, especially to third parties for PV modules and balance-of-system components and EPC and O&M services. Such investments may be non-refundable. Solar parks typically generate revenue only after becoming commercially operational and once they are able to sell electricity to the power grid. Between our initial investments in the development of solar parks (through its model of working with local developers) and their connection to the transmission grid, there may be adverse developments impacting such solar parks. The timing gap between its upfront investments and actual generation of revenue, or any added delay due to unforeseen events, could put strains on our liquidity and resources and materially and adversely affect its profitability and results of operations.

We may experience delays related to developing and maintaining renewable energy projects.

Development of solar power projects can take many months or years to complete and may be delayed for reasons beyond its control. Development usually requires a company to make some up-front payments for, among other things, land/rooftop use rights and permitting in advance of commencing construction, and revenue from these projects may not be recognized for several additional months following contract signing. Furthermore, we may become constrained in our ability to simultaneously fund other investments in such projects.

Development, operation and maintenance of renewable energy projects and related infrastructure expose us to numerous risks, including construction, environmental, regulatory, permitting, commissioning, start-up, operating, economic, commercial, political and financial risks. This involves risks of failure to obtain or substantial delays in obtaining: (i) regulatory, environmental or other approvals or permits; (ii) financing; (iii) leasing; and (iv) suitable equipment supply, operating and off-take contracts. Moreover, renewable energy assets are subject to energy regulation and require governmental licenses and approval for their operation. The failure to obtain, maintain or comply with the licenses and approvals relating to our assets and the resulting costs, fines and penalties, could materially and adversely affect our ability to operate the assets. Renewable energy projects also require significant expenditure before the assets begin to generate income and often require long-term investment to enable projects to generate expected levels of income. The development of solar power projects also requires significant management attention to negotiate the terms of engagement and monitor the progress of the projects which may divert management’s attention from other matters.

Solar project development is challenging and may ultimately not be successful and miscalculations in planning a project may negatively affect engineering procurement and construction (“EPC”) prices, all of which could increase the costs, delay or cancel a project, and have a material adverse effect on its business, financial condition, results of operations and profit margins.

The development of solar projects involves numerous risks and uncertainties and requires extensive research, planning and due diligence. We may be required to incur significant amounts of capital expenditure for land/rooftop use rights, interconnection rights, preliminary engineering, permits, legal and other expenses before we can determine whether a solar power project is economically, technologically or otherwise feasible. Success in developing a solar power project is contingent upon, among other things:

●	securing investment or development rights;

●	securing suitable project sites, necessary rights of way, satisfactory land/rooftop use or access rights in the appropriate locations with capacity on the transmission grid and related permits, including completing environmental assessments and implementing any required mitigation measures;

●	rezoning land, as necessary, to support a solar power project;

●	negotiating satisfactory EPC agreements;

●	negotiating and receiving required permits and approvals for project development from government authorities on schedule;

●	completing all required regulatory and administrative procedures needed to obtain permits and agreements;

●	procuring rights to interconnect the solar power project to the electric grid or to transmit energy;

●	paying interconnection and other deposits, some of which are non-refundable;

●	signing grid connection and dispatch agreements, power purchase agreements, or PPAs, or other arrangements that are commercially acceptable, including adequate for providing financing;

●	obtaining project financing, including debt financing and own equity contribution;

●	negotiating favorable payment terms with suppliers; and

●	completing construction on schedule in a satisfactory manner.

Successful completion of a particular solar project may be adversely affected by numerous factors, including without limitation:

●	unanticipated changes in project plans or defective or late execution;

●	difficulties in obtaining and maintaining governmental permits, licenses and approvals required by existing laws and regulations or additional regulatory requirements not previously anticipated;

●	potential challenges from local residents, environmental organizations, and others who may not support the project;

●	uncertainty in the timing of grid connection;

●	the inability to procure adequate financing with acceptable terms;

●	unforeseeable engineering problems, construction or other unexpected delays and contractor performance shortfalls;

●	labor, equipment and materials supply delays, shortages or disruptions, or work stoppages;

●	adverse weather, environmental and geological conditions, force majeure and other events outside of owner’s control; and

●	cost overruns, due to any one or more of the foregoing factors.

Accordingly, some of the solar power projects in our pipeline may not be completed or even proceed to construction. If several solar power projects are not completed, our business, financial condition and results of operations could be materially and adversely affected.

Development activities may be subject to cost overruns or delays, which may materially and adversely affect our financial results and results of operations.

Development of our solar power projects may be adversely affected by circumstances outside of its control, including inclement weather, a failure to receive regulatory approvals on schedule or third-party delays in providing solar modules, inverters or other materials. Obtaining full permits for solar power projects is time consuming and we may not be able to meet the expected timetable for obtaining full permits for solar power projects in the pipeline. In addition, we usually rely on external contractors for the development and construction of solar power projects and may not be able to negotiate satisfactory agreements with them. If contractors do not satisfy their obligations or do not perform work that meets our quality standards or if there is a shortage of third-party contractors or if there are labor strikes that interfere with the ability of employees or contractors to complete their work on time or within budget, we could experience significant delays or cost overruns. Changes in project plans or designs, or defective or late execution may increase our costs and cause delays. Increases in the prices of solar products and balance-of-system components may increase procurement costs. Labor shortages, work stoppages or labor disputes could significantly delay a project or otherwise increase costs. In addition, delays in obtaining, our inability to obtain, or a lack of proper construction permits or post-construction approvals could delay or prevent the construction of solar power projects, commencing operation and connecting to the relevant grid.

We may not be able to recover any of these losses in connection with construction cost overruns or delays. In addition, in certain cases of delay, we might not be able to obtain any FiT or PPA at all, as certain FiTs or PPAs require that it connects to the transmission grid by a certain date. A reduction or forfeiture of FiT or PPA payments would materially and adversely affect the financial results and results of operations for that solar power project.

Impact of RePowerEU programme on our business and future prospects.

In May 2022, the European Commission published “REPowerEU”, billed as “a plan to rapidly reduce dependence on Russian fossil fuels and fast forward the green transition”. The plan involves a number of initiatives to achieve this goal, including energy savings, identifying alternative sources of natural gas procurement like LNG imports, and expanded use of heat pumps in buildings. But the largest and most ambitious portion of the plan involves a “massive scaling up and speeding up of renewable energy in power generation, industry, buildings, and transport.” Such a large and ambitious plan comes with numerous associated risks and uncertainties as further described below.

Specifics related to accelerated renewable deployment include:

●	A dedicated EU Solar Strategy to double solar photovoltaic capacity by 2025 and install 600 GW by 2030 (in other words, building the same amount of solar in Europe in the next 3 years as built in the last 20)

●	This growth strategy will increase the solar industries’ dependency on raw materials and components being sourced from outside Europe. Diversification of the supply chain may delay implementation and increase costs. Additionally, implementation may result in political and regulatory bottlenecks at the country level with key stakeholder support critical within individual markets, which may be difficult to achieve.

●	A commission recommendation to tackle slow and complex permitting for major renewable energy projects, and recognition of renewable energy as an overriding public interest. This includes proposals to cut the permitting time for major renewable projects by half and a targeted amendment to the Renewable Energy Directive to recognize renewable energy as an overriding public interest;

●	The Renewable Energy Directive is applied differently across member states which could prove to be a barrier in tackling development timelines. Additionally, permitting is just one component of the project development cycle. Significant infrastructural upgrades such as those envisaged under major renewable energy projects, for example increasing grid availability may take longer than expected within the individual markets which reduces grid capacity in the medium term. This may affect the Company’s planned developments depending on the market, particularly those projects which are in the early stages of development.

●	Dedicated “go-to” areas for renewables to be put in place by member states, with shortened and simplified permitting processes in areas with lower environmental risks. The commission is making available datasets for its digital mapping tool to help member states quickly identify such “go-to” areas.

●	We may not have any development projects located in these “go-to” areas, and we would therefore not benefit from the shortened and simplified permitting processes.

PV plants quality or PV plants performance.

Insufficient quality of installed solar modules and other equipment resulting in faster than estimated degradation may lead to lower revenues and higher maintenance costs, particularly if the product guarantees have expired or the supplier is unable or unwilling to respect its obligations. Even well-maintained high-quality PV solar power plants may, from time to time, experience technical breakdown. Furthermore, widespread PV plant failures may damage our market reputation, reduce its market share and cause a decline of construction projects. Although a defect in our PV plants may be caused by defects in products delivered by its sub-suppliers which are incorporated into its PV plants, there can be no assurance that we will be entitled to or successful in claiming reimbursement, repair, replacement or damages from its sub-suppliers relating to such defects.

Our holding companies have a significant number of foreign subsidiaries with whom they have entered into many related party transactions. The relationship of such holding companies with these entities could adversely affect us in the event of their bankruptcy or similar insolvency proceeding.

Any reductions or modifications to, or the elimination of, governmental incentives or policies that support solar energy, including, but not limited to, tax laws, policies and incentives, renewable portfolio standards or feed-in-tariffs, or the imposition of additional taxes or other assessments on solar energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new solar energy projects, our abandoning the development of solar energy projects, a loss of our investments in solar energy projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We depend heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The federal government and a majority of state governments in the United States provide incentives, such as tax incentives, renewable portfolio standards or feed-in-tariffs, that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

For example, in Q4 2022, the Polish parliament unilaterally decided to implement a lower price cap rather than the proposed European Commission recommended price cap. This specific price cap, in addition to the uncertainty created by differing government guidance and subsequent amendments to the timing and implementation of the price cap, had a material adverse impact on the ability of Alternus to optimize the government linked Contracts for Difference (CfD) scheme on certain Polish projects it intended to acquire, which in turn significantly reduced the forecasted revenues for the Polish solar park portfolio in the near term. As a result of the above, and combined with other factors, we were unable to close this acquisition within the expected time frame. It is possible that policy changes such as these may continue or be adopted by other countries in the future such that they could materially adversely affect our business, financial condition, results of operations and prospects.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act (the “IRA”), which extends the availability of investment tax credits (“ITCs”) and production tax credits (“PTCs”). For our US operations, we expect to claim ITCs with respect to qualifying solar energy projects. In this we may also structure tax equity partnerships, and may rely upon applicable tax law and published Internal Revenue Service (“IRS”) guidance. However, the application of law and guidance regarding ITC eligibility to the facts of particular solar energy projects is subject to a number of uncertainties, in particular with respect to the new IRA provisions for which Department of Treasury regulations (“Treasury Regulations”) are forthcoming, and there can be no assurance that the IRS will agree with our approach in the event of an audit. The Department of Treasury is expected to issue Treasury Regulations and additional guidance with respect to the application of the newly enacted IRA provisions, and the IRS and Department of Treasury may modify existing guidance, possibly with retroactive effect. Any of the foregoing items could reduce the amount of ITCs or, if applicable, PTCs available to us and/or our tax equity partners. In this event, we could be required to adjust the terms of future tax equity partnerships, or seek alternative sources of funding for solar energy projects, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned outages, reduced output, interconnection or termination issues, or other adverse consequences.

There are risks associated with the operation of our projects. These risks include:

●	greater or earlier than expected degradation, or in some cases failure, of solar panels, inverters, turbines, gear boxes, blades, and other equipment;

●	catastrophic events, such as fires, earthquakes, severe weather, tornadoes, ice or hail storms or other meteorological conditions, landslides, and other similar events beyond our control, which could severely damage or destroy a project, reduce its energy output, result in property damage, personal injury, or loss of life, or increase the cost of insurance even if these impacts are suffered by other projects as is often seen following events like high-volume wildfire and hurricane seasons;

●	technical performance below projected levels, including the failure of solar panels, inverters, gear boxes, blades, and other equipment to produce energy as expected, whether due to incorrect measures of performance provided by equipment suppliers, improper operation and maintenance, or other reasons;

●	increases in the cost of operating the projects, including costs relating to labor, equipment, unforeseen or changing site conditions, insurance, regulatory compliance, and taxes;

●	the exercise by PPA counterparties of options present in certain PPAs to purchase the underlying project for a fixed price that may be lower than the fair market value or our NAV attributable to such project at such time;

●	storm water or other site challenges;

●	the discovery of unknown impacts to protected or endangered species or habitats, migratory birds, wetlands or other jurisdictional water resources, and/or cultural resources at project sites;

●	the inability to sell power following the termination of offtake contracts;

●	errors, breaches, failures, or other forms of unauthorized conduct or malfeasance on the part of operators, contractors, or other service providers;

●	cyber-attacks targeted at our projects as a way of attacking the broader grid or the ISO, or a failure by us or our operators to comply with NERC cyber-security regulations aimed at protecting the grid from such attacks;

●	design or manufacturing defects or failures, including defects or failures that are not covered by warranties or insurance;

●	loss of interconnection capacity, and in turn the ability to deliver power under our PPAs, due to grid or system outages or curtailments beyond our or our counterparties’ control;

●	insolvency or financial distress on the part of any of our service providers, contractors, or suppliers, or a default by any such counterparty for any other reason under its warranties or other obligations to us;

●	breaches by us and certain events, including force majeure events, under certain PPAs and other contracts that may give rise to a right of the applicable counterparty to terminate such contract;

●	unforeseen levels of price volatility that may result in financial loss when a project sells energy at a different location on the grid than where it is delivered under its PPA;

●	failure to obtain or comply with permits and other regulatory consents and the inability to renew or replace permits or consents that expire or are terminated;

●	the inability to operate within limitations that may be imposed by current or future governmental permits and consents;

●	changes in law, particularly in land use, environmental, or other regulatory requirements;

●	the inability to extend our initial land leases on the same terms for the full useful life of the project;

●	disputes with federal agencies, state agencies, or other public or private owners of land on which our projects are located, or adjacent landowners;

●	changes in tax, environmental, health and safety, land use, labor, trade, or other laws, including changes in related governmental permit requirements;

●	government or utility exercise of eminent domain power or similar events;

●	existence of liens, encumbrances, or other imperfections in title affecting real estate interests; and

●	failure to obtain or maintain insurance or failure of our insurance to fully compensate us for repairs, theft or vandalism, and other actual losses.

These and other factors could have adverse consequences on our solar projects. For example, these factors could require us to shut down or reduce the output of such projects, degrade equipment, reduce the useful life of the project, and materially increase O&M and other costs. Unanticipated capital expenditures associated with maintaining or repairing our projects would reduce profitability. Congestion, emergencies, maintenance, outages, overloads, requests by other parties for transmission service, including on our facilities, actions or omissions by other projects with which we share facilities, and certain other events, including events beyond our control, could partially or completely curtail generation and delivery of energy by our projects and could lead to our customers terminating their PPAs with us. Any termination of a project’s interconnection or transmission arrangements or non-compliance by an interconnection provider, the owner or operator of shared facilities, or another third party with its obligations under an interconnection, shared facilities, or transmission arrangement may delay or prevent our projects from delivering energy to our offtakers. If the interconnection, shared facilities, or transmission arrangement for a project is terminated, we may not be able to replace it on similar terms to the existing arrangement, or at all, or we may experience significant delays or costs in connection with such replacement. In addition, replacement and spare parts for solar panels, and other key pieces of equipment may be difficult or costly to acquire or may be unavailable.

Any of the risks described above could significantly decrease or eliminate the revenues of a project, significantly increase its operating costs, cause us to default under our financing agreements, or give rise to damages or penalties owed by us to an offtaker, another contractual counterparty, a governmental authority, or another third party, or cause defaults under related contracts or permits. Any of these events could have a material adverse effect on our business, NAV, financial condition, and results of operations.

We and any third parties with which we do business may be subject to cyber-attacks, network disruptions, and other information systems breaches, as well as acts of terrorism or war that could have a material adverse effect on our business, NAV, financial condition, and results of operations, as well as result in significant physical damage to our renewable energy projects.

Our operations rely on our computer systems, hardware, software, and networks, as well as those of third parties with which we do business, such as O&M and other service providers, to securely process, store, and transmit proprietary, confidential, financial, and other information. We also rely heavily on these information systems to operate our solar projects. Information technology system failures and network disruptions may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, human errors in using or accessing relevant systems, or similar events or disruptions. Cyber-attacks, including those targeting information systems or electronic control systems used to operate our energy projects and the facilities of third parties on which our projects rely, could severely disrupt business operations, and result in loss of service to offtakers and significant expense to repair security breaches or system damage. In addition, our costs to adequately counter the risk of cyber-attacks may increase significantly in the future. In recent years, such cyber incidents have become increasingly frequent and sophisticated, targeting or otherwise affecting a wide range of companies. While we have instituted security measures to reduce the likelihood and impact of a cyber-attack or data breach and have back-up systems and disaster recovery plans for other disruptions, these measures, or those of the third parties with which we do business, may be ineffective or inadequate. If these measures fail, valuable information may be lost; our development, construction, O&M, and other operations may be disrupted; we may be unable to fulfill our customer obligations; and our reputation may suffer. As a result of the COVID-19 pandemic, the vast majority of our employees who are capable of performing their functions remotely are telecommuting and may continue to do so for the foreseeable future, which may exacerbate these risks. Such risks may also subject us to litigation, regulatory action and fines, remedial expenses, and financial losses beyond the scope or limits of our insurance coverage. These consequences of a failure of security measures could, individually or in the aggregate, have a material adverse effect on our business, NAV, financial condition, and results of operations.

Terrorists have attacked energy assets such as substations and related infrastructure in the past and may attack them in the future. We cannot guarantee adequate protection from such attacks on our projects and have little or no control over the facilities of third parties on which our projects rely. Attacks on our or our counterparties’ assets could severely damage our projects, disrupt business operations, result in loss of service to offtakers, and require significant time and expense to repair. Additionally, energy-related facilities, such as substations and related infrastructure, are protected by limited security measures, in most cases only perimeter fencing. Our current portfolio, as well as projects we may develop or acquire and the facilities of third parties on which our projects rely, may be targets of burglary, terrorist acts and affected by responses to terrorist acts, each of which could fully or partially disrupt our projects’ ability to produce, transmit, transport, and distribute energy. To the extent such acts constitute force majeure events under our PPAs or interconnection agreements, the applicable offtaker generally may reduce or cease making payments to us and may terminate such PPA or interconnection agreement if such force majeure event continues for a period typically ranging from six to twelve months as specified in the applicable agreement. We are also generally unable to, or do not, obtain insurance coverage to compensate us for losses caused by terrorist or other similar attacks. As a result, any such attack could significantly decrease revenues, result in significant reconstruction or remediation costs, or otherwise disrupt our business operations, any of which could have a material adverse effect on our business, NAV, financial condition, and results of operations.

Our holding companies have historically entered into multiple transactions with their affiliates. These transactions include financial guarantees and other credit support arrangements, including letters of comfort to such affiliates pursuant to which the holding companies undertake to provide financial support to these affiliates and adequate resources as required to ensure that they are able to meet certain liabilities and local solvency requirements. These holding companies are currently party to many such affiliate transactions, and it is likely they will enter into new and similar affiliate transactions in the future.

In the event that any of these affiliates become bankrupt or insolvent, there can be no assurance that a court or other foreign tribunal, liquidator, monitor, trustee or similar party would not seek to enforce these intercompany arrangements and guarantees or otherwise seek relief against the holding companies and their other affiliates. If any of our material foreign subsidiaries (e.g., subsidiaries that hold a significant number of customer contracts, or that are the parent company of other material subsidiaries) become subject to a bankruptcy, liquidation or similar insolvency proceeding, such proceeding could have a material adverse effect on our business and results of operations.

We are in a highly competitive marketplace.

The renewable energy industry is highly competitive and we face significant competition in the markets in which we operate. Some of our competitors may have advantages over us in terms of greater operational, financial and technical management as well as additional resources in particular markets or in general. Our competitors may also enter into strategic alliances or form affiliates with other competitors to its detriment. Suppliers or contractors may merge with our competitors which may limit our choices of contractors and hence the flexibility of its overall project execution capabilities. Increased competition may result in price reductions, reduced profit margins and loss of market share.

Moreover, our current business strategy is to become a global IPP and to own and operate all of the solar parks which it develops and acquires. As part of our growth plan, we may, in the future, acquire solar parks in various development stages through a competitive bidding process as part of the auction schemes in the various jurisdictions we plan to grow and establish ourself in as well as the current countries we operate in. The bidding and selection process is affected by a number of factors, including factors that may be beyond our control, such as market conditions or government incentive programs. Our competitors may have greater financial resources, a more effective or established localized business presence or a greater willingness or ability to operate with little or no operating margins for sustained periods of time. Any increase in competition during such bidding processes or reduction in its competitive capabilities could have a significant adverse impact on its market share and on the margins it generates from its solar parks.

Further, large, utility-scale solar parks must be interconnected to the power grid in order to deliver electricity, which requires us, through its local partnerships, to find suitable sites with capacity on the power grid available. Our competitors may impede its development efforts by acquiring control of all or a portion of a PV site it seeks to develop. Even when we have identified a desirable site for a solar park, its ability to obtain site control with respect to the site is subject to its ability to finance the transaction and growing competition from other solar power producers that may have better access to local government support, financing or other resources. If we are unable to find or obtain site control for suitable PV sites on commercially acceptable terms, its ability to develop new solar parks on a timely basis or at all might be harmed, which could have a material adverse effect on our business, financial condition and results of operations.

We depend on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success depends to a significant degree on the services rendered by our key employees. Due to the level of technical expertise necessary to support its business strategy, our success will depend upon our ability to attract and retain highly skilled and seasoned professionals in the solar industry for which competition is intense. In particular, we are heavily dependent on the continued services of Mr. Vincent Browne, our Chief Executive Officer and acting Chief Financial Officer. The loss of any key employee, including executive officers or members of senior management teams, and the failure to attract, train and retain highly skilled personnel with sufficient experience in the industry to replace them, could harm our prospects, business, financial condition, and the results of operations will be materially affected.

If sufficient demand for solar parks does not develop or takes longer to develop than anticipated, our business, financial condition, results of operations and prospects could be materially and adversely affected.

The PV market is at a relatively early stage of development in some of the markets that the Company may intend to enter. The PV industry continues to experience lower costs, improved efficiency and higher electricity output. However, trends in the PV industry are based only on limited data and may not be reliable. Many factors may affect the demand for solar parks including, among others, cost and availability of financing for solar parks, fluctuations in economic and market conditions, competition from non-solar energy sources, environmental concerns, public perception and regulations and policies governing the electric power industry and the broader energy industry.

If market demand for solar parks fails to develop sufficiently, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We are subject to risks associated with fluctuations in the prices of PV modules and balance-of-system components or in the costs of design, construction and labor.

We procure supplies for solar park construction, such as PV modules and balance-of-system components, from third-party suppliers. We typically enter into contracts with its suppliers and contractors on a project-by-project basis or a project portfolio basis. We generally do not maintain long-term contracts with its suppliers. Therefore, are exposed to fluctuations in prices for its PV modules and balance-of-system components. Increases in the prices of PV products or balance-of-system components or fluctuations in design, construction, labor and installation costs may increase the cost of procuring equipment and engaging contractors and hence materially and adversely affect its results of operations.

Refurbishment of renewable energy facilities involve significant risks that could result in unplanned power outages or reduced output.

Our facilities may require periodic upgrading and improvement. Any unexpected operational or mechanical failures, such as the failure of a single inverter, or other failures associated with breakdowns and forced outages generally, and any decreased operational or management performance, could reduce its facilities’ generating capacity below expected levels, reducing its revenues. Unanticipated capital expenditures associated with upgrading or repairing its facilities may also reduce our profitability.

We may also choose to refurbish or upgrade its facilities based on its assessment that such activity will provide adequate financial returns and key assumptions underpinning a decision to make such an investment may prove incorrect, including assumptions regarding construction costs, timing, available financing and future power prices. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Moreover, spare parts for solar facilities and key pieces of equipment may be hard to acquire or unavailable to us. Sources of some significant spare parts and other equipment are located outside of the jurisdictions in which it operates. Suppliers of some spare parts have filed, or may in the future file for, bankruptcy protection, potentially reducing the availability of parts that it requires to operate certain of its power generation facilities. Other suppliers may for other reasons cease to manufacture parts that it requires to operate certain of its power generation facilities. If we were to experience a shortage of or inability to acquire critical spare parts, it could incur significant delays in returning facilities to full operation, which could negatively impact its business financial condition, results of operations and cash flows.

Our project operations may be adversely affected by weather and climate conditions, natural disasters and adverse work environments.

We may operate in areas that are under the threat of floods, earthquakes, landslides, mudslides, sandstorms, drought, or other inclement weather and climate conditions or natural disasters. If inclement weather or climatic conditions or natural disasters occur in areas where its solar parks and project teams are located, project development, connectivity to the power grid and the provision of O&M services may be adversely affected. In particular, materials may not be delivered as scheduled and labor may not be available. As some of its solar parks are located in the same region, such solar parks may be simultaneously affected by weather and climate conditions, natural disasters and adverse work environments.

Moreover, natural disasters which are beyond our control may adversely affect the economy, infrastructure and communities in the countries and regions where it conducts its business operations. Such conditions may have an adverse effect on its work performance, progress and efficiency or even result in personal injuries or fatalities.

Business interruptions, whether due to catastrophic disasters or other events, could adversely affect Alternus’ operations, financial condition and cash flows.

Our operations and those of its contract manufacturers and outsourced service providers are vulnerable to interruption by fire, earthquake, hurricane, flood or other natural disaster, power loss, computer viruses, computer systems failure, telecommunications failure, quarantines, national catastrophe, terrorist activities, war and other events beyond its control. For instance, some of Alternus’ solar parks are located in Italy near medium risk areas regarding seismic activity and may be vulnerable to damage from earthquakes. If any disaster were to occur, our ability and the ability of its contract manufacturers and outsourced service providers to operate could be seriously impaired and it could experience material harm to its business, operating results and financial condition. In addition, the coverage or limits of its business interruption insurance may not be sufficient to compensate for any losses or damages that may occur.

Any such terrorist acts, environmental repercussions or disruptions, natural disasters, theft incidents or other catastrophic events could result in a significant decrease in revenues or significant reconstruction, remediation or replacement costs, beyond what could be recovered through insurance policies, which could have a material adverse effect on its operating results and financial condition.

Global economic conditions and any related ongoing impact of supply chain constraints and the market of our product and service could adversely affect our results of operations.

Due to the specific nature of solar photovoltaic industry, we depend on a limited number of suppliers of solar panels, batteries, and other system components needed to expand, operate and function our solar parks, thus making us susceptible to quality issues, shortages, bottlenecks, and price changes. The uncertain condition of the global economy as well as the current conflict between Russia and Ukraine, including the retaliatory economic measures taken by United States, European, and others continue impacting businesses around the world, and has and may continue to impact several components producers and suppliers that form part of our supply chain; impacting products, materials, components, and parts required to operate our solar parks and expand our solar offering, both in the Europe, in the US and globally. In times of rapid industry growth or regulatory change such as current times, any further deterioration of the geopolitical, socio-economic conditions or financial uncertainty to provide our services could reduce customers’ confidence and affect negatively our sales and results of operations.

Although we have implemented policies and procedures to maintain compliance with applicable laws and regulations, these and other similar trade restrictions that may be imposed in the future could cause installation and capacity expansion delay, amidst restrictions on the global supply of polysilicon and solar products. This could result in near-term supply crunch in solar energy systems despite higher costs, as well as increased costs of polysilicon and the overall cost of solar energy systems, potentially translating into a material adverse effect on our business, financial condition, results of operations and prospects.

Fluctuations in foreign currency exchange rates may negatively affect our revenue, cost of sales and gross margins and could result in exchange losses.

Our business and operational activities are dispersed and subsidiaries within it trade in their functional currencies in the course of their business operations. Our investment holding companies transact in functional currencies of their subsidiaries. Our investment holding companies may have foreign financing and investing activities, which exposes us to foreign currency risk. Any increased costs or reduced revenue as a result of foreign exchange rate fluctuations could adversely affect our profit margins.

Although we have access to a variety of financing solutions that are tailored to the geographic location of its projects and local regulations, we have not entered into any hedging transactions to reduce the foreign exchange rate fluctuation risks, but may do so in the future when it is deemed appropriate to do so in light of the significance of such risks. However, if we decide to hedge our foreign exchange exposure in the future, we cannot be assured that we will be able to reduce our foreign currency risk exposure in an effective manner, at reasonable costs, or at all.

If we fail to comply with financial and other covenants under debt arrangements, our financial condition, results of operations and business prospects may be materially and adversely affected.

We have a number of covenants related to certain debt arrangements that require us to maintain certain financial ratios. These restrictions could affect our ability to operate our business and may limit the ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect our ability to finance our operations, make strategic acquisitions, investments or alliances, restructure our organization or finance our capital needs. Additionally, our ability to comply with these covenants may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. Failure to comply with financial and other covenants may potentially result in increased financial costs, the requirement for additional security or cancellation of loans, which in turn may have a material adverse effect on our results of operations, cash flow and financial condition.

Any default under debt arrangements could lead to an event of default and acceleration under other debt instruments that contain cross default or cross acceleration provisions, as applicable at any given time. If our creditors accelerate the payment of those amounts, investors cannot be assured that our assets would be sufficient to repay in full those amounts, to satisfy all other liabilities which would be due and payable and to ensure that net assets will be available to the shareholders.

We typically pledge our solar park assets or account or trade receivables to raise debt financing, and we are restricted from creating additional security over its assets. If we are in breach of one or more financial or other covenants or negative pledge clauses under any of our loan agreements and are not able to obtain waivers from the lenders or prepay such loan, repayment of the indebtedness under the relevant loan agreement may be accelerated, which may in turn require us to repay the entire principal amount including interest accrued, if any, of certain of its other existing indebtedness prior to their maturity under cross-default provisions of other loan agreements. If we lack sufficient financial resources to make required payments, the pledgees may auction or sell our assets or our interest in solar parks to enforce their rights under the pledge contracts and loan agreements. Any of those events could have a material adverse effect on our financial condition, results of operations and business prospects.

We are subject to counterparty risks under our FiT price support schemes and Green Certificates (“GC”) Schemes.

As an IPP, we generate electricity income primarily pursuant to FiT price support schemes or GCs, which subjects it to counterparty risks with respect to regulatory regimes. Its FiT price support schemes in one region or country are generally signed with a limited number of electric utilities. We rely on these electric utilities to fulfill their responsibilities for the full and timely payment of its tariffs. In addition, the relevant regulatory authorities may retroactively alter their FiT price support regimes or GC schemes in light of changing economic circumstances, changing industry conditions or for any number of other reasons. If the relevant government authorities or the local power grid companies do not perform their obligations under the FiT or GC price support schemes and it is unable to enforce its contractual rights, our results of operations and financial condition may be materially and adversely affected.

Our international operations require significant management resources and present legal, compliance and execution risks in multiple jurisdictions.

We have adopted a business model under which it maintains significant operations and facilities through its subsidiaries located in Europe while its corporate management team and directors are primarily based in Ireland and the U.S. The nature of our business may stretch its management resources thin as well as make it difficult for its’s corporate management to effectively monitor local execution teams. The nature of our operations and limited resources of its management may create risks and uncertainties when executing its strategy and conducting operations in multiple jurisdictions, which could adversely affect the costs and results of our operations.

The development and installation of solar energy systems is highly regulated; we may fail to comply with laws and regulations in the countries where it develops, constructs and operates solar power projects and the government approval process may change from time to time, which could severely disrupt our business operations.

The development and installation of solar energy systems is subject to oversight and regulation under local ordinances; building, zoning and fire codes; utility interconnection requirements for metering; and other rules and regulations. We attempt to keep apprised on these requirements on a national, state and local level and must design and install our solar energy systems to comply with varying standards. Certain jurisdictions may have ordinances that prevent or increase the cost of installation of our solar energy systems. New government regulations or utility policies pertaining to the installation of solar energy systems are unpredictable and might result in significant additional expenses or delays, which could cause a significant reduction in demand for solar energy systems.

We conduct our business in many countries and jurisdictions that are governed by different laws and regulations, including national and local regulations relating to building codes, taxes, safety, environmental protection, utility interconnection and metering and other matters. We have established subsidiaries in these countries and jurisdictions which were required to comply with various local laws and regulations. While we strive to work with our local counsel and other advisers to comply with the laws and regulations of each jurisdiction in which we have operations, there may be instances of non-compliance, which may result in fines, sanctions and other penalties against the non-complying subsidiaries and its directors and officers. For example, in 2020, the Company’s Romanian subsidiary, LJG Green Source Energy Beta S.r.l. had a Romanian government investigation resulting from actions of the previous owner related to the breach of Article 5 of the EU Regulation No. 1227/2011 on wholesale energy market integrity and transparency by engaging in market manipulation or attempted market manipulation on the wholesale energy markets following transactions concluded between January 1, 2019 to March 31, 2020. This investigation resulted in a penalty of RON 400,000 (approximately $80,000). We cannot make any assurances that other instances of non-compliance will not occur in the future which may materially and adversely affect its business, financial condition or results of operations.

In order to develop solar power projects, we must obtain a variety of approvals, permits and licenses from various authorities. The procedures for obtaining such approvals, permits and licenses vary from country to country, making it onerous and costly to track the requirements of individual localities and comply with the varying standards. Moreover, sovereign states retain the power to adjust their energy policies and alter approval procedures applicable to the Company. If the regulatory requirements become more stringent or the approval process becomes less efficient, the key steps in our business operations including project development, facility upgrading and product sales, could be severely disrupted or delayed. Failure to obtain the required approvals, permits or licenses or to comply with the conditions associated therewith could result in fines, sanctions, suspension, revocation or non-renewal of approvals, permits or licenses, or even criminal penalties, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Any new government regulations pertaining to the Company business or solar power projects may result in significant additional expenses. The Company cannot assure that it will be able to promptly and adequately respond to changes of laws and regulations in various jurisdictions, or that its employees and contractors will act in accordance with such laws. Failure to comply with laws and regulations where the Company develops, constructs and operates solar power projects may materially and adversely affect our business, results of operations and financial condition.

Existing rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation may not continue, and changes to these regulations and policies might deter the purchase and use of solar energy systems and negatively impact development of the solar energy industry.

The market for solar energy systems in the United States and Europe is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies adopted by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation and there is no assurance that they will continue. For example, the vast majority of the United States has a regulatory policy known as net energy metering, or “net metering”, which allows our customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid and not consumed on-site. The customer consequently pays for the net energy used or receives a credit at the retail rate if more electricity is produced than consumed. Net metering, in some states, is being replaced with lower credits for the excess electricity sent onto the grid from solar energy systems, and utilities are imposing minimum or fixed monthly charges on owners of solar energy systems. These regulations and policies have been modified in the past and may be modified in the future in ways that can restrict the interconnection of solar energy systems and deter purchases of solar energy systems by customers. Electricity generated by solar energy systems also competes most favorably in markets with tiered rate structures or peak hour pricing that increase the price of electricity when more is consumed. Modifications to these rate structures by utilities, such as reducing peak hour or tiered pricing or adopting flat rate pricing, could require the price of solar energy systems to be reduced in order to compete with the price of utility generated electricity.

By virtue of the newly enacted Bill of October 27, 2022 on extraordinary measures to reduce electricity price levels and support certain end-users in 2023 (which was signed by the President of the Republic of Poland on November 1, 2022) an obligation to “contribute the Price Difference Payment Fund”, which is calculated pursuant to a formula established by the Council of Ministers for the period from December 1, 2022 to June 20, 2023, has been imposed on certain energy companies. These regulations will impact revenues from power generation and sales in this period.

The obligation to “contribute the Price Difference Payment Fund applies to:

●	Energy companies engaged in power trading, and

●	Generators of power in plants using both renewable energy sources (i.e. wind energy and solar energy) and fossil fuels, with certain exceptions.

Risk related to legal rights to real property in foreign countries.

Our energy facilities may be located on land which may be subject to government seizure or expropriation. For example, properties relating to the Company’s former operations in Scornicesti, Romania, are subject to an ongoing expropriation procedure due to the construction of a new express motorway. The authorities have offered the Company cash as compensation. The process commenced in Q1 2022, and we still have not received any compensation to date. In this case, we believe that the offered compensation represents fair value. However, in general, similar proceedings may not represent fair compensation and could materially affect our other operations, in which case certain operations may have to cease without sufficient compensation being paid to us. Although this particular expropriation does not have a material adverse effect on our business, other types of seizure or expropriation could have a material adverse effect on our ability to generate revenue.

In addition to the expropriation risk discussed above, the land on which the renewable energy facilities are situated is often subject to long-term easements and land leases. However, the ownership interests in the land subject to these easements and leases may also be subject to mortgages securing loans or other liens (such as tax liens) and other easement and lease rights of third parties (such as leases of oil or mineral rights) that were created prior to the land easements and leases. As a result, the facility’s rights under these easements or leases may be subject, and subordinate, to the rights of those third parties, or even to the relevant government. The Company performs title searches and obtains title insurance to protect itself against these risks. Such measures may, however, be inadequate to protect the Company against all risk of loss of the Company’s rights to use the land on which the renewable energy facilities are located, which could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, we are subject to the risk of potential disputes with property owners or third parties who otherwise have rights to or interests in the properties used for our solar parks. Such disputes, whether resolved in our favor or not, may divert management’s attention, harm our reputation or otherwise disrupt its business. An adverse decision from a court or the absence of an agreement with such third parties may result in additional costs and delays in, or the permanent termination of, the construction and operating phases of any solar park so situated.

Enforcing a United States judgment against our executive officers and directors in Ireland may be difficult.

Many of our current officers and directors reside in Ireland. Service of process upon our directors and officers, many of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and a number of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States and may not be enforced by an Irish court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Ireland. Irish courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Ireland is not the most appropriate forum in which to bring such a claim. In addition, even if an Irish court agrees to hear a claim, it may determine that Irish law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Irish law. There is little binding case law in Ireland that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against our executive officers and directors in Ireland, you may not be able to collect any damages awarded by either a U.S. or foreign court.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Ireland, Irish courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following key conditions are met:

●	subject to limited exceptions, the judgment is final and non-appealable;

●	the judgment was given by a court competent under the laws of the state of the court and is otherwise enforceable in such state;

●	the judgment was rendered by a court competent under the rules of private international law applicable in Ireland;

●	the laws of the state in which the judgment was given provide for the enforcement of judgments of Irish courts’ judgments;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

●	the judgment is enforceable under the laws of Ireland and its enforcement are not contrary to the law, public policy, security or sovereignty of Ireland;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

●	an action between the same parties in the same matter was not pending in any Irish court at the time the lawsuit was instituted in the U.S. court

The Company conducts its business operations globally and is subject to global and local risks related to economic, regulatory, tax, social and political uncertainties.

The Company conducts its business operations in many regions. The Company’s business is therefore subject to diverse and constantly changing economic, regulatory, tax, social, and political conditions. Changes in the legislative, political, governmental, and economic framework in the regions in which the Company carries on business could have a material impact on its business. In particular, changing laws and policies affecting trade, investment and changes in tax regulations could have a material adverse effect on the Company’s revenues, profitability, cash flows and financial condition. Any new government regulations pertaining to the Company’s business or solar parks may result in significant additional expenses. Moreover, as the Company enters new markets in different jurisdictions, it will face different regulatory regimes, business practices, governmental requirements and industry conditions. To the extent that the Company’s business operations are affected by unexpected and adverse economic, regulatory, social or political conditions in the jurisdictions in which the Company has operations, it may experience project disruptions, loss of assets and personnel, and other indirect losses that could adversely affect its business, financial condition and results of operations. Geopolitical trends toward protectionism and nationalism and the dissolution or weakening of international trade pacts may increase the cost of, or otherwise interfere with, the Company’s conduct of business. Uncertainty about current and future economic and political conditions that affect the Company, its customers and partners make it difficult for the Company to forecast operating results and to make decisions about future investments.

The current invasion of Ukraine by Russia has escalated tensions among the U.S., the North Atlantic Treaty Organization (“NATO”) and Russia. The U.S. and other NATO member states, as well as non-member states, have announced new sanctions against Russia and certain Russian banks, enterprises and individuals. These and any future additional sanctions and any resulting conflict between Russia, the U.S. and NATO countries could have an adverse impact on our current operations.

Further, such invasion, ongoing military conflict, resulting sanctions and related countermeasures by NATO states, the U.S. and other countries are likely to lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance.

Recent increases in inflation and in the United States and internationally could adversely affect our business.

Recent increases in inflation in the United States and elsewhere may be leading to increased price volatility for publicly traded securities, including ours, and may lead to other national, regional and international economic disruptions, any of which could have an adverse effect on our business and operations.

The solar energy industry is a new and evolving market, which may not grow to the size or at the rate we expect.

The solar energy industry is a new and rapidly growing market opportunity. We believe the solar energy industry will continue still take several years to fully develop and mature, but we cannot be certain that the market will grow to the size or at the rate that we expect. Any future growth of the solar energy market and the success of our solar service offerings depend on many factors beyond our control, including recognition and acceptance of the solar service market by consumers, the pricing of alternative sources of energy, a favorable regulatory environment, the continuation of expected tax benefits and other incentives, and our ability to provide our solar service offerings cost-effectively, and our business might be adversely affected should the markets for solar energy do not develop to the size or at the rate we expect.

Solar energy has yet to achieve broad market acceptance and depends in part on continued support in the form of rebates, tax credits, and other incentives from federal, state and local governments. If this support diminishes materially, our ability to attract customers for our products and services could be adversely affected. Declining macroeconomic conditions, including labor markets, could contribute to instability and uncertainty among customers and impact their financial ability, credit scores or interest in entering into long-term contracts, even if such contracts would generate immediate and long-term savings.

Market prices of retail electricity generated by utilities or other energy sources also could decline for a variety of reasons, as discussed further below. Any such declines in macroeconomic conditions, changes in retail prices of electricity or changes in customer preferences would adversely impact our business.

Declining costs related to raw materials, manufacturing and the sale and installation of our solar service offerings have been a key driver in the pricing of our solar service offerings and customer adoption of solar energy. The prices of solar modules and raw materials have declined, however the cost of solar modules and raw materials could increase in the future, and such products’ availability could decrease, due to a variety of factors, including restrictions stemming from the COVID-19 pandemic, tariffs and trade barriers, export regulations, regulatory or contractual limitations, industry market requirements, and changes in technology and industry standards.

Other factors may also impact costs, such as our choice to make significant investments to drive growth in the future.

Our business prospects could be harmed if solar energy is not widely adopted or sufficient demand for solar energy systems does not develop or takes longer to develop than we anticipate.

The solar energy market is at a relatively early stage of development. The extent to which solar energy will be widely adopted and the extent to which demand for solar energy systems will increase are uncertain. If solar energy does not achieve widespread adoption or demand for solar energy systems fails to develop sufficiently, we might be unable to achieve our revenue and profit targets. Demand for solar energy systems in our targeted markets might not develop as we anticipate. Many factors may affect the demand for solar energy systems, including the following:

●	availability of government and utility company subsidies and incentives to support the development of the solar energy industry;

●	government and utility policies regarding the interconnection of solar energy systems to the utility grid;

●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as changes in the price of natural gas and other fossil fuels;

●	cost-effectiveness (including the cost of solar modules), performance and reliability of solar energy systems compared with conventional and other non-solar renewable energy sources and products;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated solar and biomass;

●	availability of customer financing with economically attractive terms;

●	fluctuations in expenditures by purchasers of solar energy systems, which tend to decrease in slower economic environments and periods of rising interest rates and tighter credit; and

●	deregulation of the electric power industry and the broader energy industry.

Our business has benefited from the declining cost of solar energy system components, and might be harmed to the extent that declines in the cost of such components stabilize or that such costs increase in the future.

Our business has benefited from the declining cost of solar energy system components and to the extent such costs stabilize or decline at a slower rate, or, in fact, increase, our future growth rate may be negatively impacted. The declining cost of solar energy system components and the raw materials necessary to manufacture them has been a key driver in the price of solar energy systems we own, the prices charged for electricity and customer adoption of solar energy. Solar energy system component and raw material prices might not continue to decline at the same rate as they have over the past several years or at all, and growth in the solar industry and the resulting increase in demand for solar energy system components and the raw materials necessary to manufacture them might also put upward pressure on prices. An increase of solar energy system components and raw materials prices could slow our growth and cause our business and results of operations to suffer, and the cost of solar energy system components and raw materials has and could continue to increase due to scarcity of materials, tariff penalties, duties, the loss of or changes in economic governmental incentives or other factors.

Although average selling prices of solar modules in many global markets have declined for several years, recent spot pricing for solar modules has increased, in part, due to elevated commodity and freight costs

While average selling prices of solar modules in many global markets have declined for several years, recent spot pricing for solar modules has increased, in part, due to elevated commodity and freight costs. The price of polysilicon has significantly increased in recent months due to a coal shortage in China, which resulted in higher energy prices and the Chinese government’s mandating power restrictions that led to curtailments of silicon metal production. Given that the majority of global polysilicon capacity is located in China, such higher energy prices and reduced operating capacities have adversely affected the supply of polysilicon, contributing to an increase in polysilicon pricing. In response to such supply shortage, certain other Chinese-based producers of polysilicon are in the process of expanding their production capacity, which is expected to reduce the price of polysilicon in future periods. While the duration of this elevated period of spot pricing is uncertain, module average selling prices in global markets are expected to decline in the long-term, and we believe manufacturers of solar cells and modules, particularly those in China, have significant installed production capacity, relative to global demand, and the ability for additional capacity expansion. We believe the solar industry might experience periods of structural imbalance between supply and demand (i.e., where production capacity exceeds global demand), and that excess capacity will put pressure on pricing, and intense competition at the system level may result in an environment in which pricing falls rapidly, thereby potentially increasing demand for solar energy solutions but constraining the ability for project developers and module manufacturers to sustain meaningful and consistent profitability. We consequently continue to focus on our strategies and points of differentiation, which include our advanced module technology, our manufacturing process, our research and development capabilities, and the sustainability advantage of our modules.

Shortages in the supply of silicon could adversely affect the availability and cost of the solar photovoltaic modules used in our solar energy systems.

Shortages of silicon or supply chain issues could adversely affect the availability and cost of our solar energy systems. Manufacturers of photovoltaic modules depend upon the availability and pricing of silicon, one of the primary materials used in photovoltaic modules. The worldwide market for silicon from time to time experiences a shortage of supply, which can cause the prices for photovoltaic modules to increase and supplies of photovoltaic modules become difficult to obtain. While we have been able to obtain sufficient supplies of solar photovoltaic modules to satisfy our needs to date, this may not be the case in the future. Future increases in the price of silicon or other materials and components could result in an increase in costs to us, price increases to our customers or reduced margins. Other international trade conditions such as work slowdowns and labor strikes at port facilities or major weather events can also adversely impact the availability and price of solar photovoltaic modules.

Due to the lingering effects of the COVID-19 pandemic the solar industry is experiencing supply constraints, which are resulting in an increase in the cost of solar modules and inverters. If the supply constraints and price increases continue our solar business might be affected.

The primary driver of current supply constraints in the solar industry is material shortages. In 2020, the solar industry experienced record growth in the United States, despite the COVID-19 pandemic, compared to 2019, and installations increased by 43 percent, according to the Solar Energy Industries Association (SEIA). This record demand, coupled with decreased supply, has impacted many key materials throughout the solar supply chain, including polysilicon, solar glass, and semiconductor chips. Polycrystalline silicon, commonly referred to as polysilicon, is a key raw material used in many solar cells, which are responsible for capturing the energy from the sun and turning it into electricity in solar energy systems. Polysilicon is largely produced in China, but factory shutdowns related to the COVID-19 pandemic caused the price of the raw material to spike. Solar modules also include glass casing at the front of the module, which protects the solar cells, there has been recent growing demand for bifacial solar modules, which produce energy from both sides of the module, requiring glass on both sides of the solar module, as opposed to just on the front. In 2018, China, the largest producer of solar glass, imposed restrictions on glass production due to concerns about the required energy consumption. With increasing demand for solar modules, and for solar glass specifically, the restricted production of glass has been unable to meet the demand, causing the cost of solar glass to soar. In December 2020, China’s Ministry of Industry and Information Technology (MIIT) indicated that it would ease restrictions on the production of solar glass. While solar glass supply is expected to remain constrained short-term, increased capacity due to these eased restrictions should expand supply later this year and reduce prices. Semiconductor chips are a key component of inverters, which convert the direct current (DC) energy produced by solar modules into usable alternating current (AC) energy. Inverters are also used for battery storage systems to convert storable DC energy to usable AC energy and vice versa. The use of semiconductor chips is not isolated to the solar industry; they are also crucial components of many other technologies, including cars, computers, and smartphones. Due to COVID-19 related factory shutdowns, manufacturing of semiconductor chips decreased in early 2020, and as factories began to reopen, demand for products containing semiconductor chips surged. The shortages of these materials and attendant price increases may affect our distribution of solar products and our installation of solar energy systems, and future increases in the price of silicon or other materials and components could result in an increase in costs to us, price increases to our customers or reduced margins.

A material reduction in the retail price of electricity charged by electric utilities or other retail electricity providers would harm our business, financial condition and results of operations.

Decreases in the retail price of electricity from electric utilities or from other retail electric providers, including other renewable energy sources such as larger-scale solar energy systems, could make our offerings less economically attractive. The price of electricity from utilities could decrease as a result of:

●	the construction of a significant number of new power generation plants, whether generated by natural gas, nuclear power, coal, or renewable energy technologies;

●	the construction of additional electric transmission and distribution lines;

●	a reduction in the price of natural gas or other natural resources as a result of increased supply due to new drilling techniques or other technological developments, relaxation of associated regulatory standards, or broader economic or policy developments;

●	less demand for electricity due to energy conservation technologies and public initiatives to reduce electricity consumption or to recessionary economic conditions; and

●	development of competing energy technologies that provide less expensive energy.

A reduction in electric utilities’ rates or changes to peak hour pricing policies or rate design (such as the adoption of a fixed or flat rate) could also make our offerings less competitive with the price of electricity from the electrical grid. If the cost of energy available from electric utilities or other providers were to decrease relative to solar energy generated from residential systems or if similar events impacting the economics of our offerings were to occur, we might have difficulty attracting new customers or existing customers might default or seek to terminate, cancel or otherwise avoid the obligations under their solar service agreements.

Electric utility statutes and regulations and changes to such statutes or regulations might present technical, regulatory and economic barriers to the purchase and use of our solar service offerings that may significantly reduce demand for such offerings.

Federal, state and local government statutes and regulations concerning electricity heavily influence the market for our solar service offerings and are constantly evolving. These statutes, regulations, and administrative rulings relate to electricity pricing, net metering, consumer protection, incentives, taxation, competition with utilities, and the interconnection of homeowner-owned and third party-owned solar energy systems to the electrical grid. Governments, often acting through state utility or public service commissions, change and adopt different rates for residential customers on a regular basis and these changes can have a negative impact on our ability to deliver savings, or energy bill management, to customers. Many utilities, their trade associations, and fossil fuel interests, which have significantly greater economic, technical, operational, and political resources than the residential solar industry, are currently challenging solar-related policies to reduce the competitiveness of residential solar energy. Any adverse changes in solar-related policies could have a negative impact on our business and prospects.

Technological changes in the solar power industry could render our products uncompetitive or obsolete, which could reduce our market share and cause our revenue and net income to decline.

The solar power industry is characterized by evolving technologies and standards, which developments place increasing demands on the improvement of our products, such as solar cells with higher conversion efficiency and larger and thinner silicon wafers and solar cells. Other companies may develop production technologies that enable them to produce silicon wafers, solar cells and solar modules with higher conversion efficiencies at a lower cost than our products. Some of our competitors are developing alternative and competing solar technologies that might require significantly less silicon than crystalline silicon wafers and solar cells, or no silicon at all. Technologies developed or adopted by others may prove more advantageous than ours for commercialization of solar power products and may render our products obsolete. We might need to invest significant resources in research and development to maintain our market position, to keep pace with technological advances in the solar power industry, and effectively compete in the future. Our failure to further refine and enhance our products and processes or to keep pace with evolving technologies and industry standards could cause our products to become uncompetitive or obsolete, which could materially adversely reduce our market share and affect our results of operations.

Already covered supply and demand in the energy market is volatile, and such volatility could have an adverse impact on electricity prices and a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow.

A portion of our operating revenues are tied, either directly or indirectly, to the wholesale market price for electricity in the markets in which we operate. Wholesale market electricity prices are impacted by a number of factors including: the price of fuel (for example, natural gas) that is used to generate electricity; the management of generation and the amount of excess generating capacity relative to load in a particular market; the cost of controlling emissions of pollution, including the cost of emitting carbon dioxide; the structure of the electricity market; and weather conditions (such as extremely hot or cold weather) that impact electrical load. More generally, there is uncertainty surrounding the trend in electricity demand growth, which is influenced by: macroeconomic conditions; absolute and relative energy prices; and energy conservation and demand-side management. Correspondingly, from a supply perspective, there are uncertainties associated with the timing of generating plant retirements — in part driven by environmental regulations — and with the scale, pace and structure of replacement capacity, again reflecting a complex interaction of economic and political pressures and environmental preferences. This volatility and uncertainty in the power market generally, including the non-renewable power market, could have a material adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow.

The ability to deliver electricity to our various counterparties requires the availability of and access to interconnection facilities and transmission systems.

Our ability to sell electricity is impacted by the availability of, and access to, the various transmission systems to deliver power to our contractual delivery point and the arrangements and facilities for interconnecting the generation projects to the transmission systems. The absence of this availability and access, our inability to obtain reasonable terms and conditions for interconnection and transmission agreements, the operational failure or decommissioning of existing interconnection facilities or transmission facilities, the lack of adequate capacity on such interconnection or transmission facilities, curtailment as a result of transmission facility downtime, or the failure of any relevant jurisdiction to expand transmission facilities, may have a material adverse effect on our ability to deliver electricity to its various counterparties or the requirement of counterparties to accept and pay for energy delivery, which could materially and adversely affect our assets, liabilities, business, financial condition, results of operations and cash flow.

We may pursue acquisitions that involve inherent risks related to potential internal control weaknesses and significant deficiencies which may be costly for us to remedy and could impact management assessment of internal control effectiveness.

Although our independent registered public accounting firm will not be required to formally attest to our internal control effectiveness while we are a smaller reporting company, management is still responsible for assessing internal control effectiveness at a consolidated level. If we acquire companies and integrate them into our business, the process of integrating our existing operations with entities that could potentially have material weaknesses and/or significant deficiencies may result in unforeseen operating difficulties and may require significant financial resources to remedy any material weaknesses or significant deficiencies that would otherwise be available for the ongoing development or expansion of our existing business. These potential material weaknesses and deficiencies may be costly for us to remedy and properly assess internal control effectiveness.

Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our results of operations are materially affected by economic and political conditions in the U.S. and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions.

The current invasion of Ukraine by Russia has escalated tensions among the U.S., NATO and Russia. The U.S. and other NATO member states, as well as non-member states, have announced new sanctions against Russia and certain Russian banks, enterprises and individuals. These and any future additional sanctions and any resulting conflict between Russia, the U.S. and NATO countries could have an adverse impact on our current operations.

Further, such invasion, ongoing military conflict, resulting sanctions and related countermeasures by NATO states, the U.S. and other countries are likely to lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance.

Risks Related to Ownership of Our Securities

We are a “controlled company” within the meaning of Nasdaq rules and the rules of the SEC. As a result, we qualify for, and currently and may in the future rely on, certain exemptions from Nasdaq’s corporate governance requirements that provide protection to shareholders of other companies.

AEG owns approximately 55% of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the Nasdaq Capital Market’s governance standards, defined as a company of which more than 50% of the voting power is held by an individual, group or another company. As a “controlled company,” we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not currently rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of shares of common stock that are held by non-affiliates exceeds $700 million as of March 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock in CLIN’s IPO. We cannot predict whether investors will find our securities less attractive because it will rely on these exemptions. If some investors find our securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an emerging growth company, we may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our shares of common stock less attractive because we will rely on these exemptions. If some investors find our shares of common stock less attractive as a result, there may be a less active market for our shares of common stock and our share price may be more volatile.

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We expect that we will remain a smaller reporting company until the last day of any fiscal year for so long as either (a) the market value of our common stock held by non-affiliates does not equal or exceed $250 million as of the end of that year’s second quarter, or (b) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates did not equal or exceed $700 million as of the end of that year’s second quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our stock price may be volatile and may decline regardless of its operating performance.

The market price of our common stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including, but not limited to:

●	actual or anticipated fluctuations in our revenue and results of operations;

●	any financial projections we may provide to the public in the future, any changes in these projections or its failure to meet these projections;

●	failure of securities analysts to initiate and maintain our coverage, changes in financial estimates or ratings by any securities analysts who follow us or its failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

●	changes in operating performance and stock market valuations of other clean energy and alternative energy companies generally, or those in the energy industry in particular;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	trading volume of our common stock;

●	the inclusion, exclusion or removal of our common stock from any indices;

●	changes in the our Board or management;

●	transactions in our securities by our directors, officers, affiliates and other major investors;

●	lawsuits threatened or filed against us;

●	changes in laws or regulations applicable to our business;

●	changes in our capital structure, such as future issuances of debt or equity securities;

●	short sales, hedging and other derivative transactions involving our capital stock;

●	general economic conditions in the United States and other markets in which we operate;

●	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic (including additional variants);

●	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

●	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies, and particularly against companies who have recently “gone public” through a DeSPAC transaction, following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources and harm its business, financial condition and results of operations.

Our stock price is subject to volatility, which could have a material adverse impact on investors and employee retention.

The price of our stock has experienced substantial price volatility and may continue to do so in the future. From January 1, 2023 to December 13, 2024, our stock price fluctuated between a low of $0.85 per share and a high of $35.00 per share. Additionally, the energy and technology industries, and the stock market as a whole have, from time to time, experienced extreme stock price and volume fluctuations that have affected stock prices in ways that may have been unrelated to the performance of the companies’ in these sectors. We believe the price of our stock should reflect expectations of future growth and profitability. If we fail to meet expectations related to future growth, profitability, or other market expectations, the price of our stock may decline significantly, which could have a material adverse impact on investor confidence and employee retention.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, results of operations and financial condition.

We are not in compliance with the Nasdaq continued listing requirements. If we are unable to comply with the continued listing requirements of The Nasdaq Capital Market, our Common Stock could be delisted, which could affect our Common Stock’s market price and liquidity and reduce our ability to raise capital.

On May 6, 2024, we received a notice from Nasdaq that we were not in compliance with Nasdaq’s Listing Rule 5550(b)(2), which requires that we maintain a market value of listed securities (“MVLS”) of $35 million. MVLS is calculated by multiplying our shares outstanding by the closing price of our common stock. Prior to this, as discussed above, on March 20, 2024, we had received a notice from Nasdaq that we were not in compliance with Nasdaq’s Listing Rule 5550(a)(2), (the “Bid Price Rule”) as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days.

In accordance with Listing Rule 5810(c)(3)(C), we were provided 180 calendar days, or until November 4, 2024, to regain compliance with the MVLS Rule. To regain compliance with the MVLS requirement, our MVLS must close at $35 million or more for a minimum of ten consecutive business days during this grace period. If we do not regain compliance within the allotted compliance period, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our shares of common stock will be subject to delisting. The Company did not regain compliance by November 4, 2024, and Nasdaq staff provided written notice to the Company that its securities are subject to delisting. At that time, the Company appealed such delisting determination to a Nasdaq hearings panel and is currently scheduled for a hearing in January 2025. The Company is evaluating all available options to resolve the deficiency and regain compliance with the MVLS rule. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

In the event that our common stock is delisted from Nasdaq and is not eligible for quotation or listing on another market or exchange, trading of our common stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such an event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

An active trading market for our common stock may not be sustained.

Our common stock is listed on Nasdaq under the symbol “ALCE” and to trade on that market. We cannot assure you that an active trading market for its common stock will be sustained. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of common stock when desired or the prices that you may obtain for your shares.

We currently do not intend to list any of the Warrants on any stock exchange or stock market, but currently have our Public Warrants trading on the OTC Markets Pink Tier under the trading symbol: OTCMKTS: ACLEW.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell or indicate an intention to sell substantial amounts of our common stock in the public market, the trading price of our common stock could decline. All the shares of our common stock subject to stock options outstanding and reserved for issuance under its equity incentive plans are expected to be registered on Form S-8 under the Securities Act and such shares may be eligible for sale in the public markets, subject to Rule 144 under the Securities Act (“Rule 144”) limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our common stock could decline.

Although our prior Sponsor and certain other stockholders will be subject to restrictions regarding the transfer of shares of our common stock held by them, as described elsewhere in this prospectus, these shares may be sold after the expiration of their respective lock-ups (where any). As restrictions on resale end and the registration statements for the resale of our securities are available for use, the market price of our common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The shares of common stock being offered in this prospectus represent a substantial percentage of our outstanding common stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our common stock to decline significantly.

This prospectus relates to the offer and sale from time to time by the selling securityholders or its permitted transferees of up to 4,993,341 shares of our common stock consisting of: (a) up to 3,566,669 October Convertible Note Shares, issuable upon conversion of the October Convertible Notes; (b) up to 1,337,505 October 3i Warrant Shares, issuable upon exercise of the October 3i Warrant, and (c) up to 89,167 October Placement Agent Warrant Shares issuable upon exercise of the October Placement Agent Warrants. Furthermore, the number of October Convertible Notes Shares being registered is based on all of these shares being converted at the floor price of $0.75 per share, generally the lowest possible conversion price under the October Convertible Notes. However, the number of October 3i Warrant Shares could substantially increase if there are dilutive issuances of our equity securities. We will not receive any proceeds from the sale of Shares by any of the selling securityholders pursuant to this prospectus. The issuance and sale of the Shares and any additional shares underlying the October 3i Warrant resulting from dilutive issuances, or the perception that such issuances and sales may occur, could also adversely affect the price of our common stock. The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering. If there are significantly more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. The issuance of the Securities and the October Placement Agent Warrants to the applicable selling securityholders could also make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

In addition, depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. The interest payable on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

We will have broad discretion as to the proceeds that we received from the October Convertible Note and that we may receive from the cash exercise of the October 3i Warrant, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the resale of the Shares by the selling securityholders pursuant to this prospectus. We received approximately $2.0 million in connection with the issuance of the October Convertible Note, and we may receive up to approximately $1.4 million in aggregate gross proceeds from cash exercises of the October 3i Warrant, and the October Placement Agent Warrants. To the extent that we receive such proceeds, subject to any obligation to pay a portion of such proceeds to repay any amounts outstanding under the October Convertible Note, we intend to use the net proceeds from cash exercises of the October 3i Warrant, the October Placement Agent Warrants, as well as the proceeds from the October Convertible Note, for working capital and general corporate purposes. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in “Use of Proceeds,” and we could spend the proceeds from the sale of October 3i Warrant Shares, and the October Placement Agent Warrants Shares in ways our stockholders may not agree with or that do not yield a favorable return, if at all. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.

We have warrants outstanding to purchase up to 1,461,116 shares of our common stock. We also have the ability to issue up to 1,120,000 shares of our common stock under the 2023 Plan (as defined below).

We may issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of common stock or other equity securities of equal or senior rank could, without limitation, have the following effects:

●	our existing stockholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

●	the relative voting strength of each previously outstanding share of common stock may be diminished; and

●	the market price of our shares of common stock may decline.

We may not receive any further payments under a forward purchase agreement entered into with Meteora.

On December 3, 2023, the Company entered into an agreement with (i) Meteora Capital Partners, LP, (ii) Meteora Select Trading Opportunities Master, LP, and (iii) Meteora Strategic Capital, LLC (collectively “Meteora”) for OTC Equity Prepaid Forward Transactions (the “FPA”). Under the FPA, we are entitled to receive payments from Meteora under certain circumstances if the price of our common stock trades above $1.50. However, we do not expect to receive any payments from Meteora in the future.

In connection with the entry into the FPA, on December 3, 2023, we also entered into a subscription agreement (the “FPA Funding Amount Subscription Agreement”) with Meteora. Pursuant to the FPA Funding Amount Subscription Agreement, Meteora had agreed to subscribe for and purchase, and the Company had agreed to issue and sell to Meteora, on the closing date of the Business Combination, shares of the Company at a price of $10.00 per share (the “Additional Shares”) in an amount of up to 9.9% of the total shares of the Company outstanding following the closing of the Business Combination (less any Recycled Shares purchased by Seller under the FPA). This purchase price was then be netted against the prepayment amount for the Additional Shares pursuant to the terms of the FPA; after giving effect to the netting, since the prepayment amount was based on the redemption price which was not to be in excess of $250.00, there was still be an amount that remained to be paid by the Company to Meteora. The purpose of the FPA Funding Amount Subscription Agreement was to enable Meteora to increase the number of shares that serve as the measurement for the hedging arrangement under the FPA by way of purchasing Additional Shares to a number of shares that is greater than the number of Recycled Shares for which the prepayment amount and prepayment shortfall will be calculated. As a result of the larger number of shares, the cash settlement owed to the Company with respect to the value of those shares can be a larger number. The FPA Funding Amount Subscription Agreement allows the Meteora to acquire the difference between the maximum number of shares that are subject to the FPA and the Recycled Shares. The number of Additional Shares was only determinable at the time of closing of the Business Combination, when a Pricing Date Notice is delivered by Meteora.

The primary risk to the Company with respect to the FPA was that if the price of the shares which serve as the measurement for the hedging arrangement fell below the minimum price of $3.00 per share, as it has which was needed in order for Meteora to be obligated to pay a cash settlement to the Company in respect of such shares (or if any other events occur which result in there being minimal or no payment obligations at settlement, as described below), the Company may not receive cash settlement proceeds from the forward purchase arrangement and instead, the only amounts that the Company will receive are those amounts paid by Meteora in respect of the Prepayment Shortfall, but Meteora will retain ownership of all of the shares subject to the FPA.

In addition to the risk of a substantial decline in the market price of the shares, the occurrence of certain events also accelerated the valuation date and may result in Meteora having no payment obligation to the Company at settlement. Such events included (a) if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is/was below $37.50 per share, (b) if Company’s shares cease to be listed on a national securities exchange or upon the filing of a Form 25 (and, in each case, if the Counterparty fails to relist on such national securities exchange or list on a different national securities exchange within 10 calendar days), or (c) if the Registration Statement is/was not declared effective by the Commission within the time periods set forth in the FPA, or if the Registration Statement after it is declared effective ceases to be continuously effective as required by the Forward Purchase Agreement, which will result in the unregistered shares being excluded from the calculation of the amounts due at settlement.

Further as to any material relationship with the PIPE/FPA investors, please note that as disclosed in the FPA, one of Company’s investment funds entered into an investment agreement subscribing for a minority economic interest in Clean Earth Acquisitions Sponsor LLC, the sponsor of Clean Earth Acquisitions Corp (our predecessor entity). Such an agreement was entered into prior to Clean Earth Acquisitions Corp.’s initial public offering in February 2022. For the avoidance of doubt, as part of this investment agreement, the Seller assumed no board or management role within Clean Earth Acquisitions Sponsor LLC or Clean Earth Acquisitions Corp.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, or its market, or if they change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline.

The trading market for our common stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, market, or competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade the common stock, provide a more favorable recommendation about our competitors, or publish inaccurate or unfavorable research about its business, the trading price of the common stock would likely decline. In addition, we currently expect that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results we actually achieve. Its stock price may decline if its actual results do not match the projections of these securities research analysts. While we expects research analyst coverage, if no analysts commence coverage of it, the trading price and volume for the common stock could be adversely affected. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of its common stock to decline.

The terms of our indebtedness, including the covenants and the dates on which principal and interest payments on our indebtedness are due, increases the risk that we will be unable to continue as a going concern.

As of December 31, 2023, and September 30, 2024, we had $198.4 million, and $33.5 million in outstanding short-term borrowing. In addition, On April 19, 2024, pursuant to the April 3i Note Transaction, we issued the Convertible Note which has a principal balance of $2,160,000, of which $454,299 is outstanding and currently requires monthly principal and interest payments in excess of $29,500. On October 1, 2024, pursuant to the 3i October Note Transaction, we issued the October Convertible Notes which have a principal balance of $2,500,000 and currently requires monthly principal and interest payments in excess of $95,750. The terms of our indebtedness, including the covenants and the dates on which principal and interest payments on our indebtedness are due, increases the risk that we will be unable to continue as a going concern. To continue as a going concern over the next twelve months, we must make payments on our debt as they come due and comply with the covenants in the agreements governing our indebtedness or, if we fail to do so, to (i) negotiate and obtain waivers of or forbearances with respect to any defaults that occur with respect to our indebtedness, (ii) amend, replace, refinance or restructure any or all of the agreements governing our indebtedness, and/or (iii) otherwise secure additional capital. However, we cannot provide any assurances that we will be successful in accomplishing any of these plans.

Delaware law and provisions in our certificate of incorporation and bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of our common stock.

Our certificate of incorporation and bylaws contain provisions that could depress the trading price of the common stock by acting to discourage, delay, or prevent a change of control of us or changes in our management that our stockholders may deem advantageous. These provisions include, without limitation, the following:

●	a classified board of directors so that not all members of our Board are elected at one time;

●	the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

●	director removal by stockholders solely for cause and with the affirmative vote of at least two-thirds (2/3) of the voting power of our then-outstanding shares of capital stock entitled to vote generally in the election of directors;

●	“blank check” preferred stock that our Board could use to implement a stockholder rights plan;

●	the right of our Board to issue our authorized but unissued common stock and preferred stock without stockholder approval;

●	no ability of our stockholders to call special meetings of stockholders;

●	no right of our stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	limitations on the liability of and the provision of indemnification to, our director and officers;

●	the right of the board of directors to make, alter, or repeal the our Bylaws; and

●	advance notice requirements for nominations for election to the our Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of our certificate of incorporation or our bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock and could also affect the price that some investors are willing to pay for common stock.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws or any action asserting a claim against us that is governed by the internal affairs doctrine. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may discourage these types of lawsuits. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our certificate of incorporation provides further that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of its business and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any revolving credit facility into which we or any of our subsidiaries enter may restrict our ability to pay dividends and any additional debt we or any of our subsidiaries may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

We will incur increased costs and obligations as a result of being a public company.

As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes- Oxley Act, the JOBS Act and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that our Board and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of the Stock Exchange. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for us to attract and retain qualified independent members of the board of directors. Additionally, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on our operations, business, financial condition or results of operations.

We identified material weaknesses in our internal control over financial reporting which, if not remediated appropriately or timely, could result in the loss of investor confidence and adversely impact our business operations and our stock price.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We identified material weaknesses in our internal control over financial reporting that existed as of December 31, 2023 due to (i) lack of an effective control environment commensurate with its financial reporting requirements; (ii) lack of design and maintenance of effective controls for communicating and sharing information within the Company; (iii) lack of design and maintenance of effective controls for transactions between related parties and affiliates recorded between itself, the parent company and its subsidiaries; (iv) lack of effective controls to address the identification of and accounting for certain non-routine, unusual or complex transactions and (v) lack of design and maintenance of formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures. Management has taken initial steps to remedy these weaknesses by increasing the capacity of our qualified financial personnel; implementing a monthly review with the appropriate responsible parties to review and confirm that the accounting department has received the proper documentation for various transactions; starting the process of formalizing documentation related to intercompany due to/from within the new organization structure; having third party experts review non routine, unusual and complex transactions; and working with an external consultant to review and assess the Company’s current internal control structure.

While we believe these efforts will improve our internal controls and address the underlying causes of the material weaknesses, such material weaknesses will not be remediated until our remediation plan has been fully implemented and we have concluded that our controls are operating effectively for a sufficient period of time. We cannot be certain that the steps we are taking will be sufficient to remediate the control deficiencies that led to our material weaknesses in our internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. While we are working to remediate the material weaknesses as timely and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with the implementation of this remediation plan, nor can we provide an estimate of the time it will take to complete this remediation plan. Even if management does establish effective remedial measures, we cannot guarantee that those internal controls and disclosure controls that we put in place will prevent all possible errors, mistakes or all fraud.

If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be in violation of covenants contained in the agreements governing our debt. We could also be subject to sanctions or investigations by the stock exchange on which our shares are listed, the SEC or other regulatory authorities, which could result in a material adverse effect on our business. These outcomes could subject us to litigation, civil or criminal investigations or enforcement actions requiring the expenditure of financial resources and diversion of management time, could negatively affect investor confidence in the accuracy and completeness of our financial statements and could also adversely impact our stock price and our access to the capital markets.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. When we are no longer an emerging growth company, our independent registered public accounting firm may be required to audit the effectiveness of our internal controls over financial reporting pursuant to Section 404 in future Form 10-K filings. Our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which our controls are documented, designed or operating.

Further, we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in our internal controls over financial reporting or are unable to comply with the requirements of Section 404 or assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

If we fail to establish and maintain proper and effective internal control over financial reporting, as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.

Pursuant to Section 404 of the Sarbanes-Oxley Act, the report by management on internal control over financial reporting will be on our financial reporting and internal controls (as accounting acquirer) and, when we are no longer an emerging growth company, an attestation of the independent registered public accounting firm will also be required. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We have not historically had to comply with all of these rules and to comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, we may need to upgrade our legacy information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff.

If we are unable to hire the additional accounting and finance staff necessary to comply with these requirements, we may need to retain additional outside consultants. If we or, if required, our independent registered public accounting firm, are unable to conclude that our internal controls over financial reporting are effective, investors may lose confidence in our financial reporting, which could negatively impact the price of our securities.

As a public reporting company, we are subject to filing deadlines for reports that we file pursuant to the Exchange Act, and our failure to timely file such reports may have material adverse consequences on our business.

In the past, we have not been able to, and may continue to be unable to produce timely financial statements, and file these financial statements as part of a periodic report in a timely manner with the SEC. For example, we failed to timely file with the SEC the requisite Form 10-Q periodic reports for the quarters ended March 31, 2024, and June 30, 2024. Consequently, we were not compliant with the periodic reporting requirements under the Exchange Act at such time. We cannot guarantee that in the future our reporting will always be timely. Our failure to timely file future periodic reports with the SEC could subject us to enforcement action by the SEC and shareholder lawsuits and could eventually result in the delisting of our Common Stock from Nasdaq, regulatory sanctions from the SEC, and/or the breach of covenants in our credit facilities or of any preferred equity or debt securities we may issue in the future, any of which could have a material adverse impact on our operations and your investment in our Common Stock, and our ability to register with the SEC public offerings of our securities for our benefit or the benefit of our security holders. Additionally, our failure to file our past periodic reports and future periodic reports has resulted in and could result in investors not receiving adequate information regarding us with which to make investment decisions. As a result, investors may not have access to current or timely financial information about our business.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the pre-funded warrants or common warrants issued in connection with the offering will have on the market price of our common stock from time to time.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS

All shares of our common stock offered under this prospectus are being registered for the account of the selling securityholders and we will not receive any proceeds from the resale of the Shares by the selling securityholder. We received $2.0 million in gross proceeds upon the issuance of the October Convertible Notes to the selling securityholder, and we may receive up to approximately $1.4 million in aggregate gross proceeds from the cash exercise of the October 3i Warrants, and the October Placement Agent Warrants, based on the per share exercise price of the October 3i Warrants, and the October Placement Agent Warrants.

However, we will only receive such proceeds if and when the holders of the October 3i Warrants, and the October Placement Agent Warrants choose to exercise it. We expect to use the net proceeds, if any, from the exercise of these warrants for general corporate purposes, and for the repayment of outstanding indebtedness. We will have broad discretion over the use of proceeds from the exercise of the October 3i Warrants and the October Placement Agent Warrants.

There is no assurance that the holders of the October 3i Warrants, and the October Placement Agent Warrants will elect to exercise any or all of such October 3i Warrants, and the October Placement Agent Warrants.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our common stock is currently listed on Nasdaq under the symbol “ALCE”. Prior to the consummation of the Business Combination, our common stock was listed on Nasdaq under the symbol “CLIN”. As of December 13, 2024, there were 33 holders of record of our common stock. We currently do not intend to list any of the Warrants on any stock exchange or stock market, but currently have our Public Warrants trading on the OTC Markets Pink Tier under the trading symbol: OTCMKTS: ACLEW.

Dividend Policy

We have never declared or paid any dividends on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will depend on, among other things, the consent of our lender(s), our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

DILUTION

The issuance of the October Convertible Note Shares and the October 3i Warrant Shares pursuant to the October Purchase Agreement will have a dilutive impact on investors in this offering.

Our net tangible book value represents total tangible assets less total liabilities divided by the number of shares of common stock outstanding on September 30, 2024. As of September 30, 2024, we had a historical net tangible book value of $(82,688,000), or $(23.68) per share of common stock.

After giving effect to (i) the receipt of $2.5 million in net proceeds from the issuance of the October Convertible Note and the assumed exercise in full of the October 3i Warrant at the exercise price of $1.00 per share less $0.4 million in estimated expenses, and (ii) the issuance of 4,993,341 Shares to the selling securityholders upon the assumed conversion and exercise in full of the October Convertible Note and the October 3i Warrant, as applicable, our pro forma as adjusted net tangible book value as of September 30, 2024, would have been approximately $(79,250,500), or $(8.38) per share. This represents an immediate increase in net tangible book value of $15.30 per share as a result of the 3i Note Transaction and an immediate dilution of $9.56 per share to investors in the offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share(1)		$1.18
Historical net tangible book value per share of common stock at September 30, 2024	$(23.68)
Increase in net tangible book value per share of common stock attributable to pro forma adjustments	$15.30
Pro forma as adjusted net tangible book value per share of common stock after this offering		$(8.38)
Dilution per share of common stock to existing stockholders attributable to pro forma adjustments		$(9.56)

(1)	The closing price of our common stock on December 2, 2024, as quoted on Nasdaq.

The calculations above are based on 4,469,280 shares of our common stock outstanding as of December 2, 2024, and excludes:

●	up to 459,999 shares of common stock issuable upon the exercise of warrants with an exercise price of $287.50 per share (the “Public Warrants”);

●	up to 17,800 shares of common stock issuable upon the exercise of warrants (the “Sponsor Warrants”) with an exercise price of $287.50 issued to Clean Earth Acquisitions Sponsor LLC;

●	up to 12,000 shares of common stock issuable upon the exercise of warrants issued to SCM Tech, LLC with an exercise price of $6.25 per share (the “SCM Tech 1 Warrants”);

●	up to 4,000 shares of common stock issuable upon the exercise of warrants issued to SCM Tech, LLC with an exercise price of $287.50 per share (the “SCM Tech 2 Warrants”);

●	up to 3,600 shares of common stock issuable upon the exercise of warrants issued to SCM Tech, LLC with an exercise price of $6.25 per share (the “SCM Tech 3 Warrants”);

●	up to 1,157,322 shares of common stock issuable upon the exercise of warrants issued to 3i LP as part of a note issued in April (the “April 3i Warrants”); and

●	up to 9,644 shares of common stock issuable upon the exercise of warrants issued to Maxim with an exercise price of $2.20 per share (the “April Maxim Warrants”).

The foregoing discussion of dilution assumes no exercise of warrants, convertible notes or other potentially dilutive securities, other than the October 3i Warrant and the October Convertible Notes. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors. In addition, we will need to raise additional capital in the immediate and near future to fund our operations and execute our business strategy, and we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Throughout this section, unless otherwise noted “we,” “us,” “our,” “the Company,” and “Alternus” refer to Alternus Clean Energy, Inc. and its consolidated subsidiaries.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Overview

The Company is a transatlantic integrated clean energy independent power producer. The Company develops, builds, owns, and operates a diverse portfolio of utility scale solar photo-voltaic (PV) parks that connect directly to national power grids. As of September 30, 2024, the Company’s revenue streams are generated from long-term, government-mandated, fixed price supply contracts with terms of between 15-20 years in the form of either government feed in tariffs (FIT), power purchase agreements (PPA) with investment grade off-takers, and other energy incentives. Of the Company’s current annual revenues, approximately 64% are generated from long-term contracts and 36% by sales to the general energy market in the countries where the Company operates. The Company’s goal is to own and operate over 3.0 giga-watts (GWs) of solar parks over the next five years.

The Company was incorporated in Delaware on May 14, 2021, and was originally known as Clean Earth Acquisitions Corp. (“Clean Earth”).

On October 12, 2022, Clean Earth entered into a Business Combination Agreement, as amended by that certain First Amendment to the Business Combination Agreement, dated as of April 12, 2023 (the “First BCA Amendment”) (as amended by the First BCA Amendment, the “Initial Business Combination Agreement”), and as amended and restated by that certain Amended and Restated Business Combination Agreement, dated as of December 22, 2023 (the “A&R BCA”) (the Initial Business Combination Agreement, as amended and restated by the A&R BCA, the “Business Combination Agreement”), by and among Clean Earth, Alternus Energy Group Plc (“AEG”) and the Sponsor. Following the approval of the Initial Business Combination Agreement and the transactions contemplated thereby at the special meeting of the stockholders of Clean Earth held on December 4, 2023, the Company consummated the Business Combination on December 22, 2023. In accordance with the Business Combination Agreement, Clean Earth issued 2,300,000 shares of common stock of Clean Earth, par value $0.0025 per share, to AEG, and AEG transferred to Clean Earth, and Clean Earth received from AEG, all of the issued and outstanding equity interests in the Acquired Subsidiaries (as defined in the Business Combination Agreement) (the “Equity Exchange,” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the Closing, the Company changed its name from Clean Earth Acquisition Corp. to Alternus Clean Energy, Inc.

The Company uses annual recurring revenues as a key metric in its financial management information and believes this method better reflects the long-term stability of operations into the future. Annual recurring revenues are defined as the estimated future revenue generated by operating solar parks based on the remaining term, the price received per mega-watt hour (MWh) of energy produced multiplied by the estimated production from each solar park over a full year of operation. It should be noted that the actual revenues reported by the Company in a particular year may be lower than the annual recurring revenues because not all parks may be revenue generating for the full year in their first year of operation. The Company must also account for the timing of acquisitions that take place throughout the financial year.

Impacts of the Ukraine/Russia conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with Russia’s invasion of Ukraine. The war between the two countries continues to evolve as military activity proceeds and additional sanctions are imposed. In addition to the human toll and impact of the events on entities that have operations in Russia, Ukraine, or neighboring countries (e.g., Belarus, Poland, Romania) or that conduct business with their counterparties, the war is increasingly affecting economic and global financial markets and exacerbating ongoing economic challenges, including issues such as rising inflation and global supply-chain disruption. These events have not impacted the physical operations of our facilities in Romania. However, the Company has seen fluctuations in energy rates due to inflation, increased interest rates, and other macro-economic factors.

Current Uncertainties and Our Ability to Continue as a Going Concern

The Company has a working capital deficiency and negative equity, and management has determined there is doubt about the Company’s ability to continue as a going concern, if planned financing and/or equity raises do not complete. Refer to Footnote 2 of the accompanying financial statements.

The Company is currently working on several processes to address the going concern issue. We are working with multiple global banks and funds to secure the necessary corporate and project level financing to execute our transatlantic business plan.

Competitive Strengths

The Company believes that the following competitive strengths contribute to its success and differentiate the Company from its competitors:

●	The Company is an Independent Power Producer and is comfortable operating across all aspects of the solar PV value chain from development through long-term operational ownership, compared to only buying operating parks where the high levels of competition from investment companies tend to be. Management believes that the Company’s flexibility in this regard makes it a more attractive partner to local developers who benefit from having a single trusted and flexible customer that allows them to plan effectively and grow faster;

●	The Company’s history of identifying and entering new solar PV markets coupled with its on-the-ground capabilities and transatlantic platform gives the Company potential competitive advantages in developing and operating solar parks;

●	The Company’s existing pipeline of owned and contracted solar PV projects provides it with clear and actionable opportunities as well as the ability to cultivate power generation and earnings as these are required;

●	The Company is technology and supplier agnostic and as such has the flexibility to choose from a broad range of leading manufacturers, operations and maintenance (O&M) experts, top tier suppliers, and engineering, procurement, and construction (EPC) vendors across the globe and can benefit from falling component and service costs; and

●	The Company is led by a highly experienced management team and has strong, localized execution capabilities across all key functions and locations.

Vision and Strategy

The Company aims to become one of the leading producers of clean energy in Europe and the U.S. by 2030 and to have commenced delivery of 24/7 clean energy to national power grids. The Company’s business strategy of developing to own and operate a diverse portfolio of solar PV assets that generate stable long-term incomes, in countries which currently have unprecedented positive market forces, positions us for sustained growth in the years to come.

To achieve its goals, the Company intends to pursue the following strategies:

●	Continue our growth strategy which targets acquiring independent solar PV projects that are either in development, in construction, newly installed or already operational, in order to build a diversified portfolio across multiple geographies;

●	Developer and Agent Relationships: long-term relationships with high-quality developer partners, both local and international, can reduce competition in acquisition pricing and provide the Company with exclusive rights to projects at varying stages. Additionally, the Company works with established agents across Europe and the United States. Working with these groups provides the Company with an understanding of the market and in some cases enables it to contract projects at the pre-market level. This allows the Company to build a structured pipeline of projects in each country where it currently operates or intends to operate;

●	Expand our transatlantic IPP portfolio in locations that deliver higher yields for lowest equity deployed and attractive returns on investments, and increase and optimize the Company’s long-term recurring revenue and cash flows;

●	Long-term off-take contracts combined with the Company’s efficient operations are expected to provide robust and predictable cash flows from projects and allow for high leverage capacity and flexibility of debt structuring. Our strategy is to reinvest the project cash flows into additional solar PV projects to provide non-dilutive capital for Alternus to “self-fund” future growth;

●	Optimization of financing sources to support long-term growth and profitability in a cost-efficient manner;

●	As a renewable energy company, we are committed to growing our portfolio of clean energy parks in the most sustainable way possible. The Company is highly aware and conscious of the ever growing need to mitigate the effects of climate change, which is evident by its core strategy. As the Company grows, it intends to establish a formal sustainability policy framework in order to ensure that all project development is carried out in a sustainable manner mitigating any potential localized environmental impacts identified during the development, construction and operational process.

Given the long-term nature of our business, the Company does not operate its business on a quarter-by-quarter basis, but rather, with long-term shareholder value creation as a priority. The Company aims to maximize return for its shareholders by originating from the ground up and/or acquiring projects during the development cycle, installation stage, or already operational.

We intend that the parks we own and operate will have a positive cash flow with long-term income streams at the lowest possible risk. To this end we use Levelized Cost of Energy (“LCOE”) as a key criterion to ranking the projects we consider for development and/or acquisition. The LCOE calculates the total cost of ownership of the parks over their expected life reflected as a rate per megawatt hour (MWh). Once the income rates for the selected projects are higher than this rate, the project will be profitable for its full life, including initial capex costs. The Company will continue to operate with this priority as we continue to invest in internal infrastructure and additional solar PV power plants to increase installed power and resultant stable long-term revenue streams.

Key Factors that Significantly Affect Company Results of Operations and Business

The Company expects the following factors will affect its results of operations – inflation and energy rate fluctuations.

Offtake Contracts

Company revenue is primarily a function of the volume of electricity generated and sold by its renewable energy facilities as well as, where applicable, the sale of green energy certificates and other environmental attributes related to energy generation. The Company’s current portfolio of renewable energy facilities is generally contracted under long-term FIT programs or PPAs with investment grade counterparties. As of September 30, 2024, the average remaining life of its FITs and PPAs was 27.05 years. Pricing of the electricity sold under these FITs and PPAs is generally fixed for the duration of the contract, although some of its PPAs have price escalators based on an index (such as the consumer price index) or other rates specified in the applicable PPA.

Project Operations and Generation Availability

The Company revenue is a function of the volume of electricity generated and sold by Company renewable energy facilities. The volume of electricity generated and sold by the Company’s renewable energy facilities during a particular period is impacted by the number of facilities that have achieved commercial operations, as well as both scheduled and unexpected repair and maintenance required to keep its facilities operational.

The costs the Company incurs to operate, maintain, and manage renewable energy facilities also affect the results of operations. Equipment performance represents the primary factor affecting the Company’s operating results because equipment downtime impacts the volume of the electricity that the Company can generate from its renewable energy facilities. The volume of electricity generated and sold by the Company’s facilities will also be negatively impacted if any facilities experience higher than normal downtime as a result of equipment failures, electrical grid disruption or curtailment, weather disruptions, or other events beyond the Company’s control.

Seasonality and Resource Variability

The amount of electricity produced and revenues generated by the Company’s solar generation facilities is dependent in part on the amount of sunlight, or irradiation, where the assets are located. As shorter daylight hours in winter months result in less irradiation, the electricity generated by these facilities will vary depending on the season. Irradiation can also be variable at a particular location from period to period due to weather or other meteorological patterns, which can affect operating results. As most of the Company’s solar power plants are in the Northern Hemisphere, the Company expects its current solar portfolio’s power generation to be at its lowest during the first and fourth quarters of each year. Therefore, the Company expects first and fourth quarter solar revenue to be lower than in other quarters. As a result, on average, each solar park generates approximately 15% of its annual revenues in Q1 every year, 37% in each of Q2 and Q3, and the remaining 11% in Q4. The Company’s costs are relatively flat over the year, and so the Company will always report lower profits in Q1 and Q4 as compared to the middle of the year.

Interest Rates on Company Debt

Interest rates on the Company’s senior debt are mostly variable for the full term of the finance at interest rates ranging from 6% to 30%. The relative certainty of cash flows provides sufficient coverage ratios.

In addition to the project specific senior debt, the Company uses a small number of promissory notes in order to reduce, and in some cases eliminate, the requirement for the Company to provide equity in the acquisition of the projects. As of September 30, 2024, 84.4% of the Company’s total liabilities were project-related debt.

Cash Distribution Restrictions

In certain cases, the Company, through its subsidiaries, obtain project-level or other limited or non-recourse financing for Company renewable energy facilities which may limit these subsidiaries’ ability to distribute funds to the Company for corporate operational costs. These limitations typically require that the project-level cash is used to meet debt obligations and fund operating reserves of the operating subsidiary. These financing arrangements also generally limit the Company’s ability to distribute funds generated from the projects if defaults have occurred or would occur with the giving of notice or the lapse of time, or both.

Renewable Energy Facility Acquisitions and Investments

The Company’s long-term growth strategy is dependent on its ability to acquire additional renewable power generation assets. This growth is expected to be comprised of additional acquisitions across the Company’s scope of operations both in its current focus countries and new countries. Our operating revenues are insufficient to fund our operations, and our assets already are pledged to secure our indebtedness to various third party secured creditors, respectively. The unavailability of additional financing could require us to delay, scale back, or terminate our acquisition efforts as well as our own business activities, which would have a material adverse effect on the Company and its viability and prospects.

Management believes renewable power has been one of the fastest growing sources of electricity generation globally over the past decade. The Company expects the renewable energy generation segment to continue to offer growth opportunities driven by:

●	The continued reduction in the cost of solar and other renewable energy technologies, which the Company believes will lead to grid parity in an increasing number of markets;

●	Distribution charges and the effects of an aging transmission infrastructure, which enable renewable energy generation sources located at a customer’s site, or distributed generation, to be more competitive with, or cheaper than, grid-supplied electricity;

●	The replacement of aging and conventional power generation facilities in the face of increasing industry challenges, such as regulatory barriers, increasing costs of and difficulties in obtaining and maintaining applicable permits, and the decommissioning of certain types of conventional power generation facilities, such as coal and nuclear facilities;

●	The ability to couple renewable energy generation with other forms of power generation and/or storage, creating a hybrid energy solution capable of providing energy on a 24/7 basis while reducing the average cost of electricity obtained through the system;

●	The desire of energy consumers to lock in long-term pricing for a reliable energy source;

●	Renewable energy generation’s ability to utilize freely available sources of fuel, thus avoiding the risks of price volatility and market disruptions associated with many conventional fuel sources;

●	Environmental concerns over conventional power generation; and

●	Government policies that encourage the development of renewable power, such as country, state or provincial renewable portfolio standard programs, which motivate utilities to procure electricity from renewable resources.

Access to Capital Markets

The Company’s ability to acquire additional clean power generation assets and manage its other commitments will likely be dependent on its ability to raise or borrow additional funds and access debt and equity capital markets, including the equity capital markets, the corporate debt markets, and the project finance market for project-level debt. The Company accessed the capital markets several times in 2022 and 2023, but not so far during 2024, in connection with long-term project debt, and corporate loans and equity. Limitations on the Company’s ability to access the corporate and project finance debt and equity capital markets in the future on terms that are accretive to its existing cash flows would be expected to negatively affect its results of operations, business, and future growth.

Foreign Exchange

The Company’s operating results are reported in United States (USD) Dollars. The Company’s current project revenue and expenses are generated in other currencies, including the Euro (EUR), and the Romanian Lei (RON). This mix may continue to change in the future if the Company elects to alter the mix of its portfolio within its existing markets or elect to expand into new markets. In addition, the Company’s investments (including intercompany loans) in renewable energy facilities in foreign countries are exposed to foreign currency fluctuations. As a result, the Company expects revenues and expenses will be exposed to foreign exchange fluctuations in local currencies where the Company’s renewable energy facilities are located. To the extent the Company does not hedge these exposures, fluctuations in foreign exchange rates could negatively impact profitability and financial position.

Key Metrics

Operating Metrics

The Company regularly reviews several operating metrics to evaluate its performance, identify trends affecting its business, formulate financial projections and make certain strategic decisions. The Company considers a solar park operating when it has achieved connection and begins selling electricity to the energy grid.

Operating Nameplate capacity

The Company measures the electricity-generating production capacity of its renewable energy facilities in nameplate capacity. The Company expresses nameplate capacity in direct current (DC), for all facilities. The size of the Company’s renewable energy facilities varies significantly among the assets comprising its portfolio.

The Company believes the combined nameplate capacity of its portfolio is indicative of its overall production capacity and period to period comparisons of its nameplate capacity are indicative of the growth rate of its business. The production capacity listed below for Italy, Poland, and the Netherlands reflect the actual production from those parks during the nine months ended September 30, 2023. The parks were sold on December 28, 2023, January 19, 2024, and February 21, 2024, respectively. The table below outlines the Company’s operating renewable energy facilities as of September 30, 2024 and 2023:

	Nine Months Ended September 30,
MW (DC) Nameplate capacity by country – continuing operations	2024	2023
Italy	-	10.5
United States	3.8	1.1
Total	3.8	11.6

Discontinued Operations:
Netherlands	11.8	11.8
Poland	88.4	88.4
Romania	40.1	40.1
Total	140.3	140.3
Total for the period	144.1	151.9

Megawatt hours sold

Megawatt hours sold refers to the actual volume of electricity sold by the Company’s renewable energy facilities during a particular period. The Company tracks MWh sold as an indicator of its ability to realize cash flows from the generation of electricity at its renewable energy facilities. The megawatt hours listed below for Italy, Poland, and the Netherlands reflect the actual volume of electricity sold during the nine months ended September 30, 2024 and September 30, 2023 before the operating parks were sold on December 28, 2023, January 19, 2024, and February 21, 2024, respectively. The Company’s MWh sold for renewable energy facilities for the nine months ended September 30, 2024 and 2023, were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
MWh (DC) Sold by country	2024	2023	2024	2023
Italy	-	3,621	-	8,557
United States	1,574	589	3,988	1,019
Total	1,574	4,210	3,988	9,576

Discontinued Operations:
Netherlands	-	3,862	466	10,140
Poland	-	34,972	500	84,076
Romania	16,459	17,545	42,197	42,019
Total	16,459	56,379	43,163	136,235
Total for the period	18,033	60,589	47,151	145,811

Fiscal Year Ended December 31, 2023, compared to December 31, 2022.

Operating Nameplate capacity

The Company believes the combined nameplate capacity of its portfolio is indicative of its overall production capacity and period to period comparisons of its nameplate capacity are indicative of the growth rate of its business. The table below outlines the Company’s operating renewable energy facilities as of December 31, 2023, and 2022.

	Year Ended December 31,
MW (DC) Nameplate capacity by country	2023	2022
Romania	40.1	40.1
Italy	-	10.5
United States	3.8	0.4
Total	43.9	51.0

Discontinued Operations:
Netherlands	11.8	11.8
Poland	88.4	88.4
Total	100.2	100.2
Total for the period	144.1	151.2

Megawatt hours sold

Megawatt hours sold refers to the actual volume of electricity sold by the Company’s renewable energy facilities during a particular period. The Company tracks MWh sold as an indicator of its ability to realize cash flows from the generation of electricity at its renewable energy facilities. The megawatt hours listed below for Italy reflect the actual volume of electricity sold during the year before the operating parks were sold on December 28, 2023. The Company’s MWh sold for renewable energy facilities for the years ended December 31, 2023, and 2022, were as follows:

	Year Ended December 31,
MWh (DC) Sold by country	2023	2022
Romania	50,491	52,193
Italy	10,224	11,282
United States	1,761	-
Total	62,476	63,475

Discontinued Operations:
Netherlands	11,083	12,479
Poland	91,904	98,340
Total	102,987	110,819
Total for the period	165,463	174,294

Consolidated Results of Operations

The following table illustrates the consolidated results of operations for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$93	$1,261	$280	$3,007

Operating Expenses
Cost of revenues	(47)	(291)	(71)	(796)
Selling, general and administrative	(1,524)	(872)	(7,204)	(2,984)
Depreciation, amortization, and accretion	(52)	(444)	(175)	(1,328)
Development costs	(741)	-	(748)	(335)
Total operating expenses	(2,364)	(1,607)	(8,198)	(5,443)

Income/(loss) from continuing operations	(2,271)	(346)	(7,918)	(2,436)

Other income/(expense):
Interest expense	(1,572)	(1,737)	(4,854)	(2,859)
Fair value movement of FPA Asset	-	-	(483)	-
Fair value movement of convertible debt and warrant	1,079	-	898	-
Loss on issuance of debt	-	-	(948)	-
Gain on extinguishment of debt	-	-	179	-
Other expense	-	-	(8)	(24)
Other income	64	-	67	-
Total other expenses	(429)	(1,737)	(5,149)	(2,883)
Loss before provision for income taxes	(2,700)	(2,083)	(13,067)	(5,319)
Income taxes	-	-	-	-
Net loss from continuing operations	(2,700)	(2,083)	(13,067)	(5,319)

Discontinued operations:
Loss from operations of discontinued business component	(1,735)	(12,349)	(6,950)	(16,020)
Gain/(loss) on sale of assets	(635)	-	1,531	-
Income taxes	-	(161)	-	(161)
Net income/(loss) from discontinued operations	(2,370)	(12,510)	(5,419)	(16,181)
Net loss for the period	$(5,070)	$(14,593)	$(18,486)	$(21,500)

Net loss attributable to common stockholders, basic and diluted	(2,700)	(2,083)	(13,067)	(5,319)
Net loss per share attributable to common stockholders, basic and diluted	(0.82)	(0.91)	(3.95)	(2.31)
Weighted-average common stock outstanding, basic & diluted	3,311,194	2,300,000	3,311,194	2,300,000

Comprehensive loss:
Net loss	$(5,070)	$(14,593)	$(18,486)	$(21,500)
Foreign currency translation adjustment	(2,659)	(2,474)	(3,379)	800
Comprehensive loss	$(7,729)	$(17,067)	$(21,865)	$(20,700)

Nine Months Ended September 30, 2024 compared to September 30, 2023.

The Company generates its revenue from the sale of electricity from its solar parks. The revenue is from FIT, PPA, REC, or in the day-ahead or spot market.

Revenue

Revenue for the three and nine months ended September 2024 and 2023 were as follows:

	Three Months Ended September 30,
Revenue by Country	2024	2023	Change ($)	Change (%)
	(in thousands)
Italy	$-	$1,228	$(1,228)	(100)%
United States	93	33	60	182%
Total for continuing operations	$93	$1,261	$(1,168)	(93)%

Discontinued Operations:
Netherlands	$-	$546	$(546)	(100)%
Poland	-	2,952	(2,952)	(100)%
Romania	3,649	5,161	(1,512)	(29)%
Total for discontinued operations	$3,649	$8,659	$(5,010)	(58)%
Total for the period	$3,742	$9,920	$(6,178)	(62)%

	Nine Months Ended September 30,
Revenue by Country	2024	2023	Change ($)	Change (%)
	(in thousands)
Italy	$-	$2,924	$(2,924)	(100)%
United States	280	83	197	237%
Total for continuing operations	$280	$3,007	$(2,727)	(91)%

Discontinued Operations:
Netherlands	$16	$2,727	$(2,711)	(99)%
Poland	106	7,116	(7,010)	(99)%
Romania	9,489	13,276	(3,787)	(29)%
Total for discontinued operations	$9,611	$23,119	$(13,508)	(58)%
Total for the period	$9,891	$26,126	$(16,235)	(62)%

Revenue for continuing operations decreased by $1.2 million for the three months ended September 30, 2024 compared to the same period in 2023 primarily driven by the $1.2 million of revenues generated in 2023 by the Italian parks which were sold in December 2023.

Revenue for continuing operations decreased by $2.7 million for the nine months ended September 30, 2024 compared to the same period in 2023 primarily driven by the $2.9 million of revenues generated in 2023 by the Italian parks which were sold in December 2023. This was offset by a $0.2 million increase in revenues generated by US parks. All three US parks were operational for the nine months ended September 30, 2024 compared to only two parks in the same period in 2023.

Revenue for discontinued operations decreased by $5.0 million for the three months ended September 30, 2024 compared to the same period in 2023. All operating parks in Poland and the Netherlands were sold on January 19, 2024 and February 21, 2024, respectively, resulting in a $3.5 million decrease in revenues. Romanian revenues decreased by $1.5 million due to a lower volume of Green Certificates being sold in 2024 and lower energy rates obtained for energy production in 2024 in Romania resulting in a 29% drop year-on-year.

Revenue for discontinued operations decreased by $13.5 million for the nine months ended September 30, 2024 compared to the same period in 2023. All operating parks in Poland and the Netherlands were sold on January 19, 2024 and February 21, 2024, respectively, resulting in a $9.7 million decrease in revenues. Romanian revenues decreased by $3.8 million due to a lower volume of Green Certificates being sold in 2024 and lower energy rates obtained for energy production in 2024 in Romania resulting in a 29% drop year-on-year.

	Three Months Ended September 30,
Revenue by Offtake Type	2024	2023	Change ($)	Change (%)
	(in thousands)
Country Renewable Programs (FIT)	$93	$929	$(836)	(90)%
Energy Offtake Agreements (PPA)	-	332	(332)	(100)%
Total for continuing operations	$93	$1,261	$(1,168)	(93)%

Discontinued Operations:
Country Renewable Programs (FIT)	$115	$2,236	$(2,121)	(95)%
Guarantees of Origin	2,157	3,188	(1,031)	(32)%
Energy Offtake Agreements (PPA)	1,377	3,235	(1,858)	(57)%
Total for discontinued operations	$3,649	$8,659	$(5,010)	(58)%
Total for the period	$3,742	$9,920	$(6,178)	(62)%

	Nine Months Ended September 30,
Revenue by Offtake Type	2024	2023	Change ($)	Change (%)
	(in thousands)
Country Renewable Programs (FIT)	$280	$2,192	$(1,912)	(87)%
Energy Offtake Agreements (PPA)	-	815	(815)	(100)%
Total for continuing operations	$280	$3,007	$(2,727)	(91)%

Discontinued Operations:
Country Renewable Programs (FIT)	$330	$5,484	$(5,154)	(94)%
Guarantees of Origin	5,753	8,113	(2,360)	(29)%
Energy Offtake Agreements (PPA)	3,494	9,522	(6,028)	(63)%
Other Revenue	34	-	34	100%
Total for discontinued operations	$9,611	$23,119	$(13,508)	(58)%
Total for the period	$9,891	$26,126	$(16,235)	(62)%

Cost of Revenues

The Company capitalizes its equipment costs, development costs, engineering, and construction related costs that are deemed recoverable. The Company’s cost of revenues with regards to its solar parks is primarily a result of the asset management, operations, and maintenance, as well as tax, insurance, and lease expenses. Certain economic incentive programs, such as FIT regimes, generally include mechanisms that ratchet down incentives over time. As a result, the Company seeks to connect its solar parks to the local power grids and commence operations in a timely manner to benefit from more favorable existing incentives. Therefore, the Company generally seeks to make capital investments during times when incentives are most favorable.

Cost of revenues for the three and nine months ended September 30, 2024 and 2023 were as follows:

	Three Months Ended September 30,
Cost of Revenues by Country	2024	2023	Change ($)	Change (%)
	(in thousands)
Italy	$-	$270	$(270)	(100)%
United States	47	21	26	124%
Total for continuing operations	$47	$291	$(244)	(84)%

Discontinued Operations:
Netherlands	$-	$142	$(142)	(100)%
Poland	-	1,020	(1,020)	(100)%
Romania	1,374	662	712	108%
Total for discontinued operations	$1,374	$1,824	$(450)	(25)%
Total for the period	$1,421	$2,115	$(694)	(33)%

	Nine Months Ended September 30,
Cost of Revenues by Country	2024	2023	Change ($)	Change (%)
	(in thousands)
Italy	$-	$749	$(749)	(100)%
United States	71	47	24	51%
Total for continuing operations	$71	$796	$(725)	(91)%

Discontinued Operations:
Netherlands	$115	$393	$(278)	(71)%
Poland	101	3,021	(2,920)	(97)%
Romania	3,678	2,216	1,462	66%
Total for discontinued operations	$3,894	$5,630	$(1,736)	(31)%
Total for the period	$3,965	$6,426	$(2,461)	(38)%

Cost of revenues for continuing operations decreased by $0.2 million for the three months ended September 30, 2024 compared to the same period in 2023 primarily driven by the decrease in costs for the Italian parks which were sold in December 2023.

Cost of revenues for continuing operations decreased by $0.7 million for the nine months ended September 30, 2024 compared to the same period in 2023 primarily driven by the decrease in costs for the Italian parks which were sold in December 2023. There was very little variance in US costs year-on-year.

Gross margins were 49% of sales for the three months ended September 30, 2024 compared to 77% for the same period in 2023, mainly due to the exclusion of Italian operating parks that were sold in December 2023.

Cost of revenues for discontinued operations decreased by $0.5 million for the three months ended September 30, 2024 compared to the same period in 2023. All operating parks in Poland and the Netherlands were sold on January 19, 2024 and February 21, 2024, respectively, resulting in a $1.2 million decrease in cost of revenues. Romanian parks had a $0.7 million increase in operational costs driven by higher costs of energy acquisition for contracted revenues in the period.

Cost of revenues for discontinued operations decreased by $1.7 million for the nine months ended September 30, 2024 compared to the same period in 2023. All operating parks in Poland and the Netherlands were sold on January 19, 2024 and February 21, 2024, respectively, resulting in a $3.2 million decrease in cost of revenues. Romanian parks had a $1.5 million increase in operational costs driven by higher costs of energy acquisition for contracted revenues in the period. Approximately 40% of annual Romania revenue is currently under contract at rates which are lower than the prevailing market rates.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three and nine months ended September 30, 2024 and 2023 were as follows:

	Three Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Selling, general and administrative	$1,524	$872	$652	75%
Total for continuing operations	$1,524	$872	$652	75%

Discontinued Operations:
Selling, general and administrative	$77	$986	$(909)	(92)%
Total for discontinued operations	$77	$986	$(909)	(92)%
Total for the period	$1,601	$1,858	$(257)	(14)%

	Nine Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Selling, general and administrative	$7,204	$2,984	$4,220	141%
Total for continuing operations	$7,204	$2,984	$4,220	141%

Discontinued Operations:
Selling, general and administrative	$1,559	$2,500	$(941)	$(38)%
Total for discontinued operations	$1,559	$2,500	$(941)	$(38)%
Total for the period	$8,763	$5,484	$3,279	60%

Selling, general and administrative expenses for continuing operations increased by $0.6 million for the three months ended September 30, 2024 compared to the same period in 2023 mainly driven by an increase in audit and legal costs along with other costs relating to be listed on Nasdaq.

Selling, general and administrative expenses for continuing operations increased by $4.2 million for the nine months ended September 30, 2024 compared to the same period in 2023 mainly driven by an increase in compensation related expenses, audit and legal costs along with other costs relating to be listed on Nasdaq, and higher headcount costs associated with supporting business growth.

Selling, general and administrative expenses for discontinued operations decreased by $0.9 million for the three and nine months ended September 30, 2024 compared to the same period in 2023 mainly driven by a decrease in the Solis management fee to oversee operations for five parks in Romania for 2024 compared to the 23 parks in 2023 (5 in Romania, 1 in the Netherlands, 6 in Poland, and 11 in Italy).

Development Cost

	Three Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Development Cost	$741	$-	$741	100%
Total for continuing operations	$741	$-	$741	100%

Discontinued Operations:
Development Cost	$-	$18	$(18)	(100)%
Total for discontinued operations	$-	$18	$(18)	(100)%
Total for the period	$741	$18	$723	4,017%

	Nine Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Development Cost	$748	$335	$413	123%
Total for continuing operations	$748	$335	$413	123%

Discontinued Operations:
Development Cost	$-	$438	$(438)	(100)%
Total for discontinued operations	$-	$438	$(438)	(100)%
Total for the period	$748	$773	$(25)	(3)%

Development cost for continuing operations increased by $0.7 million for the three months ended September 30, 2024 compared to the same period in 2023 due to final work performed for projects abandoned for the development of renewable energy projects in Spain and the US.

Development cost increased by $0.4 million for the nine months ended September 30, 2024 compared to the same period in 2023 due to final work performed for projects abandoned for the development of renewable energy projects in Spain and the US.

Development cost for discontinued operations decreased by $0.4 million for the nine months ended September 30, 2024 compared to the same period in 2023 due to final work performed for Solis endeavors abandoned in 2023.

The Company depends heavily on government policies that support our business and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The Company can decide to abandon a project if there is material change in budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects, and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Refer to Footnote 17 to the accompanying financial statements for more detail of development cost.

Depreciation, Amortization and Accretion Expense

Depreciation, amortization, and accretion expenses for the three and nine months ended September 30, 2024 and 2023 were as follows:

	Three Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Depreciation, Amortization and Accretion expense	$52	$444	$(392)	(88)%
Total for continuing operations	$52	$444	$(392)	(88)%

Discontinued Operations:
Depreciation, Amortization and Accretion expense	$504	$1,320	$(816)	(62)%
Total for discontinued operations	$504	$1,320	$(816)	(62)%
Total for the period	$556	$1,764	$(1,208)	(68)%

	Nine Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Depreciation, Amortization and Accretion expense	$175	$1,328	$(1,153)	(87)%
Total for continuing operations	$175	$1,328	$(1,153)	(87)%

Discontinued Operations:
Depreciation, Amortization and Accretion expense	$1,675	$3,698	$(2,023)	(55)%
Total for discontinued operations	$1,675	$3,698	$(2,023)	(55)%
Total for the period	$1,850	$5,026	$(3,176)	(63)%

Depreciation, amortization and accretion expenses for continuing operations decreased by $0.4 million for the three months ended September 30, 2024 compared to the same period in 2023. The three months ended September 30, 2023 include depreciation for the Italian parks which were sold in December 2023.

Depreciation, amortization and accretion expenses for continuing operations decreased by $1.2 million for the nine months ended September 30, 2024 compared to the same period in 2023 driven by a drop in depreciation and amortization recognized in Italy. The nine months ended September 30, 2023 include depreciation for the Italian parks which were sold in December 2023. The decrease was offset by an increase in the depreciation recognized for smaller asset purchases in other countries.

Depreciation, amortization and accretion expenses for discontinued operations decreased by $0.8 million for the three months ended September 30, 2024 and $2 million for the nine months ended September 30, 2024 compared to the same period in 2023. All operating parks in Poland and the Netherlands were sold on January 19, 2024 and February 21, 2024, respectively. Additionally, discontinued operations captures the depreciation and amortization expense for all Romanian parks.

Gain on Disposal of Assets

	Three Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Discontinued Operations:
Gain on disposal of asset	$-	$-	$-	0%
Costs related to disposal of asset	(635)	-	(635)	100%
Total for discontinued operations	$(635)	$-	$(635)	100%
Total for the period	$(635)	$-	$(635)	100%

	Nine Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Discontinued Operations:
Gain on disposal of asset	$3,374	$-	$3,374	100%
Costs related to disposal of asset	(1,843)	-	(1,843)	100%
Total for discontinued operations	$1,531	$-	$1,531	100%
Total for the period	$1,531	$-	$1,531	100%

On October 3, 2024, the Company announced the sale of Solis Bond Company DAC along with its subsidiaries in Romania. The costs incurred during the three months ended September 30, 2024 were related to legal and other transaction costs associated with the sale.

On January 19, 2024, the Company sold its operating parks in Poland with a carrying value of $55.2 million for $59.4 resulting in a $4.2 million gain partially offset by a $0.9 million loss on sale of assets in the Netherlands. $1.6M of the cash received was held back for a period of 12 months by the seller per the SPA, and recorded as other receivables on the Consolidated Balance Sheet. On February 22, 2024, the Company sold its operating park in the Netherlands with a carrying value of $8.0 million for $7.1 million resulting in a $0.9 million loss. The costs incurred to complete the transaction totaled $1.2 million and are reported together with the disposal of the assets according to ASC 360-10-35-38.

Interest Expense, Other Income, and Other Expense

	Three Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Interest expense	$(1,572)	$(1,737)	$165	(9)%
Fair value movement of convertible note and warrant	1,079	-	1,079	100%
Other income	64	-	64	100%
Total for continuing operations	$(429)	$(1,737)	$1,308	(75)%

Discontinued Operations:
Interest income/(expense)	$(3,428)	$(5,536)	$2,108	(38)%
Solis bond waiver fee	-	(11,221)	11,221	100%
Other expense	-	(104)	104	100%
Total for discontinued operations	$(3,428)	$(16,861)	$13,433	(80)%
Total for the period	$(3,857)	$(18,598)	$14,741	(79)%

	Nine Months Ended September 30,
	2024	2023	Change ($)	Change (%)
	(in thousands)
Interest expense	$(4,854)	$(2,859)	$(1,995)	70%
Fair value movement of FPA Asset	(483)	-	(483)	(100)%
Fair value movement of convertible note and warrant	898	-	898	100%
Loss on issuance of debt	(948)	-	(948)	(100)%
Gain on extinguishment of debt	179	-	179	100%
Other expense	(8)	(24)	16	(67)%
Other income	67	-	67	100%
Total for continuing operations	$(5,149)	$(2,883)	$(2,266)	79%

Discontinued Operations:
Interest income/(expense)	$(9,213)	$(15,395)	$6,182	(40)%
Solis bond waiver fee	-	(11,221)	11,221	100%
Other expense	(221)	(259)	38	(15)%
Total for discontinued operations	$(9,434)	$(26,875)	$17,441	(65)%
Total for the period	$(14,583)	$(29,758)	$15,175	(48)%

Total other expenses for continuing operations decreased by $1.3 million for the three months ended September 30, 2024 compared to the same period in 2023 due to a decrease in interest expense paid on US loans. The Company recorded a $1.1 million positive movement in fair value on the convertible debt and private warrant issued during the quarter. See Note 5 for additional details.

Total other expenses for continuing operations increased by $2.3 million for the nine months ended September 30, 2024 compared to the same period in 2023, due to a $2 million increase in interest expense, a $0.5 million reduction in valuation on the Forward Purchase Agreement, a $0.9 million positive movement in fair value on the convertible debt and private warrant issued, and a $0.9 million loss on issuance of convertible debt and private placement warrants. This was partially offset by a $0.2 million gain recognized on the conversion of the Nordic ESG debt to shares in January 2024.

Total other expenses for discontinued operations decreased by $13.4 million for the three months ended September 30, 2024 and by $17.4 million for the nine months ended September 30, 2024 compared to the same periods in 2023. Interest expense decreased in 2024 after Solis made payment against the principal Bond balance. Additionally, Solis recognized a waiver fee of $11.2 million in 2023.

Net Loss

Net loss for continuing operations increased by $0.6 million for the three months ended September 30, 2024 compared to the same period in 2023. This is primarily due a reduction in revenues of $1.2 million and increase in SG&A expenses of $0.6 million driven by additional costs associated with being listed on Nasdaq, and development costs of $0.7 million. This was partially offset by a decrease in cost of revenues of $0.2 million, depreciation of $0.4 million due to asset sales, interest expense of $0.2 million, and other expense of $1.1 million as described above.

Net loss for continuing operations increased by $7.7 million for the nine months ended September 30, 2024 compared to the same period in 2023. This is primarily due to a $2.7 million reduction in revenues and an increase in SG&A expenses of $4.2 million due to costs associated with being listed on Nasdaq, interest expense of $2 million, development costs of $0.4 million, and other expense of $2.3 million as described above. This was partially offset by a decrease in cost of revenues of $0.7 million, and depreciation of $1.2 million.

Net loss for discontinued operations decreased by $10.1 million for the three months ended September 30, 2024 compared to the same period in 2023. This is primarily due to a decrease in revenues of $5 million, cost of revenues of $0.5 million, SG&A expenses of $0.9 million, depreciation of $0.7 million, interest expense of $2.1 million, other expense of $11.3 million, and tax expense of $0.2 million. This was offset by an increase in the costs associated to the disposal of Romanian assets of $0.7 million

Net loss for discontinued operations decreased by $10.8 million for the nine months ended September 30, 2024 compared to the same period in 2023. This is primarily due to a decrease in revenues of $13.5 million, cost of revenues of $1.7 million, SG&A expenses of $0.9 million, depreciation of $2 million, development costs of $0.4 million, interest expense of $6.2 million, other expense of $11.4 million, and tax expense of $0.2 million. This was offset by a gain of $2.2 million for the sale of the Poland and Rilland solar park in January and February 2024 and in increase in the costs associated to the disposal of Romanian assets of $0.6 million

Fiscal Year Ended December 31, 2023 compared to December 31, 2022.

The following table illustrates the consolidated results of operations for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Revenues	$20,084	$17,089

Operating Expenses
Cost of revenues	(4,468)	(4,439)
Selling, general and administrative	(11,228)	(5,720)
Depreciation, amortization, and accretion	(3,657)	(3,677)
Development costs	(798)	(11,372)
Loss on disposal of assets	(5,501)	(79)
Total operating expenses	(25,652)	(25,287)

Loss from continuing operations	(5,568)	(8,198)

Other income/(expense):
Interest expense	(18,562)	(10,256)
Valuation on FPA Asset	(16,642)	-
Solis bond waiver fee	(11,232)	-
Other expense	(1,642)	(684)
Other income	9	569
Total other expenses	(48,069)	(10,371)
Loss before provision for income taxes	(53,637)	(18,569)
Income taxes	(15)	-
Net loss from continuing operations	(53,652)	(18,569)

Discontinued operations:
Income/(loss) from operations of discontinued business component	(3,885)	141
Impairment loss recognized on the remeasurement to fair value less costs to sell	(11,766)	-
Income tax	(161)	(21)
Net income/(loss) from discontinued operations	(15,812)	120
Net loss for the period	$(69,464)	$(18,449)

Net loss attributable to common stockholders, basic	(53,652)	(18,569)
Net loss attributable to common stockholders, diluted	(53,652)	(18,569)
Net loss per share attributable to common stockholders, basic	(0.93)	(0.32)
Net loss per share attributable to common stockholders, diluted	(0.93)	(0.32)
Weighted-average common stock outstanding, basic	57,862,598	57,500,000
Weighted-average common stock outstanding, diluted	57,862,598	57,500,000

Comprehensive loss:
Net loss	$(69,464)	$(18,449)
Foreign currency translation adjustment	714	(991)
Comprehensive loss	$(68,750)	$(19,440)

Fiscal Year Ended December 31, 2023 compared to December 31, 2022.

The Company generates its revenue from the sale of electricity from its solar parks. The revenue is from FIT, PPA, REC or in the day-ahead or spot market.

Revenue

Revenue for the year ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31,
Revenue by Country	2023	2022	Change ($)	Change (%)
	(in thousands)
Italy	$3,360	$3,354	$6	0%
Romania	16,608	13,710	2,898	21%
United States	116	25	91	364%
Total for continuing operations	$20,084	$17,089	$2,995	18%

Discontinued Operations:
Netherlands	$2,840	$1,596	$1,244	78%
Poland	7,593	10,709	(3,116)	(29)%
Total for discontinued operations	$10,433	$12,305	$(1,872)	(15)%
Total for the period	$30,517	$29,394	$1,123	4%

Revenue for continuing operations increased by $3.0 million for the year ended December 31, 2023 compared to the same period in 2022, primarily due to a higher volume of Green Certificates being sold in 2023 and additional FIT contracts being signed.

Revenue for discontinued operations decreased by $1.9 million due to lower electricity pricing and actual irradiation from seasonal weather conditions in Poland.

	Year Ended December 31,
Revenue by Offtake Type	2023	2022	Change ($)	Change (%)
	(in thousands)
Country Renewable Programs (FIT)	$2,972	$2,885	$87	3%
Green Certificates (FIT)	10,548	9,409	1,139	12%
Energy Offtake Agreements (PPA)	6,560	4,795	1,765	37%
Other Revenue	4	-	4	100%
Total for continuing operations	$20,084	$17,089	$2,995	18%

Discontinued Operations:
Country Renewable Programs (FIT)	$5,499	$6,994	$(1,495)	(21)%
Guarantees of Origin	129	44	85	193%
Energy Offtake Agreements (PPA)	4,805	5,267	(462)	(9)%
Total for discontinued operations	$10,433	$12,305	$(1,872)	(15)%
Total for the period	$30,517	$29,394	$1,123	4%

Cost of Revenues

The Company capitalizes its equipment costs, development costs, engineering and construction related costs, that are deemed recoverable. The Company’s cost of revenues with regards to its IPP solar parks is primarily a result of the asset management, operations and maintenance, as well as tax, insurance, and lease expenses. Certain economic incentive programs, such as FIT regimes, generally include mechanisms that ratchet down incentives over time. As a result, the Company seeks to connect its IPP solar parks to the local power grids and commence operations in a timely manner to benefit from more favorable existing incentives. Therefore, the Company generally seeks to make capital investments during times when incentives are most favorable.

Cost of revenues for the year ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31,
Cost of Revenues by Country	2023	2022	Change ($)	Change (%)
	(in thousands)
Italy	$1,204	$812	$392	48%
Romania	3,167	3,627	(460)	(13)%
United States	97	-	97	100%
Total for continuing operations	$4,468	$4,439	$29	(1)%

Discontinued Operations:
Netherlands	$450	$368	$82	22%
Poland	3,768	4,104	(336)	(8)%
Total for discontinued operations	$4,218	$4,472	$(254)	(6)%
Total for the period	$8,686	$8,911	$(225)	(3)%

Cost of revenues for continuing operations decreased by $0.03 million for the year ended 2023 compared to 2022. The decrease was primarily due to a drop in operational costs for Romanian parks which was slightly offset by an increase in the operational costs for the Italian parks before those Italian parks were sold.

Cost of revenues for discontinued operations decreased by $0.2 million for the year ended 2023 compared to 2022 primarily due to a drop in operational costs for the Polish parks.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31,
	2023	2022	Change ($)	Change (%)
	(in thousands)
Selling, general and administrative	$11,228	$5,720	$5,508	96%
Total for continuing operations	$11,228	$5,720	$5,508	96%
Total for the period	$11,228	$5,720	$5,508	96%

Selling, general and administrative expenses for continuing operations increased by $5.5 million for the year ended December 31, 2023 compared to 2022. The majority of this increase was compensation related expenses from additional headcount to support growth initiatives, costs that could not be capitalized into projects and additional audit and accounting fees, legal costs relating to the business combination with Clean Earth.

There were no selling, general and administrative expenses for discontinued operations for the year ended December 31, 2023 and 2022.

Acquisition Costs

As discussed in Footnote 6 – Business Combinations and Acquisitions of Assets to its consolidated financial statements, the Company acquired three SPVs in March 2022 in Poland, all accounted for as asset acquisitions under ASC 805. Refer to Footnote 6 Business Combination and Acquisitions of Assets for more information.

Development Cost

	Year Ended December 31,
	2023	2022	Change ($)	Change (%)
	(in thousands)
Development Cost	$798	$11,372	$(10,574)	(93)%
Total for continuing operations	$798	$11,372	$(10,574)	(93)%
Total for the period	$798	$11,372	$(10,574)	(93)%

Development cost decreased by $10.6 million for the year ended December 31, 2023 compared to 2022, due to final work performed for projects abandoned for the development of renewable energy projects. This decrease was directly related to the costs incurred by the abandonment of the project Solartechnik in Poland in 2022.

The Company depends heavily on government policies that support our business and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The Company can decide to abandon a project if there is material change in budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Refer to Footnote 19 to the accompanying financial statements for more detail of development cost.

There were no development costs for discontinued operations for the year ended December 31, 2023 and 2022.

Depreciation, Amortization and Accretion Expense

Depreciation, amortization and accretion expenses for the year ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31,
	2023	2022	Change ($)	Change (%)
	(in thousands)
Depreciation, Amortization and Accretion expense	$3,657	$3,677	$(20)	(1)%
Total for continuing operations	$3,657	$3,677	$(20)	(1)%

Discontinued Operations:
Depreciation, Amortization and Accretion expense	$2,963	$2,982	$(19)	(1)%
Total for discontinued operations	$2,963	$2,982	$(19)	(1)%
Total for the period	$6,620	$6,659	$(39)	(1)%

Depreciation and Amortization expense for continuing operations for the twelve-months ended December 31, 2023 and 2022 was $3.7 million.

Depreciation, amortization and accretion expenses for discontinued operations decreased by $0.01 million for the year ended December 31, 2023, compared to 2022.

Loss on Disposal of Assets

	Year Ended December 31,
	2023	2022	Change ($)	Change (%)
	(in thousands)
Loss on disposal of assets	$4,854	$79	$4,775	6,044%
Costs related to disposal of asset	647	-	647	100%
Total for continuing operations	$5,501	$79	$5,422	6,863%

Discontinued Operations:
Costs related to disposal of asset	$137	$-	$137	100%
Total for discontinued operations	$137	$-	$137	100%
Total for the period	$5,638	$79	$5,559	7,037%

Loss on disposal of assets for continuing operations increased by $5.4 million for the year ended December 31, 2023 compared to 2022. On December 27, 2023, the Company sold its operating parks in Italy with a carrying value of $22.3 million for $17.4 million resulting in a $4.9 million loss. The costs incurred to complete the transaction totaled $0.6 million and are reported together with the disposal of the assets according to ASC 360-10-35-38.

Loss on disposal of assets for discontinued operations increased by $0.1 million for the year ended December 31, 2023 compared to 2022. The Company incurred fees in 2023 that are directly related to the sale of the operating parks in Poland and the Netherlands. The Company expects to incur more fees for additional services related to the disposition of these assets until the assets are sold.

Interest Expense, Other Income, and Other Expense

	Year Ended December 31,
	2023	2022	Change ($)	Change (%)
	(in thousands)
Interest expense	$(18,562)	$(10,256)	$(8,306)	81%
Valuation on FPA asset	(16,642)	-	(16,642)	100%
Solis bond waiver fee	(11,232)	-	(11,232)	100%
Other expense	(1,642)	(684)	(958)	140%
Other income	9	569	(560)	(98)%
Total for continuing operations	$(48,069)	$(10,371)	$(37,698)	363%

Discontinued Operations:
Interest income/(expense)	$(6,781)	$(4,680)	$(2,101)	45%
Other income	-	2	(2)	(100)%
Other expense	(219)	(32)	(187)	584%
Total for discontinued operations	$(7,000)	$(4,710)	$(2,290)	49%
Total for the period	$(55,069)	$(15,081)	$(39,988)	265%

Total other expenses for continuing operations increased by $37.7 million for the year ended December 31, 2023 compared to the same period in 2022. The primary drivers causing the increase from 2022 is the recognition of a $11.2 million bond waiver fee for the Solis bond, the recognition of a $16.6 million valuation on the Forward Purchase Agreement, and a $8.3 million increase in interest expense due to increase of the effective interest rate of the Solis bond from 6.5% to 10.1%.

Total other expenses for discontinued operations increased by $2.3 million for the year ended December 31, 2023 compared to the same period in 2022 mainly driven by a $2.1 million increase in interest expense due to increase of the effective interest rate of the Solis bond increasing from 6.5% to 10.1%. There was an additional $0.2 million of miscellaneous expenses in Poland.

Income Tax

	Year Ended December 31,
	2023	2022	Change ($)	Change (%)
	(in thousands)
Corporate tax expense	$(15)	$-	$(15)	100%
Total for continuing operations	$(15)	$-	$(15)	100%

Discontinued Operations:
Corporate tax expense	$(161)	$(21)	$(140)	667%
Total for discontinued operations	$(161)	$(21)	$(140)	667%
Total for the period	$(176)	$(21)	$(155)	738%

Income tax expense for continuing operations increased by $0.01 million for the year ended December 31, 2023 compared to the same period in 2022. The increase represents a fourth quarter estimated tax payment made to the Internal Revenue Service by Clean Earth prior to the completion of the business combination.

Income tax expense for discontinued operations increased by $0.1 million for the year ended December 31, 2023 compared to the same period in 2022. Zonnepark Rilland receives a fixed payment each month per agreed rates with the customer. In the second quarter of the following year, the customer settles any difference in the average rates for the prior year and the agreed upon rate for the prior year. This settlement of the rates exceeded the receivables the company had booked and resulted in extra income recognized in 2022. The additional income received resulted in a higher tax liability and a balance due in 2022. The balance due was paid at the time of filing in 2023.

Impairment Loss Recognized

	Year Ended December 31,
	2023	2022	Change ($)	Change (%)
	(in thousands)
Discontinued Operations:
Impairment loss recognized on the remeasurement to fair value less costs to sell	$(11,766)	$-	$(11,766)	100%
Total for discontinued operations	$(11,766)	$-	$(11,766)	100%
Total for the period	$(11,766)	$-	$(11,766)	100%

Increased by $11.8 million for the year ended December 31, 2023 compared to the same period in 2022. The increase represents the expected loss at December 31, 2023 on the sale of the assets. There was no indication of impairment for the Netherlands as of December 31, 2023.

Net Loss

Net loss for continuing operations increased by $35.1 million for the year ended December 31, 2023 compared to the same period 2022. This is primarily due to an increase in SG&A expense of $5.5 million, other expense of $29.4 million, interest expense of $8.4 million and a loss on disposal of asset of $5.4 million. This was partially offset by an increase in revenue of $3.0 million, and decreased development cost of $10.6 million.

Net income for discontinued operations decreased by $15.9 million for the year ended December 31, 2023 compared to the same period 2022. This is primarily due to an increase in impairment loss of $11.8 million, interest expense of $2.1 million, other expense of $0.2 million, tax expense of $0.1 million, loss on disposal of asset of $0.1 million and decreased revenues of $1.9 million. This was partially offset by a decrease in cost of revenues of $0.3 million.

Liquidity and Capital Resources

A key element to the Company’s financing strategy is to raise much of its debt in the form of project specific non-recourse borrowings at its subsidiaries with investment grade metrics. Going forward, the Company intends to primarily finance acquisitions or growth capital expenditures using long-term non-recourse debt that fully amortizes within the asset’s contracted life, as well as retained cash flows from operations and issuance of equity securities through public markets.

Non-GAAP Financial Measures

The following table summarizes certain financial measures that are not calculated and presented in accordance with U.S. GAAP, along with the most directly comparable U.S. GAAP measure, for each period presented below. In addition to its results determined in accordance with U.S. GAAP, the Company believes the following non-U.S. GAAP financial measures are useful in evaluating its operating performance. The Company uses the following non-U.S. GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes.

Nine Months Ended September 30, 2024 compared to December 31, 2023.

The following non-U.S. GAAP table summarizes the total capitalization and debt as of September 30, 2024 and December 31, 2023:

	As of September 30,	As of December 31,
	2024	2023
	(in thousands)
Convertible debt, secured	$2,020	$-
Senior Secured debt and promissory notes	31,514	32,312
Total debt	33,534	32,312
Less current maturities	(33,534)	(32,312)
Long term debt, net of current maturities	$-	$-

Current Maturities	$33,534	$32,312
Less current debt discount	(322)	(725)
Current Maturities net of debt discount	$33,212	$31,587

	As of September 30	As of December 31
	2024	2023
	(in thousands)
Cash and cash equivalents	$290	$4,042
Available capital from continuing operations	$290	$4,042

Discontinued operations:
Cash and cash equivalents	$710	$1,361
Restricted cash	5	19,161
Available capital from discontinued operations	$715	$20,522

Restricted Cash relates to balances that are in the bank accounts for specific defined purposes and cannot be used for any other undefined purposes. The decrease was related to payments paying down the principal of the Green Bonds. Refer to Footnote 3 – Summary of Significant Accounting Policies for further discussion of restricted cash.

Liquidity Position

Our consolidated financial statements for the three and nine months ended September 30, 2024 and for the year ended December 31, 2023 identifies the existence of certain conditions that raise substantial doubt about our ability to continue as a going concern for twelve months from the issuance of this report. Refer to Footnote 2 of the accompanying financial statements for more information.

On March 20, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC therein stating that for the 32 consecutive business day period between February 2, 2024 through March 19, 2024, the Common Stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until September 16, 2024 (the “Compliance Period”), to regain compliance with the Bid Price Rule. The Company, on September 19, 2024, received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not meet the eligibility for a second 180-day compliance period. The Company further to same, requested an appeal of the Staff’s determination on September 26, 2024, and recently effected the 2024 Reverse Stock Split on October 11, 2024. The Company regained compliance with the Bid Price Rule on October 28, 2024, but there can be no assurance that the Company will maintain compliance with any of the other Nasdaq continued listing requirements.

On May 6, 2024, we received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq listing rule 5550(b)(2). The notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “ALCE.” In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until November 4, 2024, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) during the compliance period ending November 4, 2024. The Company believes that it can also regain compliance by meeting the continued listing standard of a minimum stockholders’ equity of at least $2.5 million. The Company had not regained compliance by November 4, 2024, and the Nasdaq staff provided written notice to the Company that its securities are subject to delisting. See Subsequent Events Footnote for more information. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

The Company is currently working on several processes to address the going concern issue. We are working with multiple global banks and funds to secure the necessary project financing to execute our transatlantic business plan.

Financing Activities

In January 2021, one of the Company’s subsidiaries, Solis Bond Company DAC (“Solis”), issued a series of 3-year senior secured green bonds in the maximum amount of $242.0 million (€200 million) with a stated coupon rate of 6.5% + EURIBOR and quarterly interest payments (the “Solis Bonds”). On October 3, 2024, the Company sold Solis and its subsidiaries in Romania to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for €1 in accordance with the terms of the Solis Bonds, as amended. Solis accounted for 98% of group revenues for the nine months ended September 30, 2024. Solis bondholders continue to hold a preference share in an Alternus holding company which holds certain development projects in Spain and Italy. The preference share gives the bondholders the right on any distributions up to EUR 10 million, and such assets will be divested to ensure repayment of up to EUR 10 million should it not be fully repaid by the maturity date of the Solis Bonds, which is currently set for November 17, 2024.

On December 21, 2022, the Company’s wholly owned Irish subsidiaries, AEG JD 01 LTD and AEG MH 03 LTD entered in a financing facility with Deutsche Bank AG (“Lender”). This is an uncommitted revolving debt financing of up to €500,000,000 to finance eligible project costs for the acquisition, construction, and operation of installation/ready to build solar PV plants across Europe. (the “Warehouse Facility”). The Warehouse Facility, which matures on the third anniversary of the closing date of the Credit Agreement (the “Maturity Date”), bears interest at Euribor plus an aggregate margin at a market rate for such facilities, which steps down by 0.5% once the underlying non-Euro costs financed reduces below 33.33% of the overall costs financed. The Warehouse Facility is not currently drawn upon, but a total of approximately €1,800,000 in arrangement and commitment fees is currently owed to the Lender. Once drawn, the Warehouse Facility capitalizes interest payments until projects reach their commercial operations dates through to the Maturity Date; it also provides for mandatory prepayments in certain situations. Subsequently, on November 5, 2024, the Company sold AEG JD 01 LTD and AEG MH 03 LTD to Alternus Energy Group plc, the Company’s majority shareholder. See Subsequent Events Footnote 23 for further details.

In May 2022, AEG MH02 entered into a loan agreement with a group of private lenders of approximately $10.8 million with an initial stated interest rate of 8% and a maturity date of May 31, 2023. In February 2023, the loan agreement was amended stating a new interest rate of 16% retroactive to the date of the first draw in June 2022. In May 2023, the loan was extended, and the interest rate was revised to 18% from June 1, 2023. In July 2023, the loan agreement was further extended to October 31, 2023. In November 2023, the loan agreement was further extended to May 31, 2024. As of the date of this report, this loan is in default; however, management is in active discussions with the lender to renegotiate the terms. Due to these addendums, $2.5 million of interest was recognized in the nine months ending September 30, 2024. The Company had principal outstanding of $11.2 million and $11.0 million as of September 30, 2024 and December 31, 2023, respectively.

In June 2022, Alt US 02, a subsidiary of Alternus Energy Americas, and indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction with Lightwave Renewables, LLC to acquire rights to develop a solar park in Tennessee. The Company entered into a construction promissory note of $5.9 million with a variable interest rate of prime plus 2.25% and an original maturity date of June 29, 2023. On January 26, 2024, the loan was extended to June 29, 2024 due to logistical issues that caused construction delays. On October 11, 2024, management renegotiated the terms with the lender to extend the maturity date to March 29, 2025. The Company had principal outstanding of $5.4 million and $4.3 million as of September 30, 2024 and December 31, 2023, respectively. Subsequently, on November 5, 2024, the Company sold Alternus Energy Americas and its subsidiaries to Alternus Energy Group plc, the Company’s majority shareholder. See Subsequent Events Footnote 23 for further details.

On February 28, 2023, Alt US 03, a subsidiary of Alternus Energy Americas, and indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction to acquire rights to develop a solar park in Tennessee. Alt US 03 entered into a construction promissory note of $920 thousand with a variable interest rate of prime plus 2.25% and due May 31, 2024. On July 2, 2024, management renegotiated the terms with the lender to a revised interest rate of 11% and to extend the maturity date to November 30, 2024. This note had a principal outstanding balance of $717 thousand as of September 30, 2024 and December 31, 2023, respectively. Subsequently, on November 5, 2024, the Company sold Alternus Energy Americas and its subsidiaries, including Alt US 03, to Alternus Energy Group plc, the Company’s majority shareholder. See Subsequent Events Footnote 23 for further details.

In July 2023, one of the Company’s US subsidiaries acquired a 32 MWp solar PV project in Tennessee for $2.4 million financed through a bank loan having a six-month term, 24% APY, and an extended maturity date of February 29, 2024. The project is expected to start operating in Q1 2026. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. The Company had a principal outstanding balance of $7.0 million as of September 30, 2024 and December 31, 2023, respectively. On July 3, 2024, management renegotiated the terms with the lender to extend the maturity date to October 1, 2024. As of the date of this report, this loan is in default; however, management is in active discussions with the lender to renegotiate the terms. Subsequently, on November 5, 2024, the Company sold Alternus Energy Americas and its subsidiaries, including this project, to Alternus Energy Group plc, the Company’s majority shareholder. See Subsequent Events Footnote 23 for further details.

In July 2023, Alt Spain Holdco, one of the Company’s Spanish subsidiaries acquired the project rights for a 32 MWp portfolio of Solar PV projects in Valencia, Spain, with an initial payment of $1.9 million, financed through a €3.0 million ($3.3 million) bank facility having a six-month term and accruing ‘Six Month Euribor’ plus 2% margin. On January 24, 2024, the maturity date was extended to July 28, 2024. On July 28, 2024, the loan was further extended to January 28, 2025 and the principal amount was reduced to €2.6 million ($2.8 million) from cash on hand. This note had a principal outstanding balance of $2.9 million as of September 30, 2024 and December 31, 2023, respectively.

In October 2023, Alternus Energy Americas, one of the Company’s US subsidiaries secured a working capital loan in the amount of $3.2 million with a 0% interest until a specified date and a maturity date of March 31, 2024. In February 2024, the loan was further extended to February 28, 2025, and the principal amount was increased to $3.6 million. In March 2024, the Company began accruing interest at a rate of 10%. Additionally, on February 5, 2024, the Company issued the noteholder warrants to purchase up to 90,000 shares of restricted common stock, exercisable at $0.01 per share having a 5 year term and fair value of $86 thousand. Subsequently, on November 5, 2024, the Company sold Alternus Energy Americas to Alternus Energy Group plc, the Company’s majority shareholder. See Subsequent Events Footnote 23 for further details. Prior to the transaction, Alternus Energy Americas assigned this note to the Company directly. The Company had a principal outstanding balance of $1.8 million as of September 30, 2024 and $3.2 million as of December 31, 2023.

In December 2023, Alt US 07, one of the Company’s US subsidiaries acquired the project rights to a 14 MWp solar PV project in Alabama for $1.1 million financed through a bank loan having a six-month term, 24% APY, and a maturity date of May 28, 2024. The project is expected to start operating in Q2 2025. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. This note had a principal outstanding balance of $1.1 million as of September 30, 2024 and December 31, 2023, respectively. On July 3, 2024, management renegotiated the terms with the lender to extend the maturity date to October 1, 2024. As of the date of this report, this loan is in default; however, management is in active discussions with the lender to renegotiate the terms. Subsequently, on November 5, 2024, the Company sold Alternus Energy Americas and its subsidiaries, including Alt US 07, to Alternus Energy Group plc, the Company’s majority shareholder. See Subsequent Events Footnote 23 for further details.

For the year ended December 31, 2023, 9,000 shares of Common Stock were issued at Closing to the Sponsor of Clean Earth to settle CLIN promissory notes of $1.6 million. The note has a 0% interest rate until perpetuity. The shares were issued at the closing price of $125 per share for $1.1 million. The difference of $0.5 million was recognized as an addition to Additional Paid in Capital. Management determined the extinguishment of this note is the result of a Troubled Debt Restructuring.

In January 2024, the Company assumed a $938 thousand (€850 thousand) convertible promissory note with a 10% interest maturing in March 2025 as part of the Business Combination that was completed in December 2023. On January 3, 2024, the noteholder converted all of the principal and accrued interest owed under the note, equal to $1.0 million, into 52,800 shares of restricted common stock.

On March 21, 2024, ALCE and the Sponsor of Clean Earth (“CLIN”) agreed to a settlement of a $1.4 million note assumed by ALCE as part of the Business Combination that was completed in December 2023. The note had a maturity date of whenever CLIN closes its Business Combination Agreement and accrued interest of 25%. ALCE issued 9,000 shares to the Sponsor in March 21, 2024 and a payment plan of the rest of the outstanding balance was agreed to with payments to commence on July 15, 2024. The closing stock price of the Company was $11.75 on the date of issuance.

On April 19, 2024, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which the Company agreed to issue to the Investor a senior convertible note in the principal amount of $2,160,000, issued with an eight percent (8.0%) original issue discount and a warrant to purchase up to 2,411,088 shares of the Company’s common stock, at an exercise price of $0.48 per share. The Company received gross proceeds of $2,000,000, before fees and other expenses associated with the transaction. The Convertible Note matures on April 20, 2025 bears interest at 7% per annum and ranks senior to the Company’s existing and future unsecured indebtedness.

Material Cash Requirements from Known Contractual Obligations

The Company’s contractual obligations consist of operating leases generally related to the rent of office building space, as well as land upon which the Company’s solar parks are built. These leases include those that have been assumed in connection with the Company’s asset acquisitions. The Company’s leases are for varying terms and expire between 2027 and 2055.

For the nine months ending September 30, 2024 and 2023, the Company incurred operating lease expenses from continuing operations of $157 thousand and $112 thousand, respectively. The following table summarizes the Company’s future minimum contractual operating lease payments as of September 30, 2024.

Maturities of lease liabilities as of September 30, 2024 were as follows:

(in thousands)
Five-year lease schedule:
2024 Oct 1 – Dec 31	$71
2025	193
2026	199
2027	205
2028	212
Thereafter	2,054
Total lease payments	2,934
Less imputed interest	(1,721)
Total	$1,213

The Company had no finance leases as of September 30, 2024.

In October 2023, the Company entered a new lease for land in Madrid, Spain where solar parks are planned to be built. The lease term is 35 years with an estimated annual cost of $32 thousand.

Cash Flow Discussion

The Company uses traditional measures of cash flows, including net cash flows from operating activities, investing activities and financing activities to evaluate its periodic cash flow results.

For the Nine Months Ended September 30, 2024 compared to September 30, 2023

The following table reflects the changes in cash flows for the comparative periods:

	Nine Months Ended September 30,
	2024	2023	Change ($)
	(in thousands)
Net cash provided by (used in) operating activities	(1,820)	(2,267)	(447)
Net cash provided by (used in) operating activities – Discontinued Operations	(4,579)	(6,982)	(2,403)

Net cash provided by (used in) investing activities	(6,544)	(10,341)	(3,797)
Net cash provided by (used in) investing activities – Discontinued Operations	69,019	(179)	69,198

Net cash provided by (used in) financing activities	664	6,560	(5,896)
Net cash provided by (used in) financing activities – Discontinued Operations	(80,422)	13,489	(93,911)

Effect of exchange rate on cash	124	(79)	203

Net Cash Used in Operating Activities

Net cash used in continuing operating activities for the nine months ended September 30, 2024 compared to 2023 decreased by $0.4 million. The increase of $7.7 million in 2024 was primarily driven by an increase in selling, general, and administrative expenses, an increase in interest expense, an increase in other expenses as described above, and a decrease in revenues in the first nine months of 2024. The remaining decrease was a result of the normal fluctuations of receivables and payables over the normal course of business operations.

Net cash used in discontinued operating activities for the nine months ended September 30, 2024 compared to 2023 decreased by $2.4 million. This was a result of the normal fluctuations of receivables and payables over the normal course of business operations.

Net Cash Used in Investing Activities

Net cash used in continuing investing activities for the nine months ended September 30, 2024 compared to 2023 decreased by $3.8 million. This was a result of decreased spending for new property, plant, and equipment, development endeavors, and current construction projects in 2024.

Net cash provided by discontinued investing activities for the nine months ended September 30, 2024 compared to 2023 increased by $69.2 million. This was a result of the cash received for the sale of the Polish parks of $59.4 million and from the sale of the Netherlands park of $7.1 million.

Net Cash Provided by Financing Activities

Net cash provided by continuing financing activities for the nine months ended September 30, 2024 compared to 2023 decreased by $5.9 million mainly driven by a decrease in proceeds received from new construction loans as the Company acquired funding for new projects in 2023.

Net cash used in discontinued financing activities for the nine months ended September 30, 2024 compared to 2023 increased by $93.9 million mainly driven by the $75.2 million payment made towards the Solis Bonds principal balance and $7.3 million less repayment to shareholder loans within the Company. Additionally, the Solis Bond waiver fee of $11.2 million was assessed and added to the Bond principal balance in 2023.

Fiscal Year Ended December 31, 2023 compared to December 31, 2022.

The following non-U.S. GAAP table summarizes the total capitalization and debt as of December 31, 2023 and December 31, 2022:

	Year Ended December 31,
	2023	2022
	(in thousands)
Senior Secured Green Bonds	$166,122	$149,481
Senior Secured debt and promissory notes	32,312	13,486
Total debt	198,434	162,967
Less current maturities	(198,434)	-
Long term debt, net of current maturities	$-	$162,967

Current Maturities	$198,434	$-
Less current debt discount	(892)	-
Current Maturities net of debt discount	$197,542	$-

Long-term maturities	$-	$162,967
Less long-term debt discount	-	(4,272)
Long-term maturities net of debt discount	$-	$158,695

	Year Ended December 31,
	2023	2022
	(in thousands)
Cash and cash equivalents	$4,618	$705
Restricted cash	19,161	6,598
Available capital from continuing operations	$23,779	$7,303

Discontinued operations:
Cash and cash equivalents	$785	$444
Restricted cash	-	-
Available capital from discontinued operations	$785	$444

Restricted Cash relates to balances that are in the bank accounts for specific defined purposes and cannot be used for any other undefined purposes. The increase was related to the sale of the Italian assets which is in escrow to reduce the principal of the Green Bonds. Refer to Footnote 3 – Summary of Significant Accounting Policies for further discussion of restricted cash.

Liquidity Position

Our consolidated financial statements for the year ended December 31, 2023 and 2022 identifies the existence of certain conditions that raise substantial doubt about our ability to continue as a going concern for twelve months from the issuance of this report. Refer to Footnote 2 of the accompanying financial statements for more information.

In January 2021, one of the Company’s subsidiaries, Solis Bond Company DAC (“Solis”), issued a series of 3-year senior secured green bonds in the maximum amount of $242.0 million (€200 million) with a stated coupon rate of 6.5% + EURIBOR and quarterly interest payments. The bond agreement is for repaying existing facilities of approximately $40 million (€33 million), and funding acquisitions of approximately $87.2 million (€72.0 million). The bonds are secured by the Solis’ underlying assets. The Company raised approximately $125.0 million (€110.0 million) in the initial funding. In November 2021, Solis, completed an additional issue of $24 million (€20 million). The additional Issue was completed at an issue price of 102% of par value, corresponding to a yield of 5.5%. The Company raised $11.1 million (€10 million) in March 2022 at 97% for an effective yield of 9.5%. In connection with the bond agreement the Company incurred approximately $11.8 million in debt issuance costs. The Company recorded these as a discount on the debt and they are being amortized as interest expense over the contractual period of the bond agreement. As of December 31, 2023 and 2022 there was $166.1 million and $149.5 million outstanding on the Bond, respectively.

As of December 31, 2022, Solis was in breach of the three financial covenants under Solis’ Bond terms: (i) the minimum Liquidity Covenant that requires the higher of €5.5 million or 5% of the outstanding Nominal Amount, (ii) the minimum Equity Ratio covenant of 25%, and (iii) the Leverage Ratio of NIBD/EBITDA to not be higher than 6.5 times for the year ended December 2021, 6.0 times for the year ended December 31, 2022 and 5.5 times for the period ending on the maturity date of the Bond, January 6, 2024. The Solis Bond carries a 3 months EURIBOR plus 6.5% per annum interest rate, and has quarterly interest payments, with a bullet payment to be paid on January 6, 2024. The Solis Bond is senior secured through a first priority pledge on the shares of Solis and its subsidiaries, a parent guarantee from Alternus Energy Group Plc, and a first priority assignment over any intercompany loans.

In April 2023 the bondholders approved a temporary waiver and an amendment to the bond terms to allow for a change of control in Solis (which allows for the transfer of Solis and its subsidiaries underneath Clean Earth Acquisitions Corp. on Business Combination Closing). In addition, bondholders received a preference share in an Alternus holding company, AEG JD 02 Limited, which holds certain development projects in Spain and Italy. The shares will have preference on any distribution up to €10 million, and AEG JD 02 will divest assets to ensure repayment of the €10 million should the bonds not have been fully repaid at maturity (January 6, 2024). Finally, bondholders will receive a 1% amendment fee, which equates to €1.4 million.

On June 5, 2023 the bondholders approved an extension to the waiver to September 30, 2023 and the bond trustee was granted certain additional information rights and the right to appoint half of the members of the board of directors of Solis, in addition to the members of the board appointed by the Company. Under the waiver agreement, as extended, Solis must fully repay the Bonds by September 30, 2023. If Solis is unable to fully repay the Solis Bonds by September 30, 2023, Solis’ bondholders have the right to immediately transfer ownership of Solis and all of its subsidiaries to the bondholders and proceed to sell Solis’ assets to recoup the full amount owed to the bondholders, which as of September 30, 2023 is currently €150,000,000 (approximately $159,000,000). If the ownership of Solis and all of its subsidiaries were to be transferred to the Solis bondholders, the majority of the Company’s operating assets and related revenues and EBITDA would be eliminated.

On October 16 2023, bondholders approved to further extend the temporary waiver to December 16, 2023. On December 18, 2023, a representative group of the bondholders approved an extension of the temporary waivers and the maturity date of the Solis Bonds until January 31, 2024, with the right to further extend to February 29, 2024 at the Solis Bond trustee’s discretion, which was subsequently approved by a majority of the bondholders on January 3, 2024. On March 12, 2024, the bondholders approved an additional extension to April 30, 2024. As such, the Solis bond debt is currently recorded as short-term debt.

On October 16 2023, bondholders approved to further extend the temporary waiver to December 16, 2023. On December 18, 2023, a representative group of the bondholders approved an extension of the temporary waivers and the maturity date of the Solis Bonds until January 31, 2024, with the right to further extend to February 29, 2024 at the Solis Bond trustee’s discretion, which was subsequently approved by a majority of the bondholders on January 3, 2024. On March 12, 2024, the bondholders approved an additional extension to April 30, 2024. On April 30, 2024 the Bond Trustee granted a technical extension of the Maturity Date until May 31, 2024. The Bond Trustee, with approval from a majority of the Bondholders, may further extend the Bonds on a month-to-month basis to November 29, 2024. As such, the Solis bond debt is currently recorded as short-term debt. On May 1, 2024 Solis made an interest payment of Euro 1,000,000 ($ 1,069,985.00) to the Bondholders, which is approximately 50% of the total interest due for the first quarter of 2024. The remaining interest amount will be paid alongside, and in addition to, the interest payment due July 6, 2024 from Solis’ ongoing business operations. Solis will incur a late payment penalty in accordance with the Bond Terms.

On December 28, 2023, Solis sold 100% of the share capital in its Italian subsidiaries for approximately €15.8 million (approximately $17.5 million).

Subsequently, on January 18, 2024, Solis sold 100% of the share capital in its Polish subsidiaries for approximately €54.4 million (approximately $59.1 million), and on February 21, 2024 Solis sold 100% of the share capital of its Netherlands subsidiary for approximately €6.5 million (approximately $7 million). Additionally, on February 14, 2024, Solis exercised its call options to repay €59,100,000 million (approximately $68.5 million) of amounts outstanding under the bonds (See Footnote 26).

Financing Activities

On December 21, 2022, the Company’s wholly owned Irish subsidiaries, AEG JD 01 LTD and AEG MH 03 LTD entered in a financing facility with Deutsche Bank AG (“Lender”). This is a committed revolving debt financing of €80,000,000 to finance eligible project costs for the acquisition, construction, and operation of installation/ready to build solar PV plants across Europe, including the capacity for the financing to be upsized via a €420,000,000 uncommitted accordion facility to finance a pipeline of further projects across Europe (the “Warehouse Facility”). The Warehouse Facility, which matures on the third anniversary of the closing date of the Credit Agreement (the “Maturity Date”), bears interest at Euribor plus an aggregate margin at a market rate for such facilities, which steps down by 0.5% once the underlying non-Euro costs financed reduces below 33.33% of the overall costs financed. The Warehouse Facility is not currently drawn upon, but a total of approximately €1,800,000 in arrangement and commitment fees is currently owed to the Lender. Once drawn, the Warehouse Facility capitalizes interest payments until projects reach their commercial operations dates through to the Maturity Date; it also provides for mandatory prepayments in certain situations.

In May 2022, AEG MH02 entered into a loan agreement with a group of private lenders of approximately $10.8 million with an initial stated interest rate of 8% and a maturity date of May 31, 2023. In February 2023, the loan agreement was amended stating a new interest rate of 16% retroactive to the date of the first draw in June 2022. In May 2023, the loan was extended and the interest rate was revised to 18% from June 1, 2023. In July 2023, the loan agreement was further extended to October 31, 2023. In November 2023, the loan agreement was further extended to May 31, 2024. Due to these addendums, $2.4 million of interest was recognized in the period ended December 31, 2023. The Company had principal outstanding of $11.0 million and $10.7 million as of December 31, 2023 and 2022, respectively.

In June 2022, Alt US 02, a subsidiary of Alternus Energy Americas, and indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction with Lightwave Renewables, LLC to acquire rights to develop a solar park in Tennessee. The Company entered into a construction promissory note of $5.9 million with a variable interest rate of prime plus 2.5% and an original maturity date of June 29, 2023. On January 26, 2024 the loan was extended to June 29, 2024 due to logistical issues that caused construction delays. On June 29, 2024, the loan was further extended to December 29, 2024. The Company had principal outstanding of $4.3 million and $2.8 million as of December 31, 2023 and 2022, respectively.

On February 28, 2023, Alt US 03, a subsidiary of Alternus Energy Americas, and indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction to acquire rights to develop a solar park in Tennessee. Alt US 03 entered into a construction promissory note of $920 thousand with a variable interest rate of prime plus 2.5% and due May 31, 2024. This note had a principal outstanding balance of $717 thousand as of December 31, 2023.

In July 2023, one of the Company’s US subsidiaries acquired a 32 MWp solar PV project in Tennessee for $2.4 million financed through a bank loan having a six-month term, 24% APY, and an extended maturity date of February 29, 2024. The project is expected to start operating in Q1 2025. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. The Company had a principal outstanding balance of $7.0 million as of December 31, 2023. As of the date of this report this loan is currently in default, but management is in active discussions with the lender to renegotiate the terms.

In July 2023, Alt Spain Holdco, one of the Company’s Spanish subsidiaries acquired the project rights for a 32 MWp portfolio of Solar PV projects in Valencia, Spain, with an initial payment of $1.9 million, financed through a bank loan having a six-month term and accruing ‘Six Month Euribor’ plus 2% margin, currently 5.9% interest. On January 24, 2024, the maturity date was extended to July 28, 2024. The portfolio consists of six projects totaling 24.4 MWp. This note had a principal outstanding balance of $3.3 million as of December 31, 2023.

In October 2023, Alternus Energy Americas, one of the Company’s US subsidiaries secured a working capital loan in the amount of $3.2 million with a 0% interest until a specified date and a maturity date of March 31, 2024. In February 2024, the loan was further extended to February 28, 2025 and the principal amount was increased to $3.6 million. In March 2024, the Company began accruing interest at a rate of 10%. Additionally, the Company issued the noteholder warrants to purchase up to 90,000 shares of restricted common stock, exercisable at $0.01 per share having a 5 year term and fair value of $86 thousand. The Company had a principal outstanding balance of $3.2 million as of December 31, 2023. As of the date of this report this loan is currently in default, but management is in active discussions with the lender to renegotiate the terms.

In December 2023, Alt US 07, one of the Company’s US subsidiaries acquired the project rights to a 14 MWp solar PV project in Alabama for $1.1 million financed through a bank loan having a six-month term, 24% APY, and a maturity date of May 28, 2024. The project is expected to start operating in Q2 2025. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. This note had a principal outstanding balance of $1.1 million as of December 31, 2023.

On December 3, 2023, the Company entered into an agreement with (i) Meteora Capital Partners, LP, (ii) Meteora Select Trading Opportunities Master, LP, and (iii) Meteora Strategic Capital, LLC (collectively “Meteora” or “Seller”) for OTC Equity Prepaid Forward Transactions (the “FPA”). Under the FPA, we are entitled to receive payments from Meteora under certain circumstances if the price of our common stock trades above $1.50. However, we do not expect to receive any payments from Meteora in the future.

In connection with the entry into the FPA, on December 3, 2023, the Company also entered into a subscription agreement (the “FPA Funding Amount Subscription Agreement”) with Meteora. Pursuant to the FPA Funding Amount Subscription Agreement, Meteora had agreed to subscribe for and purchase, and the Company had agreed to issue and sell to Meteora, on the closing date of the Business Combination, shares of the Company at a price of $10.00 per share (the “Additional Shares”) in an amount of up to 9.9% of the total shares of the Company outstanding following the closing of the Business Combination (less any Recycled Shares purchased by Seller under the FPA). This purchase price was then be netted against the prepayment amount for the Additional Shares pursuant to the terms of the FPA; after giving effect to the netting, since the prepayment amount was based on the redemption price which was not to be in excess of $10.00, there was still be an amount that remained to be paid by the Company to Meteora. The purpose of the FPA Funding Amount Subscription Agreement was to enable Meteora to increase the number of shares that serve as the measurement for the hedging arrangement under the FPA by way of purchasing Additional Shares to a number of shares that is greater than the number of Recycled Shares for which the prepayment amount and prepayment shortfall will be calculated. As a result of the larger number of shares, the cash settlement owed to the Company with respect to the value of those shares can be a larger number. The FPA Funding Amount Subscription Agreement allows the Meteora to acquire the difference between the maximum number of shares that are subject to the FPA and the Recycled Shares. The number of Additional Shares was only determinable at the time of closing of the Business Combination, when a Pricing Date Notice is delivered by Meteora.

The primary risk to the Company with respect to the FPA was that if the price of the shares which serve as the measurement for the hedging arrangement fell below the minimum price of $3.00 per share, as it has which was needed in order for Meteora to be obligated to pay a cash settlement to the Company in respect of such shares (or if any other events occur which result in there being minimal or no payment obligations at settlement, as described below), the Company may not receive cash settlement proceeds from the forward purchase arrangement and instead, the only amounts that the Company will receive are those amounts paid by Meteora in respect of the Prepayment Shortfall, but Meteora will retain ownership of all of the shares subject to the FPA.

In addition to the risk of a substantial decline in the market price of the shares, the occurrence of certain events also accelerated the valuation date and may result in Meteora having no payment obligation to the Company at settlement. Such events included (a) if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is/was below $1.50 per share, (b) if Company’s shares cease to be listed on a national securities exchange or upon the filing of a Form 25 (and, in each case, if the Counterparty fails to relist on such national securities exchange or list on a different national securities exchange within 10 calendar days), or (c) if the Registration Statement is/was not declared effective by the Commission within the time periods set forth in the FPA, or if the Registration Statement after it is declared effective ceases to be continuously effective as required by the Forward Purchase Agreement, which will result in the unregistered shares being excluded from the calculation of the amounts due at settlement.

Further as to any material relationship with the PIPE/FPA investors, please note that as disclosed in the FPA, one of Company’s investment funds entered into an investment agreement subscribing for a minority economic interest in Clean Earth Acquisitions Sponsor LLC, the sponsor of Clean Earth Acquisitions Corp (our predecessor entity). Such an agreement was entered into prior to Clean Earth Acquisitions Corp.’s initial public offering in February 2022. For the avoidance of doubt, as part of this investment agreement, the Seller assumed no board or management role within Clean Earth Acquisitions Sponsor LLC or Clean Earth Acquisitions Corp.

In December 2023, as part of the Business Combination, the Company assumed an existing loan balance of $1.6 million with a 0% interest rate until perpetuity as part of the Business Combination with Clean Earth. The Company had a principal outstanding balance of $1.4 million as of March 31, 2024 and $1.6 million as of December 31, 2023.

In January 2024, the Company assumed a $938 thousand (€850 thousand) convertible promissory note with a 10% interest maturing in March 2025 as part of the Business Combination that was completed in December 2023. On January 3, 2024, the noteholder converted all of the principal and accrued interest owed under the note, equal to $1.0 million, into 1,320,000 shares of restricted common stock.

For the year ended December 31, 2023, 225,000 shares of Common Stock were issued at Closing to the Sponsor of Clean Earth to settle CLIN promissory notes of $1.6 million. The shares were issued at the closing price of $5 per share for $1.1 million. The difference of $0.5 million was recognized as an addition to Additional Paid in Capital. Management determined the extinguishment of this note is the result of a Troubled Debt Restructuring.

On March 21, 2024, ALCE and the Sponsor of Clean Earth (“CLIN”) agreed to a settlement of a $1.2 million note assumed by ALCE as part of the Business Combination that was completed in December 2023. The note had a maturity date of whenever CLIN closes its Business Combination Agreement and accrued interest of 25%. ALCE issued 225,000 shares to the Sponsor in March 21, 2024 and a payment plan of the rest of the outstanding balance was agreed to with payments to commence on July 15, 2024. The closing stock price of the Company was $0.47 on the date of issuance.

Material Cash Requirements from Known Contractual Obligations

The Company’s contractual obligations consist of operating leases generally related to the rent of office building space, as well as land upon which the Company’s solar parks are built. These leases include those that have been assumed in connection with the Company’s asset acquisitions. The Company’s leases are for varying terms and expire between 2027 and 2055.

For the year ending December 31, 2023 and 2022, the Company incurred operating lease expenses from continuing operations of $212 thousand and $162 thousand, respectively. The following table summarizes the Company’s future minimum contractual operating lease payments as of December 31, 2023.

Maturities of lease liabilities as of December 31, 2023 were as follows:

Five-year lease schedule:	(in thousands)
2024	$231
2025	237
2026	242
2027	248
2028	216
Thereafter	2,064
Total lease payments	3,238
Less imputed interest	(1,811)
Total	$1,427

The Company had no finance leases as of December 31, 2023.

In April 2022, the Company entered a new lease for additional office space in Fort Mill, South Carolina with a term of 7.5 years. The estimated annual cost of the lease is $147 thousand.

In October 2023, the Company entered a new lease for land in Madrid, Spain where solar parks are planned to be built. The lease term is 35 years with an estimated annual cost of $32 thousand.

In March 2022, the Company bought the Gardno and Gardno 2 parks in Poland, acquiring two operating leases to the land where the solar parks are located. The combined estimated annual cost of the leases is $69 thousand. The leases commenced in 2021 and run through 2046. These assets have been moved to discontinued operations as of December 31, 2023. Refer to Footnote 20 for more details.

In March 2022, the Company bought the Rakowic park in Poland, acquiring an operating lease for the land where the solar parks are located. The combined estimated annual cost of the leases is $7 thousand. The leases commenced in 2022 and run through 2046. These assets have been moved to discontinued operations as of December 31, 2023. Refer to Footnote 20 for more details.

Cash Flow Discussion

The Company uses traditional measures of cash flows, including net cash flows from operating activities, investing activities and financing activities to evaluate its periodic cash flow results.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions in certain circumstances that affect amounts reported in its consolidated financial statements and related footnotes. In preparing these consolidated financial statements, the Company has made its best estimates of certain amounts included in the consolidated financial statements. Application of accounting policies and estimates, however, involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. In arriving at the Company’s critical accounting estimates, factors the Company considers include how accurate the estimate or assumptions have been in the past, how much the estimate or assumptions have changed and how reasonably likely such change may have a material impact. The Company’s critical accounting policies are discussed below.

Business Combinations

The Company acquires assets which operate in nature with existing revenue streams and assets which are constructed for the purpose of being sold. The Company applies the screen test per ASC 805 to determine an asset acquisition versus business combination and accounts for business combinations by recognizing in the financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interests in the acquiree at fair value at the acquisition date. The Company also recognizes and measures the goodwill acquired or a gain from a bargain purchase in the business combination and determine what information to disclose to enable users of an entity’s financial statements to evaluate the nature and financial effects of the business combination. In addition, acquisition costs related to business combinations are expensed as incurred. Cost directly attributed to an asset acquisition are capitalized to the asset per ASC 805 Business combinations is a critical accounting policy as there are significant judgments involved in the allocation of acquisition costs and determining the fair value of the net assets acquired. Refer to Footnote 6 to the accompanying financial statements for more information.

When the Company acquires renewable energy facilities, the Company allocates the purchase price to; (i) the acquired tangible assets and liabilities assumed, primarily consisting of plant equipment and long-term debt, (ii) the identified intangible assets and liabilities, primarily consisting of the value of favorable and unfavorable rate PPAs and REC agreements and the in-place value of market rate PPAs, (iii) non-controlling interests, and (iv) other working capital items based in each case on their fair values in accordance with ASC 805.

The Company performs the analysis of the acquisition using income approach valuation methodology. Factors considered by management in its analysis include considering current market conditions and costs to construct similar facilities. The Company also considers information obtained about each facility as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets and liabilities acquired or assumed. In estimating the fair value, the Company also establishes estimates of energy production, current in-place and market power purchase rates, tax credit arrangements and operating and maintenance costs. A change in any of the assumptions above, which are subjective, could have a significant impact on the results of operations.

When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired, and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired, and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs require significant judgments and estimates at the time of the valuation. Transaction costs, including legal and financing fees directly related to the acquisition, incurred are capitalized as a component of the assets acquired.

The allocation of the purchase price directly affects the following items in the Company consolidated financial statements:

●	The amount of purchase price allocated to the various tangible and intangible assets, liabilities and non-controlling interests on the Company balance sheet;

●	The amounts allocated to current assets or current liabilities are allocated at the acquisition value. The amounts allocated to long term tangible assets and intangibles are amortized to depreciation or amortization expense, and

●	The period over which tangible and intangible assets and liabilities are depreciated or amortized varies, and thus, changes in the amounts allocated to these assets and liabilities will have a direct impact on Company results of operations.

Measurement of Level 3 Assets

Financial assets where values are based on valuation techniques that require inputs that are both unobservable and are significant to the overall fair value measurement are classified as Level 3 under the fair value hierarchy established in applicable accounting standards. The fair value of these Level 3 financial assets is determined using a third party pricing service using Monte Carlo simulations or similar techniques for which the determination of fair value requires significant management judgment or estimation. The Level 3 gains and losses are valued quarterly and recorded in earnings.

Impairment of Renewable Energy Facilities

Renewable energy facilities that are held and used are reviewed for impairment whenever events or changes in circumstances indicate carrying values may not be recoverable. An impairment loss is recognized if the total future estimated undiscounted cash flows expected from an asset are less than its carrying value. An impairment charge is measured as the difference between an asset’s carrying amount and its fair value. Fair values are determined by a variety of valuation methods, including appraisals, sales prices of similar assets and present value techniques.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

The Company has no derivative financial instruments or derivative commodity instruments.

Foreign Currency Risk

The Company is exposed to foreign currency risk as a result of certain transactions and borrowings which are denominated in foreign currencies. The Company’s current asset portfolio generates revenue and incurs expenses in other currencies, including the Euro, the Polish Zloty the Romanian Lei and the Norwegian Krone.

In addition, the Company is exposed to currency risk associated with translating its functional currency financial statements into its reporting currency, which is the U.S. dollar. As a result, the Company is exposed to movements in the exchange rates of various currencies against the U.S. dollar.

The Company manages its exposure to currency risk by commercially transacting in the currencies in which the Company materially incurs operating expenses. The Company limits the extent to which it incurs operating expenses in other currencies, wherever possible, thereby minimizing the realized and unrealized foreign exchange gain/ loss. The currency of the Company’s borrowing is, in part, matched to the currencies expected to be generated from the Company’s operations. Intercompany funding is typically undertaken in the functional currency of the operating entities or undertaken to ensure offsetting currency exposures.

Interest Rate Risk

Fluctuations in interest rates can impact the value of investments and financing activities, giving rise to interest rate risk. The debt of the Company is comprised of different instruments, which bear interest at either fixed or floating interest rates. The ratio of fixed and floating rate instruments in the loan portfolio is monitored and managed. Refer to Footnote 13 – Green Bonds, Convertible and Non-convertible Promissory Notes for more information.

The Company believes that the interest rates on all borrowings compare favorably with those rates available in the market.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

BUSINESS

Overview

The Company was incorporated on May 14, 2021 under the laws of Delaware and currently has 19 employees; 10 employees are located Dublin, Ireland, 2 are located at the Company’s headquarters located in New York, 4 remote employee in the US and 3 are located in Europe. Our employees perform various services such as business development, finance and management functions.

We are an independent clean energy producer that develops, installs, and operates a diverse portfolio of renewable energy assets in North America and Europe. You may also hear the term IPP, or independent power producer, to describe similar companies, however we want to focus on the clean nature of the energy generated from the renewable energy assets we own and operate.

With a primary focus as a long-term owner operator, we focus on ensuring that the projects we develop and install for our own use, are designed to deliver the most efficient operating results over the full project lifetime, which averages over 30 years. Our renewable energy assets benefit from long-term government offtake contracts and/or Power Purchase Agreements (“PPAs”) with investment grade off-takers with terms of 15 – 20 years, plus energy sales to local power grids where relevant.

As of December 13, 2024, we have approximately 11 utility scale solar parks totaling 217 MW at medium to late-stage development stage in Italy. These are targeted to reach construction status during 2025.

As part of our strategy to become a more comprehensive energy provider and expand operations into additional high-value complementary segments of the renewable energy industry we recently announced binding terms with Hover Energy LLC to form a joint venture to provide state-of-the-art clean energy microgrids to corporates, data centers and other facility owners. When completed, this new segment for Alternus should provide faster time to revenues and lower equity needs in a rapidly growing market with ever increasing energy demands due to growth in AI and onshoring of heavy industry to the United States.

Business Model

As a vertically integrated renewable energy business, Alternus operates across all key segments of the renewable energy project development life cycle from ‘greenfield’ planning and permitting phases, through to construction and long-term revenue and margin generation from sales of energy to customers. This integration of activities under one common ownership and management creates a ‘production line’ of new projects supporting organic growth, and visibility of pipeline, in the business going forward. This business model is designed to lock in lasting shareholder value by significantly reducing capex for newly developed projects, and lowering acquisition costs for acquired projects at pre-operation from other market participants.

The earlier in the cycle that we acquire new projects means we retain more of the project market value created as it passes each milestone. If we acquire projects further along the value chain then we pay more capital (and value) out to third parties for those projects. The value creation at each stage results from the de-risking of the projects as they get closer to operation and as a result, attract higher valuations at the later stages as the project risk declines.

Alternus Clean Energy Project Stage Classification

This method of operation is designed to bring the value created during the development cycle directly to Alternus, thereby reducing capital expenditure requirements to build out a larger portfolio, as the cost of acquisition and value captured can be reinvested in future growth. In addition, it provides greater certainty of future revenue streams as the projects owned today reach planned operation dates in the future.

We generate our new project pipeline by working closely with a cultivated network of local and international project development partners, and recently directly via joint venture companies, that provide a continuous pipeline of new projects for acquisition and construction and operation.

We believe that a key benefit of being a long-term owner of these projects are the long-term recurring incomes from the projects that provide stable and predictable income streams as the cumulative operational portfolio grows. Every time we add a new project into the portfolio, we get a lift in long-term incomes that then accumulates each time. Other participants in our market sometimes ‘build-to-sell’ the projects they develop and/or install, making their annual numbers more one-time and volatile. Our business model is designed to steadily add long-term income, locking in sustainable returns and value for shareholders as we stair step up growth.

Notwithstanding this core focus, Alternus retains the option to sell certain assets at a profit that would be immediately accretive to both income and cash and therefore reduce the need to issue additional equity to public markets to support the business.

Organization structured as focused expert teams and partners

In order to maximize the value created from this integrated project approach, Alternus is currently structured into three operating groups, reflecting each of the project development phases — development, installation, operation. Each operating group brings decades of experience and expertise to their respective segment and allows them to operate independently as required, to achieve greatest cost efficiencies and market focus, but with the coordination and support of a larger organization behind them. The operating groups are supported by specialist in-country management and corporate functions to ensure best overall collaboration to a common goal of long-term project ownership across multiple countries.

Revenue model

Alternus has a straight-forward revenue model. The clean energy created from our renewable assets parks is delivered directly to national utility power grids. Revenues are generated by multiplying the energy produced – measured in megawatt hours (MWh) – by the rate received for these hours. The rates received from either local government or investment grade commercial customers are either contracted under long term contracts – up to 25 years – or from local energy markets at the rates prevailing as the energy is delivered. At any one time, Alternus aims to have approximately 70% of the energy rates contracted long term on a portfolio basis. This revenue mix approach creates high margin and long-term predictable income streams that provides us with more flexible debt options that we deploy in ways to maximize returns on equity.

On the planned completion of the Joint Venture with Hover, the Company will enter a new market segment that will have two modes of operation. the same revenue model focus over the long term, but also may sell some or all of the ownership of the installations to third parties to own. In that case, the joint venture would book the initial sale

Vision and Strategy

Alternus aims to become a comprehensive provider of clean energy and energy solutions in Europe and the US with the overall aim of delivering power to our customers 24 hours 7 days a week, 365 days of the year – or 8760 hours per year.

We plan to do this by continuing to build on our proven utility solar operational and financial expertise but also by adding behind-the-meter microgrid capabilities for customers looking for on-site power generation and independence from overloaded power grids. This new segment is highly complementary to our existing utility operations and allows Alternus to deliver faster to revenue growth activities, with lower equity needs, in support of the larger and less frequent additions of utility scale projects. We also are in discussions with various parties for additional joint ventures and strategic acquisitions in segments, such as battery storage, to add additional capabilities, skillsets and revenue streams to the group in support of this vision.

This growth strategy will build on our existing activities as an integrated transatlantic IPP that develops, constructs and operates a diverse portfolio of clean energy projects over the long term that generate stable long-term predictable incomes that consistently builds shareholder value in the years to come.

We believe that Alternus is now well positioned to capture its share of the unprecedented positive market growth and tail winds as both governments and corporates look to address the shortfall in power supply given rapidly increasing energy needs. Becoming a more comprehensive provider of clean energy and solutions will broaden revenue streams and access to markets and deliver sustained growth going forward.

To achieve its goals, the Company intends to pursue the following strategies:

●	Continue our growth strategy of acquiring utility scale clean energy (e.g. solar, battery storage and other technologies) projects that are either in development, in construction, newly installed or already operational, in order to build a diversified portfolio across multiple geographies;

●	Through JVs and other partnerships, pursue expansion into different market segments that complement our existing utility scale solar PV business. Such segments would vary from quick to market, such as microgrids, but also provide independent revenue streams and additional utility scale energy technologies.

●	Strengthen long term relationships with high-quality developer and other partners, both local and international, to reduce competition in acquisition pricing and provide Alternus with exclusive rights to projects at varying stages of development. This provides the Company with better understanding of the markets we address and, in some cases, enables it to contract for projects in a less competitive environment.

●	Expand our US and European IPP portfolio in regions with attractive returns on investments, and increase the Company’s long-term recurring revenue and cash flow;

●	Secure strong and predictable cash flows via long-term FIT (feed-in tariff) contracts combined with the Company’s efficient operations. This allows for high leverage capacity and flexibility of debt structuring. Our strategy is to reinvest of project cash flows into additional projects to provide non-dilutive capital for Alternus to “self-fund” organic growth.

●	Optimization of financing sources to support long-term growth and profitability in a cost-efficient manner;

●	As a renewable energy company, we are committed to growing our portfolio of projects in the most sustainable way possible. Alternus is highly aware and conscious of the ever growing need to mitigate the effects of climate change which is evident by its core strategy. As the Company grows, it intends to establish a formal sustainability policy framework in order to ensure that all project development is carried out in a sustainable manner, mitigating any potential local and environmental impacts identified during the development, construction and operational process.

Given the long-term nature of our business, the Company does not operate its business on a quarter-by-quarter basis, but rather, with long-term shareholder value creation as a priority. The Company aims to maximize return for its shareholders by developing its own parks from the ground up and/or acquiring projects during the development cycle, installation stage, or already operational and by entering additional market segments that compliment and support existing operations and/or financial capabilities.

Our Operating Subsidiaries

As of the date of filing, the Company is a holding company that operates through 40 operating subsidiaries, as listed in Exhibit 21.1 to this registration statement.

Competitive Strengths

The Company believes the following competitive strengths have contributed and will continue to contribute to its success:

●	The Company is a clean energy owner operator at its core and therefore comfortable in operating across all aspects of the renewable energy project value chain from development and installation through to long term operational ownership. This is as opposed to simply buying operating parks where higher levels of competition exist from market participants, such as specialist investment funds and larger players with currently lower costs of capital than Alternus.

Entering at earlier stages of the value chain allows Alternus opportunities to build and/or acquire projects earlier in the process and to lock out these types of competitors in certain situations;

●	The Company’s existing owned and contracted solar PV projects pipeline provides it with clear and actionable opportunities to grow clean power generation and earnings in the near term.

About 50% of planned growth to 2026 is already owned or identified today and is driven by some of our development projects reaching production in the period and also by current contracted acquisitions and pipeline completing as we expect;

●	We believe that being a long-term owner operator of renewable projects is an important distinction for Alternus in the marketplace. With a primary strategy long-term owner – supported as appropriate with strategic asset sales - we focus on ensuring that the parks we own are designed for the most efficient operations and built to last available to sell to other parties that require shorter term investment returns as an example.

This approach, we believe, makes us more attractive to our developer partners and customers in-country who want a partner that has a repeat nature and one that’s obviously also more flexible in the approach and more in tune with the realities of project development than funds or larger participants typically are.

In addition, we believe this also makes it very attractive to both banks and local governments who prefer long-term focused market participants, as it prevents them from having to deal with multiple owners over time, which we believe has become a benefit for Alternus over single project developers in certain markets, when competing projects may be chasing the same grid connections, for example;

●	The Company’s track record of identifying and entering new countries, coupled with our on-the-ground capabilities and cultivated network of development partners gives us potential competitive advantages in developing and operating solar parks across Europe and the US;

●	The Company is technology and supplier agnostic and as such has the flexibility to choose from a broad range of leading manufacturers, top tier advisors and suppliers and equipment vendors around the globe that should allow us to continue to benefit from falling component and service costs; and

●	The Company is led by a highly experienced management team and supported by strong, localized execution capabilities across all key functions and locations.

Competitive Landscape

Energy generation is a capital-intensive business with numerous industry participants. The Company competes to acquire utility scale projects, at all stages, with other renewable energy developers, IPPs and financial investors based on the cost of capital, development expertise, pipeline, price, operations and management expertise, global footprint, brand reputation and the ability to monetize green attributes of renewable power. In the new microgrid segment, we will compete with other providers of similar solutions addressed to the same customers.

As such the Company faces significant competition, specifically projects in the installation and operational phase. Each of these has different competitors due to the nature of market participants as outlined below.

●	Contracted means that binding contracts or share purchase agreements (SPAs) have been signed. Closing of the transaction therefore is subject to the projects achieving the conditions precedent to complete the acquisition and or suitable financing.

Competitor Type	Competitor Strength	Competitor Weakness	How the Company Competes
Pension Funds Insurance Companies Other energy companies Specialist investment Funds	Lower cost of capital Large funds available to deploy May also commission projects to be constructed for them — but large ones Larger players will have

Tend to focus exclusively on acquiring operational parks (even if just completed)

Generally, will not take any construction or development risk

Only acquire large scale projects due to minimum transaction size requirement

May or may not take construction or development risk

Smaller operators will have similar cost of capital as Alternus

Focus on fragmented mid-size solar PV segment

Entering the PV value cycle earlier with niche and strategic partners, thereby locking competitors out of projects the Company acquires from small developer partners who cannot access these competitors due to their size

Provide minimum purchase commitments of developed projects under exclusive right of first refusal contracts that locks out other potential competitors.

Notwithstanding the above, it is management’s belief that the market segments we address are experiencing high growth on a global level due to the burgeoning need for energy in terms of AI demands and increased energy needs in general. There is also an increasing demand for projects from both government and corporations. Although there are many competitors and participants in this environment, there does not appear to be significant industry consolidation and it remains a very fragmented market.

With the Company’s established niche focus on partner and project acquisition and joint ventures, we believe that we can compete effectively in the markets we engage in. In addition, the Company believes that our current growth strategy as well as being a public reporting company, we will have opportunities to consolidate certain market participants and segments in certain geographies over time that may not be available to other participants not similarly situated. If successful, the Company’s market position will be further enhanced, and we can sustain competitiveness in the medium to long term.

Nevertheless, the Company expects to face increased competition in all aspects of its business, target markets and industry segments, financing options, and partner availability as markets mature as countries reach their targeted renewable energy generation.

The Market

Alternus currently operates in two key regions, Europe and the United States. We believe both regions are currently experiencing unprecedented market forces creating a generational opportunity as the world continues its world is on a one- time, permanent transition from fossil to clean energy and rushes to addresses the power shortfall given growth in AI and onshoring of industrial activities – particularly in the US.

In the US the Inflation Reduction Act supported renewables through tax equity extensions and increases in order to grow the renewable significantly by 2030.

It’s not just about climate anymore in Europe, it is now also all about energy independence, driven by the recent geopolitical turmoil in the region. This is encapsulated in the comment by Mrs. von der Leyen, President of the European Commission who states that “Energy security is one of the most pressing topics for Europe. The EU will diversify away from Russian fossil fuels and will invest heavily in clean renewable energy.” Renewables in Europe are in a clear direction of growth, with forecasted growth targets being over four times the current size by just 2030. The EU has unveiled massive support packages, both financial and regulatory, to speed up this deployment.

Our entry into the microgrid market segment within these two regions is driven by the growing demand from corporates and other actors to become more grid independent as the power grids age and struggle to keep up. They also wish to offset their own increased power usage and to prove out their green credentials to their shareholders and customers alike. The Alternus Hover joint venture will aim to turn the built environment into a sustainable power source to address bot the macro environment and micro individual customer needs.

Given our transatlantic operations, integrated operating model and strong execution track record, management coupled with long-term ownership and stable, predictable income streams, management believes that Alternus represents an attractive opportunity for investors on both sides of the Atlantic to actively participate in both the European and American energy transitions.

Solar Market Continues Strong Growth as Leading and Lowest Cost Renewable Source

In 2023, 447 GW of solar capacity was grid-connected globally, representing an extraordinary 87% growth over the 239 GW added the previous year, establishing yet another global annual installation record for the sector. This brought the total operating solar fleet to 1,624 GW by the end of 2023, surpassing the Terawatt milestone achieved in May 2022.

This remarkable growth continues to outpace all other power generation technologies. Out of the 576 GW of new global renewable power generating capacity in 2023, solar alone accounted for 78%, installing more capacity than all other renewable technologies combined. Solar also deployed more capacity than all fossil fuel power generation technologies together in 2023. At the same time, however, solar still meets only 5.5% of global electricity demand, an increase from the previous 4%, while over 69.8% is provided by non-renewable sources, according to Solar Power Europe’s Global Market Outlook for Solar Power 2024-2028, published in June 2024.

Solar’s success story over other technologies has many reasons, but a key factor is its steep cost reduction curve over the last decade, which has made solar the global cost leader. While the cost of solar has been lower than fossil fuel generation and nuclear for several years, it is also now lower than wind in many regions around the world. The latest Levelized Cost of Energy (LCOE) analysis, published in October 2023, indicates that the downward trend in utility-scale solar costs has continued. The spread with conventional generation technologies is widening, considering that the costs of gas and nuclear have increased. Solar’s cost decrease has been truly extraordinary: compared to 2009, the cost of solar power generation has decreased by approximately 90%. Solar Power Europe, Global Markets Report, 2024 -2028, June 20241.

Solar and Renewable Power as a Share of Global Power 2018 - 2023

Seasonality and Resource Availability

The amount of electricity produced and the revenues generated by the Company’s solar generation facilities will continue to be influenced by sunlight availability, or irradiation, at the locations of its assets. As shorter daylight hours in winter months lead to decreased irradiation, electricity generation from these facilities will fluctuate seasonally. The Company’s portfolio, predominantly located in the Northern Hemisphere, is expected to experience lower power generation during the first and fourth quarters of each year, aligning with seasonal patterns.

Variability in irradiation at specific locations can also occur due to weather and other meteorological factors, which may impact operational results. Consequently, the Company anticipates that solar revenue in the first and fourth quarters will be lower compared to the mid-year quarters. On average, each solar park is projected to generate approximately 15% of its annual revenues in Q1, 35% in each of Q2 and Q3, and the remaining 15% in Q4. The Company’s costs remain relatively stable throughout the year, resulting in lower profits in Q1 and Q4 compared to the middle of the year.

Microgrid Market

Microgrids are localized energy systems capable of operating independently or in conjunction with the main electrical grid.  They consist of distributed energy resources, such as solar panels, wind turbines, batteries, and generators, that generate, store, and manage electricity within a defined area.  These devices can serve a variety of applications, from residential and commercial buildings to industrial facilities and entire communities.

The microgrid market size was valued at $17.8 Billion in 2023 and is anticipated to grow at a CAGR of 20.5% between 2024 and 2032, reaching over $100 billion by 20322.

[1]	Source — SolarPower Europe (2024): Global Market Outlook for Solar Power 2024-2028. — June 2024
[2]	Global Market Insights: https://www.gminsights.com/industry-analysis/microgrid-market

The growth in demand for microgrids comes as a result of the critical political and economic desires for energy independence, that delivers reliable and uninterrupted power supply.

Some of the other major factors contributing to growth include:

●	Increasing digitalisation and smart grid integration

●	Increasing usage across almost all end user industries

●	Rising instances of cyber-attacks on energy infrastructures

●	Economic and environmental advantages of microgrid adoption

●	Surging demand to electrify rural areas

●	Rising demand for EV Charging infrastructure[3]

Our Portfolio

Alternus currently owns a diversified portfolio of solar PV parks in both the United States and Europe. The portfolio is at various stages in the solar value chain with 4MWp operating and generating revenues in the US, and 217 MWp in Italy that is expected to reach construction ready status in 2025 and start generating revenues during 2026.

The Company’s operating portfolio consists of three owned and operational parks in the United States, totaling 4MWp of installed capacity. These projects benefit from a long-term contract of 35-years for 100% of the energy produced and delivered at an equivalent rate of $75 per MWh.

The following table lists the owned portfolio and under contract solar PV parks as of the date of this filing:

	MWs owned
Country	(Installed and operational)	(In development and under construction)	Total (MW)
Italy	--	217.0	217.0
United States	3.8	--	3.8
Total	3.8	217.0	220.8

In addition to the above, Alternus is at advanced stages of discussion with parties for to acquire additional utility scale solar and storage projects in the US but none have reached contractual status at this time.

[3]	Markets and Markets: https://www.marketsandmarkets.com/Market-Reports/micro-grid-electronics-market-917.html

Key Collaborating Partners

Alternus works with large expert advisors to ensure the projects acquired are suitable and in-line with local and governmental laws, technologically sound and within appropriate operational parameters. All potential acquisitions undergo extensive and detailed due diligence and verification before completion.

Facilities

Our headquarters are located at 17 State Street, Suite 4000, New York, NY 10004.

Government Regulations

Environmental

The Company is subject to environmental laws and regulations in the jurisdictions in which it owns and operates renewable energy facilities. These laws and regulations generally require that governmental permits and approvals be obtained and maintained both before construction and during operation of these renewable energy facilities. The Company incurs costs in the ordinary course of business to comply with these laws, regulations and permit requirements. The Company does not anticipate material capital expenditures for environmental compliance for its renewable energy facilities in the next several years. While the Company does not expect that the costs of compliance would generally have a material impact on its business, financial condition or results of operations, it is possible that as the size of its portfolio grows, it may become subject to new or modified regulatory regimes that may impose unanticipated requirements on the business as a whole that the Company did not anticipate with respect to any individual renewable energy facility. Additionally, environmental laws and regulations frequently change and often become more stringent, or subject to more stringent interpretation or enforcement, and therefore future changes could require the Company to incur materially higher costs which could have a material negative impact on its financial performance or results of operations.

Regulatory Matters, Government Legislation and Incentives

As the size of the Company’s portfolio grows, or as applicable rules and regulations evolve, it may become subject to new or modified regulatory regimes that may impose unanticipated requirements on the business as a whole that were not anticipated with respect to any individual renewable energy facility. Any local, state, federal or international regulations could place significant restrictions on the Company’s ability to operate its business and execute its business plan by prohibiting or otherwise restricting the sale of electricity. If the Company was deemed to be subject to the same state, federal or foreign regulatory authorities as traditional utility companies, or if new regulatory bodies were established to oversee the renewable energy industry in Europe or in international markets, its operating costs could materially increase, adversely affecting results of operations.

The Company has established various incentives and financial mechanisms to reduce the cost of renewable energy and to accelerate the adoption of renewable energies in each of the countries in which the Company operates. These incentives include tax credits, cash grants, favorable tax treatment and depreciation, rebates, net energy metering programs, FiTs, other governmental incentive programs and other incentives. These incentives help catalyze private sector investments in renewable energy and efficiency measures. Changes in the government incentives in each of these jurisdictions could have a material impact on the Company’s financial performance.

Legal Proceedings

From time to time, we are subject to various legal proceedings and claims that arise in the ordinary course of our business activities. In connection with such litigation, the Company may be subject to significant damages. We may also be subject to equitable remedies and penalties. Such litigation could be costly and time consuming and could divert or distract Company management and key personnel from its business operations. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this registration statement, we do not believe we are party to any claim or litigation, the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business. However, due to the uncertainty of litigation and depending on the amount and the timing, an unfavorable resolution of some or all of these matters could materially affect the Company’s business, results of operations, financial position, or cash flows.

On October 15, 2024 Sunrise Development LLC requested a hearing be scheduled in binding arbitration against the Company, two of its former indirect wholly owned subsidiaries, ALT US 03 and ALT US 04, and its majority shareholder, Alternus Energy Group PLC (“AEG”), to be conducted in Minneapolis, MN in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), claiming that approximately $5 million is due and owed to Sunrise pursuant to a settlement agreement by and among the parties, plus costs, expenses, legal fees and interest. The Company has accrued a liability for this loss contingency in the amount of approximately $5 million, which represents the contractual amount allegedly owed. It is reasonably possible that the potential loss may exceed our accrued liability due to costs, expenses, legal fees, and interest that are also alleged by Sunrise as owed, but at the time of filing this report, we are unable to determine an estimate of that possible additional loss in excess of the amount accrued. The Company is vigorously defending itself in this action. On November 5, 2024, ALT US 03 and ALT US 04 were sold to AEG.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their ages as of December 13, 2024, are as follows:

Name	Age	Position(s)
Vincent Browne	56	Chief Executive Officer, Chairman of the Board of Directors, and Acting Chief Financial Officer
Taliesin Durant	53	Chief Legal Officer
Gary Swan	55	Chief Technical Officer
David Farrell	43	Chief Commercial Officer
Larry Farrell	54	Chief Information Officer
Gita Shah	41	Chief Sustainability Officer
John P. Thomas	71	Director
Aaron T. Ratner	49	Director
Nicholas Parker	64	Director
Tone Bjornov	63	Director
John McQuillan	61	Director

Executive Officers

Vincent Browne, Chairman, Chief Executive Officer, and Acting Chief Financial Officer

Vincent Browne is our Chairman and Chief Executive Officer. Mr. Brown brings a wealth of experience with his extensive background of over 20 years in senior and c-suite level management in the areas of finance and operations, including M&A, project finance and capital market transactions across listed and private companies.

From 2017 to present Mr. Browne also serves as AEG’s Chairman and CEO. From July of 2015 until September of 2017, he served as AEG’s CFO and as a Director. Since December of 2016, Mr. Browne has also served as a director of all of our subsidiaries except our Italian subsidiaries. Mr. Browne holds a Bachelor of Commerce (Accounting) degree from University College Dublin and is a regular contributor in commercialization of research and technology projects with the Technology and Enterprise Campus at Trinity College Dublin.

We believe Mr. Browne is qualified to serve as a director on our board in light of his role as our Chief Executive Officer, his previous experience as Chief Executive Officer of AEG, the management perspective he brings to board deliberations and his extensive management experience.

Taliesin Durant, Chief Legal Officer

Taliesin Durant is our Chief Legal Officer. Ms. Durant has spent over 20 years serving in senior operating roles in a variety of US corporate and public enterprises.

Prior to Ms. Durant’s appointment as our Chief Legal Officer, she served as AEG’s CLO since 2018. Prior to that, she served as President of a boutique legal services firm, DART Business Services LLC, which she founded in March 2010 to provide general and securities legal services to small public companies. Prior to founding DART, from October 2008 to February 2010, she was the General Counsel and Corporate Secretary of Flint Telecom Group, Inc. Prior to this, from June 2001 to September 2008, Ms. Durant served as General Counsel and Corporate Secretary for Semotus Solutions Inc. Ms. Durant graduated with a BA in Economics from Connecticut College. Ms. Durant is a member of the California State Bar Association, having earned a Juris Doctor degree at Northwestern School of Law at Lewis and Clark College where she was associate editor of the Environmental Law Review and completed her final year of law school at Santa Clara University School of Law.

Gary Swan, Chief Technical Officer

Gary Swan is our Chief Technical Officer. Mr. Swan comes with over 30 years of construction experience working on the design, construction, operation and sale of renewable energy assets across multiple continents.

Prior to Mr. Swan’s appointment as our Chief Technical Officer, he served as AEG’s CTO since 2021. Prior to AEG, Mr. Swan was previously responsible for the construction of several large-scale wind and solar projects owned by Actis Energy portfolio companies AELA Energia (Chile) and BioTherm Energy (Africa). Prior to this, Mr. Swan spent 6 years at Mainstream Renewable Power as Head of Construction and Engineering Manager from July 2012 to March 2018, where he was responsible for delivering wind and solar projects through the construction phase into operation across Europe, North America, Latin America and Africa.

Mr. Swan holds a BAI in Civil, Structural and Environmental Engineering from Trinity College Dublin and an MSc in Project Management from the University College Dublin Michael Smurfit Graduate Business School.

David Farrell, Chief Commercial Officer

David Farrell is our Chief Commercial Officer. Mr. Farrell has over 20 years’ experience across capital markets, project finance, infrastructure and renewables, and the finance industry.

Prior to Mr. Farrell’s appointment as our Chief Commercial Officer, he served as AEG’s CCO since January 2022. Prior to AEG, from November of 2019 to January of 2022, Mr. Farrell was a Director of Corporate Finance at advisory firm Grant Thornton. Additional previous roles include Director of Mergers & Acquisitions at the investment bank, Duff & Phelps, from September of 2016 to November of 2019, Regional Head of Debt Structuring at the accountancy firm FGS, and various management roles in corporate, institutional, and commercial banking, together with several advisory board roles. In these roles, Mr. Farrell acquired extensive experience on both sides of corporate, real estate, and infrastructure and renewable financings along with numerous M&A transactions.

Mr. Farrell holds a BBS degree in economics and finance from the University of Limerick, an Associateship of Chartered Institute of Management Accounting, CIMA professional qualification from the Dublin Business School, and has a diploma in Corporate Financing from the Chartered Accountant Ireland.

Larry Farrell, Chief Information Officer

Larry Farrell is our Chief Information Officer. He has over 20 years of experience in senior leadership roles across production, operations and service delivery management, in both startups and Fortune 500 companies.

Prior to Mr. Farrell’s appointment as our Chief Information Officer, he served as AEG’s CIO since 2019. Prior to AEG, from March of 2015 to January of 2019, Mr. Farrell was Senior Director of Global Operations Application Support for Xerox, consolidating and developing support systems and infrastructure globally. From October 2012 to March of 2015 he was Director of Global Service Delivery.

Mr. Farrell is ITIL and Lean Six Sigma certified and studied Mechanical Engineering at Dundalk Institute of Technology and holds Diplomas in Management from Dublin Business School and Printing and Graphic Communication from Technological University, Dublin.

Gita Shah, Chief Sustainability Officer

Gita Shah is our Chief Sustainability Officer. Prior to Ms. Shah’s appointment as our Chief Sustainability Officer she was the CSO for AEG since 2021, where she joined in 2017 as the Strategic Planning Manager. Prior to joining AEG, Ms. Shah was a Development Executive in Stream Bioenergy, an Irish renewable energy company.

Ms. Shah holds a BSc in Spatial Planning and Environmental Management from Technological University, Dublin. She has studied at the Innovation Academy in University College Dublin and recently completed a course in Business Sustainability Management from Cambridge Online University.

Non-Employee Directors

Aaron T. Ratner, Director

Aaron T. Ratner is a member of our board of directors. Prior to serving on our board, Mr. Ratner was the Chief Executive Officer of Clean Earth Acquisitions Corp, our pre-merger listed entity.

Along with serving on our board, Mr. Ratner is also the Co-Founder and Managing Partner of Vectr Carbon Partners, an early-stage global ClimateTech venture capital fund based in Hong Kong. From 2016 to 2022 he was the ClimateTech Venture Partner at Vectr Ventures. Mr. Ratner is also a Co-Founder of Climate Risk Partners, a risk advisory firm focused on the energy transition, and an Operating Partner with Nexus PMG, a leading infrastructure advisory and project development organization dedicated to reducing carbon intensity and enhancing resource efficiency.

Mr. Ratner has over 20 years of domestic and international investment and advisory experience, including 8 years in Asia, focusing on venture capital, climate technology, infrastructure investing, energy, and agriculture. From 2020 to 2022, Mr. Ratner was the President of Cross River Infrastructure Partners, a platform of development companies deploying climate technologies into sustainable infrastructure projects across carbon capture, hydrogen, advanced SMR nuclear, and sustainable protein, with a focus on first and early commercial projects. From 2016 to 2020, Mr. Ratner was a Managing Director and the Head of Origination at Ultra Capital, a sustainable infrastructure project finance fund manager. At Ultra, he held seats on the Investment Committee and the Board of Directors.

Prior to joining Ultra Capital, Mr. Ratner was the first Developer in Residence at Generate Capital, where he invested in waste-to-energy and waste-to-value projects. From 2012 to 2014, Mr. Ratner was the President of i2 Capital, an impact investment merchant bank with a focus on landscape-scale conservation finance. While at i2, he worked on the Sweetwater River Conservancy in Wyoming, one of the largest mitigation banks in the United States with ~1.3 million acres under conservation management. In 2010, Mr. Ratner founded Emerging Energy International, a Hong Kong-based developer of mobile electrical power projects in emerging markets.

Mr. Ratner began his career as a foreign market entry strategist at WKI, a global strategic consulting firm based in Virginia, and then as an Analyst in the Internet Investment Banking Group at Merrill Lynch in Palo Alto, CA. In 2000, he moved to Hong Kong to work for Simon Murray & Company, a Pan-Asian multi-strategy investment and advisory firm. Mr. Ratner attended the Stanford University Graduate School of Business and completed his undergraduate education at the University of Pennsylvania (Economics (Honors) and International Relations) and Jochi University, Tokyo.

We believe Mr. Ratner is qualified to serve as a director on our board in light of his previous investment/entrepreneurial experience that he brings to board deliberations, and his extensive experience with advisory and clean energy projects.

Nicholas Parker, Director

Nicholas Parker is a member of our board of directors. Prior to serving on our board, since 2002, Mr. Parker has served as Chairman of Toronto-based Parker Venture Management Inc., a private company through which he controls investments in, and advises on, clean and smart technology businesses and platforms globally, including previously serving as chairman of UGE International LTD (TSX: UGE), a public solar renewable energy development company.

From January 2014 to September 2019, Mr. Parker served as Managing Partner of Global Acceleration Partners Inc., an Asia-focused technology cooperation platform in the energy, environment and water sectors. From 2002 to 2013, Mr. Parker was Co-founder and Executive Chairman of Cleantech Group LLC, a San Francisco-based research and consulting and convening firm that created and served the worldwide cleantech innovation community, which he successfully sold in 2009, with partial turnout through 2011. During his tenure at Cleantech Group, its startup clients raised over $6 billion from investors. From 1999 to 2004, Mr. Parker was Co-founder and Principal of Emerald Technology Ventures, a leading trans-Atlantic venture manager focused on energy and resource productivity. During this period, Mr. Parker led an investment in Evergreen Solar, which in 2000 became the second solar initial public offering to be listed on Nasdaq. From 1996 to 1999, Mr. Parker was Senior Vice President of Environmental Capital Corporation, a Boston-based investment company majority-owned by Maurice Strong and his family. Mr. Parker started his business career in 1988 as Co-founder and President of The Delphi Group, one of Canada’s leading environmental strategy firms, through which he built and sold its London-based corporate finance arm.

Mr. Parker holds a B.A. Hons in Technology Studies from Carleton University and a Master’s in Business Administration in International Business from the CASS Business School, London.

We believe Mr. Parker is qualified to serve as a director on our board in light of his extensive management experience.

John P. Thomas, Director and Vice Chairman of the Board

Mr. Thomas is a member of our board of directors. Mr. Thomas also serves as a member of AEG’s board of directors, and has since February 2018.

Prior to joining our board, Mr. Thomas has served in senior operating and management roles in a variety of corporate and public enterprises for over 35 years. Currently, he is Managing Partner of the Doonbeg Group, which he co-founded in 2013. Doonbeg Group is a merchant bank offering advisory services across a wide spectrum of interests. Prior to co-founding the Doonbeg Group, he was a founding partner of Pfife Hudson Group, from March 2003 to November 2010, a boutique investment bank. Prior to that, Mr. Thomas spent 12 years at the Grundstad Maritime Group, a Norwegian holding company with various maritime assets including product tankers and a cruise line, culminating as CEO and President of the Group. He joined Grundstad from Northrop Corporation, where from February 1984 to June 1988 he was responsible for Northrop’s corporate counter trade and offset operations worldwide. Before joining Northrop, Mr. Thomas was Owners Representative for West Africa and Resident Managing Director in Nigeria for Farrell Lines, a US Flag shipping company. He began his African experience as a U.S. Peace Corps Volunteer in The Gambia, West Africa and later transferred to Micronesia.

Mr. Thomas graduated with a BS in Business Administration from Manhattan College.

We believe that Mr. Thomas is qualified to serve as a director on our board due to his service in senior operating and management roles of other companies.

Tone Bjornov, Director

Ms. Bjørnov is a member of our board of directors, prior to which she was as a member of AEG’ Board of Directors since August 2021.

Since 2008 she has worked as a portfolio non-executive director in several Scandinavian companies across various sectors from banks and financial institutions to shipping, real estate, media, biotech and aquaculture. She has chaired multiple Boards and Board committees including risk, audit and nomination in European listed companies. Present board positions include Atlantic Sapphire ASA (Audit Committee Chair), Aqua Bio Technology ASA, Filmparken AS (Chair), Storyline Studios AS (Chair), Hausmann AS (Chair), Dugnad.ai.AS (Chair), TF Bank AB (Audit Committee Chair), Omsorgsbygg KF (Deputy Chair) and Varme og Bad AS (Credit Committee Chair).

Ms. Bjørnov received her undergraduate degree from the University of Oslo and an undergraduate degree from BI Norwegian Business School and resides in Oslo.

We believe that Ms. Bjornov is qualified to be a director on our board given her vast experience in the financial industry.

John McQuillan, Director

John McQuillan is a finance professional with over two decades of expertise in the energy, regulated, and financial sectors. Mr. McQuillan is a Fellow of Chartered Accountants Ireland. Currently, John serves as Chief Financial Officer of Homecare Direct. Prior to his, Mr. McQuillan was Financial Controller of ESB Group Transmission Business from 1994 to 2005. Mr. McQuillan graduated from Trinity College Dublin.

John lends his expertise to a number of Boards registered in Ireland as a Director including Alternus Energy Group PLC, Sarah Harding Homecare Limited, Becrux Homecare Limited, Capella Homecare Limited, Rib Cover Consultants Limited, Power Clouds PTE, Solis Bond Company DAC, Feaz limited, Tipperary Crystal Designs Limited, Grenke Finance Public Limited Company, SMCQ Limited and Rectory Way Management Company Limited by Guarantee.

We believe that Mr. McQuillan is qualified to be a director on our Board given his vast experience in the financial industry.

Corporate Governance

Board Leadership Structure

Our chairman of the board of directors is Vincent Browne, who is also our Chief Executive Officer. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Composition of the Board of Directors

The board of directors is divided into three classes of directors (Class I, Class II and Class III), with each class serving for staggered three-year terms. Vincent Browne, John P. Thomas and Aaron T. Ratner constitute the Class III directors;, Nicholas Parker and Tone Bjornov constitute the Class II directors; Candice Beaumont constituting the Class I directors. The initial term of the Class I directors shall expire immediately following the Company’s 2024 annual general meeting of the Company at which directors are appointed. The initial term of the Class II directors shall expire immediately following the Company’s 2025 annual general meeting at which directors are appointed. The initial term of the Class III directors shall expire immediately following the Company’s 2026 annual meeting at which directors are appointed.

There are no arrangements or understanding between any of the directors or the director nominee or officers of our Company or any other person pursuant to which any officer or director or director nominee was or is to be selected as an officer or director or director nominee.

Director Independence

The board of directors consists of six directors, two of whom are “independent” within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Nicholas Parker and Tone Bjornov, satisfy the “independence” requirements under Nasdaq Rule 5605.

Board Committees

The Board has established three standing committees: (i) audit committee (the “Audit Committee”); (ii) compensation committee (the “Compensation Committee”); and (iii) nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees operates pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Audit Committee. The Audit Committee consists of two directors, Tone Bjornov, and Nicholas Parker, both of whom are currently “independent” as defined by Nasdaq. Tone Bjornov serves as the audit committee chairman and audit committee financial expert. The audit committee’s duties are specified in a charter and include, but not be limited to:

●	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

●	monitoring the independence of the independent registered public accounting firm;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

●	appointing or replacing the independent registered public accounting firm;

●	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	reviewing and approving all payments made to our existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

The Audit Committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee. The Compensation Committee consists of one director: Tone Bjornov, who is “independent” as defined by Nasdaq. Tone Bjornov serves as the compensation committee chairman. The Compensation Committee’s duties are specified in a charter and include, but not be limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other Section 16 executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nomination and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of one director: Tone Bjornov. Tone Bjornov serves as the nominating and corporate governance committee chairman.

The Nominating and Corporate Governance Committee’s duties are specified in a charter and include, but not be limited to:

●	assist the Board by identifying qualified candidates for director nominees, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;

●	lead the Board in its annual review of its performance;

●	recommend to the Board director nominees for each committee of the Board; and

●	develop and recommend to the Board corporate governance guidelines applicable to us.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Code of Ethics

Our Board adopted a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Our website has a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Clawback Policy

On January 1, 2024, our Board adopted an executive compensation recoupment policy consistent with the requirements of the Exchange Act Rule 10D-1 and the Nasdaq listing standards thereunder, to help ensure that incentive compensation is paid based on accurate financial and operating data, and the correct calculation of performance against incentive targets. Our policy addresses recoupment of amounts from performance-based awards paid to all corporate officers, including awards under our equity incentive plans, in the event of a financial restatement to the extent that the payout for such awards would have been less, or in the event of fraud, or intentional, willful or gross misconduct that contributed to the need for a financial restatement.

Insider Trading Policy

We have an insider trading policy that prohibits our directors, executive officers, employees, independent contractors and consultants from the purchasing or selling our securities while being aware of material, non-public information about the Company as well as disclosing such information to others who may trade in securities of the Company. Our insider trading policy also prohibits our directors, executive officers, employees, independent contractors and consultants from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as short sales, options trading, holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan, without the advance approval of our Chief Executive Officer and Chief Financial Officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2023 and 2022, earned by or paid to our Chief Executive Officer and our two other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Compensation ($)		Total ($)
Vincent Browne	2023	192,000	(1)(2)	193,000	(4)			385,000
Chief Executive Officer	2022	192,000	(1)(2)	41,000	(3)			233,000
Joseph E. Duey(6)	2023	250,000		193,000	(4)	18,000	(2)	461,000
Chief Financial Officer (Former)	2022	250,000				18,000	(2)	268,000
Taliesin Durant	2023	190,000				54,305	(2)(5)	244,305
Chief Legal Officer	2022	190,000		133,000	(3)	18,000	(2)	268,062

(1)	Mr. Browne’s salary includes fees earned by Vestco, a company he owns and controls, pursuant to a services agreement between VestCo and Alt Alliance LLC.

(2)	Other compensation includes car allowance (USA)

(3)	Bonuses were paid in January and December 2022 for the fiscal year ended December 31, 2021.

(4)	Bonuses paid in October 2023 for the fiscal year ended December 31, 2021.

(5)	Includes housing allowance effective July 2023.

(6)	Mr. Duey resigned from the Company effective April 30, 2024.

Named Executive Officer Employment Agreements

Vincent Browne

VestCo Corp., a company owned and controlled by Vincent Browne, entered into a Professional Consulting Agreement with one of our US subsidiaries under which Alternus pays VestCo a monthly fee of $16,000. This agreement has a five-year initial term.

Additionally, Mr. Browne entered into an Employment Agreement (the “Browne Employment Agreement”) with an Irish subsidiary of the Company under which Mr. Browne receives an annual base salary of €120,000 and an annual bonus of up to 100% of his salary based on achieving certain milestones. In addition, he is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time.

The Company may terminate the Browne Employment Agreement for “Cause” which is defined as any of the following: (i) the conviction of a felony, or a crime involving dishonesty or moral turpitude; (ii) fraud, misappropriation or embezzlement; or (iii) willful failure or gross negligence in the performance of assigned duties, which failure or negligence continues for more than thirty (30) days following written notice of such failure or negligence. Alternus may terminate the Browne Employment Agreement without Cause at any time by giving 90 days’ advance written notice and shall pay a sum equal to five years of base salary. Mr. Browne may terminate his employment agreement for Good Reason (as defined in the Browne Employment Agreement) with 90 days’ notice, and Alternus shall be obligated to pay him severance pay equal to five years of base salary.

Additionally, further to our earlier Chief Financial Officer, Mr. Joseph E. Duey’s resignation, Mr Browne is currently functioning as the Acting Chief Financial Officer of the Company, until a suitable replacement is sought or appointed by the Company and its board of directors.

Taliesin Durant

The Company and Ms. Durant entered into an employment agreement under which Ms. Durant receives an annual base salary of $190,000 and a cash bonus of up to 100% of her salary based on achieving certain milestones. In addition, she is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time. This agreement has a five-year initial term.

The Company may terminate her employment agreement for “Cause” which is defined as any of the following: (i) the conviction of a felony, or a crime involving dishonesty or moral turpitude; (ii) fraud, misappropriation or embezzlement; or (iii) willful failure or gross negligence in the performance of assigned duties, which failure or negligence continues for more than thirty (30) days following written notice of such failure or negligence. If the executive’s employment is terminated by Alternus without Cause during the term of the Employment agreement, the Alternus must give two weeks’ prior written notice and shall pay severance pay equal to one year of base salary. If Alternus closes a ‘Change in Control’ transaction, then the employment agreement will automatically terminate, and the Company shall pay severance pay equal to two years of base salary and any unvested stock shall automatically become fully vested. The executive may terminate the employment agreement for Good Reason (as defined in such employment agreement) with 90 days’ notice, and Alternus shall be obligated to pay the executive severance pay equal to one year of base salary.

Director Compensation Table

The following table provides information concerning compensation paid to our directors during fiscal year ended December 31, 2023.

Members of the Board of Directors of the predecessor entity, Clean Earth Acquisition Corporation, did not receive fees for their services in 2023.

Mr. Brown’s compensation was as a paid executive in 2023 and he did not receive compensation for his services as a board member.

Name	Fee Earned / Paid in Cash ($)	Stock Awards ($)	Options ($)	Others ($)		Total ($)
John P. Thomas	-	-	-	70,078	(1)	70,078
Aaron T. Ratner	-	-	-	-		-
Nicholas Parker	-	-	-	-		-
Tone Bjornov	-	-	-	-		-
Candice Beaumont (Former)	-	-	-	-		-
Vincent Browne	-	-	-	-		-

(1)	Mr. Thomas’ compensation includes fees earned under a consulting agreement entered into in July 2023 with one of our US subsidiaries.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023, the Company currently does not have any outstanding awards or options underlying its current Incentive Plan (as defined below).

2023 Equity Incentive Plan

On October 9, 2022, our board of directors approved and adopted the Alternus Clean Energy Inc. 2023 Equity Incentive Plan (the “Incentive Plan”), effective as of and contingent on the consummation of the business combination, and subject to approval of our stockholders. On December 4, 2023, the 2023 Plan was approved by our stockholders. Alternus will be authorized to grant equity and cash incentive awards to eligible service providers pursuant to the 2023 Plan. On September 26, 2024 the Company’s stockholders approved an Amendment to the Incentive Plan to increase the aggregate number of shares available for the grant of awards under the Incentive Plan from 320,000 shares to a total of 1,120,000 shares of the Company’s common stock.

Summary of the Incentive Plan

The following is a brief summary of the principal provisions of the Incentive Plan, and is qualified in its entirety by reference to the full text of the Incentive Plan.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock through the granting of awards thereunder. We believe that the equity-based awards to be issued under the Incentive Plan will motivate award recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders. The Company believes that grants of incentive awards are necessary to enable the Company to attract and retain top talent.

Principal Features

Eligibility. The Company’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards under the Incentive Plan. The Company currently has approximately 21 employees, 6 non-employee directors and 20 consultants who may be eligible to receive awards under the Incentive Plan.

Award Types. The Incentive Plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants.

Share Reserve. The aggregate number of shares of common stock that may be subject to awards under the Incentive Plan will not exceed 1,120,000 shares. The foregoing aggregate share limitation is subject to adjustment in the event of a recapitalization, stock split, stock dividend or similar corporate transaction. Shares issued under the Incentive Plan may be authorized but unissued or reacquired shares. Shares subject to stock awards granted under the Incentive Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the Incentive Plan. Additionally, shares issued pursuant to stock awards under the Incentive Plan that are repurchased or forfeited, as well as shares that are reacquired as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the Incentive Plan.

Plan Administration. The Company’s Board, or a duly authorized committee thereof, will have the authority to administer the Incentive Plan. The Company’s Board may also delegate to one or more officers the authority to: (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the Incentive Plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Incentive Plan. The plan administrator has the power to modify outstanding awards under the Incentive Plan. Subject to the terms of the Incentive Plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of the common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the Incentive Plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the Incentive Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the Incentive Plan, up to a maximum of ten years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or the Company’s insider trading policy. If an option holder’s service relationship ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Options generally terminate immediately upon the termination of an option holder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of the common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of the common stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of the common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all stock plans maintained by the Company may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under the participant’s restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of the common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the Incentive Plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Performance Awards. The Incentive Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of the common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of the common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to the common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by the Company to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by the Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board during such annual period, $1,200,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.

Changes to Capital Structure. In the event there is a specified type of change in the Company’s capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made for the purposes of preventing dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan to (i) the class(es) and maximum number of shares of the common stock subject to the Incentive Plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

Corporate Transactions. The following applies to stock awards under the Incentive Plan in the event of a corporate transaction, as defined in the Incentive Plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with the Company or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the Incentive Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by the Company with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by the Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

Change in Control. In the event of a change in control, as defined under the Incentive Plan, awards granted under the Incentive Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Plan Amendment or Termination. The Company will have the authority to amend, suspend, or terminate the Incentive Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the board of directors of the Company adopts the Incentive Plan.

Certain U.S. Federal Income Tax Aspects of Awards Under the Incentive Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the Incentive Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Incentive Plan depend upon the type of award.

Incentive Stock Options. The recipient of an ISO generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of the common stock from exercised ISOs are disposed of, by sale or otherwise. If the ISO recipient does not sell or dispose of the shares of the common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of the common stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Non-statutory Stock Options. The recipient of an NSO generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of NSOs when the options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed to the recipient as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. The Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of the common stock on the exercise date over the exercise price. The Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Incentive Plan Benefits

Grants of awards under the Incentive Plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by participants under the Incentive Plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of December 13, 2024 by (i) each of our Named Executive Officers; (ii) each of our executive officers and directors; (iii) all of our executive officers and directors as a group; and (iv) each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our outstanding ordinary shares.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or shareholder who holds more than 5% of our outstanding ordinary shares, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of December 13, 2024. Options and warrants to purchase common stock that are exercisable within 60 days of December 13, 2024 are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all ordinary shares listed as beneficially owned by him or her, except for shares of common stock owned jointly with that person’s spouse. We have based our calculation of beneficial ownership on shares of common stock outstanding as of December 13, 2024.

Name of Beneficial Owner	Number of shares of Company Common Stock Beneficially Owned	Percentage of shares of outstanding Company Common Stock
Greater than 5% Stockholders:
Alternus Energy Group Plc(1)	2,296,000	55.0%
Nordic ESG and Impact Fund SCSp	310,600	7.4%
Named Executive Officers and Directors: (2)
Vincent Browne	0	*
Taliesin Durant	0	*
Gary Swan	0	*
David Farrell	0	*
Larry Farrell	0	*
Gita Shah	0	*
John P. Thomas	0	*
Aaron T. Ratner(3)	14,263	*
Nicholas Parker	0	*
Tone Bjornov	0	*
John McQuillan	0	*

All directors and named executive officers as a group (11 individuals)	0	*

*	Less than 1%.

(1)	Alternus Clean Energy, Inc., 17 State Street, Suite 4000, New York, NY 10004.

(2)	Unless otherwise noted, the business address of each of the individuals listed is 17 State Street, Suite 4000, New York, NY 10004.

(3)	Held indirectly through Mighty Sky, a company that Mr. Ratner owns and controls.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2023 and 2022, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described the sections titled “Executive Compensation” and “Non-Employee Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.

AEG:

On October 12, 2022 AEG entered into the Business Combination Agreement with the Company and Clean Earth Acquisition Sponsor LLC (the “Sponsor”) which closed on December 22, 2023 (See FN 1).In conjunction with the Business Combination Agreement, AEG also entered into an Investor Rights Agreement. The Investor Rights Agreement provides for certain governance requirements, registration rights and a lockup agreement under which AEG is restricted from selling its shares in the Company for one year, or until December 22, 2024, other than 1,437,500 shares after March 22, 2024 and an additional 1,437,500 after June 22, 2024, provided the shares are registered under a registration statement on SEC Form S-1.

Alternus Energy Group Plc (“AEG”) was an 80% shareholder of the Company as of December 22, 2023 and as of December 31, 2023. As of December 13, 2024, AEG was a 55% shareholder of the Company.

In January 2024, the Company assumed a $938 thousand (€850 thousand) convertible promissory note from AEG. The note had a 10% interest maturing in March 2025. On January 3, 2024, the noteholder converted all of the principal and accrued interest owed under the note, equal to $1.0 million, into 52,800 shares of restricted common stock.

During the period ended September 30, 2024, the Company and its subsidiaries, and AEG and its subsidiaries had numerous financial transactions between each other which were approved by both company’s board of directors. These transactions are recorded as contributions from and contributions to in Consolidated Statements Of Changes In Shareholders’ Equity (Deficit) and as cash from financing activities in the Statement of Cashflows for the respective period.

Nordic ESG:

In January of 2024 the Company issued 7,765,000 shares of restricted common stock valued at $1.23 per share to Nordic ESG and Impact Fund SCSp (“Nordic ESG”) as settlement of AEG’s €8m note. This resulted in Nordic ESG becoming a related party. As of December 13, 2024, Nordic ESG is a 7.4% shareholder.

Sponsor:

Clean Earth Acquisitions Sponsor LLC (“Sponsor”) was the founder and controlling shareholder of the Company during the year ended December 31, 2023 and up to the Business Combination Closing Date, December 22, 2023, when Sponsor became an 11% shareholder of the Company. The Sponsor entered into the Business Combination Agreement with the Company and AEG, and also entered into the Investor Rights Agreement and the Sponsor Support Agreement, The Sponsor agreed, pursuant to the Sponsor Support Agreement, to vote all of their shares of capital stock (and any securities convertible or exercisable into capital stock) in favor of the approval of the Business Combination and against any other transactions, as well as to waive its redemption rights, agree to not transfer securities of the Company, and waive any anti-dilution or similar protections with respect to founder shares.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor initially loaned $350,000 to the Company, in accordance with an unsecured promissory note (the “WC Note”) issued on September 26, 2022, under which up to $850,000 may be advanced. On August 8, 2023, the Company issued an additional $650,000 promissory note to the Sponsor to fund the Second WC Note. The Second WC Note is non-interest bearing and payable on the date which the Company consummates its initial Business Combination. Both of these notes were settled on the Business Combination closing date in exchange for 9,000 shares of the Company’s common stock.

On December 18, 2023, the Sponsor entered into a non-redemption agreement (the “NRA”) with the Company and the investor named therein (the “Investor”). Pursuant to the terms of the NRA, among other things, the Investor agreed to withdraw redemptions in connection with the Business Combination on any Common Stock, held by the Investor and to purchase additional Common Stock from redeeming stockholders of the Company such that the Investor will be the holder of no fewer than 11,111 shares of Common Stock.

On March 19, 2024 we entered into a settlement agreement with the Sponsor and SPAC Sponsor Capital Access (“SCA”) pursuant to which, among other things, we agreed to repay Sponsor’s debt to SCA, related to the CLIN SPAC entity extensions, in the amount of $1.4 million and issue 9,000 shares of restricted common stock valued at $11.75 per share to SCA.

D&O:

In connection with the Business Combination Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware.

On April 25, 2024, Joseph E. Duey, the Company’s Chief Financial Officer, resigned, effective as of April 30, 2024. Mr. Duey advised the Company that his decision to step down from the role of Chief Financial Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Duey is pursuing outside interests not in the renewable energy industry. Vincent Browne, the Company’s Chief Executive Officer, is acting as interim Chief Financial Officer. The Company will be seeking a suitable replacement in due course.

On May 15, 2024, Mohammed Javade Chaudhri, a Class I director of the Company, resigned from the Company’s Board of Directors (the “Board”) effective immediately. Mr. Chaudhri’s decision to resign from the Board is solely for personal reasons and is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or any issue impacting on the committees of the Board on which he served.

Consulting Agreements:

On May 15, 2021 VestCo Corp., a company owned and controlled by our Chairman and CEO, Vincent Browne, entered into a Professional Consulting Agreement with one of our US subsidiaries under which it pays VestCo a monthly fee of $16,000. This agreement has a five-year initial term and automatically extends for additional one year terms unless otherwise unilaterally terminated.

In July of 2023, John Thomas, one of our directors, entered into a Consulting Services Agreement with one of our US subsidiaries under which it pays Mr. Thomas a monthly fee of $11,000. This agreement has a five year initial term and automatically extends for additional one year terms unless otherwise unilaterally terminated.

	Nine Months Ended September 30,
Transactions with Directors	2024	2023
	(in thousands)
Loan from VestCo, a related party to Board member and CEO Vincent Browne	$-	$210
Payment made to VestCo on July 7, 2023	-	(150)
Total	$-	$60

	Nine Months Ended September 30,
Director’s remuneration	2024	2023
	(in thousands)
Remuneration in respect of services as directors	$314	$153
Remuneration in respect to long term incentive schemes	-	-
Total	$314	$153

	Year Ended December 31,
Transactions with Directors	2023	2022
	(in thousands)
Loan from Vestco, a related party to Board member and CEO Vincent Browne	$210	$-
Final payment made to Vestco on November 16, 2023	(210)	-
Total	$-	$-

	Year Ended December 31,
Director’s remuneration	2023	2022
	(in thousands)
Remuneration in respect of services as directors	$606	$315
Remuneration in respect to long term incentive schemes	-	-
Total	$606	$315

Family Relationships

No family relationship exists between any of Alternus’ directors and executive officers. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or member of senior management.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, two of our directors can be considered independent.

Policy Concerning Related Person Transactions

Alternus’ board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we had a related person were or will be participants and the amount involved exceeds $120,000 or 1% of the average of our total assets as of the end of our last two completed fiscal years, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, management’s recommendation with respect to the proposed related person transaction and the extent of the related person’s interest in the transaction.

All of the transactions described in this section were entered into prior to the adoption of this policy.

SELLING SECURITYHOLDERS

We have prepared this prospectus to allow the selling securityholders to sell or otherwise dispose of, from time to time, up to 4,993,341 shares of our common stock, which are comprised of (i) up to 3,566,669 October Convertible Note Shares issuable upon the conversion of the October Convertible Notes, (ii) up to 1,337,505 October 3i Warrant Shares issuable upon exercise of the October 3i Warrants (as issued in several tranches), and (iii) up to 89,167 October Placement Agent Shares issuable upon exercise of the October Placement Agent Warrants. See “Prospectus Summary - The Offering” and “The 3i Note Transaction” for a description of the private transactions in which we issued the Securities. Except for the transactions contemplated by the October Purchase Agreement and the related registration rights agreement, and the beneficial ownership of our securities, neither the selling securityholders nor any persons who have control over the selling securityholders have had any material relationship with us within the past three years. We do not know how long the selling securityholders will hold the shares before selling them, and we are not currently aware of any existing agreements, arrangements or understandings between the selling securityholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus by the selling securityholder. Unless the context otherwise requires, as used in this prospectus, “selling securityholder” refers to the selling securityholders named in this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling securityholder.

The following table provides, as of December 13, 2024, information regarding the selling securityholders and the shares of common stock that it may offer and sell from time to time under this prospectus. The percentage of ownership in the table below is based on 4,469,280 shares of common stock outstanding as of December 13, 2024. The table is prepared based on information supplied to us by the selling securityholders, and reflects its holdings as of December 13, 2024. The number of shares in the column “Maximum Number of Shares to be Offered” represents all of the shares of common stock that each selling securityholder may offer under this prospectus. The selling securityholders may sell some, all or none of its shares in this offering. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, and includes shares of common stock with respect to which the selling securityholders has voting and investment power, as well as shares issuable upon the exercise or conversion of securities exercisable or convertible into shares of common stock within 60 days of the measurement date held by the selling securityholders. Accordingly, the information in the columns regarding “Shares Beneficially Owned Prior to Offering” and “Shares Beneficially Owned After Offering” lists the number of shares of common stock owned by each selling securityholder, based on its ownership of the shares of common stock and securities convertible into shares of common stock or exercisable, as of December 13, 2024 or within 60 days of such date, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by such selling securityholder on that date, if applicable, without regard to any limitations on conversions or exercises. The fourth column assumes the sale of all of the shares offered by each selling securityholder pursuant to this prospectus. Except as set forth below, no selling securityholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

	Shares Beneficially Owned Prior to Offering)(1)				Maximum Number of Shares to	Shares Beneficially Owned After Offering(2)
Name of Selling securityholder	Number		Percentage		be Offered	Number	Percentage
3i, LP(3)	1,157,322	(4)	18.86%		4,904,174	0	*	%
Maxim Partners LLC(5)	9,644	(4)	*	%	89,167	0	*	%

*	less than 1%

(1)	Applicable percentage ownership is based on 6,133,645 shares of common stock outstanding as of December 13, 2024 (which includes the assumed total conversion of 1,664,365 Shares).

(2)	Assumes the sale of all shares being offered pursuant to this prospectus, although the selling securityholders are under no obligation to sell any Shares.

(3)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(4)

The number and percentage reflect the maximum number of shares and percentage ownership assuming full conversion under the October Convertible Note and full exercise of the October 3i Warrants before taking into account the Beneficial Ownership Limitation (as defined below) and the Share Cap (as defined below). The selling securityholder may not convert or exercise, as applicable, any portion of the 4,904,174Shares to the extent such conversion or exercise would cause the selling securityholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares and percentage reflected above, the selling securityholder’s beneficial ownership of our shares of common stock at any time will not exceed 4.99% of our outstanding common stock, or 226,921 shares based on our common stock outstanding as of December 13, 2024. The October Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the October Purchase Agreement in excess of 19.99% of the shares of our common stock outstanding as of immediately prior to the signing of the October Purchase Agreement (the “Share Cap”) unless we obtain stockholder approval to do so under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Share Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the October Purchase Agreement.

(5)	Maxim Partners LLC is the record and beneficial owner of the securities set forth in the table. MJR Holdings LLC is the managing member of Maxim Partners LLC. Cliff Teller is the Chief Executive Officer of MJR Holdings LLC and, has dispositive power over the securities held by Maxim Partners LLC. Mr. Teller disclaims beneficial ownership over any securities owned by Maxim Partners LLC and MJR Holdings LLC except to the extent of his pecuniary interest therein.

THE 3i NOTE TRANSACTION

On October 1, 2024, Alternus Clean Energy, Inc. (the “Company”), a company incorporated under the laws State of Delaware, entered into a Securities Purchase Agreement (the “October Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor a series of senior convertible notes up to an aggregate principal amount of $2,500,000, issued at a twelve percent (12.0%) original issue discount (each a “October Convertible Note” and together, the “October Convertible Notes”), and warrants (each a “October 3i Warrant” and together the “October 3i Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), equal to 50% of the face value of the October Convertible Note divided by the volume weighted average price, at an exercise price of $1.50 per share (the “Exercise Price”), now adjusted to $1.00 per share.

The October Convertible Notes

The October Convertible Notes were issued with a twelve percent (12.0%) original issue discount, and mature at a one-year term, starting from September 30, 2025, or later as issued further to the tranches, (unless accelerated due to an event of default, or accelerated up to six installments by the Investor), bears interest at a rate of seven percent (7%) per annum, which shall automatically be increased to twelve percent (12.0%) per annum in the event of default and ranks senior to the Company’s existing and future unsecured indebtedness. The October Convertible Notes are convertible in whole or in part at the option of the Investor into shares of Common Stock (the “October Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the October Convertible Notes. The October Convertible Notes are payable monthly on each Installment Date (as defined in the Convertible Notes) commencing on the earlier of December 1, 2024 and the effective date of the initial registration statement required to be filed pursuant to the Registration Rights Agreement (as defined below) in an amount equal to 1/10th of the sum of (x) the principal amount of the October Convertible Notes, and (y) the aggregate interest that will accrue through the maturity date, (B) interest due and payable under the October Convertible Notes, and (C) other amounts specified in the October Convertible Notes (such sum being the “Installment Amount”); provided, however, if on any Installment Date, no failure to meet the Equity Conditions (as defined in the October Convertible Notes) exits pursuant to the October Convertible Notes, the Company may pay all or a portion of the Installment Amount with shares of its common stock. The portion of the Installment Amount paid with common stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price (defined below) and (ii) the greater of (x) 92% of the average of the two (2) lowest daily VWAPs (as defined in the Convertible Note) in the ten (10) trading days immediately prior to each conversion date and (y) $1.00. “Equity Conditions Failure” means that on any day during the period commencing twenty (20) trading days prior to the date installment notices are required to be delivered with respect to the applicable Installment Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more conversion notices of the holder of the October Convertible Notes, if any, (b) the Company shall have paid all liquidated damages and other amounts owing under the October Convertible Notes, if any (c)(i) there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell all of the shares of common stock issuable pursuant to the October Convertible Notes and the October 3i Warrants or (ii) all of the shares of common stock issuable pursuant to the October Convertible Notes and the October 3i Warrants may be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) by a person that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the holder of the October Convertible Notes, (d) our common stock is trading on the Company’s principal trading market and the shares issuable under the October Convertible Notes and the October 3i Warrants are listed or quoted for trading on such principal trading market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Convertible Note and the 3i Warrant, (f) there is no existing event of default and no existing event which, with the passage of time or the giving of notice, would constitute an event of default, (g) the issuance of the shares in question to the holder of the October Convertible Notes would not violate certain limitations under the October Convertible Notes, (h) there has been no public announcement of a pending or proposed change of control of the Company that has not been consummated, (i) the holder of the October Convertible Notes are not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (j) the Company has timely filed all of its SEC reports during the time period in question, (k) the average daily VWAP of our common stock for the twenty (20) trading days immediately prior to the applicable date in question exceeds $18.75, subject to adjustment; and (l) the average daily trading volume of the Common Stock on our principal trading market during the twenty (20) trading day period ending on the trading day immediately prior to the applicable date in question exceeds $100,000.

The October Convertible Notes are convertible, at the option of the Investor, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the October Convertible Notes plus all accrued and unpaid interest at a conversion price equal to $1.50 (the “Conversion Price”), now adjusted to $1.00 per share. The Conversion Price is subject to full ratchet anti-dilution protection, subject to a floor conversion price of $0.75 per share (the “Floor Price”), a limitation required by the rules and regulations of the Nasdaq, and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

Alternatively, in the event of an event of default continuing for 20 trading days and ending with Event of Default Redemption Right Period (as defined in the Convertible Note), the Conversion Price may be converted to an “Alternate Conversion Price”, which is defined as the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion (as defined in the October Convertible Notes), and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Common Stock during the fifteen (15) consecutive trading day period ending on and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice. These conversions shall be further subject to Redemption Premiums, as is further described in the October Convertible Notes.

The October Convertible Notes may not be converted and shares of common stock may not be issued under the October Convertible Notes if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 4.99% (or, upon election of the Investor, 9.99%) of the outstanding common stock. In addition to the beneficial ownership limitations in the October Convertible Notes, the sum of the number of shares of common stock that may be issued under that certain October Purchase Agreement (including the October Convertible Notes and the October 3i Warrant and common stock issued thereunder) is limited to 19.99% of the outstanding common stock as of October 1, 2024 (the “Exchange Cap”, which is equal to 698,270 shares of common stock, subject to adjustment as described in the October Purchase Agreement), unless shareholder approval (as defined in the October Purchase Agreement) (“Stockholder Approval”) is obtained by the Company to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. On September 26, 2024 the Company’s shareholders approved the potential issuance of shares by the Company of more than the Exchange Cap.

Under the October Purchase Agreement, the Company also agreed within 120 days following the closing to obtain stockholder approval under Nasdaq Listing Rule 5635(d) to permit issuance of greater than 19.99% of the Company’s outstanding shares of Common Stock as of date of the October Purchase Agreement at a price less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)). Prior to the receipt of the Stockholder Approval, no October Convertible Notes may be converted and no October 3i Warrants may be exercised that would cause the Company to issue shares that would cause the Company to breach the rules or regulations of Nasdaq.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. In addition, pursuant to the Purchase Agreement, the Company has also agreed to the following covenants: (i) for so long as the earlier of the date on which (x) the Investor ceases to holds the securities, and (y) 90 trading days from the date of the Purchase Agreement, the Company shall not, without the Investor’s prior written consent and subject to certain exceptions, enter into any variable rate transaction or transaction in which a third party is granted the right to receive Company securities based on future transactions of the Company on terms more favorable than those granted to such party pursuant to such initial transaction.

The October Convertible Notes contain customary events of default including but not limited to: (i) failure to make payments when due under the October Convertible Notes for a period of at least 5 trading days; (ii) failure to deliver the required number of shares of Common Stock within five trading days after the applicable conversion date ; (iii) bankruptcy or insolvency of the Company; and (iv) failure to procure Stockholder Approval within 120 days after the closing. If an event of default occurs, Buyer may require the Company to redeem all or any portion of the Debenture (including all accrued and unpaid interest thereon), in cash.

The October 3i Warrants

The October 3i Warrants are exercisable for shares of common stock at a price of $1.50 per share (the “Exercise Price”), now adjusted to $1.00 per share. The October 3i Warrants may be exercised during the period commencing October 1, 2024 (and as were further issued in several tranches on October 21, 2024, November 12, 2024, and December 5, 2024 to the October Purchase Agreement), and ending April 2, 2029, or later, based upon the initial date of the issuance. The Exercise Price is subject to full ratchet anti-dilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

Registration Rights Agreement

In connection with the October 3i Note Transaction, the Company entered into a registration rights agreement, dated October 1, 2024, with 3i, LP (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to file a resale registration statement covering the resale of the Shares by or before November 21, 2024, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC as promptly as possible after the filing thereof, but, which shall be necessitated to be deemed effective within 60 days after the day of initial filing of the registration statement, and 90 days following the filing if the SEC notifies the Company that the SEC shall “review” such registration statement.

Private Placement of the October Convertible Note and October 3i Warrant

In connection with the foregoing, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), and agreed to issue the Placement Agent, a warrant to purchase up to an aggregate of 89,167 shares (“October Placement Agent Warrant Shares”) of our common stock (the “October Placement Agent Warrant”) at an exercise price of $2.20 per share, which October Placement Agent Warrant is exercisable at any time on or after the six-month anniversary of the closing date of the Private Placement and will expire on the third (3rd) anniversary of the effective date of the registration statement registering the underlying October Placement Agent Warrant Shares. Pursuant to the October Placement Agency Agreement, in consideration for acting as the Placement Agent for the Private Placement, in addition to the October Placement Agent Warrant, the Company has agreed to (i) pay the Placement Agent a cash fee of 7.0% of the gross proceeds received by the Company from the Investor, and (ii) reimburse up to $50,000 of the Placement Agent’s reasonable accountable expenses, including, without limitation, fees and disbursements of Maxim’s counsel and all travel and other out-of-pocket expenses. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

The offer and sale of the securities in the Private Placement was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale was made only to an “accredited investor” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investor regarding the Company or the securities offered and to be issued in the Private Placement.

Adjustment Notice

On December 2, 2024, the Company and 3i, LP entered into an adjustment notice, pursuant to which the Company: (i) revised the conversion price for the April 2024 Convertible Notes, and October Convertible Notes to $1.00 per share, and (ii) adjusted the April 3i Warrant to purchase up to an aggregate 1,157,322 shares at an exercise price of $1.00 per share, and adjusted October 3i Warrants to 1,337,505 warrant shares, at an exercise price of $1.00 per share, pursuant to the Adjustment Notice, and (iii) completion of the fourth tranche to the October Purchase Warrant in the principal amount of $244,317 and an October 3i Warrant to purchase up to 130,710 shares of Common Stock at an exercise price of $1.00 per share within two business days of the initial filing of the current registration statement with the SEC.

DESCRIPTION OF OUR SECURITIES

The following description of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. This summary is qualified by reference to the complete text of our Third Amended and Restated Certificate of Incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

The Company’s Third Amended and Restated Certificate of Incorporation (the “Company Charter”) authorizes the issuance of 301,000,000 shares, consisting of 300,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of December 13, 2024, there are 4,469,280 shares of common stock outstanding. No shares of preferred stock are outstanding.

Voting Rights

Except as otherwise provided by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock will been titled to one vote per share on matters to be voted on by stockholders and will not have the right to cumulate votes in the election of directors.

Dividend Rights

Holders of common stock will be entitled to receive dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by our board of directors from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Holders of common stock will be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights

Under the Company Charter, our common stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our board of directors is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to the first annual meeting of stockholders of the Combined Company) generally serving a term of three years. Class I directors will serve until the first annual meeting of stockholders following the effectiveness of the Company Charter, Class II directors will serve until the second annual meeting of stockholders following the effectiveness of the Company Charter and Class III directors will serve until the third annual meeting of stockholders pursuant to the Company Charter.

Preferred Stock

The Company Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to establish the number of shares to be included in such series, and fix the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. Our board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Combined Company or the removal of management of the Combined Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

There are currently outstanding an aggregate of 460,000 Public Warrants, which entitle the holder to acquire common stock of the Company. The Public Warrants are currently trading on the OTC Markets Pink Tier under the trading symbol: OTCMKTS: ACLEW.

Each Public Warrant entitles the registered holder to purchase one share of common stock at a price of $287.50 per share, subject to adjustment as provided herein, at any time commencing 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of common stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation

Redemption of warrants for cash when the price per share of common stock equals or exceeds $450.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except the Sponsor Warrants and any warrants underlying additional units issued to our Sponsor, officers or directors payment of working capital loans made to us):

●	in whole and not in part;

●	at a price of $0.25 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the reported last sale price of our common stock equals or exceeds $450.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations, for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before we send the notice of redemption.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the redemption date. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such warrant.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the sale of the common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period or we require the warrants to be exercised on a cashless basis as described below. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. If we call the Public Warrants for redemption for cash as described above, we will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of our common stock issuable upon the exercise of our Public Warrants. To exercise Public Warrants on a cashless basis, each holder would pay the exercise price by surrendering the Public Warrants in exchange for a number of shares of our common stock equal to the quotient obtained by dividing(i) the product of (A) the number of shares of our common stock underlying the Public Warrants, and(B) the difference between the “fair market value” and the exercise price of the Public Warrants by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day average trading price as of the date on which the notice of exercise is received by the warrant agent. We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $450.00 redemption trigger price (as may be adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant) as well as the $287.50 (for whole shares) exercise price after the redemption notice is issued.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the shares of Class stock pursuant to the warrant agreement, the Public Warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than the shares of common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Public Warrants.

Redemption Procedures. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of common stock is increased by a capitalization or share dividend paid in shares of common stock to all or substantially all holders of shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value “means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of common stock on account of such shares of common stock (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $12.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share,(c) to satisfy the redemption rights of the holders of shares of common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of common stock in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our shares of common stock the right to have their shares redeemed in connection with our Business Combination or to redeem 100% of our public shares if we do not complete the Business Combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our shares of common stock, (e) as a result of the repurchase of shares of common stock by us if a proposed initial business combination is presented to our stockholders for approval, or (f) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of common stock or other similar vent, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

The exercise price and number of shares of common stock issuable upon the exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Public Warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Public Warrants and the warrant agreement set forth in the prospectus for our IPO, or defective provision, (ii) removing or reducing the Company’s ability to redeem the Public Warrants or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants in any material respect. The warrant agreement may be amended by the parties thereto with the vote or written consent of the registered holders of the Public Warrants of at least 50% of the then outstanding Public Warrants and Sponsor Warrants, voting together as a single class, to allow for the Public Warrants to be or continue to be, as applicable, classified as equity in the Company’s financial statements. All other modifications or amendments, including any modification or amendment to increase the exercise price or shorten the exercise period, (a) with respect to the terms of the Public Warrants or any provision of the warrant agreement with respect to the Public Warrants, will require the vote or written consent of the registered holders of the warrants of at least 50% of the then outstanding Public Warrants and (b) with respect to the terms of the Sponsor Warrants or any provision of the warrant agreement with respect to the Sponsor Warrants will require the vote or written consent of at least 50% of the then outstanding Sponsor Warrants. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement on form S-1, for a complete description of the terms and conditions applicable to the Public Warrants.

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Public Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant holders or right holders to obtain a favorable judicial forum for disputes with our Company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Sponsor Warrants

There are currently outstanding an aggregate of 17,800 Sponsor Warrants, which entitle the holder to acquire common stock of the Company.

The Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants which were sold as part of the units in the IPO, except that: (i) they will not be redeemable by us, (ii) they may be exercised for cash or on a cashless basis (iii) they (along with the common stock issuable upon exercise of the Sponsor Warrants) are entitled to registration rights, as described below and (iv) the initial purchasers have agreed not to transfer, assign or sell any of the Sponsor Warrants (or the shares of common stock and Sponsor Warrants included therein), until 30 days after the completion of the Business Combination. The Sponsor Warrants will not become public warrants as a result of any transfer of the Sponsor Warrants, regardless of the transferee. Any amendment to the terms of the Sponsor Warrants or any provision of the warrant agreement with respect to the Sponsor Warrants will require the vote or written consent of at least 50% of the then outstanding Sponsor Warrants.

If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by exchanging their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and of the “historical fair market value” (defined below) by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

SCM Tech Warrants

There are currently outstanding an aggregate of 19,600 SCM Tech Warrants to acquire common stock of the Company.

There are 12,000 SCM Tech 1 Warrants, which have an exercise price of $0.25 per share. There are 4,000 SCM Tech 2 Warrants, which have an exercise price of $287.50 per share. There are 3,600 SCM Tech 3 Warrants, which have an exercise price of $0.25 per share. The SCM Tech Warrants may be exercised at any time on or prior to December 2033.

The Company determined that the Warrants meet the conditions for equity classification. The exercise price and number of the shares issuable under the SCM Tech Warrants are subject to customary adjustments for certain stock dividends, stock splits, subsequent rights offerings, pro rata distributions or certain equity structure changes.

April 3i Warrant

The April 3i Warrants are currently exercisable for 1,157,322 shares of common stock at a price of $1.00 per share, as adjusted on December 2, 2024 pursuant to the Adjustment Notice (the “Exercise Price”). The April 3i Warrant may be exercised during the period commencing April 19, 2024 and ending October 20, 2029.  The Exercise Price is subject to full ratchet anti-dilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

April Placement Agent Warrant

In connection with the April 3i Note Transaction, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), and agreed to issue the Placement Agent, a warrant to purchase up to an aggregate of 9,644 shares (“Placement Agent Warrant Shares”) of our common stock (the “Placement Agent Warrant”) at an exercise price of $2.00 per share, which Placement Agent Warrant is exercisable at any time on or after the six-month anniversary of the closing date of the Private Placement and will expire on the third (3rd) anniversary of the effective date of the registration statement registering the underlying Placement Agent Warrant Shares. Pursuant to the Placement Agency Agreement, in consideration for acting as the Placement Agent for the Private Placement, in addition to the Placement Agent Warrant, the Company has agreed to (i) pay the Placement Agent a cash fee of 7.0% of the gross proceeds received by the Company from the Investor, and (ii) reimburse up to $50,000 of the Placement Agent’s reasonable accountable expenses, including, without limitation, fees and disbursements of Maxim’s counsel and all travel and other out-of-pocket expenses. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

October 3i Warrants

For a description of the October 3i Warrants, see “The 3i Note Transaction.”

October Placement Agent Warrants

For a description of the October Placement Agent Warrants, see “The 3i Note Transaction.”

Convertible Notes

April 3i Note Transaction

The Convertible Note was issued with an eight percent (8.0%) original issue discount, matures on April 20, 2025 (unless accelerated due to an event of default, or accelerated up to six installments by the Investor), bears interest at a rate of seven percent (7%) per annum, which shall automatically be increased to twelve percent (12.0%) per annum in the event of default and ranks senior to the Company’s existing and future unsecured indebtedness. The Convertible Note is convertible in whole or in part at the option of the Investor into shares of Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the Convertible Note. The Convertible Note is payable monthly on each Installment Date (as defined in the Convertible Note) commencing on the earlier of July 18, 2024 and the effective date of the initial registration statement required to be filed pursuant to the Registration Rights Agreement (as defined below) in an amount equal the sum of (A) the lesser of (x) $216,000 and (y) the outstanding principal amount of the Convertible Note, (B) interest due and payable under the Convertible Note and (C) other amounts specified in the Convertible Note (such sum being the “Installment Amount”); provided, however, if on any Installment Date, no failure to meet the Equity Conditions (as defined in the Convertible Note) exits pursuant to the Convertible Note, the Company may pay all or a portion of the Installment Amount with shares of its common stock. The portion of the Installment Amount paid with common stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price (defined below) and (ii) the greater of (x) 92% of the average of the two (2) lowest daily VWAPs (as defined in the Convertible Note) in the ten (10) trading days immediately prior to each conversion date and (y) $1.75. “Equity Conditions Failure” means that on any day during the period commencing twenty (20) trading days prior to the date installment notices are required to be delivered with respect to the applicable Installment Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more conversion notices of the holder of the Convertible Note, if any, (b) the Company shall have paid all liquidated damages and other amounts owing under the Convertible Note, if any (c)(i) there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell all of the shares of common stock issuable pursuant to the Convertible Note and the 3i Warrant or (ii) all of the shares of common stock issuable pursuant to the Convertible Note and the 3i Warrant may be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) by a person that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the holder of the Convertible Note, (d) our common stock is trading on the Company’s principal trading market and the shares issuable under the Convertible Note and the 3i Warrant are listed or quoted for trading on such principal trading market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Convertible Note and the 3i Warrant, (f) there is no existing event of default and no existing event which, with the passage of time or the giving of notice, would constitute an event of default, (g) the issuance of the shares in question to the holder of the Convertible Note would not violate certain limitations under the Convertible Note, (h) there has been no public announcement of a pending or proposed change of control of the Company that has not been consummated, (i) the holder of the Convertible Note is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (j) the Company has timely filed all of its SEC reports during the time period in question, (k) the average daily VWAP of our common stock for the twenty (20) trading days immediately prior to the applicable date in question exceeds $18.75, subject to adjustment; and (l) the average daily trading volume of the Common Stock on our principal trading market during the twenty (20) trading day period ending on the trading day immediately prior to the applicable date in question exceeds $100,000.

The Convertible Note is convertible, at the option of the Investor, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the Convertible Note plus all accrued and unpaid interest at a conversion price equal to $1.50 (the “Conversion Price”). The Conversion Price is subject to full ratchet anti-dilution protection, subject to a floor conversion price of $0.75 per share (the “Floor Price”), a limitation required by the rules and regulations of the Nasdaq, and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

Alternatively, in the event of an event of default continuing for 20 trading days and ending with Event of Default Redemption Right Period (as defined in the Convertible Note), the Conversion Price may be converted to an “Alternate Conversion Price”, which is defined as the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion (as defined in the Convertible Note), and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Common Stock during the fifteen (15) consecutive trading day period ending on and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice. These conversions shall be further subject to Redemption Premiums, as is further described in the Convertible Note.

The Convertible Note may not be converted and shares of common stock may not be issued under the Convertible Note if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 4.99% (or, upon election of the Investor, 9.99%) of the outstanding common stock. In addition to the beneficial ownership limitations in the Convertible Note, the sum of the number of shares of common stock that may be issued under that certain Purchase Agreement (including the Convertible Note and 3i Warrant and common stock issued thereunder) is limited to 19.99% of the outstanding common stock as of April 19, 2024 (the “Exchange Cap”, which is equal to 698,270 shares of common stock, subject to adjustment as described in the Purchase Agreement), unless shareholder approval (as defined in the Purchase Agreement) (“Stockholder Approval”) is obtained by the Company to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Under the Purchase Agreement, the Company also agreed within 120 days following the closing to obtain stockholder approval under Nasdaq Listing Rule 5635(d) to permit issuance of greater than 19.99% of the Company’s outstanding shares of Common Stock as of date of the Purchase Agreement at a price less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)). Prior to the receipt of the Stockholder Approval, no Convertible Note may be converted and no 3i Warrant may be exercised that would cause the Company to issue shares that would cause the Company to breach the rules or regulations of Nasdaq. On September 26, 2024, the Company received stockholder approval.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. In addition, pursuant to the Purchase Agreement, the Company has also agreed to the following covenants: (i) for so long as the earlier of the date on which (x) the Investor ceases to holds the securities, and (y) 90 trading days from the date of the Purchase Agreement, the Company shall not, without the Investor’s prior written consent and subject to certain exceptions, enter into any variable rate transaction or transaction in which a third party is granted the right to receive Company securities based on future transactions of the Company on terms more favorable than those granted to such party pursuant to such initial transaction.

The Convertible Note contains customary events of default including but not limited to: (i) failure to make payments when due under the Convertible Note for a period of at least 5 trading days; (ii) failure to deliver the required number of shares of Common Stock within five trading days after the applicable conversion date ; (iii) bankruptcy or insolvency of the Company; and (iv) failure to procure Stockholder Approval within 120 days after the closing. If an event of default occurs, Buyer may require the Company to redeem all or any portion of the Debenture (including all accrued and unpaid interest thereon), in cash.

April 3i Note Conversions:

On August 1, 2024 3i converted $54,958.33 of the Convertible Note into 8,262 shares of unrestricted common stock valued at $6.65 per share.

On September 3, 2024 3i converted $54,265.09 of the Convertible Note into 10,193 shares of unrestricted common stock valued at $5.32 per share.

On October 7, 2024 3i converted $53,500.00 of the Convertible Note into 26,750 shares of unrestricted common stock valued at $2.00 per share.

On October 8, 2024 3i converted $894,100.00 of the Convertible Note into 447,050 shares of unrestricted common stock valued at $2.00 per share.

On October 21, 2024, 3i converted $378,000 of the Convertible Note into 189,000 shares of unrestricted common stock valued at $2.00 per share.

On November 14, 2024, 3i converted $292,500 of the Convertible Note into 195,000 shares of unrestricted common stock valued at $1.50 per share.

On December 2, 2024, 3i converted $100,000 of the Convertible Note into 100,000 shares of unrestricted common stock valued at $1.00 per share.

October 3i Convertible Notes

For a description of the October 3i Convertible Notes, see “The 3i Note Transaction.”.

December 2024 Note Issuance

In connection with the December Purchase Agreement, dated as of December 4, 2024, we issued a 20% original issue discount promissory convertible note (the “Secure Net Note”) with a maturity date of April 2025, in the principal sum of $1,250,000, which if crossed along with certain events of default (as described in the Secure Net Note), shall increase the original issue discount to 30% original issue discount. The Secure Net Note, is convertible at the option of the Holder at any time after the Maturity Date, including with registration rights, at a conversion price per share equal to ninety percent (90%) of the Company’s common stock’s VWAP (which is the three (3) Trading Days period immediately prior to such Conversion Date (or the nearest preceding date)) as of the date of such conversion. The Secure Net Note is a senior direct debt obligation of the Company ranking pari passu with all other Notes, but subordinate and junior in right of payment to the convertible notes issued to 3i, LP., and other senior or pari passu Indebtedness (as defined in the December Purchase Agreement) of the Company.

Along with the said Secure Net Note, we also issued warrants to purchase common stock of the Company (“PA Warrant”) to Dominari, amounting to up to an aggregate of five percent (5%) of the number of shares of common stock issued upon conversion of the Secure Net Note, if the Secure Net Note are converted after the Maturity Date (as defined in the December Purchase Agreement).

Anti-Takeover Effects of Provisions of the Company Charter, the Bylaws and Applicable Law

Certain provisions of the Company Charter, Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Company’s common stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which would apply if and so long as the Company’s common stock remains listed on the Nasdaq require stockholder approval of certain issuances equal to 20% or more of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Number of Directors

The Company Charter and the Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by our board of directors. The initial number of directors is set at seven.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Dissenters’ Rights of Appraisal and Payment

The DGCL, provides that, the Company’s stockholders would have appraisal rights in connection with a merger or consolidation of the Company under certain circumstances. If appraisal rights were available, pursuant to the DGCL, stockholders who complied with certain requirements would have had the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. However, there are no appraisal rights available in connection with the business combination.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The Transfer Agent for the Company’s capital stock will be Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company) (Equiniti). The Company will agree to indemnify Equiniti in its roles as Transfer Agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “ALCE”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations for holders of our common stock that elect to have their common stock and the exercise, disposition and lapse of our Warrants. The common stock and the Warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, S corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that under current law will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock disposed of exceeds one year at the time of disposition. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost for such common stock (or, in the case of common stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such common stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible under current law for reduced rates of tax. If the U.S. Holder’s holding period for the common stock disposed of is one year or less at the time of disposition, any gain on a taxable disposition of our common stock would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the shares of our common stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, a non-realization event, or a tax-free recapitalization. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants generally will equal the U.S. Holder’s acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant expires unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status or has been notified by the IRS that such U.S. Holder is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our common stock, to the extent paid or deemed paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “— Tax Considerations Applicable to Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “—Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “—Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “— Tax Considerations Applicable to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or Warrants or an expiration or redemption of our Warrants, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock or Warrants and, in the case where shares of our common stock are regularly traded on an established securities market, (i) the non-U.S. Holder has owned, actually or constructively, more than 5% of our common stock at any time within the relevant period or (ii) provided that our Warrants are regularly traded on an established securities market, the non-U.S. Holder has owned, actually or constructively, more than 5% of our Warrants at any time within the within the relevant period. It is unclear how a non-U.S. Holder’s ownership of Warrants will affect the determination of whether the non-U.S. Holder owns more than 5% of our common stock. In addition, special rules may apply in the case of a disposition of warrants if our common stock is considered to be regularly traded, but our Warrants are not considered to be regularly traded. There can be no assurance that our common stock or Warrants will or will not be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our common stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or Warrants may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities.” An adjustment that has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and Treasury Regulations and administrative guidance promulgated thereunder impose a U.S. federal withholding tax of 30% on certain payments paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to payments of dividends. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our securities. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our securities. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling securityholders. The shares may be sold or distributed from time to time by the selling securityholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the ordinary shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	any combination of the foregoing; or

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The selling securityholders have informed us that they intend to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that they acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The selling securityholders have informed us that each such broker-dealer will receive commissions from the selling securityholders have that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling securityholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling securityholders may be less than or in excess of customary commissions. Neither we nor the selling securityholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling securityholders.

We know of no existing arrangements between the selling securityholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling securityholders , including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling securityholders , any compensation paid by the selling securityholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling securityholders, and have agreed to reimburse the selling securityholders for the fees and disbursements of their counsel incurred in connection therewith. We have also reimbursed the selling securityholders for the fees and disbursements of their counsel in connection with this offering, payable upon execution of the Purchase Agreement.

We also have agreed to indemnify the selling securityholders and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling securityholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the selling securityholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The total expenses for the offering were approximately $90,935.00.

The selling securityholders has represented to us that at no time prior to the date of the Purchase Agreement have they or their agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The selling securityholders have agreed that during the term of the Purchase Agreement, neither they, nor any of their agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling securityholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling securityholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling securityholders .

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “ALCE.”

LEGAL MATTERS

The validity of the securities covered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The financial statements of the Company as of December 31, 2023, included in this prospectus and in the Registration Statement have been so included in reliance on the report of Mazars USA LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The financial statements of the Company as of December 31, 2022, included in this prospectus and in the Registration Statement have been so included in reliance on the report of Forvis Mazars (then known as “Mazars”) an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our common stock and warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://alternusce.com/ at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

Mazars USA LLP 135 West 50th Street New York, New York 10020 Tel: 212.812.7000 www.mazars.us

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Alternus Clean Energy, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Alternus Clean Energy, Inc (the Company) as of December 31, 2023, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred operating losses since inception, has insufficient cash flows from its operating activities, has an accumulated deficit and its assets already are pledged to secure our indebtedness to various third party secured creditors. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Mazars USA LLP

We have served as the Company’s auditor since 2024.

New York, NY

April 15, 2024

Mazars USA LLP is an independent member firm of Mazars Group.

Block 3 Harcourt Centre Harcourt Road Dublin 2 DO2 A339 Ireland Tel: +353 1 449 4400 www.mazars.ie

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Alternus Clean Energy, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Alternus Clean Energy, Inc (the Company) as of December 31, 2022, and the related consolidated statement of operations and comprehensive loss, shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred operating losses since inception, has insufficient cash flows from its operating activities, has an accumulated deficit and its assets already are pledged to secure our indebtedness to various third party secured creditors. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Mazars Ireland

We have served as the Company’s auditor since 2022.

Dublin, Ireland

April 15, 2024

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,	As of December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$4,618	$705
Accounts receivable, net	651	3,335
Unbilled energy incentives earned	5,607	4,954
Prepaid expenses and other current assets	3,344	1,482
Taxes recoverable	631	1,388
Restricted Cash	19,161	-
Current discontinued assets held for sale	80,943	-
Total Current Assets	114,955	11,864

Property and equipment, net	61,302	68,953
Right of use asset	1,330	1,004
Restricted cash	-	6,598
Other receivable	1,483	-
Capitalized development cost and other long-term assets, net	6,216	2,146
Non-current discontinued assets held for sale	-	87,750
Total Assets	$185,286	$178,315

LIABILITIES AND SHAREHOLDER’’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$5,084	$1,138
Accrued liabilities	24,410	3,471
Taxes payable	14	616
Deferred income	5,607	4,954
Operating lease liability	175	75
Green bonds	166,122	-
Convertible and non-convertible promissory notes, net of debt issuance costs	31,420	-
Current discontinued liabilities held for sale	14,259	-
Total Current Liabilities	247,091	10,254

Green bonds	-	149,481
Convertible and non-convertible promissory notes, net of debt issuance costs	-	9,214
Operating lease liability, net of current portion	1,252	960
Asset retirement obligations	197	397
Non-current discontinued liabilities held for sale	-	10,591
Total Liabilities	248,540	180,897

Shareholders’ Deficit
Preferred stock, $0.0001 par value, 1,000,000 authorized as of December 31, 2023. 0 issued and outstanding as of December 31, 2023.	-	-
Common Stock, $0.0001 par value, 150,000,000 authorized as of December 31, 2023; 71,905,363 issued and outstanding as of December 31, 2023 and 57,500,000 issued and outstanding as of December 31, 2022.	7	6
Additional paid in capital	27,874	19,797
Foreign Currency Translation Reserve	(2,924)	(3,638)
Accumulated deficit	(88,211)	(18,747)
Total Shareholders’ Deficit	(63,254)	(2,582)
Total Liabilities and Shareholder’ Deficit	$185,286	$178,315

The accompanying notes are an integral part of these consolidated financial statements

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Year Ended December 31
	2023	2022

Revenues	$20,084	$17,089

Operating Expenses
Cost of revenues	(4,468)	(4,439)
Selling, general and administrative	(11,228)	(5,720)
Depreciation, amortization, and accretion	(3,657)	(3,677)
Development Costs	(798)	(11,372)
Loss on disposal of assets	(5,501)	(79)
Total operating expenses	(25,652)	(25,287)

Loss from operations	(5,568)	(8,198)

Other income/(expense):
Interest expense	(18,562)	(10,256)
Fair value movement of FPA Asset	(16,642)	-
Solis bond waiver fee	(11,232)	-
Other expense	(1,642)	(684)
Other income	9	569
Total other expenses	(48,069)	(10,371)
Loss before provision for income taxes	(53,637)	(18,569)
Income taxes	(15)	-
Net loss from continuing operations	(53,652)	(18,569)

Discontinued operations:
Income/(loss) from operations of discontinued business component	(3,885)	141
Impairment loss recognized on the remeasurement to fair value less costs to sell	(11,766)	-
Income tax	(161)	(21)
Net income/(loss) from discontinued operations	(15,812)	120
Net loss	$(69,464)	$(18,449)

Net loss attributable to common stockholders, basic	(53,652)	(18,569)
Net loss per share attributable to common stockholders, basic	(0.93)	(0.32)
Net loss per share attributable to common stockholders, diluted	(0.93)	(0.32)
Weighted-average common stock outstanding, basic	57,862,598	57,500,000
Weighted-average common stock outstanding, diluted	57,862,598	57,500,000

Comprehensive loss:
Net loss	$(69,464)	$(18,449)
Foreign currency translation adjustment	714	(991)
Comprehensive loss	$(68,750)	$(19,440)

The accompanying notes are an integral part of these consolidated financial statements

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

	Preferred Stock		Common Stock		Additional Paid-In	Foreign Currency Translation	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Reserve	Deficit	Equity
Balance at January 1, 2022, as recast	-	$-	-	$-	$29,220	$(2,647)	$(298)	$26,275
Retroactive application of Merger	-	-	57,500,000	6	(6)	-	-	-
Adjusted balance, beginning of period*	-	$-	57,500,000	$6	$29,214	$(2,647)	$(298)	$26,275
Distribution to stockholder	-	-	-	-	(15,063)	-	-	(15,063)
Contribution from stockholder	-	-	-	-	5,646	-	-	5,646
Foreign currency translation adjustment	-	-	-	-	-	(991)	-	(991)
Net Loss	-	-	-	-	-	-	(18,449)	(18,449)
Balance at December 31, 2022	-	$-	57,500,000	$6	$19,797	$(3,638)	$(18,747)	$(2,582)
Distribution to stockholder	-	-	-	-	(25,195)	-	-	(25,195)
Contribution from stockholder	-	-	-	-	15,295			15,295
Merger, net of transaction costs	-	-	11,383,809	1	(2,341)	-	-	(2,340)
Fair Value of penny warrants	-	-	-	-	1,820	-	-	1,820
Issuance of Alternus Clean Energy Inc. common stock to Meteora parties subject to FPA	-	-	2,796,554	-	16,493	-	-	16,493
Conversion of promissory note payable to related party for common stock in connection with the Merger	-	-	225,000	-	2,005	-	-	2,005
Foreign currency translation adjustment	-	-	-	-	-	714	-	714
Net Loss	-	-	-	-	-	-	(69,464)	(69,464)
Balance at December 31, 2023	-	$-	71,905,363	$7	$27,874	$(2,924)	$(88,211)	$(63,254)

Note: as a result of the business combination as recast, the shares of the Company’s common stock prior to the Business Combination (refer to Note 4) have been retrospectively recast to reflect the change in the capital structure as a result of the Business Combination.

The accompanying notes are an integral part of these consolidated financial statements

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities
Net loss from continuing operations	$(53,652)	$(18,569)
Adjustments to reconcile net income/(loss) to net cash provided used in operations:
Depreciation, amortization and accretion	3,657	3,677
Amortization of debt discount	4,859	3,871
Credit loss expense	8	-
Gain (loss) on foreign currency exchange rates	(187)	288
Fair value movement of FPA Asset	16,642	-
Solis Bond waiver fee	11,232	-
Loss on disposal of asset	3,889	-
Non-cash operating lease assets	(299)	(1,049)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable and other short-term receivables	4,047	(2,752)
Prepaid expenses and other assets	(2,776)	2,496
Accounts payable	3,673	(1,225)
Accrued liabilities	18,964	3,584
Operating lease liabilities	381	1,034
Net Cash provided by (used in) Operating Activities	$10,438	$(8,645)
Net Cash provided by (used in) Operating Activities - Discontinued Operations	2,774	1,255

Cash Flows from Investing Activities:
Purchases of property and equipment	(4,737)	(1,154)
Sales of property and equipment	17,364	-
Capitalized Cost	(5,857)	(655)
Construction in Process	(7,445)	(3,164)
Net Cash provided by (used in) Investing Activities	$(675)	$(4,973)
Net Cash provided by (used in) Investing Activities - Discontinued Operations	(83)	(12,429)

Cash Flows from Financing Activities:
Proceeds from debt	15,468	23,961
Payments of debt principal	(210)	-
Debt Issuance Cost	292	(1,407)
Merger proceeds net of transaction costs	(500)	-
Repayment of shareholder loans	-	(9,282)
Distributions to parent	(21,908)	(29,997)
Contributions from parent	15,855	21,731
Net Cash provided by (used in) Financing Activities	$8,997	$5,006
Net Cash provided by (used in) Financing Activities - Discontinued Operations	(5,067)	7,325

Effect of exchange rate on cash	433	(558)
Net increase (decrease) in cash, cash equivalents and restricted cash	$16,817	$(13,019)
Cash, cash equivalents, and restricted cash beginning of the year	7,747	20,766
Cash, cash equivalents, and restricted cash end of the year	$24,564	$7,747

Cash Reconciliation
Cash and cash equivalents	5,403	1,149
Restricted cash	19,161	6,598
Cash, cash equivalents, and restricted cash end of the year	$24,564	$7,747

The accompanying notes are an integral part of these consolidated financial statements

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED SUPPLEMENTAL STATEMENTS OF CASH FLOW

	Year Ended December 30,
	2023	2022
	(in thousands)
Supplemental Cash Flow Disclosure
Cash paid during the period for:
Interest (net of capitalized interest of 397 and 87 respectively)	7,321	3,828
Taxes	2,488	2,015

The accompanying notes are an integral part of these consolidated financial statements

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Formation

Alternus Clean Energy, Inc. (the “Company”) was incorporated in Delaware on May 14, 2021 and was originally known as Clean Earth Acquisitions Corp. (“Clean Earth”).

On October 12, 2022, Clean Earth entered into a Business Combination Agreement, as amended by that certain First Amendment to the Business Combination Agreement, dated as of April 12, 2023 (the “First BCA Amendment”) (as amended by the First BCA Amendment, the “Initial Business Combination Agreement”), and as amended and restated by that certain Amended and Restated Business Combination Agreement, dated as of December 22, 2023 (the “A&R BCA”) (the Initial Business Combination Agreement, as amended and restated by the A&R BCA, the “Business Combination Agreement”), by and among Clean Earth, Alternus Energy Group Plc (“AEG”) and the Sponsor. Following the approval of the Initial Business Combination Agreement and the transactions contemplated thereby at the special meeting of the stockholders of Clean Earth held on December 4, 2023, the Company consummated the Business Combination on December 22, 2023. In accordance with the Business Combination Agreement, Clean Earth issued and transferred 57,500,000 shares of common stock of Clean Earth, par value $0.0001 per share, to AEG, and AEG transferred to Clean Earth, and Clean Earth received from AEG, all of the issued and outstanding equity interests in the Acquired Subsidiaries (as defined in the Business Combination Agreement) (the “Equity Exchange,” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the Closing, the Company changed its name from Clean Earth Acquisition Corp. to Alternus Clean Energy, Inc.

Clean Earth’s only precombination assets were cash and investments and the SPAC did not meet the definition of a business in accordance with U.S. GAAP. Therefore, the substance of the transaction was a recapitalization of the target (AEG) rather than a business combination or an asset acquisition. In such a situation, the transaction is accounted for as though the target issued its equity for the net assets of the SPAC and, since a business combination has not occurred, no goodwill or intangible assets would be recorded. As such, AEG is considered the accounting acquirer and these consolidated financial statements represent a continuation of AEG’s financial statements. Assets and liabilities of AEG are presented at their historical carrying values.

Alternus Clean Energy Inc. is a holding company that operates through the following forty-seven operating subsidiaries as of December 31, 2023:

Subsidiary	Principal Activity	Date Acquired / Established	ALTN Ownership	Country of Operations
Power Clouds S.r.l.	SPV	31 March 2015	Solis Bond Company DAC	Romania
F.R.A.N. Energy Investment S.r.l.	SPV	31 March 2015	Solis Bond Company DAC	Romania
PC-Italia-01 S.r.l.	Sub-Holding SPV	15 May 2015	AEG MH 02 Limited	Italy
Zonnepark Rilland B.V.	SPV	20 December 2019	Solis Bond Company DAC	Netherlands
PC-Italia-03 S.r.l.	SPV	1 July 2020	AEG MH 02 Limited	Italy
PC-Italia-04 S.r.l.	SPV	15 July 2020	AEG MH 02 Limited	Italy
Solis Bond Company DAC	Holding Company	16 October 2020	AEG JD 03 Limited	Ireland
ALT US 03, LLC (Walking Horse Solar, LLC)	LLC	Acquired 15 December 2020 (Est. 30 March 2023)	ALT US 03 LLC	USA
Alternus Energy Americas Inc.	Holding Company	10 May 2021	Alternus Energy Group Pl	USA
LJG Green Source Energy Beta S.r.l	SPV	29 July 2021	Solis Bond Company DAC	Romania
Ecosfer Energy S.r.l.	SPV	30 July 2021	Solis Bond Company DAC	Romania
Lucas EST S.r.l.	SPV	30 July 2021	Solis Bond Company DAC	Romania
Risorse Solari I S.r.l.	SPV	28 September 2019	AEG MH 02 Limited	Italy
Risorse Solari III S.r.l.	SPV	3 August 2021	AEG MH 02 Limited	Italy
Alternus Iberia S.L.	SPV	4 August 2021	AEG MH 02 Limited	Spain
Solarpark Samas Sp. z o.o.	SPV	31 August 2021	Solis Bond Company DAC	Poland
AED Italia-01 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-02 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-03 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-04 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-05 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
ALT US 01 LLC	SPV	6 December 2021	Alternus Energy Americas Inc.	USA
Elektrownia PV Komorowo Sp. z o.o.	SPV	22 December 2021	Solis Bond Company DAC	Poland
PV Zachod Sp. z o.o.	SPV	22 December 2021	Solis Bond Company DAC	Poland
AEG MH 01 Limited	Holding Company	8 March 2022	Alternus Lux 01 S.a.r.l.	Ireland
AEG MH 02 Limited	Holding Company	8 March 2022	AEG JD 03 Limited	Ireland
ALT US 02 LLC	Holding Company	8 March 2022	Alternus Energy Americas Inc.	USA
AEG JD 01 Limited	Holding Company	16 March 2022	AEG MH 03 Limited	Ireland
AEG JD 03 Limited	Holding Company	21 March 2022	Alternus Lux 01 S.a.r.l.	Ireland
RA01 Sp. z o.o.	SPV	24 March 2022	Solis Bond Company DAC	Poland
Gardno Sp. z o.o.	SPV	24 March 2022	Solis Bond Company DAC	Poland
Gardno2 Sp. z o.o.	SPV	24 March 2022	Solis Bond Company DAC	Poland
ALT US 03 LLC	SPV	4 May 2022	Alternus Energy Americas Inc.	USA
Alt Spain 03, S.L.U.	SPV	31 May 2022	Alt Spain Holdco S.L.	Spain
AEG MH 03 Limited	Holding Company	10 June 2022	AEG MH 01 Limited	Ireland
Lightwave Renewables, LLC	SPV	Acquired 29 June 2022 (Est. 17 December 2020)	ALT US 02 LLC	USA
Alt Spain Holdco, S.L.U. (NF Projects S.L)	Holding Company	Acquired 14 July 2022 (Est. 31 July 2023)	AEG MH 02 Limited	Spain
AED Italia-06 S.r.l.	SPV	2 August 2022	AEG MH 02 Limited	Italy
AED Italia-07 S.r.l.	SPV	2 August 2022	AEG MH 02 Limited	Italy
AED Italia-08 S.r.l.	SPV	5 August 2022	AEG MH 02 Limited	Italy
ALT US 04 LLC (Dancing Horse, LLC)	Holding Company	14 September 2022 (Est. 31 July 2023)	Alternus Energy Americas Inc.	USA
Alternus LUX 01 S.a.r.l.	Holding Company	5 October 2022	Alternus Energy Group Plc	Luxembourg
Alt Spain 04, S.L.U.	SPV	May 2022	Alt Spain Holdco, S.L.U.	Spain
Alt Alliance LLC	Holding Company	September 2023	Alternus Energy Amercias Inc.	USA
ALT US 05 LLC	Holding Company	September 2023	Alternus Energy Americas Inc.	USA
ALT US 06 LLC	Holding Company	October 2023	Alternus Energy Americas Inc.	USA
ALT US 07 LLC (River Song Solar LLC)	Holding Company	November 2023 (Est. December 2022)	Alternus Energy Americas Inc.	USA

2.	Going Concern and Management’s Plans

Our consolidated financial statements for the year ended December 31, 2023, identifies the existence of certain conditions that raise substantial doubt about our ability to continue as a going concern for twelve months from the issuance of this report:

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during the period ended December 31, 2023, the Company had net loss from continuing operations of ($53.7) million and a net loss of ($18.6) million for the year ended December 31, 2023 and 2022. The Company had total shareholders’ equity/(deficit) of ($63.3) million as of December 31, 2023 and ($2.6) million at December 31, 2022. The Company had $4.6 million of unrestricted cash on hand as of December 31, 2023.

Our operating revenues are insufficient to fund our operations and our assets already are pledged to secure our indebtedness to various third party secured creditors, respectively. The unavailability of additional financing could require us to delay, scale back or terminate our acquisition efforts as well as our own business activities, which would have a material adverse effect on the Company and its viability and prospects.

The terms of our indebtedness, including the covenants and the dates on which principal and interest payments on our indebtedness are due, increases the risk that we will be unable to continue as a going concern. To continue as a going concern over the next twelve months, we must make payments on our debt as they come due and comply with the covenants in the agreements governing our indebtedness or, if we fail to do so, to (i) negotiate and obtain waivers of or forbearances with respect to any defaults that occur with respect to our indebtedness, (ii) amend, replace, refinance or restructure any or all of the agreements governing our indebtedness, and/or (iii) otherwise secure additional capital. However, we cannot provide any assurances that we will be successful in accomplishing any of these plans.

As of December 31, 2022, Solis was in breach of the three financial covenants under Solis’ Bond terms: (i) the minimum Liquidity Covenant that requires the higher of €5.5 million or 5% of the outstanding Nominal Amount, (ii) the minimum Equity Ratio covenant of 25%, and (iii) the Leverage Ratio of NIBD/EBITDA to not be higher than 6.5 times for the year ended December 2021, 6.0 times for the year ended December 31, 2022 and 5.5 times for the period ending on the maturity date of the Bond, January 6, 2024. The Solis Bond carries a 3 months EURIBOR plus 6.5% per annum interest rate, and has quarterly interest payments, with a bullet payment to be paid on January 6, 2024. The Solis Bond is senior secured through a first priority pledge on the shares of Solis and its subsidiaries, a parent guarantee from Alternus Energy Group Plc, and a first priority assignment over any intercompany loans.

In April 2023 the bondholders approved a temporary waiver and an amendment to the bond terms to allow for a change of control in Solis (which allows for the transfer of Solis and its subsidiaries underneath Clean Earth Acquisitions Corp. on Business Combination Closing). In addition, bondholders received a preference share in an Alternus holding company, AEG JD 02 Limited, which holds certain development projects in Spain and Italy. The shares will have preference on any distribution up to €10 million, and AEG JD 02 will divest assets to ensure repayment of the €10 million should the bonds not have been fully repaid at maturity (January 6, 2024). Finally, bondholders will receive a 1% amendment fee, which equates to €1.4 million.

On June 5, 2023 the bondholders approved an extension to the waiver to September 30, 2023 and the bond trustee was granted certain additional information rights and the right to appoint half of the members of the board of directors of Solis, in addition to the members of the board appointed by the Company. Under the waiver agreement, as extended, Solis must fully repay the Bonds by September 30, 2023. If Solis is unable to fully repay the Solis Bonds by September 30, 2023, Solis’ bondholders have the right to immediately transfer ownership of Solis and all of its subsidiaries to the bondholders and proceed to sell Solis’ assets to recoup the full amount owed to the bondholders, which as of September 30, 2023 is currently €150,000,000 (approximately $159,000,000). If the ownership of Solis and all of its subsidiaries were to be transferred to the Solis bondholders, the majority of the Company’s operating assets and related revenues and EBIDTA would be eliminated.

On October 16 2023, bondholders approved to further extend the temporary waiver to December 16, 2023. On December 18, 2023, a representative group of the bondholders approved an extension of the temporary waivers and the maturity date of the Solis Bonds until January 31, 2024, with the right to further extend to February 29, 2024 at the Solis Bond trustee’s discretion, which was subsequently approved by a majority of the bondholders on January 3, 2024. On March 12, 2024, the bondholders approved an additional extension to April 30, 2024. As such, the Solis bond debt is currently recorded as short-term debt.

On December 28, 2023, Solis sold 100% of the share capital in its Italian subsidiaries for approximately €15.8 million (approximately $17.5 million).

Subsequently, on January 18, 2024, Solis sold 100% of the share capital in its Polish subsidiaries for approximately €54.4 million (approximately $59.1 million), and on February 21, 2024 Solis sold 100% of the share capital of its Netherlands subsidiary for approximately €6.5 million (approximately $7 million). Additionally, on February 14, 2024, Solis exercised its call options to repay €59,100,000 million (approximately $68.5 million) of amounts outstanding under the bonds (See Footnote 26).

The Company is currently working on several processes to address the going concern issue. In January of 2024, ALCE filed an S1 with the SEC in order to raise additional funds in the first half of 2024. We are working with multiple global banks and funds to secure the necessary project financing to execute on our transatlantic business plan.

3.	Summary of Significant Accounting Policies

Basis of Presentation

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The results of subsidiaries acquired or disposed of during the respective periods are included in the consolidated financial statements from the effective date of acquisition or up to the effective date of disposal, as appropriate.

Related Party Transactions

A Related Party transaction is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, and (ii) any Related Party has or will have a direct or indirect interest. A Related Party is any person who is or was (since the beginning of the last fiscal year even if such person does not presently serve in that role) an executive officer or director of the Company, any shareholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of any such person. Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. Refer to Footnote 25 for more details.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses for the periods presented. Significant items subject to such estimates include, but are not limited to, the assumptions utilized in the valuation of the assets acquired and liabilities assumed, determination of a business combination or asset acquisition, impairment of long-lived assets, measurement of level 3 fair value assets, and recovery of capitalized cost. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustment when facts and circumstance dictate. These estimates are based on information available as of the date of financial statements; therefore, actual results could differ from these estimates.

Segments

The Company has two operating segments, U.S. Operations and European Operations, and the decision-making group is the CEO and CFO of the Company (as a group). The CODM regularly review the Reporting Packs that contain financial and operational results aggregated by geography as well as consolidated income statement, balance sheet, and equity of the overall company.

Cash and Cash Equivalents

The Company considers cash and highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains cash and cash equivalents with major financial institutions, the largest concentration in JP Morgan in the U.S, Ireland, and Italy, Unicredit in Romania, and with ING in Poland and the Netherlands. The Company may at times exceed federally insured limits or statutorily insured limits in a foreign jurisdiction. The Company periodically assesses the financial condition and due to the size and stability of the institutions believes the risk of loss to be remote.

Restricted Cash

Restricted cash relates to balances that are in the bank accounts for specific defined purposes and cannot be used for any other undefined purposes. Restricted cash is primarily restricted stemming from requirements under the Green Bond terms. The balance has a debt service reserve account, per the requirements from the Bond Trustee, that issues quarterly coupons to the Bond holders.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within that period. Accounts receivables are presented net of allowance for doubtful accounts. The Company establishes an allowance for doubtful customer accounts, through a review of historical losses, customer balances, and industry economic conditions. Under the expected loss model, a loss (or allowance) is recognized upon initial recognition of the asset that reflects all future events that may lead to a loss being realized, regardless of whether it is probable that the future event will occur. The Company extends credit based on an evaluation of customers’ financial condition and determines any additional collateral requirements. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company considers invoices past due when they are outstanding longer than the stated term. Under the expected loss model, a loss (or allowance) is recognized upon initial recognition of the asset that reflects all future events that may lead to a loss being realized, regardless of whether it is probable that the future event will occur. Management considers the carrying value of accounts receivable to be fully collectible. If amounts become uncollectible, they are charged to operations in the period in which that determination is made.

The allowance for credit losses was $7 thousand an $0 as of December 31, 2023 and 2022 respectively.

Concentration of Credit Risk

At times, the Company maintains cash balances in financial institutions which may exceed federally insured limits. The Company maintains cash balances in all countries in which it operates and in Ireland where the Company is headquartered. Government coverage for the Company’s cash balances are as follows:

●	European Union - $105,841 (€100,000) per account is covered for operations in Romania, Poland, Italy, the Netherlands, and the Company’s headquarters in Ireland.

●	United States - $250,000

The Company has four cash accounts across the European countries and a net of $18.8 million above government insurance amounts. The Company has six cash accounts across the United States and a net of $2.5 million above the government insurance amounts. The Company has not experienced any losses relating to such accounts and believes it is not exposed to significant credit risk on its cash and cash equivalents or restricted cash.

Additionally, one customer represented 35% of continuing operational revenues during the year ended December 31, 2023 and three customers represented 61% of the Company’s continuing operational accounts receivable for the year ended December 31, 2023. These concentrations represent a risk to revenues and cash flows should these customers face financial difficulties.

Economic Concentrations

The Company and its subsidiaries own and operate solar generating facilities installed on buildings and land located across Europe and the US. Future operations could be affected by changes in the economy, other conditions in those geographic areas or by changes in the demand for renewable energy.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, amortization and impairment. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Depreciation is computed on a straight-line basis over the estimated useful lives. The useful lives per asset class are as follows:

●	Solar Energy Facilities carry a useful life of the lesser of 35 years from the original placed in-service date or the lease term of the land on which they are built.

●	Leasehold improvements are amortized over the shorter of the lease term or their estimated useful file.

●	Furniture and fixtures carry a useful life of 3 years.

●	Software and computer equipment carry a useful life of 3 and 5 years respectively.

Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. Expenditures for maintenance and repairs, which do not materially extend the useful lives of assets, are charged to expense as incurred. Upon retirement, sale or other disposition of equipment, the cost and accumulated depreciation are removed from the respective accounts and a gain or loss, if any, is recognized in income/(loss) from operations in the Consolidated Statements of Operations and Comprehensive Loss during the year of disposal. When the Company abandons the anticipated construction of a new solar energy facility during the development phase, costs previously capitalized to development in progress are written off at the parent company.

Capitalized Development Cost

Capitalized development cost relates to various projects that are under development for the period. As management determines to proceed with the development of a new solar park, or purchase an existing construction project of a solar park, cost toward the final value of that project are recorded in Capitalized Development Cost on the Consolidated Balance Sheet. Cost can include, but are not limited to, financial, technical and legal due diligence costs.

As the Company closes either the purchase or development of new solar parks and begins construction in process and then are added to the final asset displayed in Property, and Equipment. If the Company does not close on the prospective project, these costs are written off to Development Cost on the Consolidated Statement Operations and Comprehensive Loss.

Impairment of Solar Energy Facilities

The Company reviews its investments in property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Impairment is evaluated at the asset group level, which is determined based upon the lowest level of separately identifiable cash flows. When evaluating for impairment, if the estimated undiscounted cash flows from the use of the asset group are less than the asset group’s carrying amount, then the asset group is deemed to be impaired and is written down to its fair value. Fair value is determined by net realizable value of the assets using ASC 820. The amount of the impairment loss is equal to the excess of the asset group’s carrying value over its estimated fair value.

During the year ended December 31, 2023, the Company recorded an impairment loss of $11.8 million in the Consolidated Statement of Operations and Comprehensive Loss related to the Polish assets held for sale to reduce the carrying amount of the assets in the disposal group to their fair value less costs to sell. This was recognized in discontinued operations on the Consolidated Statement of Operations and Comprehensive Loss.

Deferred Financing Costs and Debt Discount Amortization

The Company incurs expenses related to debt arrangements. These deferred financing costs and debt discount costs are capitalized and amortized over the term of the related debt or revolving credit facilities and netted against the related debt.

Asset Retirement Obligations

In connection with the acquisition or development of solar energy facilities, the Company may have the legal requirement to remove long-lived assets constructed on leased property and to restore the leased property to its condition prior to the construction of the long-lived assets. This legal requirement is referred to as an asset retirement obligation (ARO). If the Company determines that an ARO is required for a specific solar energy facility, the Company records the present value of the estimated future liability when the solar energy facility is placed in service as an ARO liability. The discount rate used to estimate the present value of the expected future cash flows for the year ended December 31, 2023 and 2022 was 7.3% and 7.1% respectively. The Company accretes the ARO liability to its future value over the solar energy facility’s useful life and records the related interest expense to amortization expense on the consolidated statement of operations. Solar facilities that require AROs are recorded as part of the carrying value of property and depreciated over the solar energy facility’s useful life.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company adopted the new standard on January 1, 2022 and used the effective date as our date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2022. The new standard provides a number of optional practical expedients in transition. We elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. Upon adoption the company recognized $8.8 million of Right of Use Assets and $8.7 million of associated liabilities.

Lease assets and liabilities are recognized based on the present value of the future lease payments over the lease term at the lease commencement date and are presented on the consolidated statements of financial condition. The Company estimates its incremental borrowing rate based on information available at the commencement date in determining the present value of future payments. For additional information, see Footnote 16 - Leases.

Operating lease expense attributable to site leases is reported within cost of revenues in the Company’s Statement of Operations and Comprehensive Loss; whereas lease expense attributable to all other operating leases is reported within selling, general, and administrative expense in the Company’s Statement of Operations and Comprehensive Loss.

Revenue Recognition

The Company follows the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying revenue recognition under ASC 606 is that revenue should be recognized as goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled. ASC 606 defines a five-step process to achieve this core principle. ASC 606 also mandates additional disclosure about the nature, amount, timing and uncertainty of revenues and cash flows arising from customer contracts, including significant judgments, and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

The Company derives revenues through its subsidiaries from the sale of electricity and the sale of solar renewable energy credits (RECs) in Romania and guarantees of origin certificates (GoOs) in Poland. The Company receives Green Certificates based on the amount of energy produced in Romania. Energy generation revenue and solar renewable energy credits revenue are recognized as electricity generated by the Company’s solar energy facilities is delivered to the grid, at which time all performance obligations have been delivered. Revenues are based on actual output and contractual sale prices set forth its customer contracts.

The Company’s current portfolio of renewable energy facilities is generally contracted under long-term Country Renewable Programs (FIT programs) in Italy or Energy Offtake Agreements (PPAs/VPPAs) with creditworthy counterparties in Poland, Romania and the United States. Pricing of the electricity sold under these FITs and PPAs is generally fixed for the duration of the contract, although some of its PPAs have price escalators based on an index (such as the consumer price index) or other rates specified in the applicable PPA.

One solar park in the Netherlands receives pre-payments calculated at the beginning of the year and based on the previous years’ production (MWhs produced) multiplied by a calculated average price per MWh for the year and divided by twelve. The Company books revenue monthly by multiplying actual production per the Company’s meters by the average price provided by the Offtaker at the beginning of the year to estimate revenue for the month. There is a true-up performed in June of the following year using actual power produced for the previous year multiplied by the average EPEX price (average actual market price per KWh for the year) less the prepayment for the year. If the true-up calculation is positive, The Offtaker settles with a payment to the Company. If the true-up is negative, the Company settles with a payment to Offtaker.

Disaggregated Revenues

The following table shows the Company’s revenues disaggregated by country and contract type:

	Year Ended December 31,
Revenue by Country	2023	2022
	(in thousands)
Italy	$3,360	$3,354
Romania	16,608	13,710
United States	116	25
Total for continuing operations	$20,084	$17,089

Discontinued Operations:
Netherlands	$2,840	$1,596
Poland	7,593	10,709
Total for discontinued operations	$10,433	$12,305
Total for the period	$30,517	$29,394

	Year Ended December 31,
Revenue by Offtake Type	2023	2022
	(in thousands)
Country Renewable Programs	$2,972	$2,885
Green Certificates	10,548	9,409
Energy Offtake Agreements	6,560	4,795
Other Revenue	4	-
Total for continuing operations	$20,084	$17,089

Discontinued Operations:
Country Renewable Programs	$5,499	$6,994
Guarantees of Origin	129	44
Energy Offtake Agreements	4,805	5,267
Total for discontinued operations	$10,433	$12,305
Total for the period	$30,517	$29,394

One customer represented 35% of continuing operational revenues during the year ended December 31, 2023 compared to two customers that represented 29% for the year ended December 31, 2022. The revenues from these customers accounted for $11.4 million and $9.7 million of revenue for the year ended December 31, 2023 and 2022 respectively.

Two customers represented 34% of the discontinued operational revenues during the year ended December 31, 2023 compared to two customers that represented 42% for the year ended December 31, 2022. The revenues from these customers accounted for $11.2 million and $14.2 million of revenue for the year ended December 31, 2023 and 2022 respectively.

Three customers represented 61% of the Company’s continuing operational accounts receivable for the year ended December 31, 2023. One customer represented 23% of the Company’s discontinued operational accounts receivable for the year ended December 31, 2023. The company did not have any customers who represented more than 10% of accounts receivable for the year ended December 31, 2022.

Unbilled Energy Incentives Earned

The Company derives revenues from the sale of green certificates for the Romania projects. The green certificates revenues are recognized in the month they are generated by the solar project and registered with the local authority. The Company considers them unbilled at the end of the period if they have not been invoiced to a third-party customer.

Cost of Revenue

Cost of revenue primarily consists of operations and maintenance expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Costs are charged to expense as incurred.

Taxes Recoverable and Payable

The Company records taxes recoverable when there has been an overpayment of taxes due to timing of the Value Added Tax (VAT) between vendors and customers. The VAT tax can also be offset against a Country’s income taxes where the VAT was registered.

Development Cost

Development costs are incurred when the Company abandons the development or acquisition of renewable energy projects. The Company depends heavily on government policies that support our business and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The Company can decide to abandon a project if it becomes uneconomic due to various factors, for example, a change in market conditions leading to higher costs of construction, lower energy rates, or other factors that change the expected returns on the project. In addition, political factors or otherwise where governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. At the time The Company decides to abandon a project, Development Cost are recognized on the Consolidated Statements of Operations and Other Comprehensive Income/(Loss)

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational, technological, and regulatory risks and the potential risk of business failure. See Note 2 regarding going concern matters.

Fair Value of Financial Instruments

The Company measures its financial instruments at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

U.S. GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy are described below:

Level 1 – Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 – Pricing inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date. Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3 – Pricing inputs that are unobservable. Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques, and at least one significant model assumption or input is unobservable.

The Company holds various financial instruments that are not required to be measured at fair value. For cash and cash equivalents, restricted cash, accounts receivable, various debt instruments, prepayments and other current assets, accounts payable, accrued liabilities and other current liabilities, the carrying value approximated their fair values due to the short-term maturity of these instruments. The Company’s forward purchase agreement asset is considered a Level 3 financial instrument at fair value and is described below (see Note 5).

Business Combinations and Acquisition of Assets

The Company applies the definition of a business in ASC 805, Business Combinations, to determine whether it is acquiring a business or a group of assets. When the Company acquires a business, the purchase price is allocated to; (i) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate Power Purchase Agreements (PPAs) and Renewable Energy Credit (REC) agreements, (iii) asset retirement obligations, (iv) non-controlling interest, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired, and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.

When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired, and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired, and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs require significant judgments and estimates at the time of the valuation. Transaction costs, including legal and financing fees directly related to the acquisition, incurred are capitalized as a component of the assets acquired.

The allocation of the purchase price directly affects the following items in the Company’s consolidated financial statements:

●	The amount of purchase price allocated to the various tangible and intangible assets and liabilities on the Company Balance Sheet,

●	The amounts allocated to all other tangible assets and intangibles are amortized to depreciation or amortization expense, with the exception of favorable and unfavorable rate land leases and unfavorable rate Operation and Maintenance (O&M) contracts which are amortized to cost of revenue; and

The period of time over which tangible and intangible assets and liabilities are depreciated or amortized varies, and thus, changes in the amounts allocated to these assets and liabilities will have a direct impact on the Company’s results of operations.

Income Taxes

Deferred taxes are determined using the asset and liability method; whereby, deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in the financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the company has taken or expects to take in its return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between the positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits”. A liability is recognized for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing-authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

As a result of the Tax Cuts and Jobs Act (TCJA) of 2017, the Company analyzed if a liability needed to be recorded for the deemed repatriation of undistributed earnings. It was determined that there is no outstanding liability associated with this based on overall negative undistributed earnings (accumulated deficit) in the consolidated foreign group. An additional provision of the TCJA is the implementation of the Global Intangible-Low Taxed Income Tax, or “GILTI.” The Company has elected to account for the impact of GILTI in the period in which the tax actually applies to the Company.

Penalties and interest assessed by income tax authorities would be included in income tax expense. For the period ended December 31, 2023, the Company did not incur any penalties or interest.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718. Stock-based compensation expense for equity instruments issued to employees and non-employees is measured based on the grant-date fair value of the awards. The fair value of each stock unit is determined based on the valuation of the Company’s stock on the date of grant. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton stock option pricing valuation model. The Company uses the simplified method for calculating the expected term of their options. The Company recognizes compensation costs using the straight-line method for equity compensation awards over the requisite service period of the awards, which is generally the awards’ vesting period. The Company accounts for forfeitures of awards in the period they occur.

Use of the Black-Scholes-Merton option-pricing model requires the input of highly subjective assumptions, including (1) the expected terms of the option, (2) the expected volatility of the price of the Company’s common stock, and (3) the expected dividend yield of our common stock. The assumptions used in the option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgments. If factors change and different assumptions are used, the Company’s stock-based compensation expense could be materially different in the future. Additional inputs to the Black-Scholes-Merton option-pricing model include the risk-free interest rate and the fair value of the Company’s common stock. The Company determines the risk-free interest rate by using the U.S. Treasury Rates of the same period as the expected term of the stock-option.

Net Loss Per Share

Net loss per share is computed pursuant to ASC 260, Earnings per Share. Basic net loss per share attributable to common shareholders is computed by dividing net loss attributable to common shareholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share attributable to common shareholders is computed by dividing net loss attributable to common shareholders by the weighted average number of common stock outstanding for the period plus the number of common stock that would have been outstanding if all potentially dilutive common stock had been issued, using the treasury stock method or if-converted method, as applicable. Potentially dilutive shares related to stock options, warrants, and convertible notes were excluded from the calculation of diluted net loss per share due to their anti-dilutive effect due to losses in each period. The following table sets forth the outstanding potentially dilutive securities that have been excluded in the calculation of diluted net loss per share because their inclusion would be anti-dilutive:

	Year Ended December 31,
	2023	2022
	(in thousands)
Warrants	12,345	11,945
Total	12,345	11,945

Foreign Currency Transactions and Other Comprehensive Loss

Foreign currency transactions are those transactions whose terms are denominated in a currency other than the currency of the primary economic environment in which the Company operates, which is referred to as the functional currency. The functional currency of the Company’s foreign subsidiaries is typically the applicable local currency which is Romanian Lei (RON), Polish Zloty (PLN) or European Union Euros (EUR). Transactions denominated in foreign currencies are remeasured to the functional currency using the exchange rate prevailing at the balance sheet date for balance sheet accounts and using an average exchange rate during the period, which approximates the daily exchange rate, for income statement accounts. Foreign currency gains or losses resulting from such remeasurement are included in the Consolidated Statement of Operations in the period in which they arise.

Transaction gains and losses are recognized in the Company’s Results of Operations based on the difference between the foreign exchange rates on the transaction date and on the reporting date. The Company had an immaterial net foreign exchange loss for the year ended December 31, 2023 and 2022.

The translation from functional foreign currency to United States Dollars (U.S. Dollar) is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and using an average exchange rate during the period, which approximates the daily exchange rate, for income statement accounts. The effects of translating financial statements from functional currency to reporting currency are recorded in other comprehensive income. For the years ended December 31, 2023 and 2022, the increase/(decrease) in comprehensive loss related to foreign currency translation gains was $0.7 million and ($1.0) million, respectively.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments-Credit losses (Topic 326), subsequently amended by ASU 2020-2. This new guidance will change how entities account for credit impairment for trade and other receivables, as well as for certain financial assets and other instruments held at amortized cost. The update will replace the current incurred loss model with an expected loss model. Under the incurred loss model, a loss (or allowance) is recognized only when an event has occurred (such as a payment delinquency) that causes the entity to believe that a loss is probable (that is has been “incurred”). Under the expected loss model, a loss (or allowance) is recognized upon initial recognition of the asset that reflects all future events that may lead to a loss being realized, regardless of whether it is probable that the future event will occur. The incurred loss model considers past events and conditions, while the expected loss model includes expectations for the future which have yet to occur. ASU 2018-19 was issued in November 2018 and excludes operating leases from the new guidance. The standard will require entities to record a cumulative-effect adjustment to the balance sheet as of the beginning of the first reporting period in which the guidance is effective. For public business entities that meet the definition of a U.S. Securities and Exchange (SEC) filer, the update is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. As an Emerging Growth Company, the standard is effective for the Company’s annual reporting period and interim periods beginning first quarter of 2023. The Company has adopted this standard as of January 1, 2023 and the adoption did not have a material impact on the consolidated financial statements.

In August 2020, the FASB issued Accounting Standards Update 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the “own stock” scope exception and certain aspects of EPS guidance. For public business entities that meet the definition of a SEC filer, excluding entities eligible to be a smaller reporting company as defined by the SEC, the guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the guidance is effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company has adopted this standard as of January 1, 2023 and the adoption did not have a material impact on the condensed consolidated financial statements.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures to enhance the transparency of income tax disclosures relating to the rate reconciliation, disclosure of income taxes paid, and certain other disclosures. The ASU should be applied prospectively and is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact on the related disclosures; however, it does not expect this update to have an impact on its financial condition or results of operations.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to improve the disclosures about reportable segments and include more detailed information about a reportable segment’s expenses. This ASU also requires that a public entity with a single reportable segment, provide all of the disclosures required as part of the amendments and all existing disclosures required by Topic 280. The ASU should be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact on the financial statements and related disclosures.

4.	Business Combination

As discussed in Note 1 – Organization and Formation, on December 22, 2023, Clean Earth Acquisitions Corp. (“CLIN”), Alternus Energy Group Plc (“AEG”) and Clean Earth Acquisition Sponsor LLC (the “Sponsor”) completed the Business Combination. Upon the Closing of the Business Combination, the following occurred:

●	In connection with the Business Combination, AEG transferred to CLIN all issued and outstanding AEG interests in certain of its subsidiaries (the “Acquired Subsidiaries”) in exchange for the issuance by CLIN at the Closing of 57,500,000 shares of common stock of CLIN. At Closing, CLIN changed its name to Alternus Clean Energy, Inc. (“ALCE” or the “Company”).

●	In connection with the Business Combination, 23,000,000 rights to receive one-tenth (1/10) of one share of Class A common stock was exchanged for 2,300,000 shares of the Company’s common stock.

●	In addition to shares issued to AEG noted above, 225,000 shares of Common Stock were issued at Closing to the Sponsor to settle a CLIN convertible promissory note held by the Sponsor at Closing.

●	Each share of CLIN Class A common stock held by the CLIN Sponsor prior to the closing of the Business Combination, which totaled 8,556,667 shares, was exchanged for, on a one-for-one basis for shares of the Company’s Common Stock.

●	Each share of CLIN common stock subject to possible redemption that was not redeemed prior to the closing of the Business Combination, which totaled 127,142 shares, was exchanged for, on a one-for-one basis for shares of the Company’s Common Stock.

●	In connection with the Business Combination, an investor that provided the Company funding through a promissory note, was due to receive warrants to purchase 300,000 shares of Common Stock at an exercise price of $0.01 per share and warrants to purchase 100,000 shares of Common Stock at an exercise price of $11.50 per share pursuant to the Secured Promissory Note Agreement dated October 3, 2023. Upon closing of the Business Combination, the investor received those warrants.

●	In connection with the Business Combination, CLIN entered into a Forward Purchase Agreement (the “FPA”) with certain accredited investors (the “FPA Investors”) that gave the FPA Investors the right, but not an obligation, to purchase up to 2,796,554 shares of CLIN’s common stock. Of the 2,796,554 shares, the FPA Investors purchased 1,300,320 shares of Common Stock and the Company issued an aggregate of 1,496,234 shares of the Company’s common stock pursuant to the FPA.

●	The proceeds received by the Company from the Business Combination, net of the FPA and transaction costs, totaled $5.1 million.

The following table presents the total Common Stock outstanding immediately after the closing of the Business Combination:

Number of Shares
Exchange of CLIN common stock subject to possible redemption that was not redeemed for Alternus Clean Energy Inc. common stock	127,142
Exchange of public share rights held by CLIN shareholders for Alternus Clean Energy Inc. common stock	2,300,000
Issuance of Alternus Clean Energy, Inc. common stock to promissory note holders	400,000
Exchange of CLIN Class A common stock held by CLIN Sponsor for Alternus Clean Energy Inc. common stock	8,556,667
Subtotal - Business Combination, net of redemptions	11,383,809
Issuance of shares under the FPA	1,496,234
Shares purchased by the accredited investor under the FPA	1,300,320
Issuance of Alternus Clean Energy Inc. common stock to Alternus Energy Group Plc. on the Closing Date	57,500,000
Issuance of Alternus Clean Energy Inc. common stock to the CLIN Sponsor as a holder of CLIN convertible notes on the Closing Date	225,000
Total – Alternus Clean Energy Inc. common stock outstanding as a result of the Business Combination, FPA, exchange of Acquired Subsidiaries’ shares for shares of Alternus Clean Energy Inc. and issuance of Alternus Clean Energy Inc. common stock the holder of CLIN convertible notes.	71,905,363

5.	Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are prioritized within a three-level fair value hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

On December 3, 2023, the Company entered into an agreement with (i) Meteora Capital Partners, LP, (ii) Meteora Select Trading Opportunities Master, LP, and (iii) Meteora Strategic Capital, LLC (collectively “Meteora”) for OTC Equity Prepaid Forward Transactions (the “FPA”). The purpose of the FPA was to decrease the amount of redemptions in connection with the Company’s Special Meeting and potentially increase the working capital available to the Company following the Business Combination.

Pursuant to the terms of the FPA, Meteora purchased 2,796,554 (the “Purchased Amount”) shares of common stock concurrently with the Business Combination Closing pursuant to Meteora’s FPA Funding Amount PIPE Subscription Agreement, less the 1,300,320 shares of common stock separately purchased from third parties through a broker in the open market (“Recycled Shares”). Following the consummation of the Business Combination, Meteora delivered a Pricing Date Notice dated December 10, 2023 which included 1,300,320 Recycled Shares, 1,496,234 additional shares and 2,796,554 total number of shares. The FPA provides for a prepayment shortfall in an amount in U.S. dollars equal to $500,000. Meteora in its sole discretion may sell Recycled Shares at any time following the Trade Date at prices (i) at or above $10.00 during the first three months following the Closing Date and (ii) at any sales price thereafter, without payment by Meteora of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall The number of shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the FPA with respect to such shares as described under “Optional Early Termination” in the FPA. The reset price is set at $10.00. Commencing June 22, 2024 the reset price will be subject to reduction upon the occurrence of a Dilutive Offering.

The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt the carrying amounts approximate fair value due to the short maturity of these instruments.

The fair value of the Company’s recorded forward purchase agreement (“FPA”) is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Monte Carlo simulation model was used to determine the fair value. The Company records the forward purchase agreement at fair value on the consolidated balance sheets with changes in fair value recorded in the consolidated statements of operation.

The following table presents balances of the forward purchase agreement with significant unobservable inputs (Level 3) as of December 31, 2023, in thousand:

	Fair Value Measurement
	Level 1	Level 2	Level 3	Total
Forward Purchase Agreement	-	-	483	483
Total	$-	$-	$483	$483

The following table presents changes of the forward purchase agreement with significant unobservable inputs (Level 3) for the year ended December 31, 2023, in thousand:

Forward Purchase Agreement Asset
Balance at January 1, 2023	$-
Recognition of Forward Purchase Agreement Asset	17,125
Change in fair value	(16,642)
Balance at December 31, 2023	$483

The Company measures the forward purchase agreement using a Monte Carlo simulation valuation model using the following assumptions:

Forward Purchase Agreement Asset
Rik-free rate	4%
Underlying stock price	$1.50
Expected volatility	75%
Term	2.98 years
Dividend yield	0%

6.	Business Combination and Acquisitions of Assets

The Company applies the definition of a business in ASC 805, Business Combinations, to determine whether it is acquiring a business or a group of assets. When the Company acquires a business, the purchase price is allocated to (I) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate PPAs and REC agreements, (iii) asset retirement obligations, (iv) non-controlling interests, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired, and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.

Acquisition of RA01 Sp. Z.O.O.

On March 24, 2022, the Company acquired a solar park portfolio located in Poland from a third party for a total purchase price, net of cash received, of $1.1 million. The transaction was accounted for as an acquisition of assets, whereby the Company acquired $1.0 million of property and equipment and $0.1 million of other assets. These assets have been moved to discontinued operations as of December 31, 2023. Refer to Footnote 20 for more details.

Acquisition of Gardno Sp. Z.O.O.

On March 24, 2022, the Company acquired a solar park portfolio located in Poland from a third party for a total purchase price, net of cash received, of $6.6 million. The transaction was accounted for as an acquisition of assets, whereby the Company acquired $6.4 million of property and equipment, and $0.2 million of other assets. These assets have been moved to discontinued operations as of December 31, 2023. Refer to Footnote 20 for more details.

Acquisition of Gardno 2 Sp. Z.O.O.

On March 24, 2022, the Company acquired a solar park portfolio located in Poland from a third party for a total purchase price, net of cash received, of $4.4 million. The transaction was accounted for as an acquisition of assets, whereby the Company acquired $4.3 million of property and equipment, and $0.1 million of other assets. These assets have been moved to discontinued operations as of December 31, 2023. Refer to Footnote 20 for more details.

7.	Accounts Receivable

Accounts receivable relate to amounts due from customers for services that have been performed and invoices that have been sent. Unbilled energy incentives relate to services that have been performed for the customer but have yet to be invoiced. Accounts receivables, and unbilled energy incentives consist of the following (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Accounts receivable	$651	$3,335
Unbilled energy incentives earned	5,607	4,954
Total	$6,258	$8,289

8.	Prepaid Expenses and Other Current Assets

Prepaid and other current expenses generally consist of amounts paid to vendors for services that have not yet been performed. Other receivable, prepaid expenses and other current assets consist of the following (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Prepaid expenses and other current assets	$2,602	$328
Accrued revenue	6	294
Other receivable	736	860
Total	$3,344	$1,482

9.	Property and Equipment, Net

The components of property and equipment, net were as follows at December 31 (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Solar energy facilities	$55,318	$75,009
Building	-	107
Land	511	497
Furniture and fixtures	210	49
Asset retirement	168	341
Construction in progress	12,421	3,093
Total property and equipment	68,628	79,096
Less: Accumulated depreciation	(7,326)	(10,143)
Total	$61,302	$68,953

There was $5.1 million transferred from construction in progress to solar energy facilities during the twelve-month period through December 31, 2023 and $0.6 million during the twelve-month period through December 31, 2022.

10.	Capitalized development cost and other long-term assets

Capitalized development costs are amounts paid to vendors that are related to the purchase and construction of solar energy facilities. Notes receivable and prepaids consist of amounts owed to the Company as well as amounts paid to vendors for services that have yet to be received by the Company. Capitalized cost and other long-term assets consisted of the following (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Capitalized development cost	$6,216	$2,146
Other receivables	1,483	-
Total	$7,699	$2,146

Capitalized development cost relates to various projects that are under development for the period. As the Company closes either a purchase or development of new solar parks, these development costs are added to the final asset displayed in Property, and Equipment. If the Company does not close on the prospective project, these costs are written off to Development Cost on the Consolidated Statement Operations and Comprehensive Loss.

Capitalized Development Cost consist of $2.1 million of active development in the U.S. and $4.1 million across Europe.

Other Receivables relates to, security deposits of $1.0 million in relation to the Power Purchase Agreement for a development project in Tennessee and $483 thousand related to the Forward Purchase Agreement.

11.	Accounts Payable

Accounts payable represent amounts owed to suppliers of goods and services that the Group has consumed through operations. Accounts payable consist of the following (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Accounts payable	$5,084	$1,138
Total	$5,084	$1,138

12.	Deferred Income

Deferred income relates to income related to Green Certificates from Romania that have been received but not sold. Deferred income consists of the following (in thousands):

Activity
Deferred income – Balance January 1, 2022	$3,139
Green certificates received	10,729
Green certificates sold	(8,849)
Foreign exchange gain/(loss)	(65)
Deferred income – Balance December 1, 2022	$4,954
Green certificates received	10,663
Green certificates sold	(10,169)
Foreign exchange gain/(loss)	159
Deferred income – Balance December 31, 2023	$5,607

13.	Accrued Liabilities

Accrued expenses relate to various accruals for the Company. Accrued interest represents the interest in debt not paid in the year ended December 31, 2023 and 2022. Accrued liabilities consist of the following (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Accrued legal	$8,684	$-
Accrued interest	5,516	1,992
Accrued financing cost	3,537	-
Accrued construction expense	2,134	-
Accrued transaction cost - business combination	1,527	-
Accrued audit fees	800	-
Accrued payroll	148	501
Other accrued expenses	2,064	978
Total	$24,410	$3,471

14.	Taxes Recoverable and Payable

Taxes recoverable and payable consist of VAT taxes payable and receivable from various European governments through group transactions in these countries. Taxes recoverable consist of the following (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Taxes recoverable	$631	$1,388
Less: Taxes payable	(14)	(616)
Total	$617	$772

15.	Green Bonds, Convertible and Non-convertible Promissory Notes

The following table reflects the total debt balances of the Company as December 31, 2023 and 2022 (in thousands):

	Year Ended December 31,
	2023	2022
	(in thousands)
Senior Secured Green Bonds	$166,122	$149,481
Senior Secured debt and promissory notes secured	32,312	13,486
Total debt	198,434	162,967
Less current maturities	(198,434)	-
Long term debt, net of current maturities	$-	$162,967

Current Maturities	$198,434	$-
Less current debt discount	(892)	-
Current Maturities net of debt discount	$197,542	$-

Long-term maturities	$-	$162,967
Less long-term debt discount	-	(4,272)
Long-term maturities net of debt discount	$-	$158,695

During the period ended December 31, 2022, the Company incurred approximately $200 thousand of debt issuance cost related to the green bonds discussed below. The Company incurred debt issuance costs of $4.1 million during the year ended December 31, 2023. Debt issuance costs are recorded as a debt discount and are amortized to interest expense over the life of the debt, upon the close of the related debt transaction, in the Consolidated Balance Sheet. Interest expense stemming from amortization of debt discounts for continuing operations for the twelve-months ended December 31, 2023 and 2022 was $4.9 million and $3.9 million, respectively.

There was no interest expense stemming from amortization of debt discounts for discontinued operations for the twelve-months ended December 31, 2023 and 2022.

All outstanding debt for the company is considered short-term based on their respective maturity dates and are to be repaid within the year 2024.

Senior secured debt:

In May 2022, AEG MH02 entered into a loan agreement with a group of private lenders of approximately $10.8 million with an initial stated interest rate of 8% and a maturity date of May 31, 2023. In February 2023, the loan agreement was amended stating a new interest rate of 16% retroactive to the date of the first draw in June 2022. In May 2023, the loan was extended and the interest rate was revised to 18% from June 1, 2023. In July 2023, the loan agreement was further extended to October 31, 2023. In November 2023, the loan agreement was further extended to May 31, 2024. Due to these addendums, $2.4 million of interest was recognized in the period ended December 31, 2023. The Company had principal outstanding of $11.0 million and $10.7 million as of December 31, 2023 and 2022, respectively.

In June 2022, Alt US 02, a subsidiary of Alternus Energy Americas, and indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction with Lightwave Renewables, LLC to acquire rights to develop a solar park in Tennessee. The Company entered into a construction promissory note of $5.9 million with a variable interest rate of prime plus 2.5% and an original maturity date of June 29, 2023. On January 26, 2024 the loan was extended to June 29, 2024 due to logistical issues that caused construction delays. The Company had principal outstanding of $4.3 million and $2.8 million as of December 31, 2023 and 2022, respectively.

On February 28, 2023, Alt US 03, a subsidiary of Alternus Energy Americas, and indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction to acquire rights to develop a solar park in Tennessee. Alt US 03 entered into a construction promissory note of $920 thousand with a variable interest rate of prime plus 2.5% and due May 31, 2024. This note had a principal outstanding balance of $717 thousand as of December 31, 2023.

In July 2023, one of the Company’s US subsidiaries acquired a 32 MWp solar PV project in Tennessee for $2.4 million financed through a bank loan having a six-month term, 24% APY, and an extended maturity date of February 29, 2024. The project is expected to start operating in Q1 2025. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. The Company had a principal outstanding balance of $7.0 million as of December 31, 2023. As of the date of this report this loan is currently in default, but management is in active discussions with the lender to renegotiate the terms.

In July 2023, Alt Spain Holdco, one of the Company’s Spanish subsidiaries acquired the project rights to construct a 32 MWp portfolio of Solar PV projects in Valencia, Spain, with an initial payment of $1.9 million, financed through a bank loan having a six-month term and accruing ‘Six Month Euribor’ plus 2% margin, currently 5.9% interest. On January 24, 2024, the maturity date was extended to July 28, 2024. The portfolio consists of six projects totaling 24.4 MWp. This note had a principal outstanding balance of $3.3 million as of December 31, 2023.

In October 2023, Alternus Energy Americas, one of the Company’s US subsidiaries secured a working capital loan in the amount of $3.2 million with a 0% interest until a specified date and a maturity date of March 31, 2024. In February 2024, the loan was further extended to February 28, 2025 and the principal amount was increased to $3.6 million. In March 2024, the Company began accruing interest at a rate of 10%. Additionally, the Company issued the noteholder warrants to purchase up to 90,000 shares of restricted common stock, exercisable at $0.01 per share having a 5 year term and fair value of $86 thousand. The Company had a principal outstanding balance of $3.2 million as of December 31, 2023. As of the date of this report this loan is currently in default, but management is in active discussions with the lender to renegotiate the terms.

In December 2023, Alt US 07, one of the Company’s US subsidiaries acquired the project rights to a 14 MWp solar PV project in Alabama for $1.1 million financed through a bank loan having a six-month term, 24% APY, and a maturity date of May 28, 2024. The project is expected to start operating in Q2 2025. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. This note had a principal outstanding balance of $1.1 million as of December 31, 2023.

In December 2023, the Company assumed an existing loan to the Sponsors of Clean Earth with a balance of $1.6 million with a 0% interest rate until perpetuity as part of the Business Combination with Clean Earth. The Company had a principal outstanding balance of $1.6 million as of December 31, 2023.

Convertible Promissory Notes:

There was convertible debt outstanding for the year ended December 31, 2022.

For the year ended December 31, 2023, 225,000 shares of Common Stock were issued at Closing to the Sponsor of Clean Earth to settle CLIN promissory notes of $1.6 million. The shares were issued at the closing price of $5 per share for $1.1 million. The difference of $0.5 million was recognized as an addition to Additional Paid in Capital. Management determined the extinguishment of this note is the result of a Troubled Debt Restructuring.

Other Debt:

In January 2021, the Company approved the issuance by one of its subsidiaries, Solis, of a series of 3-year senior secured green bonds in the maximum amount of $242.0 million (€200.0 million) with a stated coupon rate of 6.5% + EURIBOR and quarterly interest payments. The bond agreement is for repaying existing facilities of approximately $40.0 million (€33 million), and funding acquisitions of approximately $87.2 million (€72.0 million). The bonds are secured by the Solis Bond Company’s underlying assets. The Company raised approximately $125.0 million (€110.0 million) in the initial funding. In November 2021, Solis Bond Company DAC, completed an additional issue of $24.0 million (€20.0 million). The additional issue was completed at an issue price of 102% of par value, corresponding to a yield of 5.5%. The Company raised $11.1 million (€10.0 million) in March 2022 at 97% for an effective yield of 9.5%. In connection with the bond agreement the Company incurred approximately $11.8 million in debt issuance costs. The Company recorded these as a discount on the debt and they are being amortized as interest expense over the contractual period of the bond agreement. As of December 31, 2022 and 2021, there was $149.5 million and $147.2 million outstanding on the Bond, respectively. As of December 31, 2023 and 2022 there was $166.1 million and $149.4 million outstanding on the Bond, respectively.

As of December 31, 2022, the Company’s wholly owned subsidiary, Solis Bond Company DAC, was in breach of the three financial covenants under Solis’ Bond terms: (i) the minimum Liquidity Covenant that requires the higher of €5.5 million or 5% of the outstanding Nominal Amount, (ii) the minimum Equity Ratio covenant of 25%, and (iii) the Leverage Ratio of NIBD/EBITDA to not be higher than 6.5 times for the year ended December 2021, 6.0 times for the year ended December 31, 2022 and 5.5 times for the period ending on the maturity date of the Bond, January 6, 2024. The Solis Bond carries a 3 months EURIBOR plus 6.5% per annum interest rate, and has quarterly interest payments, with a bullet payment to be paid on January 6, 2024. The Solis Bond is senior secured through a first priority pledge on the shares of Solis and its subsidiaries, a parent guarantee from Alternus Energy Group Plc, and a first priority assignment over any intercompany loans.

In April 2023 the bond holders approved a temporary waiver and an amendment to the bond terms to allow for a change of control in Solis (which allows for the transfer of Solis and its subsidiaries underneath Clean Earth Acquisitions Corp. on Closing). In addition, bondholders received a preference share in an Alternus Midco, which will hold certain development projects in Spain and Italy. The shares will have preference on any distribution from Midco to Alternus up to €10.0 million, and Midco will divest assets to ensure repayment of the €10.0 million should the bonds not have been fully repaid at maturity (January 6, 2024). Finally, bondholders will receive a 1% amendment fee, which equates to €1.4 million.

On June 5, 2023, the bondholders approved an extension to the waiver to September 30, 2023 and the bond trustee was granted certain additional information rights and the right to appoint half of the members of the board of directors of Solis, in addition to the members of the board appointed by Alternus. Under the waiver agreement, as extended, Solis must fully repay the Solid Bond by September 30, 2023. If Solis is unable to fully repay the Solis Bond by September 30, 2023, Solis’ bondholders have the right to immediately transfer ownership of Solis and all of its subsidiaries to the bondholders and proceed to sell Solis’ assets to recoup the full amount owed to the bondholders, which as of September 30, 2023 is currently €150,000,000 (approximately $159,000,000). If the ownership of Solis and all of its subsidiaries were to be transferred to the Solis bondholders, the majority of Alternus’ operating assets and related revenues and EBIDTA would be eliminated.

On October 16 2023, bondholders approved to further extend the temporary waiver to December 16, 2023. As such, the Solis bond debt is currently recorded as short-term debt. In consideration for the extension the Company agreed to repay the bonds at 107.5 of par value. This incremental par value amount of $11.1 million is recognized as the “Solis bond waiver fee” on the Company’s Statement of Operations and Comprehensive Loss and is an increase to the Green Bonds in Current Liabilities in the Company’s Consolidated Balance Sheet. This was a non-cash transaction that resulted in an increase to the Company’s debt balance, and is treated as reconciling item to Net Loss on the Company’s Consolidated Statement of Cash Flows.

On December 18, 2023, a representative group of the bondholders approved an extension of the temporary waivers and the maturity date of the Solis Bonds until January 31, 2024, with the right to further extend to February 29, 2024 at the Solis Bond trustee’s discretion, which was subsequently approved by a majority of the bondholders on January 3, 2024. As such, the Solis bond debt is currently recorded as short-term debt.

On December 28, 2023, Solis sold 100% of the share capital in its Italian subsidiaries for approximately €15.8 million (approximately $17.3 million).

Subsequently, on January 18, 2024, Solis sold 100% of the share capital in its Polish subsidiaries for approximately €54.4 million (approximately $59.1 million), and on February 21, 2024, Solis sold 100% of the share capital of its Netherlands subsidiary for approximately €6.5 million (approximately $7 million). The proceeds from the sale of these parks were used to pay the €59,100,000 million (approximately $68.5 million) of amounts outstanding under the bonds (See Footnote 26).

Management determined the amendments for the Bond represented a troubled debt restructuring under ASC 470-60. The result of the amendments noted above was an $11.1 million expense recorded as Solis Bond Waiver Fee on the Consolidated Statement of Operations and Comprehensive Income/(Loss).

On December 21, 2022, Alternus Clean Energy’s wholly owned Irish subsidiaries, AEG JD 01 LTD and AEG MH 03 LTD entered in a financing facility with Deutsche Bank AG (“Lender”). This is a committed revolving debt financing of €80,000,000 to finance eligible project costs for the acquisition, construction, and operation of installation/ready to build solar PV plants across Europe, including the capacity for the financing to be upsized via a €420,000,000 uncommitted accordion facility to finance a pipeline of further projects across Europe with a total combined capacity of 600 MWp (the “Warehouse Facility”). The Warehouse Facility, which matures on the third anniversary of the closing date of the Credit Agreement (the “Maturity Date”), bears interest at Euribor plus an aggregate margin at a market rate for such facilities, which steps down by 0.5% once the underlying non-Euro costs financed reduces below 33.33% of the overall costs financed. The Warehouse Facility is not currently drawn upon, but a total of approximately €1,800,000 in arrangement and commitment fees is currently owed to the Lender. Once drawn, the Warehouse Facility capitalizes interest payments until projects reach their commercial operations dates through to the Maturity Date; it also provides for mandatory prepayments in certain situations.

16.	Leases

The Company determines if an arrangement is a lease or contains a lease at inception, or acquisition when the Company acquires a new park. The Company has operating leases for corporate offices and land with remaining lease terms of 4 to 28 years.

Operating lease assets and operating lease liabilities are recognized based on the present value of the future lease payments over the lease term at the commencement date. As most of the Company’s leases do not provide an implicit rate, the Company estimates its incremental borrowing rate based on information available at the commencement date in determining the present value of future payments. Lease expense related to the net present value of payments is recognized on a straight-line basis over the lease term.

The key components of the company’s operating leases were as follows (in thousands):

	December 31,	December 31,
	2023	2022
Operating Lease - Operating Cash Flows (Fixed Payments)	189	99
Operating Lease - Operating Cash Flows (Liability Reduction)	129	54

New ROU Assets - Operating Leases	409	8,482

Weighted Average Lease Term - Operating Leases (years)	13.24	7.05
Weighted Average Discount Rate - Operating Leases	7.65%	7.10%

The Company’s operating leases generally relate to the rent of office building space, as well as land and rooftops upon which the Company’s solar parks are built. These leases include those that have been assumed in connection with the Company’s asset acquisitions and business combinations. The Company’s leases are for varying terms and expire between 2027 and 2051.

In April 2022, the Company entered a new lease for office space in the US with a term of 7.5 years. The estimated annual cost of the lease is $147 thousand.

In October 2023, the Company entered a new lease for land in Madrid, Spain where solar parks are planned to be built. The lease term is 35 years with an estimated annual cost of $32 thousand.

In March 2022, the Company bought the Gardno and Gardno 2 parks in Poland, acquiring two operating leases to the land where the solar parks are located. The combined estimated annual cost of the leases is $69 thousand. The leases commenced in 2021 and run through 2046. These assets have been moved to discontinued operations as of December 31, 2023. Refer to Footnote 20 for more details.

In March 2022, the Company bought the Rakowic park in Poland, acquiring an operating lease for the land where the solar parks are located. The combined estimated annual cost of the leases is $7 thousand. The leases commenced in 2022 and run through 2046. These assets have been moved to discontinued operations as of December 31, 2023. Refer to Footnote 20 for more details.

Maturities of lease liabilities as of December 31, 2023 were as follows:

(in thousands)
Five-year lease schedule:
2024	$231
2025	237
2026	242
2027	248
2028	216
Thereafter	2,064
Total lease payments	3,238
Less imputed interest	(1,811)
Total	$1,427

The Company had no finance leases as of December 31, 2023 and 2022.

17.	Commitments and Contingencies

Litigation

The Company recognizes a liability for loss contingencies when it believes it is probable a liability has occurred and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount, the Company accrues the minimum amount in the range. The Company has established an accrual for those legal proceedings and regulatory matters for which a loss is both probable and the amount can be reasonably estimated.

On May 4, 2023 Alternus received notice that Solartechnik, an international group specializing in solar installations, filed an arbitration claim against Alternus Energy Group PLC, Solis Bond Company DAC and ALT POL HC 01 SP. Z.o.o. in the Court of Arbitration at the Polish Chamber of Commerce, claiming that PLN 24,980,589 (approximately $5.8 million) is due and owed to Solartechnik pursuant to a preliminary share purchase agreement by and among the parties that did not ultimately close, plus costs, expenses, legal fees and interest. The Company has accrued a liability for this loss contingency in the amount of approximately $6.8 million, which represents the contractual amount allegedly owed. It is reasonably possible that the potential loss may exceed our accrued liability due to costs, expenses, legal fees and interest that are also alleged by Solartechnik as owed, but at the time of filing this report we are unable to determine an estimate of that possible additional loss in excess of the amount accrued. The arbitration is in its early stages, and the Company intends to vigorously defend this action.

Amendment to Agreement with Hover Energy, LLC

On October 31, 2023, the Company amended its agreement with Hover Energy, LLC to extend the remaining $500,000 of Prepaid Development Fees to June 30, 2024.

18.	Asset Retirement Obligations

The Company’s AROs mostly relate to the retirement of solar park land or buildings. The discount rate used to estimate the present value of the expected future cash flows for the year ended December 31, 2023 and 2022 was 7.5% and 7.1%, respectively.

Activity
ARO Liability - Balance January 1, 2022	$411
Additional obligations incurred	-
Accretion expense	20
Foreign exchange gain/(loss)	(34)
ARO Liability - Balance December 31, 2022	$397
Additional obligations incurred	-
Disposals	(235)
Accretion expense	24
Foreign exchange gain/(loss)	11
ARO Liability -- December 31, 2023	$197

19.	Development Cost

The Company depends heavily on government policies that support our business and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The Company can decide to abandon a project if it becomes uneconomic due to various factors, for example, a change in market conditions leading to higher costs of construction, lower energy rates, or other factors that change the expected returns on the project. In addition, political factors or otherwise where governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Development cost was $11.4 million for the year ended December 31, 2022, due to primarily to abandoning of development of renewable energy projects in Poland. The table below summarizes the development cost:

Project 1	$10,162
Miscellaneous development cost	1,210
Total	$11,372

These costs were primarily driven by Project 1 in Poland as a 45 million PLN (approximately $9.6 million) “breakup fee” applied when the Company did not close on the project. Of the $9.6 million due to the seller, $4.2 million has been paid and approximately $5.4 million is in Accrued Liabilities on the Consolidated Balance Sheet.

Miscellaneous development cost relates to cost associated with projects abandoned during various phases, due to lack of technical, legal, or financial feasibility.

20.	Discontinued Operations – Assets Held for Sale

In July 2023, the Company engaged multiple parties to market the Polish and Netherlands assets to potential buyers. In the fourth quarter of 2023, the Company decided to proceed with the sales of the 6 PV parks in Poland and 1 park in the Netherlands. As the exit of these two markets represented a strategic shift for the Company, the assets were classified as discontinued operations in accordance with ASC 205-20. As of December 31, 2023, the Polish and Netherlands assets were classified as disposal groups held for sale. The Company sold the Polish assets on January 18, 2024 and the Netherland assets on February 21, 2024. The balances and results of the Polish and Netherlands disposal groups are presented below:

	As of December 31
Poland	2023	2022
	(in thousands)
Assets:
Cash & cash equivalents	$630	$431
Other current assets	443	1,105
Property, plant, and equipment, net	63,107	69,656
Operating leases, non-current - assets	5,923	5,378
Total assets held for sale	$70,103	$76,570

Liabilities:
Accounts payable	$2,935	$1,760
Operating leases, current – liabilities	281	233
Other current liabilities	1,549	1,157
Operating leases, non-current - liabilities	5,798	4,995
Other non-current liabilities	985	824
Total liabilities to be disposed of	$11,548	$8,969

Net assets held for sale	$58,555	$67,601

	Year Ended December 31,
Poland	2023	2022
	(in thousands)

Revenues	$7,593	$10,709

Operating Expenses
Cost of revenues	(3,768)	(4,104)
Depreciation, amortization, and accretion	(2,563)	(2,482)
Loss on disposal of asset	(130)	-
Total operating expenses	(6,461)	(6,586)

Income from discontinued operations	1,132	4,123

Other income/(expense):
Impairment loss recognized on the remeasurement to fair value less costs to sell	(11,766)	-
Interest expense	(5,650)	(3,893)
Other expense	(157)	(30)
Total other expenses	$(17,573)	$(3,923)
Income/(Loss) before provision for income taxes	$(16,441)	200
Income taxes	-	(21)
Net income/(loss) from discontinued operations	$(16,441)	$179

Impact of discontinued operations on EPS
Net income/(loss) attributable to common stockholders, basic	$(16,441)	$179
Net income/(loss) attributable to common stockholders, diluted	(16,441)	179
Net income/(loss) per share attributable to common stockholders, basic	$(0.28)	$0.00
Net income/(loss) per share attributable to common stockholders, diluted	0.00	0.00
Weighted-average common stock outstanding, basic	57,862,598	57,500,000
Weighted-average common stock outstanding, diluted	57,862,598	57,500,000

Immediately before the classification of the disposal groups as discontinued operations, the recoverable amount was estimated for certain items of property, plant and equipment and impairment loss was identified. Following the classification, a write-down of ($11.8) million was recognized on December 31, 2023 to reduce the carrying amount of the assets in the disposal group to their fair value less costs to sell. This was recognized in discontinued operations in the statement of profit or loss. Fair value measurement disclosures are provided in Footnote 5.

	As of December 31,
Netherlands	2023	2022
	(in thousands)
Assets:
Cash & cash equivalents	$155	$13
Accounts receivable, net	99	487
Other current assets	58	82
Property, plant, and equipment, net	7,845	7,984
Operating leases, non-current – assets	1,469	1,438
Other non-current assets	1,214	1,176
Total assets held for sale	$10,840	$11,180

Liabilities:
Accounts payable	$925	$23
Operating leases, current – liabilities	55	52
Other current liabilities	430	235
Operating leases, non-current – liabilities	1,301	1,312
Total liabilities to be disposed of	$2,711	$1,622

Net assets held for sale	$8,129	$9,558

	Year Ended December 31,
Netherlands	2023	2022
	(in thousands)

Revenues	$2,840	$1,596

Operating Expenses
Cost of revenues	(450)	(368)
Depreciation, amortization, and accretion	(400)	(500)
Loss on disposal of asset	(7)	-
Total operating expenses	(857)	(868)

Income from discontinued operations	1,983	728

Other income/(expense):
Interest expense	(1,131)	(787)
Other expense	(62)	-
Total other expenses	$(1,193)	$(787)
Income/(Loss) before provision for income taxes	$790	$(59)
Income taxes	(161)	-
Net income/(loss) from discontinued operations	$629	$(59)

Impact of discontinued operations on EPS
Net income/(loss) attributable to common stockholders, basic	$629	$(59)
Net income/(loss) attributable to common stockholders, diluted	629	(59)
Net income/(loss) per share attributable to common stockholders, basic	$0.01	$(0.00)
Net income/(loss) per share attributable to common stockholders, diluted	0.01	(0.00)
Weighted-average common stock outstanding, basic	57,862,598	57,500,000
Weighted-average common stock outstanding, diluted	57,862,598	57,500,000

Immediately before the classification of the disposal groups as discontinued operations, the recoverable amount was estimated for certain items of property, plant and equipment and no impairment loss was identified. As of December 31, 2023, there were no further write-downs as the carrying amounts of the disposal groups did not fall below its fair value less costs to sell.

21.	Italy Sale Disclosure

In June 2023 the Company engaged an Italian firm to market the Company’s operating assets in Italy. During the fourth quarter of 2023 a buyer was identified, and the sale of the assets was finalized on December 28, 2023. The Company received a cash consideration of $17.5 million for all operating assets. In accordance with ASC 360, the Company removed the disposal group and recognized a loss of $5.5 million upon sale on December 28, 2023, of which $0.6 million were cost associated with the sale. The balances and results of the Italian disposal group are presented below:

	As of December 28,	Year Ended December 31,
Italy	2023	2022
	(in thousands)
Assets:
Cash & cash equivalents	$100	$295
Accounts receivable, net	-	932
Other current assets	338	1,030
Property, plant, and equipment, net	-	21,735
Operating leases, non-current - assets	-	4
Other non-current assets	3,819	800
Total assets held for sale	$4,257	$24,796

Liabilities:
Accounts payable	$21	$109
Other current liabilities	578	1,080
Other non-current liabilities	-	216
Total liabilities to be disposed of	$599	$1,405

Net assets held for sale	$3,658	$23,391

	Year Ended December 31,
Italy	2023	2022
	(in thousands)

Revenues	$3,360	$3,354

Operating Expenses
Cost of revenues	(1,204)	(812)
Selling, general, and administrative	(69)	(77)
Depreciation, amortization, and accretion	(1,638)	(1,614)
Loss on disposal of asset	(5,501)	-
Total operating expenses	(8,412)	(2,503)

Income/(Loss) from discontinued operations	(5,052)	851

Other income/(expense):
Other expense	(15)	-
Other income	-	22
Total other expenses	$(15)	$22
Income/(Loss) before provision for income taxes	$(5,067)	$873
Income taxes	-	-
Net income/(loss) from discontinued operations	$(5,067)	$873

Impact on EPS
Net income/(loss) attributable to common stockholders, basic	$(5,067)	$873
Net income/(loss) attributable to common stockholders, diluted	(5,067)	873
Net income/(loss) per share attributable to common stockholders, basic	$(0.09)	$0.02
Net income/(loss) per share attributable to common stockholders, diluted	(0.09)	0.02
Weighted-average common stock outstanding, basic	57,862,598	57,500,000
Weighted-average common stock outstanding, diluted	57,862,598	57,500,000

22.	Shareholders’ Equity

Common Stock

As of December 31, 2022, the Company had a total of 100,000,000 shares of Class A common stock authorized and 10,000,000 shares of Class B common stock authorized. As of December 31, 2023, the Company had a total of 150,000,000 shares of common stock authorized with 71,905,363 shares issued and outstanding.

Preferred Stock

As of December 31, 2023 and 2022, the Company also had a total of 1,000,000 shares of preferred stock authorized. There were no preferred shares issued or outstanding as of December 31, 2023, and 2022. The board of directors of the Company has the authority to establish one or more series of preferred stock, fix the voting rights, if any, designations, powers, preferences and any other rights, if any, of each such series and any qualifications, limitations and restrictions thereof.

Warrants

As of December 31, 2022, warrants to purchase up to 11,945,000 shares of common stock were issued and outstanding. These warrants were related to financing activities. The Company issued additional warrants to purchase up to 400,000 shares of common stock in 2023. As of December 31, 2023, warrants to purchase up to 12,345,000 shares of common stock were issued and outstanding.

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)

Outstanding - January 31, 2022	11,945,000	$11.50	5.98
Issued during the year	-	-	-
Expired during the year	-	-	-
Outstanding - December 31, 2022	11,945,000	$11.50	5.98
Issued during the year	400,000	0.35	0.16
Expired during the year	-	-	-
Outstanding – December 31, 2023	12,345,000	11.22	4.93
Exercisable – December 31, 2023	12,345,000	$11.22	4.93

Convertible Note

As of December 31, 2022 and 2023, no convertible notes were issued or outstanding.

23.	Segment and Geographic Information

The Company has two reportable segments that consist of PV operations by geographical region, U.S. Operations and European Operations. European operations represent our most significant business. The Chief Operating Decision-Maker (CODM) is the CEO and CFO of the Company (as a group).

The European Segment derives revenues from three sources, Country Renewable Programs, Green Certificates and Long-term Offtake Agreements. The US Segment revenues are derived from Long-term Offtake Agreements.

In evaluating financial performance, we focus on EBITDA, as a segment’s measure of profit or loss. EBITDA is earnings before interest expense, income tax expense, depreciation and amortization. As a trans-Atlantic independent solar power provider, we evaluate many of our capital expenditure decisions at a regional level. Accordingly, expenditures on property, plant and equipment and associated debt by segment are presented. The following tables present information related to the Company’s reportable segments.

The Company did not report segments in 2022 but are retrospectively reporting segments for 2022.

	Year Ended December 31,
Revenue by Segment	2023	2022
	(in thousands)
Europe	$30,401	$29,368
Europe – Discontinued Operations	(10,433)	(12,305)
United States	116	26
Total for the period	$20,084	$17,089

	Year Ended December 31,
Operating Loss by Segment	2023	2022
	(in thousands)
Europe	$(46,301)	$(14,978)
United States	(23,163)	(3,470)
Total for the period	$(69,464)	$(18,448)

	Year Ended December 31,
Assets by Segment	2023	2022
	(in thousands)
Europe
Fixed Assets	$125,600	$141,862
Other Assets	36,728	31,218
Total for Europe	$162,328	$173,080

United States
Fixed Assets	$5,119	$599
Other Assets	17,839	4,636
Total for US	$22,958	$5,235

	Year Ended December 31,
Liabilities by Segment	2023	2022
	(in thousands)
Europe
Debt	$180,294	$155,896
Other Liabilities	39,378	19,221
Total for Europe	$219,672	$175,117

United States
Debt	$17,247	$2,793
Other Liabilities	11,621	2,987
Total for US	$28,868	$5,780

	Year Ended December 31,
Revenue by Product Type	2023	2022
	(in thousands)
Country Renewable Programs (FIT)
Europe	$8,356	$9,854
US	-	-
Total for the period	$8,356	$9,854

Green Certificates (FIT)
Europe	$10,677	$9,452
US	-	-
Total for the period	$10,677	$9,452

Energy Offtake Agreements (PPA)
Europe	$11,368	$10,062
United States	116	26
Total for the period	$11,484	$10,088

	Year Ended December 31,
Geographic Information by Segment	2023	2022
	(in thousands)
Europe
Revenue	$30,401	$29,368
Revenue – Discontinued Operations	$(10,433)	$(12,305)
Long-lived assets	$162,328	$173,080

United States
Revenue	$116	$26
Long-lived assets	$22,958	$5,235

Consolidated
Revenue	$30,517	$29,394
Revenue – Discontinued Operations	$(10,433)	$(12,305)
Long-lived assets	$185,286	$178,315

	Year Ended December 31,
EBITDA by Segment	2023	2022
	(in thousands)
Europe	$6,874	$6,537
US	(4,560)	(3,370)
Total for the period	$2,314	$3,167

	Year Ended December 31,
EBITDA Reconciliation to Net Loss	2023	2022
	(in thousands)
Europe
EBITDA	$6,874	$6,537
Depreciation, amortization, and accretion	(6,563)	(6,617)
Interest expense	(23,453)	(14,876)
Income taxes	(161)	(21)
Solis Bond Waiver	(11,766)	-
Impairment loss recognized on the remeasurement to fair value less costs to sell	(11,232)	-
Net Loss	$(46,301)	$(14,977)

US
EBITDA	$(4,560)	$(3,370)
Depreciation, amortization, and accretion	(57)	(42)
Interest expense	(1,889)	(59)
Income taxes	(15)	-
Valuation on FPA Asset	(16,642)	-
Net Loss	$(23,163)	$(3,471)
Consolidated Net Loss	$(69,464)	$(18,448)

One customer represented 35% of continuing operational revenues during the year ended December 31, 2023 compared to two customers that represented 29% for the year ended December 31, 2022. The revenues from these customers accounted for $11.4 million and $9.7 million of revenue for the year ended December 31, 2023 and 2022 respectively.

Two customers represented 34% of the discontinued operational revenues during the year ended December 31, 2023 compared to two customers that represented 42% for the year ended December 31, 2022. The revenues from these customers accounted for $11.2 million and $14.2 million of revenue for the year ended December 31, 2023 and 2022 respectively.

Three customers represented 61% of the Company’s continuing operational accounts receivable for the year ended December 31, 2023. One customer represented 23% of the Company’s discontinued operational accounts receivable for the year ended December 31, 2023. The company did not have any customers who represented more than 10% of accounts receivable for the year ended December 31, 2022.

24.	Income Tax Provision

Explanation of the relationship between tax expense and accounting profit:

	Year Ended December 31,
	2023	2022
	(in thousands)
Income before taxes	$(53,637)	$(18,569)
Tax at the applicable rate of 21%	(11,263)	(3,899)
State income taxes, net of federal benefit	-	-
Permanent items	5,852	1,439
Tax effect of differences in foreign tax rates	2,622	2,046
Other	302	(140)
Change in valuation allowance	2,502	554
Actual income tax expense (benefit)	$15	$-

The tax effects of temporary difference and carryforwards that give rise to significant portions of the net deferred tax assets were as follows:

	Year Ended December 31,
	2023	2022
	(in thousands)
Deferred tax assets:
Net operating losses	$1,329	$1,249
Interest expense carryforward	4,343	1,948
Lease liabilities	312	207
Total deferred tax assets	5,984	3,404
Deferred tax asset valuation allowance	(5,693)	(3,203)
Net deferred tax assets	291	201

Deferred tax liabilities:
Other	-	(1)
Right-of-use asset	(291)	(200)
Total deferred tax liabilities	(291)	(201)
Net deferred taxes	$-	$-

The Company’s valuation allowance increased during 2023 by $2.5 million, primarily due to the generation of net operating losses. Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period.

Deferred tax assets have not been recognized in respect of these losses as they may not be used to offset taxable profits elsewhere in the Company and there are no other tax planning opportunities or other evidence of recoverability in the near future. Pursuant to US Internal Revenue Code Section 382, the Company’s US net operating losses may be limited to a statutorily determined annual amount if the Company experienced an ownership change. The Company is in the process of analyzing whether any changes to its capital structure resulted in an ownership change, and whether US net operating losses would be restricted in use as a result thereof.

The Company also had foreign net operating loss carryovers of $3.9 million, which includes net operating loss carryovers of $2.4 million and $51 thousand in Ireland and Luxembourg, respectively. The net operating loss carryover in Luxembourg $42 thousand expires in 2040. The remaining foreign net operating loss carryovers have unlimited carryforward periods. The Company is in the process of analyzing whether any changes to its capital structure resulted in an ownership change, and whether US net operating losses would be restricted in use as a result thereof.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2023, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of it deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2023.

25.	Related Party

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument.

AEG:

Alternus Energy Group Plc (“AEG”) was an eighty percent (80%) shareholder of the Company as of December 22, 2023 and as of December 31, 2023. On October 12, 2022 AEG entered into the Business Combination Agreement with the Company and Clean Earth Acquisition Sponsor LLC (the “Sponsor”) which closed on December 22, 2023 (See FN 1).In conjunction with the Business Combination Agreement, AEG also entered into an Investor Rights Agreement. The Investor Rights Agreement provides for certain governance requirements, registration rights and a lockup agreement under which AEG is restricted from selling its shares in the Company for one year, or until December 22, 2024, other than 1,437,500 shares after March 22, 2024 and an additional 1,437,500 after June 22, 2024, provided the shares are registered under a registration statement on SEC Form S-1.

Sponsor:

Clean Earth Acquisitions Sponsor LLC (“Sponsor”) was the founder and controlling shareholder of the Company during the year ended December 31, 2023 and up to the Business Combination Closing Date, December 22, 2023, when Sponsor became an 11% shareholder of the Company. The Sponsor entered into the Business Combination Agreement with the Company and AEG, and also entered into the Investor Rights Agreement and the Sponsor Support Agreement, The Sponsor agreed, pursuant to the Sponsor Support Agreement, to vote all of their shares of capital stock (and any securities convertible or exercisable into capital stock) in favor of the approval of the Business Combination and against any other transactions, as well as to waive its redemption rights, agree to not transfer securities of the Company, and waive any anti-dilution or similar protections with respect to founder shares.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor initially loaned $350,000 to the Company, in accordance with an unsecured promissory note (the “WC Note”) issued on September 26, 2022, under which up to $850,000 may be advanced. On August 8, 2023, the Company issued an additional $650,000 promissory note to the Sponsor to fund the Second WC Note. The Second WC Note is non-interest bearing and payable on the date which the Company consummates its initial Business Combination. Both of these notes were settled on the Business Combination closing date in exchange for 225,000 shares of the Company’s common stock.

On December 18, 2023, the Sponsor entered into a non-redemption agreement (the “NRA”) with the Company and the investor named therein (the “Investor”). Pursuant to the terms of the NRA, among other things, the Investor agreed to withdraw redemptions in connection with the Business Combination on any Common Stock, held by the Investor and to purchase additional Common Stock from redeeming stockholders of the Company such that the Investor will be the holder of no fewer than 277,778 shares of Common Stock.

D&O:

In connection with the Business Combination Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware.

Consulting Agreements:

On May 15, 2021 VestCo Corp., a company owned and controlled by our Chairman and CEO, Vincent Browne, entered into a Professional Consulting Agreement with one of our US subsidiaries under which it pays VestCo a monthly fee of $16,000. This agreement has a five year initial term and automatically extends for additional one year terms unless otherwise unilaterally terminated.

In July of 2023, John Thomas, one of our directors, entered into a Consulting Services Agreement with one of our US subsidiaries under which it pays Mr. Thomas a monthly fee of $11,000. This agreement has a five year initial term and automatically extends for additional one year terms unless otherwise unilaterally terminated.

	Year Ended December 31,
Transactions with Directors	2023	2022
	(in thousands)
Loan from Vestco, a related party to Board member and CEO Vincent Browne	$210	$-
Final payment made to Vestco on November 16, 2023	(210)	-
Total	$-	$-

	Year Ended December 31,
Director’s remuneration	2023	2022
	(in thousands)
Remuneration in respect of services as directors	$606	$315
Remuneration in respect to long term incentive schemes	-	-
Total	$606	$315

26.	Subsequent Events

Management has evaluated subsequent events that have occurred through April 10, 2024, which is the date the financial statements were available to be issued and has determined that there were no subsequent events that required recognition or disclosure in the financial statements as of and for the year ended December 31, 2023, except as disclosed below.

On January 3, 2024, Solis’, an indirect wholly owned subsidiary of the Company and related party, bondholders formally approved an extension of the temporary waivers and the maturity date of the Solis Bonds until January 31, 2024, with the right to further extend to February 29, 2024 at the Solis Bond trustee’s discretion. On January 30, 2024, the Bond Trustee exercised its right to extend the waivers and the maturity date of the Bond Terms to February 29, 2024. On January 31, 2024, Solis provided notice to the trustee of the Solis Bonds of its intent to exercise call options to repay €59.1 million (approximately $69.5 million) of amounts outstanding under the bonds. On February 14, 2024, Solis exercised its call options. On February 26, 2024, the Solis Bond Trustee granted a technical extension to the Solis Bond in order for Solis to exercise its call option, and Solis provided notice to the trustee of its intent to exercise call options to repay €5.7 million (approximately $6.2 million) of amounts outstanding under the bonds. The repayment was completed on March 12, 2024.

Also on February 26, 2024, Solis and a representative group of the bondholders agreed to an additional extension of the temporary waivers and the maturity date of the Solis Bond until April 30, 2024, with the right to further extend to May 31, 2024 at the Bond Trustee’s discretion, and thereafter on a month to month basis to November 29, 2024 at the Bond Trustee’s discretion and approval from a majority of bondholders. This was formally approved by the bondholders on March 12, 2024.

On January 3, 2024, ALT US 08 LLC was incorporated in Delaware as a wholly owned subsidiary of Alternus Energy Americas Inc.

Also on January 3, 2024, a convertible note holder converted all of the principal and accrued interest owed under the note, equal to $1.0 million, into 1,320,000 shares of restricted common stock.

On January 11, 2024, we issued 7,765,000 shares of restricted common stock valued at $1.23 per share to Nordic ESG and Impact Fund SCSp (“Nordic ESG”) has settlement of AEG’s €8m note. This resulted in Nordic ESG becoming a related party and resulted in a decrease of AEG’s ownership of the Company from 80% to 72%.

On January 16, 2024 Solis entered into a sale and purchase agreement to sell one operating park in the Netherlands, Rilland. The sale closed on February 21, 2024 and Solis received EUR 6.5 million (approximately $7 million). The proceeds were used to pay down the Solis Bond.

Also on January 16, 2024, AEG MH 04 Limited was incorporated in Ireland as a wholly owned subsidiary of Alternus Lux 01 S.a.r.l.

On January 17, 2024, a subsidiary of the Company known as AEG JD 03 Limited changed its name to Alternus Europe Limited.

On January 19, 2024, all operating parks in Poland were sold by Solis in exchange for EUR 54.4 million (approximately $59.1 million). The proceeds were used to pay down the Solis Bond.

On January 23, 2024 we issued 81,301 shares of restricted common stock valued at $1.01 per share to a third party consultant in exchange for services.

On February 5, 2024 we amended and restated a promissory note originally issued October 3, 2023, such that the outstanding amount owed was increased from $3.2 million to $3.55 million and the maturity date was extended to February 28, 2025; we also issued to the noteholder warrants to purchase up to 90,000 shares of restricted common stock, exercisable at $0.01 per share having a 5 year term and fair value of $86 thousand.

On February 20, 2024 we issued 100,000 shares of restricted common stock valued at $0.35 per share to a third party consultant in exchange for services.

On March 19, 2024 we entered into a settlement agreement with Clean Earth Acquisitions Sponsor, LLC , a related party, and SPAC Sponsor Capital Access (“SCA”) pursuant to which, among other things, we agreed to repay Sponsor’s debt to SCA, related to the CLIN SPAC entity extensions, in the amount of $1.4 million and issue 225,000 shares of restricted common stock valued at $0.47 per share to SCA.

On March 20, 2024, we received a letter from The Nasdaq Stock Market notifying us that, because the closing bid price for our common stock has been below $1.00 per share for 30 consecutive business days, our common stock no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. We intend to actively monitor the bid price for our common stock between now and September 16, 2024 and will consider available options to regain compliance with the minimum bid price requirement.

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	As of September 30	As of December 31
	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$290	$4,042
Accounts receivable, net	21	3
Prepaid expenses and other current assets	1,663	2,634
Taxes recoverable	488	444
Current discontinued assets held for sale	56,209	151,791
Total Current Assets	58,671	158,914

Property and equipment, net	23,819	17,539
Right of use asset	1,095	1,134
Other receivable	1,000	1,483
Capitalized development cost and other long-term assets, net	7,691	6,216
Total Assets	$92,276	$185,286

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$10,230	$3,590
Accrued liabilities	14,472	15,042
Taxes payable	13	13
Operating lease liability	141	128
Convertible and non-convertible promissory notes, net of debt issuance costs	31,212	31,587
Convertible Note measured at fair value	1,542	-
Warrant Liability	509	-
Due to affiliate	362	-
Current discontinued liabilities held for sale	115,411	197,078
Total Current Liabilities	173,892	247,438

Operating lease liability, net of current portion	1,072	1,102
Total Liabilities	174,964	248,540

Shareholders’ Deficit
Preferred stock, $0.0001 par value, 1,000,000 authorized as of September 30, 2024 and December 31, 2023. zero issued and outstanding as of September 30, 2024 and December 31, 2023.	-	-
Common stock, $0.0001 par value, 300,000,000 authorized as of September 30, 2024 and 150,000,000 authorized as of December 31, 2023; 3,491,523 issued and outstanding as of September 30, 2024 and 2,876,215 issued and outstanding as of December 31, 2023.	9	7
Additional paid in capital	30,303	27,874
Foreign currency translation reserve	(6,303)	(2,924)
Accumulated deficit	(106,697)	(88,211)
Total Shareholders’ Deficit	(82,688)	(63,254)
Total Liabilities and Shareholders’ Deficit	$92,276	$185,286

The accompanying notes are an integral part of these consolidated financial statements.

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Revenues	$93	$1,261	$280	$3,007

Operating Expenses
Cost of revenues	(47)	(291)	(71)	(796)
Selling, general and administrative	(1,524)	(872)	(7,204)	(2,984)
Depreciation, amortization, and accretion	(52)	(444)	(175)	(1,328)
Development Costs	(741)	-	(748)	(335)
Total operating expenses	(2,364)	(1,607)	(8,198)	(5,443)

Income/(loss) from operations	(2,271)	(346)	(7,918)	(2,436)

Other income/(expense):
Interest expense	(1,572)	(1,737)	(4,854)	(2,859)
Fair value movement of FPA Asset	-	-	(483)	-
Fair value movement of convertible debt and warrant	1,079	-	898	-
Loss on issuance of debt	-	-	(948)	-
Gain on extinguishment of debt	-	-	179	-
Other expense	-	-	(8)	(24)
Other income	64	-	67	-
Total other expenses	(429)	(1,737)	(5,149)	(2,883)
Loss before provision for income taxes	(2,700)	(2,083)	(13,067)	(5,319)
Income taxes	-	-	-	-
Net loss from continuing operations	(2,700)	(2,083)	(13,067)	(5,319)

Discontinued operations:
Gain/(loss) from operations of discontinued business component	(1,735)	(12,349)	(6,950)	(16,020)
Gain/(loss) on sale of discontinued business components	(635)	-	1,531	-
Income tax	-	(161)	-	(161)
Net income/(loss) from discontinued operations	(2,370)	(12,510)	(5,419)	(16,181)
Net loss for the period	$(5,070)	$(14,593)	$(18,486)	$(21,500)

Net loss from continuing operations attributable to common stockholders, basic and diluted	(2,700)	(2,083)	(13,067)	(5,319)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.82)	(0.91)	(3.95)	(2.31)
Weighted-average common stock outstanding, basic & diluted	3,311,194	2,300,000	3,311,194	2,300,000

Comprehensive loss:
Net loss	$(5,070)	$(14,593)	$(18,486)	$(21,500)
Foreign currency translation adjustment	(2,659)	(2,474)	(3,379)	800
Comprehensive income/(loss)	$(7,729)	$(17,067)	$(21,865)	$(20,700)

The accompanying notes are an integral part of these consolidated financial statements.

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Foreign Currency Translation	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Reserve	Deficit	Equity/(Deficit)
Balance at June 30, 2023	-	$-	2,300,000	$6	$19,853	$(364)	$(25,654)	$(6,159)
Distribution to stockholder	-	-	-	-	(7,249)	-	-	(7,249)
Contribution from stockholder	-	-	-	-	5,948	-	-	5,948
Foreign currency translation adjustment	-	-	-	-	-	(2,474)	-	(2,474)
Net Loss	-	-	-	-	-	-	(14,593)	(14,593)
Balance at September 30, 2023	-	$-	2,300,000	$6	$18,552	$(2,838)	$(40,247)	$(24,527)

	Preferred Stock		Common Stock		Additional Paid-In	Foreign Currency Translation	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Reserve	Deficit	Equity
Balance at June 30, 2024	-	$-	3,273,067	$8	$28,195	$(3,644)	$(101,627)	$(77,068)
Conversion of Debt	-	-	18,456	-	108	-	-	108
Shares Issued for Joint Venture Agreement	-	-	200,000	1	2,000	-	-	2,001
Foreign currency translation adjustment	-	-	-	-	-	(2,659)	-	(2,659)
Net Loss	-	-	-	-	-	-	(5,070)	(5,070)
Balance at September 30, 2024	-	$-	3,491,523	$9	$30,303	$(6,303)	$(106,697)	$(82,688)

	Preferred Stock		Common Stock		Additional Paid-In	Foreign Currency Translation	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Reserve	Deficit	Equity
Balance at January 1, 2023	-	$-	2,300,000	$6	$19,797	$(3,638)	$(18,747)	$(2,582)
Distribution to stockholder	-	-	-	-	(16,075)	-	-	(16,075)
Contribution from stockholder	-	-	-	-	14,830	-	-	14,830
Foreign currency translation adjustment	-	-	-	-	-	800	-	800
Net Loss	-	-	-	-	-	-	(21,500)	(21,500)
Balance at September 30, 2023	-	$-	2,300,000	$6	$18,552	$(2,838)	$(40,247)	$(24,527)

	Preferred Stock		Common Stock		Additional Paid-In	Foreign Currency Translation	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Reserve	Deficit	Equity
Balance at January 1, 2024	-	$-	2,876,215	$7	$27,874	$(2,924)	$(88,211)	$(63,254)
Settlement of Related Party Debt for Shares	-	-	319,600	1	9,657	-	-	9,658
Conversion of Debt	-	-	71,256	-	1,137	-	-	1,137
Merger Costs – Settlement of Related Party Debt and Conversion of Debt	-	-	-	-	(10,633)	-	-	(10,633)
Stock Compensation for Third Party Services	-	-	24,452	-	268	-	-	268
Shares Issued for Joint Venture Agreement	-	-	200,000	1	2,000	-	-	2,001
Foreign currency translation adjustment	-	-	-	-	-	(3,379)	-	(3,379)
Net Loss	-	-	-	-	-	-	(18,486)	(18,486)
Balance at September 30, 2024	-	$-	3,491,523	$9	$30,303	$(6,303)	$(106,697)	$(82,688)

The accompanying notes are an integral part of these consolidated financial statements.

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net loss from continuing operations	$(13,067)	$(5,319)
Adjustments to reconcile net (loss) to net cash provided/(used in) operations:
Depreciation, amortization and accretion	175	1,328
Amortization of debt discount	1,767	382
Development costs	748	335
Credit loss expense	2	-
Share-based compensation to third parties	268	-
Gain/(loss) on foreign currency exchange rates	(119)	(957)
Fair value movement of FPA Asset	483	-
Fair value movement of convertible debt	(603)	-
Fair value movement in warrant liability	(295)	-
Loss on issuance of debt	948	-
Gain on extinguishment of debt	(179)	-
Loss on disposal of asset	1,378	-
Non-cash operating lease assets	23	67
Changes in assets and liabilities:
Accounts receivable and other short-term receivables	2,000	207
Prepaid expenses and other assets	(31)	(4,680)
Accounts payable	4,595	1,194
Accrued liabilities	(121)	5,212
Operating lease liabilities	(23)	(36)
Payable to affiliate	231	-
Net Cash provided by (used in) Operating Activities	$(1,820)	$(2,267)
Net Cash provided by (used in) Operating Activities - Discontinued Operations	$(4,579)	$(6,982)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,504)	(2,087)
Capitalized cost	(177)	(2,980)
Construction in process	(4,863)	(5,274)
Net Cash provided by (used in) Investing Activities	$(6,544)	$(10,341)
Net Cash provided by (used in) Investing Activities - Discontinued Operations	$69,019	$(179)

Cash Flows from Financing Activities:
Proceeds from debt	3,229	9,753
Debt issuance cost	-	(918)
Payments of debt principal	(2,471)	(150)
Proceeds from issuance of share capital	26	-
Repayments of shareholder loans	(120)	-
Distributions to parent	-	(10,679)
Contributions from parent	-	8,554
Net Cash provided by (used in) Financing Activities	$664	$6,560
Net Cash provided by (used in) Financing Activities - Discontinued Operations	$(80,422)	$13,489

Effect of exchange rate on cash	124	(79)
Net increase (decrease) in cash, cash equivalents and restricted cash	$(23,558)	$201
Cash, cash equivalents, and restricted cash beginning of the period	24,563	7,747
Cash, cash equivalents, and restricted cash end of the period	$1,005	$7,948

Cash Reconciliation
Cash and cash equivalents (of which $710k is discontinued operations)	1,000	2,921
Restricted cash – discontinued operations	5	5,027
Cash, cash equivalents, and restricted cash end of the period	$1,005	$7,948

The accompanying notes are an integral part of these consolidated financial statements.

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED SUPPLEMENTAL STATEMENTS OF CASH FLOW

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
	(in thousands)
Supplemental Cash Flow Disclosure
Cash paid during the period for:
Interest (net of capitalized interest of 3,888 and 155 respectively)	3,197	4,117
Taxes	521	1,114
Non-cash financing activities:
Shares issued for settlement of debt	9,836	-
Shares issued for conversion of debt	1,137	-
Shares issued for stock compensation to third parties	268	-
Shares issued for joint venture	2,000	-

The accompanying notes are an integral part of these consolidated financial statements.

ALTERNUS CLEAN ENERGY, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Formation

Alternus Clean Energy, Inc. (the “Company”) was incorporated in Delaware on May 14, 2021 and was originally known as Clean Earth Acquisitions Corp. (“Clean Earth”).

On October 12, 2022, Clean Earth entered into a Business Combination Agreement, as amended by that certain First Amendment to the Business Combination Agreement, dated as of April 12, 2023 (the “First BCA Amendment”) (as amended by the First BCA Amendment, the “Initial Business Combination Agreement”), and as amended and restated by that certain Amended and Restated Business Combination Agreement, dated as of December 22, 2023 (the “A&R BCA”) (the Initial Business Combination Agreement, as amended and restated by the A&R BCA, the “Business Combination Agreement”), by and among Clean Earth, Alternus Energy Group Plc (“AEG”) and the Sponsor. Following the approval of the Initial Business Combination Agreement and the transactions contemplated thereby at the special meeting of the stockholders of Clean Earth held on December 4, 2023, the Company consummated the Business Combination on December 22, 2023. In accordance with the Business Combination Agreement, Clean Earth issued and transferred 2,300,000 shares of common stock of Clean Earth, par value $0.0025 per share, to AEG, and AEG transferred to Clean Earth, and Clean Earth received from AEG, all of the issued and outstanding equity interests in the Acquired Subsidiaries (as defined in the Business Combination Agreement) (the “Equity Exchange,” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the Closing, the Company changed its name from Clean Earth Acquisition Corp. to Alternus Clean Energy, Inc.

Clean Earth’s only pre-combination assets were cash and investments, and the SPAC did not meet the definition of a business in accordance with U.S. GAAP. Therefore, the substance of the transaction was a recapitalization of the target (AEG) rather than a business combination or an asset acquisition. In such a situation, the transaction is accounted for as though the target issued its equity for the net assets of the SPAC and, since a business combination has not occurred, no goodwill or intangible assets would be recorded. As such, AEG is considered the accounting acquirer, and these consolidated financial statements represent a continuation of AEG’s financial statements. The assets and liabilities of AEG are presented at their historical carrying values.

Alternus Clean Energy Inc. is a holding company that operates through the following forty-six operating subsidiaries as of September 30, 2024:

Subsidiary	Principal Activity	Date Acquired / Established	ALCE Ownership	Country of Operations
Power Clouds S.r.l.	SPV	31 March 2015	Solis Bond Company DAC	Romania
F.R.A.N. Energy Investment S.r.l.	SPV	31 March 2015	Solis Bond Company DAC	Romania
PC-Italia-01 S.r.l.	Sub-Holding SPV	15 May 2015	AEG MH 02 Limited	Italy
PC-Italia-03 S.r.l.	SPV	1 July 2020	AEG MH 02 Limited	Italy
PC-Italia-04 S.r.l.	SPV	15 July 2020	AEG MH 02 Limited	Italy
Solis Bond Company DAC	Holding Company	16 October 2020	AEG JD 03 Limited	Ireland
ALT US 03, LLC	Holding Company	4 May 2022	Alternus Energy Americas Inc.	USA
Alternus Energy Americas Inc.	Holding Company	10 May 2021	Alternus Clean Energy Inc	USA
LJG Green Source Energy Beta S.r.l.	SPV	29 July 2021	Solis Bond Company DAC	Romania
Ecosfer Energy S.r.l.	SPV	30 July 2021	Solis Bond Company DAC	Romania
Lucas EST S.r.l.	SPV	30 July 2021	Solis Bond Company DAC	Romania
Risorse Solari I S.r.l.	SPV	28 September 2019	AEG MH 02 Limited	Italy
Risorse Solari III S.r.l.	SPV	3 August 2021	AEG MH 02 Limited	Italy
Alternus Iberia S.L.	SPV	4 August 2021	AEG MH 02 Limited	Spain
AED Italia-01 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-02 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-03 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-04 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
AED Italia-05 S.r.l.	SPV	22 October 2021	AEG MH 02 Limited	Italy
ALT US 01 LLC	SPV	6 December 2021	Alternus Energy Americas Inc.	USA
AEG MH 01 Limited	Holding Company	8 March 2022	Alternus Lux 01 S.a.r.l.	Ireland
AEG MH 02 Limited	Holding Company	8 March 2022	AEG JD 03 Limited	Ireland
ALT US 02 LLC	Holding Company	8 March 2022	Alternus Energy Americas Inc.	USA
AEG JD 01 Limited	Holding Company	16 March 2022	AEG MH 03 Limited	Ireland
Alternus Europe Limited (f/k/a AEG JD 03 Limited)	Holding Company	21 March 2022	Alternus Lux 01 S.a.r.l.	Ireland
Alt Spain 03, S.L.U.	SPV	31 May 2022	Alt Spain Holdco S.L.	Spain
AEG MH 03 Limited	Holding Company	10 June 2022	AEG MH 01 Limited	Ireland
Lightwave Renewables, LLC	SPV	29 June 2022	ALT US 02 LLC	USA
Alt Spain Holdco, S.L.U.	Holding Company	Acquired 14 July 2022	AEG MH 02 Limited	Spain
AED Italia-06 S.r.l.	SPV	2 August 2022	AEG MH 02 Limited	Italy
AED Italia-07 S.r.l.	SPV	2 August 2022	AEG MH 02 Limited	Italy
AED Italia-08 S.r.l.	SPV	5 August 2022	AEG MH 02 Limited	Italy
ALT US 04 LLC	Holding Company	14 September 2022	Alternus Energy Americas Inc.	USA
Alternus LUX 01 S.a.r.l.	Holding Company	5 October 2022	Alternus Clean Energy Inc.	Luxembourg
Alt Spain 04, S.L.U.	SPV	May 2022	Alt Spain Holdco, S.L.U.	Spain
River Song Solar, LLC	SPV	December 2022	ALT US 07, LLC	USA
Walking Horse Solar, LLC	SPV	March 2023	ALT US 03, LLC	USA
New Frog Projects S.L.	SPV	July 2023	Alt Spain HoldCo S.L.U.	Spain
Dancing Horse, LLC	SPV	July 2023	ALT US 04, LLC	USA
Alt Alliance LLC	Holding Company	September 2023	Alternus Energy Americas Inc.	USA
ALT US 05 LLC	Holding Company	September 2023	Alternus Energy Americas Inc.	USA
ALT US 06 LLC	Holding Company	October 2023	Alternus Energy Americas Inc.	USA
ALT US 07 LLC	Holding Company	November 2023	Alternus Energy Americas Inc.	USA
AEG MH 04 Limited	Holding Company	January 2024	AEG MH 04 Limited	Ireland
ALT US 08 LLC	Holding Company	January 2024	Alternus Energy Americas Inc.	USA
ALT US AM LLC	Holding Company	March 2024	Alternus Energy Americas Inc.	USA

2. Going Concern and Management’s Plans

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the Condensed Consolidated Financial Statements are issued. Based on its recurring losses from operations since inception and continued cash outflows from operating activities (all as described below), the Company has concluded that there is substantial doubt about its ability to continue as a going concern for a period of one year from the date that these Condensed Consolidated Financial Statements were issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during the period ended September 30, 2024, the Company had net loss from continuing operations of ($13.1) million and a net loss of ($5.3) million for the nine months ended September 30, 2024 and 2023. The Company had total shareholders’ equity/(deficit) of ($82.7) million as of September 30, 2024 and ($63.3) million as of December 31, 2023. $290 thousand of unrestricted cash on hand as of September 30, 2024 and $4 million as of December 31, 2023.

Our operating revenues are insufficient to fund our operations, and our assets already are pledged to secure our indebtedness to various third party secured creditors, respectively. The unavailability of additional financing could require us to delay, scale back, or terminate our acquisition efforts as well as our own business activities, which would have a material adverse effect on the Company and its viability and prospects.

The terms of our indebtedness, including the covenants and the dates on which principal and interest payments on our indebtedness are due, increases the risk that we will be unable to continue as a going concern. To continue as a going concern over the next twelve months, we must make payments on our debt as they come due and comply with the covenants in the agreements governing our indebtedness or, if we fail to do so, to (i) negotiate and obtain waivers of or forbearances with respect to any defaults that occur with respect to our indebtedness, (ii) amend, replace, refinance, or restructure any or all of the agreements governing our indebtedness, and/or (iii) otherwise secure additional capital. However, we cannot provide any assurances that we will be successful in accomplishing any of these plans.

On October 3, 2024, because Solis was unable to fully repay the Solis Bonds, the Company sold Solis and its subsidiaries in Romania to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for €1 in accordance with the terms of the Solis Bonds, as amended. As a result of the sale, the Company eliminated approximately $115 million in debt and payables related to Solis activities and improved shareholders equity by approximately $59 million. Solis accounted for 98% of group revenues for the nine months ended September 30, 2024. Solis bondholders continue to hold a preference share in an Alternus holding company which holds certain development projects in Spain and Italy. The preference share gives the bondholders the right on any distributions up to €10 million, and such assets will be divested to ensure repayment of up to €10 million should it not be fully repaid by the Maturity Date.

On March 20, 2024, we received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC therein stating that for the 32 consecutive business day period between February 2, 2024 through March 19, 2024, the Common Stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until September 16, 2024 (the “Compliance Period”), to regain compliance with the Bid Price Rule. The Company, on September 19, 2024, received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not meet the eligibility for a second 180-day compliance period. The Company further to same, requested an appeal of the Staff’s determination on September 26, 2024, and recently effected the 2024 Reverse Stock Split on October 11, 2024. The Company regained compliance with the Bid Price Rule on October 28, 2024, but there can be no assurance that the Company will maintain compliance with any of the other Nasdaq continued listing requirements.

On May 6, 2024, the Company received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq listing rule 5550(b)(2). The notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “ALCE.” In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until November 4, 2024, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) during the compliance period ending November 4, 2024. The Company had not regained compliance by November 4, 2024, and the Nasdaq staff provided written notice to the Company that its securities are subject to delisting. See the Subsequent Events Footnote for more information. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

The Company is currently working on several processes to address the going concern issue. The Company is working with shareholders, investment funds and multiple global banks and funds to secure necessary project financing to execute our transatlantic business plan.

3. Summary of Significant Accounting Policies

Basis of Presentation

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The results of subsidiaries acquired or disposed of during the respective periods are included in the consolidated financial statements from the effective date of acquisition or up to the effective date of disposal, as appropriate. The consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the related notes for the year ended December 31, 2023, contained in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”).

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures to enhance the transparency of income tax disclosures relating to the rate reconciliation, disclosure of income taxes paid, and certain other disclosures. The ASU should be applied prospectively and is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of the related disclosures; however, it does not expect this update to have an impact on its financial condition or results of operations.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to improve the disclosures about reportable segments and include more detailed information about a reportable segment’s expenses. This ASU also requires that a public entity with a single reportable segment provide all of the disclosures required as part of the amendments and all existing disclosures required by Topic 280. The ASU should be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact on the financial statements and related disclosures.

4. Business Combination

As discussed in Note 1 – Organization and Formation, on December 22, 2023, Clean Earth Acquisitions Corp. (“CLIN”), Alternus Energy Group Plc (“AEG”) and Clean Earth Acquisition Sponsor LLC (the “Sponsor”) completed the Business Combination. Upon the Closing of the Business Combination, the following occurred:

●	In connection with the Business Combination, AEG transferred to CLIN all issued and outstanding AEG interests in certain of its subsidiaries (the “Acquired Subsidiaries”) in exchange for the issuance by CLIN at the Closing of 2,300,000 shares of common stock of CLIN. At Closing, CLIN changed its name to Alternus Clean Energy, Inc. (“ALCE” or the “Company”).

●	In connection with the Business Combination, 920,000 rights to receive one-tenth (1/10) of one share of Class A common stock was exchanged for 92,000 shares of the Company’s common stock.

●	In addition to shares issued to AEG noted above, 9,000 shares of Common Stock were issued at Closing to the Sponsor to settle a CLIN convertible promissory note held by the Sponsor at Closing.

●	Each share of CLIN Class A common stock held by the CLIN Sponsor prior to the closing of the Business Combination, which totaled 342,267 shares, was exchanged for, on a one-for-one basis for shares of the Company’s Common Stock.

●	Each share of CLIN common stock subject to possible redemption that was not redeemed prior to the closing of the Business Combination, which totaled 5,086 shares, was exchanged for, on a one-for-one basis for shares of the Company’s Common Stock.

●	In connection with the Business Combination, an investor that provided the Company funding through a promissory note, was due to receive warrants to purchase 12,000 shares of Common Stock at an exercise price of $0.25 per share and warrants to purchase 4,000 shares of Common Stock at an exercise price of $287.50 per share pursuant to the Secured Promissory Note Agreement dated October 3, 2023. Upon closing of the Business Combination, the investor received those warrants.

●	In connection with the Business Combination, CLIN entered into a Forward Purchase Agreement (the “FPA”) with certain accredited investors (the “FPA Investors”) that gave the FPA Investors the right, but not an obligation, to purchase up to 111,862 shares of CLIN’s common stock. Of the 111,862 shares, the FPA Investors purchased 52,013 shares of Common Stock and the Company issued an aggregate of 59,849 shares of the Company’s common stock pursuant to the FPA.

●	The proceeds received by the Company from the Business Combination, net of the FPA and transaction costs, totaled $5.1 million.

The following table presents the total Common Stock outstanding immediately after the closing of the Business Combination:

Number of Shares
Exchange of CLIN common stock subject to possible redemption that was not redeemed for Alternus Clean Energy Inc. common stock	5,086
Exchange of public share rights held by CLIN shareholders for Alternus Clean Energy Inc. common stock	92,000
Issuance of Alternus Clean Energy, Inc. common stock to promissory note holders	16,000
Exchange of CLIN Class A common stock held by CLIN Sponsor for Alternus Clean Energy Inc. common stock	342,267
Subtotal - Business Combination, net of redemptions	455,353
Issuance of shares under the FPA	59,849
Shares purchased by the accredited investor under the FPA	52,013
Issuance of Alternus Clean Energy Inc. common stock to Alternus Energy Group Plc. on the Closing Date	2,300,000
Issuance of Alternus Clean Energy Inc. common stock to the CLIN Sponsor as a holder of CLIN convertible notes on the Closing Date	9,000
Total – Alternus Clean Energy Inc. common stock outstanding as a result of the Business Combination, FPA, exchange of Acquired Subsidiaries’ shares for shares of Alternus Clean Energy Inc. and issuance of Alternus Clean Energy Inc. common stock the holder of CLIN convertible notes.	2,876,215

5. Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are prioritized within a three-level fair value hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of September 30, 2024, the Forward Purchase Agreement value was $0, as presented below:

Fair Value Measurement
	Level 1	Level 2	Level 3	Total
Forward Purchase Agreement	-	-	-	-
Total	$-	$-	$-	$-

As of September 30, 2024, the summary of the fair value instruments held by the Company were as follows, in thousands:

	Fair Value Measurement
	Level 1	Level 2	Level 3	Total
Forward Purchase Agreement			-	-
Convertible Loan Note	-	-	1,542	1,542
Warrant Liability	-	-	509	509
Total	$-	$-	$2,051	$2,051

Forward Purchase Agreement

On December 3, 2023, the Company entered into an agreement with (i) Meteora Capital Partners, LP, (ii) Meteora Select Trading Opportunities Master, LP, and (iii) Meteora Strategic Capital, LLC (collectively “Meteora”) for OTC Equity Prepaid Forward Transactions (the “FPA”). The purpose of the FPA was to decrease the number of redemptions in connection with the Company’s Special Meeting and potentially increase the working capital available to the Company following the Business Combination.

Pursuant to the terms of the FPA, Meteora purchased 111,862 (the “Purchased Amount”) shares of common stock concurrently with the Business Combination Closing pursuant to Meteora’s FPA Funding Amount PIPE Subscription Agreement, less the 52,013 shares of common stock separately purchased from third parties through a broker in the open market (“Recycled Shares”). Following the consummation of the Business Combination, Meteora delivered a Pricing Date Notice dated December 10, 2023, which included 52,013 Recycled Shares, 59,849 additional shares and 111,862 total number of shares. The FPA provides for a prepayment shortfall in an amount in U.S. dollars equal to $500,000. Meteora in its sole discretion may sell Recycled Shares at any time following the Trade Date at prices (i) at or above $250.00 during the first three months following the Closing Date and (ii) at any sales price thereafter, without payment by Meteora of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall. The number of shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the FPA with respect to such shares as described under “Optional Early Termination” in the FPA. The reset price is set at $250.00. Commencing from June 22, 2024, the reset price is subject to reduction upon the occurrence of a Dilutive Offering.

The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt the carrying amounts approximate fair value due to the short maturity of these instruments.

The fair value of the Company’s recorded forward purchase agreement (“FPA”) is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Monte Carlo simulation model was used to determine the fair value. The Company records the forward purchase agreement at fair value on the consolidated balance sheets with changes in fair value recorded in the consolidated statements of operation.

The following table presents changes of the forward purchase agreement with significant unobservable inputs (Level 3) as of September 30, 2024, in thousands:

Forward Purchase Agreement
Balance at January 1, 2023	$-
Recognition of Forward Purchase Agreement Asset	17,125
Change in fair value	(16,642)
Balance at December 31, 2023	483
Change in fair value	(483)
Balance at March 31, 2024	-
Change in fair value	-
Balance at June 30, 2024	-
Change in fair value	-
Balance at September 30, 2024	$-

The Company measures forward purchase agreement using a Monte Carlo simulation valuation model using the following assumptions as of September 30, 2024:

Forward Purchase Agreement
Risk-free rate	3.64%
Underlying stock price	$9.25
Expected volatility	50%
Term	2.23 years
Dividend yield	0%

Convertible Loan Note & Private Placement Warrants

On April 19, 2024, the Company issued to an accredited investor a senior convertible note in the principal amount of $2,160,000, issued with an eight percent (8.0%) original issue discount, and a warrant to purchase up to 96,444 shares of the Company’s common stock at an exercise price of $12 per share. Maxim Group LLC (“Maxim”) acted as placement agent for the Convertible Note issuance and also received a warrant to purchase 9,644 shares of common stock with an exercise price of $13.18 per share for their role as placement agent.

The Convertible Note matures on April 20, 2025 (unless accelerated due to an event of default or accelerated up to six installments by the Investor), bears interest at a rate of 7% per annum, which shall automatically be increased to 12.0% per annum in the event of default, and ranks senior to the Company’s existing and future unsecured indebtedness. The convertible note is convertible in whole or in part at the option of the investor into shares of Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the convertible note. The convertible note is payable monthly on each Installment Date (as defined in the Convertible Note) commencing on the earlier of July 18, 2024 and the effective date of the initial registration statement required to be filed pursuant to the Registration Rights Agreement (as defined below) in an amount equal the sum of (A) the lesser of (x) $216,000 and (y) the outstanding principal amount of the Convertible Note, (B) interest due and payable under the Convertible Note and (C) other amounts specified in the Convertible Note (such sum being the “Installment Amount”); provided, however, if on any Installment Date, no failure to meet the Equity Conditions (as defined in the Convertible Note) exits pursuant to the Convertible Note, the Company may pay all or a portion of the Installment Amount with shares of its common stock. The portion of the Installment Amount paid with common stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price (defined below) and (ii) the greater of (x) 92% of the average of the two (2) lowest daily VWAPs (as defined in the Convertible Note) in the ten (10) trading days immediately prior to each conversion date and (y) $0.07. “Equity Conditions Failure” means that on any day during the period commencing twenty (20) trading days prior to the applicable Installment Notice Date or Interest Date (each as defined in the Convertible Note) through the later of the applicable Installment Date or Interest Date and the date on which the applicable shares of Common Stock are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

The Convertible Note is convertible, at the option of the Investor, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the Convertible Note plus all accrued and unpaid interest at a conversion price equal to $12 (the “Conversion Price”). The Conversion Price is subject to full ratchet antidilution protection, subject to a floor conversion price of $1.75 per share (the “Floor Price”), a limitation required by the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

Alternatively, in the event of an event of default continuing for 20 trading days and ending with Event of Default Redemption Right Period (as defined in the Convertible Note), the Conversion Price may be converted to an “Alternate Conversion Price”, which is defined as the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion (as defined in the Convertible Note), and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Common Stock during the fifteen (15) consecutive trading day period ending on and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice. These conversions shall be further subject to Redemption Premiums, as is further described in the Convertible Note.

The Convertible Note may not be converted and shares of Common Stock may not be issued under the Convertible Note if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 4.99% (or, upon election of the Investor, 9.99%) of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Convertible Note, the sum of the number of shares of Common Stock that may be issued under that certain Purchase Agreement (including the Convertible Note and Warrant and Common Stock issued thereunder) is limited to 19.99% of the outstanding Common Stock as of April 19, 2024 (the “Exchange Cap”, which is equal to 640,293 shares of Common Stock, subject to adjustment as described in the Purchase Agreement), unless shareholder approval (as defined in the Purchase Agreement) (“Stockholder Approval”) is obtained by the Company to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. On September 26, 2024 the Company’s shareholders approved the potential issuance of shares by the Company of more than the Exchange Cap.

The Company adopted ASU 2020-06 as of January 1, 2023. This ASU removes the concepts of a beneficial conversion feature and cash conversion feature from the ASC guidance.

Management considered the guidance from ASC 825-10-15-4, noting that an entity may elect the fair value option for “a recognized financial liability” that is not “a firm commitment that would otherwise not be recognized at inception”. As the Convertible Note is an outstanding loan (a “recognized financial liability”), and this financial liability would need to be recognized at inception, the Convertible Note meets the criteria for the fair value option under this guidance. The Convertible Notes have a principal value of $2,160,000 and were issued at an 8% discount, thus the Convertible Notes resulted in gross cash proceeds of $2,000,000 prior to any other fees paid to the lender. The issuance of a warrant to the lender further increases the discount on this debt. As the Convertible Notes were issued at a discount, and not a premium, they are eligible for the fair value option. Management identified various features that would likely require separate accounting as derivatives if the fair value option were not taken; specifically, the various features that allow the Company or counterparty to settle the debt for a quantity of shares that is calculated as a percentage of VWAP. Even if no bifurcated features were identified, the Company would still be eligible for the fair value option under ASC 825. Accordingly, the Company elected the fair value option.

On August 1, 2024, the Company issued 8,262 shares of unrestricted common stock valued at $6.65 per share in exchange for the conversion of $54,958.33 worth of the Convertible Note issued on April 19, 2024.

On September 3, 2024 we issued 10,194 shares of unrestricted common stock valued at $5.32 per share in exchange for the conversion of $54,265.09 worth of the Convertible Note issued on April 19, 2024.

The remaining unpaid principal as of September 30, 2024 amounted to $2,060,000.

The Company measures the convertible loan and private placement warrants using a Monte Carlo simulation valuation model using the following assumptions as of September 30, 2024:

	Convertible Loan Note	Warrant Liability
Risk-free rate	3.58%	3.58%
Underlying stock price	$4.25	$4.25
Expected volatility	50%	50%
Term	0.6 years	5.1 years
Dividend yield	0%	0%

The following table presents changes of the forward purchase agreement with significant unobservable inputs (Level 3) as of September 30, 2024, in thousand:

Convertible Note
Issuance of convertible loan note at April 19, 2024	$-
Fair value of convertible loan note	2,144
Balance at April 19, 2024	2,144
Change in fair value	176
Balance at June 30, 2024	2,321
Change in fair value	(779)
Balance at September 30, 2024	$1,542
Principal Balance as of September 30, 2024	$2,060

Warrant Liability
Issuance of convertible loan note & placement warrants at April 19, 2024	$-
Fair value of warrant liability	803
Balance at April 19, 2024	803
Change in fair value	5
Balance at June 30, 2024	808
Change in fair value	$(299)
Balance at September 30, 2024	$509

6. Accounts Receivable

Accounts receivable relate to amounts due from customers for services that have been performed and invoices that have been sent. Accounts receivables and unbilled energy incentives consist of the following:

	September 30	December 31
	2024	2023
	(in thousands)
Accounts receivable	$21	$3
Total	$21	$3

The allowance for credit losses was $9 thousand as of September 30, 2024 and $7 thousand as of December 31, 2023.

7. Prepaid Expenses and Other Current Assets

Prepaid and other current assets generally consist of amounts paid to vendors for services that have not yet been performed and consist of the following:

	September 30	December 31
	2024	2023
	(in thousands)
Prepaid expenses and other current assets	$1,591	$2,552
Other receivable	72	82
Total	$1,663	$2,634

8. Property and Equipment, Net

The components of property and equipment, net were as follows at September 30, 2024 and December 31, 2023:

	September 30	December 31
	2024	2023
	(in thousands)
Solar energy facilities	$6,615	$5,134
Software and computers	23	-
Furniture and fixtures	48	48
Vehicles owned	35	-
Construction in progress	17,314	12,420
Total property and equipment	24,035	17,602
Less: Accumulated depreciation	(216)	(63)
Total	$23,819	$17,539

Construction in progress refers to projects that have been secured and are currently under construction. As of September 30, 2024, the Company has active construction projects in the U.S. of $14.4 million and in Europe of $2.9 million.

9. Capitalized development cost and other long-term assets

Capitalized development costs are amounts paid to vendors that are related to the purchase and construction of solar energy facilities. Other receivables consist of amounts owed to the Company as well as amounts paid to vendors for services that have yet to be received by the Company. Capitalized cost and other long-term assets consisted of the following:

	September 30	December 31
	2024	2023
	(in thousands)
Capitalized development cost	$7,691	$6,216
Other receivables	1,000	1,483
Total	$8,691	$7,699

Capitalized development cost relates to various projects that are under development for the period. As the Company closes either the purchase or development of new solar parks, these development costs are added to the final asset displayed in Property and Equipment. If the Company does not close on the prospective project, these costs are written off to Development Cost on the Consolidated Statement Operations and Comprehensive Loss.

Capitalized Development Costs as of September 30, 2024 consist of $3.7 million of active development in the U.S. and $4 million across Europe.

Other Receivables as of September 30, 2024 relates to a security deposit of $1.0 million in relation to the Power Purchase Agreement for a development project in Tennessee.

10. Accrued Liabilities

Accrued expenses relate to various accruals for the Company. Accrued interest represents the interest in debt not paid in the nine months ended September 30, 2024 and in the year ended December 31, 2023. Accrued liabilities consist of the following:

	September 30	December 31
	2024	2023
	(in thousands)
Accrued legal	$439	$1,798
Accrued interest	9,159	3,482
Accrued financing cost	3,628	3,537
Accrued construction expense	363	2,134
Accrued transaction cost - business combination	83	1,527
Accrued audit fees	150	800
Accrued payroll	146	100
Other accrued expenses	504	1,664
Total	$14,472	$15,042

11. Taxes Recoverable and Payable

Taxes recoverable and payable consist of VAT taxes payable and receivable from various European governments through group transactions in these countries. Taxes recoverable consist of the following:

	September 30	December 31
	2024	2023
	(in thousands)
Taxes recoverable	$488	$444
Less: Taxes payable	(13)	(13)
Total	$475	$431

12. Green Bonds, Convertible and Non-convertible Promissory Notes

The following table reflects the total debt balances of the Company as September 30, 2024 and December 31, 2023:

	As of September 30	As of December 31
	2024	2023
	(in thousands)
Convertible debt, secured	$2,020	$-
Senior Secured debt and promissory notes secured	31,514	32,312
Total debt	33,534	32,312
Less current maturities	(33,534)	(32,312)
Long term debt, net of current maturities	$-	$-

Current Maturities	$33,534	$32,312
Less unamortized debt discount	(322)	(725)
Current Maturities net of debt discount	$33,212	$31,587

The Company incurred debt issuance costs of $0.3 million during the nine-month period ended September 30, 2024. Debt issuance costs are recorded as a debt discount and are amortized to interest expense over the life of the debt, upon the close of the related debt transaction, in the Consolidated Balance Sheet. Interest expense stemming from amortization of debt discounts for continuing operations for the nine months ended September 30, 2024 was $1.8 million and for the year ended December 31, 2023 was $4.9 million.

There was no interest expense stemming from amortization of debt discounts for discontinued operations for the nine months ended September 30, 2024 and 2023, respectively.

All outstanding debt for the company is considered short-term based on their respective maturity dates and are to be repaid within the year 2024 and early 2025.

Senior secured debt:

In May 2022, AEG MH02 entered into a loan agreement with a group of private lenders of approximately $10.8 million with an initial stated interest rate of 8% and a maturity date of May 31, 2023. In February 2023, the loan agreement was amended stating a new interest rate of 16% retroactive to the date of the first draw in June 2022. In May 2023, the loan was extended, and the interest rate was revised to 18% from June 1, 2023. In July 2023, the loan agreement was further extended to October 31, 2023. In November 2023, the loan agreement was further extended to May 31, 2024. As of the date of this report, this loan is in default; however, management is in active discussions with the lender to renegotiate the terms. Due to these addendums, $2.5 million of interest was recognized in the nine months ending September 30, 2024. The Company had principal outstanding of $11.2 million and $11.0 million as of September 30, 2024 and December 31, 2023, respectively.

In June 2022, Alt US 02, a subsidiary of Alternus Energy Americas, an indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction with Lightwave Renewables, LLC to acquire rights to develop a solar park in Tennessee. The Company entered into a construction promissory note of $5.9 million with a variable interest rate of prime plus 2.25% and an original maturity date of June 29, 2023. On January 26, 2024, the loan was extended to June 29, 2024 due to logistical issues that caused construction delays. On October 11, 2024, management renegotiated the terms with the lender to extend the maturity date to March 29, 2025. The Company had principal outstanding of $5.4 million and $4.3 million as of September 30, 2024 and December 31, 2023, respectively. Subsequently, the Company sold Alternus Energy Americas and its subsidiaries, including Alt US 02, to Alternus Energy Group plc, the Company’s majority shareholder, on November 5, 2024. See Subsequent Events Footnote 23 for further details.

On February 28, 2023, Alt US 03, a subsidiary of Alternus Energy Americas, and indirect wholly owned subsidiary of the Company, entered into an agreement as part of the transaction to acquire rights to develop a solar park in Tennessee. Alt US 03 entered into a construction promissory note of $920 thousand with a variable interest rate of prime plus 2.25% and due May 31, 2024. On July 2, 2024, management renegotiated the terms with the lender to a revised interest rate of 11% and to extend the maturity date to November 30, 2024. This note had a principal outstanding balance of $717 thousand as of September 30, 2024 and December 31, 2023, respectively. Subsequently, the Company sold Alternus Energy Americas and its subsidiaries, including Alt US 03, to Alternus Energy Group plc, the Company’s majority shareholder, on November 5, 2024. See Subsequent Events Footnote 23 for further details.

In July 2023, one of the Company’s US subsidiaries acquired a 32 MWp solar PV project in Tennessee for $2.4 million financed through a bank loan having a six-month term, 24% APY, and an extended maturity date of February 29, 2024. The project is expected to start operating in Q1 2026. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. The Company had a principal outstanding balance of $7.0 million as of September 30, 2024 and December 31, 2023, respectively. On July 3, 2024, management renegotiated the terms with the lender to extend the maturity date to October 1, 2024. As of the date of this report, this loan is in default; however, management is in active discussions with the lender to renegotiate the terms. Subsequently, the Company sold this project and its SPV to Alternus Energy Group plc, the Company’s majority shareholder on November 5, 2024. See Subsequent Events Footnote 23 for further details.

In July 2023, Alt Spain Holdco, one of the Company’s Spanish subsidiaries acquired the project rights for a 32 MWp portfolio of Solar PV projects in Valencia, Spain, with an initial payment of $1.9 million, financed through a €3.0 million ($3.3 million) bank facility having a six-month term and accruing ‘Six Month Euribor’ plus 2% margin. On January 24, 2024, the maturity date was extended to July 28, 2024. On July 28, 2024, the loan was further extended to January 28, 2025 and the principal amount was reduced to €2.6 million ($2.8 million) from cash on hand. This note had a principal outstanding balance of $2.9 million as of September 30, 2024 and $3.3 million as of December 31, 2023, respectively.

In October 2023, Alternus Energy Americas, one of the Company’s US subsidiaries secured a working capital loan in the amount of $3.2 million with a 0% interest until a specified date and a maturity date of March 31, 2024. In February 2024, the loan was further extended to February 28, 2025, and the principal amount was increased to $3.6 million. In March 2024, the Company began accruing interest at a rate of 10%. Additionally, on February 5, 2024, the Company issued the noteholder warrants to purchase up to 90,000 shares of restricted common stock, exercisable at $0.01 per share having a 5 year term and fair value of $86 thousand. The note had a principal outstanding balance of $1.8 million as of September 30, 2024 and $3.2 million as of December 31, 2023.

In December 2023, Alt US 07, one of the Company’s US subsidiaries acquired the project rights to a 14 MWp solar PV project in Alabama for $1.1 million financed through a bank loan having a six-month term, 24% APY, and a maturity date of May 28, 2024. The project is expected to start operating in Q2 2025. 100% of offtake is already secured by 30-year power purchase agreements with two regional utilities. This note had a principal outstanding balance of $1.1 million as of September 30, 2024 and December 31, 2023, respectively. On July 3, 2024, management renegotiated the terms with the lender to extend the maturity date to October 1, 2024. As of the date of this report, this loan is in default; however, management is in active discussions with the lender to renegotiate the terms. Subsequently, the Company sold Alt US 07 to Alternus Energy Group plc, the Company’s majority shareholder, on November 5, 2024. See Subsequent Events Footnote 23 for further details.

For the year ended December 31, 2023, 9,000 shares of Common Stock were issued at Closing to the Sponsor of Clean Earth to settle CLIN promissory notes of $1.6 million. The note has a 0% interest rate until perpetuity. The shares were issued at the closing price of $125 per share for $1.1 million. The difference of $0.5 million was recognized as an addition to Additional Paid in Capital. Management determined the extinguishment of this note is the result of a Troubled Debt Restructuring.

Convertible Promissory Notes:

In January 2024, the Company assumed a $938 thousand (€850 thousand) convertible promissory note from AEG PLC, a related party. The note had a 10% interest maturing in March 2025. The note was assumed as part of the Business Combination that was completed in December 2023. On January 3, 2024, the noteholder converted all of the principal and accrued interest owed under the note, equal to $1.0 million, into 52,800 shares of restricted common stock.

In April 2024, the Company issued to an institutional investor a senior convertible note in the principal amount of $2,160,000, issued with an 8.0% original issue discount, and a warrant to purchase up to 96,444 shares of the Company’s common stock at an exercise price of $12 per share. Maxim Group LLC (“Maxim”) acted as placement agent for the Convertible Note issuance and also received a warrant to purchase 9,644 shares of common stock with an exercise price of $13.18 per share for their role as placement agent. The Company also paid Maxim a cash placement agency fee of $140,000 and reimbursed certain out of pocket fees up to $50,000. The Company received gross proceeds of $2,000,000, before fees and other expenses associated with the transaction. The Convertible Note matures on April 20, 2025 (unless accelerated due to an event of default or accelerated up to six installments by the Investor), bears interest at a rate of 7% per annum, which shall automatically be increased to 12.0% per annum in the event of default, and ranks senior to the Company’s existing and future unsecured indebtedness. The Convertible Note is convertible in whole or in part at the option of the Investor into shares of Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the Convertible Note. The Convertible Note is payable monthly on each Installment Date (as defined in the Convertible Note) commencing on the earlier of July 18, 2024 and the effective date of the initial registration statement required to be filed pursuant to the Registration Rights Agreement (as defined below) in an amount equal the sum of (A) the lesser of (x) $216,000 and (y) the outstanding principal amount of the Convertible Note, (B) interest due and payable under the Convertible Note and (C) other amounts specified in the Convertible Note (such sum being the “Installment Amount”); provided, however, if on any Installment Date, no failure to meet the Equity Conditions (as defined in the Convertible Note) exits pursuant to the Convertible Note, the Company may pay all or a portion of the Installment Amount with shares of its common stock. The portion of the Installment Amount paid with common stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price (defined below) and (ii) the greater of (x) 92% of the average of the two (2) lowest daily VWAPs (as defined in the Convertible Note) in the ten (10) trading days immediately prior to each conversion date and (y) $1.75. “Equity Conditions Failure” means that on any day during the period commencing twenty (20) trading days prior to the applicable Installment Notice Date or Interest Date (each as defined in the Convertible Note) through the later of the applicable Installment Date or Interest Date and the date on which the applicable shares of Common Stock are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder). The Convertible Note is convertible, at the option of the Investor, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the Convertible Note plus all accrued and unpaid interest at a conversion price equal to $0.48 (the “Conversion Price”). The Conversion Price is subject to full ratchet antidilution protection, subject to a floor conversion price of $1.75 per share. The Convertible Note may not be converted and shares of Common Stock may not be issued under the Convertible Note if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 4.99% (or, upon election of the Investor, 9.99%) of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Convertible Note, the sum of the number of shares of Common Stock that may be issued under that certain Purchase Agreement (including the Convertible Note and Warrant and Common Stock issued thereunder) is limited to 19.99% of the outstanding Common Stock as of April 19, 2024 (the “Exchange Cap”, which is equal to 640,293 shares of Common Stock, subject to adjustment as described in the Purchase Agreement), unless shareholder approval (as defined in the Purchase Agreement) (“Stockholder Approval”) is obtained by the Company to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. On September 26, 2024 the Company’s shareholders approved the potential issuance of shares by the Company of more than the Exchange Cap. The Company adopted ASU 2020-06 as of January 1, 2023. This ASU removes the concepts of a beneficial conversion feature and cash conversion feature from the ASC guidance. The Company recorded a loss on debt issuance of $0.9 million. As at September 30, 2024, the outstanding principal was $2 million with fair value of $2.32 million at that date. The Company also recorded a $0.2 million loss on movement in fair value in the three months to September 30, 2024.

As of September 30, 2024, $109,223.42 worth of this note (including principal plus accrued interest and late fees and penalties) had been converted into 18,456 shares leaving $2 million of the note principal outstanding.

Other Debt:

The Solis Bonds

In January 2021, the Company approved the issuance by one of its subsidiaries, Solis, of a series of 3-year senior secured green bonds in the maximum amount of $242.0 million (€200.0 million) with a stated coupon rate of 6.5% + EURIBOR and quarterly interest payments (the “Solis Bonds”). On October 3, 2024, the Company sold Solis and its subsidiaries in Romania to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for €1 in accordance with the terms of the Solis Bonds, as amended. Solis accounted for 98% of group revenues for the nine months ended September 30, 2024. Solis bondholders continue to hold a preference share in an ALCE holding company which holds certain development projects in Spain and Italy. The preference share gives the bondholders the first right on any cash distributions up to EUR 10 million, and the right to instruct that such assets be divested to ensure repayment of up to EUR 10 million should it not be fully repaid by the maturity date of the Solis Bonds which is currently November 18, 2024.

On December 21, 2022, the Company’s wholly owned Irish subsidiaries, AEG JD 01 LTD and AEG MH 03 LTD entered in a financing facility with Deutsche Bank AG (“Lender”). This is an uncommitted revolving debt financing of €500,000,000 to finance eligible project costs for the acquisition, construction, and operation of installation/ready to build solar PV plants across Europe (the “Warehouse Facility”). The Warehouse Facility, which matures on the third anniversary of the closing date of the Credit Agreement (the “Maturity Date”), bears interest at Euribor plus an aggregate margin at a market rate for such facilities, which steps down by 0.5% once the underlying non-Euro costs financed reduces below 33.33% of the overall costs financed. The Warehouse Facility is not currently drawn upon, but a total of approximately €1,800,000 in arrangement and commitment fees is currently owed to the Lender. Once drawn, the Warehouse Facility capitalizes interest payments until projects reach their commercial operations dates through to the Maturity Date; it also provides for mandatory prepayments in certain situations. Subsequently, on November 5, 2024, the Company sold AEG JD 01 LTD and AEG MH 03 LTD to Alternus Energy Group plc, the Company’s majority shareholder. See Subsequent Events Footnote 23 for further details.

On March 21, 2024, ALCE and the Sponsor of Clean Earth (“CLIN”) agreed to a settlement of a $1.4 million note assumed by ALCE as part of the Business Combination that was completed in December 2023. The note had a maturity date of whenever CLIN closes its Business Combination Agreement and accrued interest of 25%. ALCE issued 225,000 shares to the Sponsor on March 21, 2024 and a payment plan of the rest of the outstanding balance was agreed to with payments to commence on July 15, 2024. The closing stock price of the Company was $11.75 on the date of issuance. Payments have not commenced as of the date of this report, and management is in active discussions to extend the July 15 date.

13. Leases

The Company determines if an arrangement is a lease or contains a lease at inception or acquisition when the Company acquires a new park. The Company has operating leases for corporate offices and land with remaining lease terms of 4 to 28 years.

Operating lease assets and operating lease liabilities are recognized based on the present value of the future lease payments over the lease term at the commencement date. As most of the Company’s leases do not provide an implicit rate, the Company estimates its incremental borrowing rate based on information available at the commencement date in determining the present value of future payments. Lease expense related to the net present value of payments is recognized on a straight-line basis over the lease term.

The key components of the company’s operating leases were as follows (in thousands):

	September 30,	December 31,
	2024	2023
Operating Lease - Operating Cash Flows (Fixed Payments)	116	142
Operating Lease - Operating Cash Flows (Liability Reduction)	76	83

New ROU Assets - Operating Leases	-	409

Weighted Average Lease Term - Operating Leases (years)	19.57	20.32
Weighted Average Discount Rate - Operating Leases	8.20%	8.20%

The Company’s operating leases generally relate to the rent of office building space as well as land and rooftops upon which the Company’s solar parks are built. These leases include those that have been assumed in connection with the Company’s asset acquisitions and business combinations. The Company’s leases are for varying terms and expire between 2027 and 2051.

In October 2023, the Company entered a new lease for land in Madrid, Spain where solar parks are planned to be built. The lease term is 35 years with an estimated annual cost of $32 thousand.

Maturities of lease liabilities as of September 30, 2024 were as follows:

(in thousands)
Five-year lease schedule:
2024 Oct 1 – Dec 31	$71
2025	193
2026	199
2027	205
2028	212
Thereafter	2,054
Total lease payments	2,934
Less imputed interest	(1,721)
Total	$1,213

The Company had no finance leases as of September 30, 2024.

14. Commitments and Contingencies

Litigation

The Company recognizes a liability for loss contingencies when it believes it is probable a liability has occurred, and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount, the Company accrues the minimum amount in the range. The Company has established an accrual for those legal proceedings and regulatory matters for which a loss is both probable and the amount can be reasonably estimated.

On May 4, 2023 Alternus received notice that Solartechnik, an international group specializing in solar installations, filed an arbitration claim against Alternus Energy Group PLC (“AEG”), Solis Bond Company DAC, and ALT POL HC 01 SP. Z.o.o. (AEG is the Company’s majority shareholder; Solis Bond Company and ALT POL HC 01 were sold to a third party and are no longer subsidiaries of the Company) in the Court of Arbitration at the Polish Chamber of Commerce, claiming that PLN 24,980,589 (approximately $5.8 million) is due and owed to Solartechnik pursuant to a preliminary share purchase agreement by and among the parties that did not ultimately close, plus costs, expenses, legal fees and interest. The Company has accrued a liability for this loss contingency in the amount of approximately $6.8 million, which represents the contractual amount allegedly owed. On October 11, 2024 the Company was informed that the arbitration court at the Polish Chamber of Commerce in Warsaw ruled in favour of Solartechnik and awarded PLN 27,488,299.50 (approximately $6.8 million) to Solartechnik. In addition, Solartechnik was awarded PLN 300,275.32 plus EUR 156,114.84 (approximately $240,000), being legal and arbitration costs. On October 3, 2024, the Company sold Solis and its subsidiaries to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for €1 in accordance with the terms of the Solis Bonds, as amended. See Subsequent Events Footnote 23 for further details.

On October 15, 2024 Sunrise Development LLC requested a hearing be scheduled in binding arbitration against the Company, two of its former indirect wholly owned subsidiaries, ALT US 03 and ALT US 04, and its majority shareholder, Alternus Energy Group PLC (“AEG”), to be conducted in Minneapolis, MN in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), claiming that approximately $5 million is due and owed to Sunrise pursuant to a settlement agreement by and among the parties, plus costs, expenses, legal fees and interest. The Company has accrued a liability for this loss contingency in the amount of approximately $5 million, which represents the contractual amount allegedly owed. It is reasonably possible that the potential loss may exceed our accrued liability due to costs, expenses, legal fees, and interest that are also alleged by Sunrise as owed, but at the time of filing this report, we are unable to determine an estimate of that possible additional loss in excess of the amount accrued. The Company is vigorously defending itself in this action. On November 5, 2024, ALT US 03 and ALT US 04 were sold to AEG, pursuant to a Share Purchase Agreement.

Commitments

On October 14, 2024, the Company entered into a settlement agreement and release with Morgan Franklin Consulting LLC (“MF”) related to the settlement of payments owed to MF for services rendered in the total amount of $276,796 through twelve equal monthly installments commencing in October of 2024.

Contingencies

On August 7, 2024, the “Company entered into a ‘Heads of Terms’ for Joint Business Venture (the “Agreement”) with Hover Energy LLC and its affiliates (“Hover”) to establish a joint venture (the “JV”) for the financing, development, management and operation of ‘Microgrid Projects’ utilizing Hover Wind-Powered Microgrid™ technology, as required. Pursuant to the said JV, the Company and Hover have agreed to have a 51% interest and a 49% interest in the JV, for which, the Company has issued 200,000 shares of restricted common stock to Hover valued at $10.00 per share and will issue and commit 140,000 additional shares of restricted common stock, and Hover will contribute 100% of its projects and project pipeline.

15. Development Costs

The Company depends heavily on government policies that support our business and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The Company can decide to abandon a project if it becomes uneconomic due to various factors, for example, a change in market conditions leading to higher costs of construction, lower energy rates, political factors or otherwise where governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities, or other factors that change the expected returns on the project. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects, and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Development costs related to abandoned projects for the nine months ended September 30, 2024 and 2023 were as follows:

	Nine Months Ended September 30
	2024	2023
	(in thousands)
Miscellaneous development cost	$(748)	$(335)
Total	$(748)	$(335)

Miscellaneous development cost relates to cost associated with projects abandoned during various phases, due to lack of technical, legal, or financial feasibility.

16. Discontinued Operations Sold

In July 2023, the Company engaged multiple parties to market the Polish and Netherlands assets to potential buyers. In the fourth quarter of 2023, the Company decided to proceed with the sales of the 6 PV parks in Poland and 1 park in the Netherlands. As the exit of these two markets represented a strategic shift for the Company, the assets were classified as discontinued operations in accordance with ASC 205-20. As of December 31, 2023, the Polish and Netherlands assets were classified as disposal groups held for sale. The balances and results of the Polish and Netherlands disposal groups are presented below.

The sale of the Polish assets was finalized January 19, 2024 with a cash consideration of $59.4 million for all operating assets. In accordance with ASC 360, the company removed the disposal group and recognized a gain of $3.5 million upon the sale, of which $0.8 million were costs associated with the sale.

The sale of the Netherlands assets was finalized February 21, 2024 with a cash consideration of $7.1 million for all operating assets. In accordance with ASC 360, the company removed the disposal group and recognized a loss of $1.3 million upon the sale, of which $0.5 million were costs associated with the sale.

	As of January 19	As of December 31
Poland	2024	2023
	(in thousands)
Assets:
Cash & cash equivalents	$630	$630
Other current assets	442	443
Property, plant, and equipment, net	63,107	63,107
Operating leases, non-current - assets	5,923	5,923
Total assets held for sale	$70,102	$70,103

Liabilities:
Accounts payable	$2,933	$2,935
Operating leases, current – liabilities	281	281
Other current liabilities	25	1,549
Operating leases, non-current - liabilities	5,798	5,798
Other non-current liabilities	985	985
Total liabilities to be disposed of	$10,022	$11,548

Net assets held for sale	$60,080	$58,555

	Three Months Ended September 30		Nine Months Ended September 30
Poland	2024	2023	2024	2023
	(in thousands)		(in thousands)

Revenues	$-	$2,952	$106	$7,116

Operating Expenses
Cost of revenues	-	(1,020)	(101)	(3,021)
Depreciation, amortization, and accretion	-	(648)	(123)	(1,909)
Gain on disposal of asset	-	-	3,484	-
Total operating expenses	-	(1,668)	3,260	(4,930)

Income/(loss) from discontinued operations	-	1,284	3,366	2,186

Other income/(expense):
Interest expense	-	(1,425)	(688)	(3,996)
Other expense	-	(104)	-	(189)
Total other expenses	-	(1,529)	(688)	(4,185)
Income/(Loss) before provision for income taxes	-	(245)	2,678	(1,999)
Net income/(loss) from discontinued operations	$-	$(245)	$2,678	$(1,999)

Impact of discontinued operations on EPS
Net income/(loss) attributable to common stockholders, basic and diluted	-	(245)	2,678	(1,999)
Net income/(loss) per share attributable to common stockholders, basic and diluted	-	(0.11)	0.81	(0.87)
Weighted-average common stock outstanding, basic & diluted	-	2,300,000	3,311,194	2,300,000

	As of February 21,	As of December 31
Netherlands	2024	2023
	(in thousands)
Assets:
Cash & cash equivalents	$75	$155
Accounts receivable, net	-	99
Other current assets	178	58
Property, plant, and equipment, net	7,669	7,845
Operating leases, non-current – assets	1,441	1,469
Other non-current assets	1,192	1,214
Total assets held for sale	$10,555	$10,840

Liabilities:
Accounts payable	$945	$925
Operating leases, current – liabilities	55	55
Other current liabilities	95	430
Operating leases, non-current – liabilities	1,273	1,301
Total liabilities to be disposed of	$2,368	$2,711

Net assets held for sale	$8,187	$8,129

	Three Months Ended September 30		Nine Months Ended September 30
Netherlands	2024	2023	2024	2023
	(in thousands)		(in thousands)

Revenues	-	$546	$16	$2,727

Operating Expenses
Cost of revenues	-	(142)	(115)	(393)
Depreciation, amortization, and accretion	-	(64)	(57)	(300)
Loss on disposal of asset	-	-	(1,222)	-
Total operating expenses	-	(206)	(1,394)	(693)

Income/(loss) from discontinued operations	-	340	(1,378)	2,034

Other income/(expense):
Interest expense	-	(275)	(113)	(800)
Other expense	-	-	-	(61)
Total other expenses	-	(275)	(113)	(861)
Loss before provision for income taxes	-	65	(1,491)	$1,173
Income taxes	-	(161)	-	(161)
Net loss from discontinued operations	-	(96)	(1,491)	1,012

Impact of discontinued operations on EPS
Net loss attributable to common stockholders, basic and diluted	-	(96)	(1,491)	1,012
Net loss per share attributable to common stockholders, basic and diluted	-	(0.04)	(0.45)	0.44
Weighted-average common stock outstanding, basic & diluted	-	2,300,000	3,311,194	2,300,000

17. Discontinued Operations – Assets Held for Sale

On October 3, 2024, the Company sold Solis Bond Company DAC, a company formed under the laws of Ireland and an indirect wholly owned subsidiary of the Company, and its subsidiaries in Romania to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for €1 in accordance with the terms of the Solis Bonds, as amended. As a result of the sale, the Company eliminated approximately $115 million in debt and payables related to Solis activities and improved shareholders equity by approximately $59 million. Solis accounted for 98% of group revenues for the nine months ended September 30, 2024.

As the exit of this market represents a strategic shift for the Company, the assets were classified as discontinued operations in accordance with ASC 205-20. As of December 31, 2023, the Solis and Romanian assets were classified as disposal groups held for sale. The balances and results of the Romanian and Solis disposal groups are presented below.

	As of September 30	As of December 31
Solis and Subsidiaries in Romania	2024	2023
	(in thousands)
Assets:
Cash & cash equivalents	$710	$577
Restricted cash	5	19,161
Accounts receivable, net	931	648
Other current assets	11,688	6,503
Property, plant, equipment, net	42,709	43,762
Operating leases, non-current assets	166	196
Total assets held for sale	$56,209	$70,847

Liabilities:
Accounts payable	$2,709	$1,494
Green bonds	90,266	166,122
Operating leases, current liabilities	47	47
Other current liabilities	22,060	14,809
Operating leases, non-current liabilities	121	150
Other non-current liabilities	208	197
Total liabilities to be disposed of	$115,411	$182,819

Net assets held for sale	$(59,202)	$(111,972)

	Three Months Ended September 30		Nine Months Ended September 30,
Solis and Subsidiaries in Romania	2024	2023	2024	2023
	(in thousands)		(in thousands)

Revenues	$3,649	$5,161	$9,488	$13,276

Operating Expenses
Cost of revenues	(1,374)	(662)	(3,678)	(2,217)
Selling, general, and administrative	(77)	(986)	(1,559)	(2,487)
Depreciation, amortization, and accretion	(504)	(608)	(1,495)	(1,490)
Costs of disposal of assets	(635)	-	(730)	-
Development costs	-	(18)	-	(438)
Total operating expenses	(2,590)	(2,274)	(7,462)	(6,632)

Income/(loss) from discontinued operations	1,059	2,887	2,026	6,644

Other income/(expense):
Interest expense	(3,428)	(3,825)	(8,412)	(10,599)
Solis bond waiver	-	(11,221)	-	(11,221)
Other expense	-	-	(221)	(7)
Total other expenses	(3,428)	(15,046)	(8,633)	(21,827)
Loss before provision for income taxes	(2,369)	(12,159)	(6,607)	(15,183)
Income taxes	-	-	-	-
Net loss from discontinued operations	$(2,369)	$(12,159)	$(6,607)	$(15,183)

Impact on EPS
Net loss attributable to common stockholders, basic and diluted	(2,369)	(12,159)	(6,607)	(15,183)
Net loss per share attributable to common stockholders, basic and diluted	(0.72)	(5.29)	(2.00)	(6.60)
Weighted-average common stock outstanding, basic & diluted	3,311,194	2,300,000	3,311,194	2,300,000

18. Italy Sale Disclosure

In June 2023 the Company engaged an Italian firm to market the Company’s operating assets in Italy. During the fourth quarter of 2023 a buyer was identified, and the sale of the assets was finalized on December 28, 2023. The Company received a cash consideration of $17.5 million for all operating assets. In accordance with ASC 360, the Company removed the disposal group and recognized a loss of $5.5 million upon sale on December 28, 2023, of which $0.6 million were costs associated with the sale. The remaining balances and results of the Italian assets not disposed are presented below:

	As of September 30,	Year Ended December 31,
Italy	2024	2023
	(in thousands)
Assets:
Cash & cash equivalents	$55	$100
Other current assets	333	338
Other non-current assets – projects in development	3,991	3,819
Total assets	$4,379	$4,257

Liabilities:
Accounts payable	$3	$21
Other current liabilities	321	578
Total liabilities	$324	$599

Net assets	$4,055	$3,658

	Three Months Ended September 30		Nine Months Ended September 30,
Italy	2024	2023	2024	2023
	(in thousands)		(in thousands)

Revenues	$-	$1,228	$-	$2,924

Operating Expenses
Cost of revenues	-	(270)	-	(749)
Selling, general, and administrative	(11)	(8)	(19)	(65)
Depreciation, amortization, and accretion	-	(414)	-	(1,244)
Total operating expenses	-	(692)	(19)	(2,058)

Loss from discontinued operations	(11)	536	(19)	866

Other income/(expense):
Interest expense	-	(1)	-	(1)
Other income	61	-	62	-
Other expense	-	-	-	(18)
Total other expenses	61	(1)	62	(19)
Loss before provision for income taxes	50	535	43	847
Income taxes	-	-	-	-
Net loss from discontinued operations	$50	$535	$43	$847

Impact on EPS
Net loss attributable to common stockholders, basic and diluted	50	535	43	847
Net loss per share attributable to common stockholders, basic and diluted	0.02	0.23	0.01	0.37
Weighted-average common stock outstanding, basic & diluted	3,311,194	2,300,000	3,311,194	2,300,000

19. Shareholders’ Equity

Common Stock

As of December 31, 2023, the Company had a total of 150,000,000 shares of common stock authorized with 2,876,215 shares issued and outstanding. As of September 30, 2024, the Company had a total of 300,000,000 shares of common stock authorized with 3,491,523 shares issued and outstanding.

Reverse Stock Split

On October 11, 2024, the Company effected a one-for-25 (1:25) reverse stock split of all issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) effective as of 12:01 a.m. Eastern Time on October 11, 2024 (the “Reverse Stock Split”), vide a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Alternus Clean Energy, Inc. (the “Certificate of Amendment”) filed with the Secretary of State of Delaware on October 3, 2024, and deemed effective on October 11, 2024 at 12:01 a.m. Eastern Time. The Reverse Stock Split brought the Company into compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market, as required by Nasdaq Listing Rule 5550(a)(2).

As a result of the Reverse Stock Split, every twenty-five (25) shares of issued and outstanding Common Stock were combined into one (1) validly issued, fully paid and nonassessable share of Common Stock. The Reverse Stock Split uniformly affected all issued and outstanding shares of Common Stock and did not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in the fractional interests. No fractional shares will be or shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock will receive an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the share price, representing the product of the average closing price of the Company’s common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split and the inverse of the Reverse Stock Split ratio. Proportional adjustments have also been made to the Company’s outstanding warrants, stock options, and convertible securities, as well as to the reserves available pursuant to the terms of the Company’s 2023 Equity Incentive Plan to reflect the Reverse Stock Split, in each case, in accordance with the terms thereof.

The Reverse Stock Split reduced the number of shares of Common Stock issued and outstanding from the earlier 87,288,070 to 3,491,523 shares of Common Stock. The number of authorized shares of Common Stock will not be changed by the Reverse Stock Split.

Common Share Issuances:

On January 23, 2024, the Company entered into a six-month marketing services agreement. The Company issued 3,252 shares at a market value of $25.25 in exchange for marketing services provided. On May 8, 2024, this agreement was extended another six months with an additional 13,200 shares issued.

On February 20, 2024, the Company entered into a two-month marketing services agreement. The Company issued 4,000 shares at a market value of $8.75 for marketing services provided. This agreement has the potential of renewal for an additional three months upon mutual written consent.

On May 8, 2024, the Company entered into a five-month digital marketing services agreement. The Company issued 4,000 shares at a market value of $8.75 per share for digital marketing advisory services provided.

On August 1, 2024, the Company issued 8,262 shares of unrestricted common stock valued at $6.65 per share in exchange for the conversion of $54,958.33 worth of the Convertible Note issued on April 19, 2024.

On August 7, 2024, the “Company entered into a ‘Heads of Terms’ for Joint Business Venture (the “Agreement”) with Hover Energy LLC and its affiliates (“Hover”) to establish a joint venture (the “JV”) for the financing, development, management and operation of ‘Microgrid Projects’ utilizing Hover Wind-Powered Microgrid™ technology, as required. Pursuant to the said JV, the Company and Hover have agreed to have a 51% interest and a 49% interest in the JV, for which, the Company has issued 200,000 shares of restricted common stock to Hover valued at $10.00 per share and will issue and commit 140,000 additional shares of restricted common stock, and Hover will contribute 100% of its projects and project pipeline.

On September 3, 2024 we issued 10,194 shares of unrestricted common stock valued at $5.32 per share in exchange for the conversion of $54,265.09 worth of the Convertible Note issued on April 19, 2024.

Preferred Stock

As of September 30, 2024 and December 31, 2023, the Company also had a total of 1,000,000 shares of preferred stock authorized. There were no preferred shares issued or outstanding as of September 30, 2024 and December 31, 2023. The board of directors of the Company has the authority to establish one or more series of preferred stock, fix the voting rights, if any, designations, powers, preferences and any other rights, if any, of each such series and any qualifications, limitations and restrictions thereof.

Warrants

As of December 31, 2023, warrants to purchase up to 493,800 shares of common stock were issued and outstanding. These warrants were related to financing activities. As inducement to extend the maturity of an existing note with warrants, on February 5, 2024, the Company issued 3,600 additional penny warrants with a five-year term to the noteholder with a five-year term.

On April 19, 2024, the Company entered into a Purchase Agreement with an institutional investor pursuant to which we sold, and the investor purchased a warrant to purchase an aggregate of 96,444 shares of common stock. The warrant is exercisable for shares of common stock at a price of $12 per share (the “Exercise Price”). The warrant is exercisable immediately and expires on October 20, 2029. The Exercise Price is subject to full ratchet anti-dilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions. In conjunction with the transaction, the Company issued warrants for the purchase of 9,644 shares of common stock with an exercise price of $13.18 per share for their role as placement agent, which is exercisable at any time on or after October 19, 2024 and will expire on the third anniversary of the effective date of the registration statement registering the underlying warrant shares.

As of September 30, 2024, warrants to purchase up to 603,488 shares of common stock were issued and outstanding.

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding - December 31, 2022	477,800	$287.50	5.98
Issued during the period	-	-	-
Expired during the period	-	-	-
Outstanding – September 30, 2023	477,800	287.50	5.98
Exercisable – September 30, 2023	477,800	$287.50	5.98

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding - December 31, 2023	493,800	$280.50	4.93
Issued during the period	109,688	12.50	0.87
Expired during the period	-	-	-
Outstanding – September 30, 2024	603,488	231.75	4.34
Exercisable – September 30, 2024	603,488	$231.75	4.34

20. Segment and Geographic Information

The Company has two reportable segments that consist of PV operations by geographical region, U.S. Operations and European Operations. European operations represent our most significant business. The Chief Operating Decision-Maker (CODM) is the CEO.

The European Segment derives revenues from three sources, Country Renewable Programs, Green Certificates and Long-term Offtake Agreements. The US Segment revenues are derived from Long-term Offtake Agreements.

In evaluating financial performance, we focus on EBITDA, a non-GAAP measure, as a segment’s measure of profit or loss. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. As a trans-Atlantic independent solar power provider, we evaluate many of our capital expenditure decisions at a regional level. Accordingly, expenditures on property, plant and equipment and associated debt by segment are presented. The following tables present information related to the Company’s reportable segments.

	Three Months Ended September 30		Nine Months Ended September 30
Revenue by Segment	2024	2023	2024	2023
	(in thousands)		(in thousands)
Europe	$-	$1,228	$-	$2,924
Europe – Discontinued Operations	3,649	8,659	9,611	23,119
United States	93	33	280	83
Total for the period	$3,742	$9,920	$9,891	$26,126

	Three Months Ended September 30		Nine Months Ended September 30
Operating Loss by Segment	2024	2023	2024	2023
	(in thousands)		(in thousands)
Europe	$(3,870)	$(13,474)	$(9,795)	$(18,391)
United States	(1,200)	(1,119)	(8,691)	(3,109)
Total for the period	$(5,070)	$(14,593)	$(18,486)	$(21,500)

	As of September 30,	As of December 31
Assets by Segment	2024	2023
	(in thousands)
Europe – Continuing Operations
Fixed Assets	$30	$-
Other Assets	11,347	10,538
Total for Europe – Continuing Operations	$11,377	$10,538

Europe – Discontinued Operations
Fixed Assets	$42,574	$125,600
Other Assets	11,170	26,190
Total for Europe – Discontinued Operations	$53,744	$151,790

United States – Continuing Operations
Fixed Assets	$6,474	$5,119
Other Assets	20,681	17,839
Total for US – Continuing Operations	$27,155	$22,958

	As of September 30,	As of December 31,
Liabilities by Segment	2024	2023
	(in thousands)
Europe – Continuing Operations
Debt	$14,024	$14,340
Other Liabilities	10,821	9,244
Total for Europe – Continuing Operations	$24,845	$23,584

Europe – Discontinued Operations
Debt	$90,266	$165,955
Other Liabilities	25,145	30,133
Total for Europe – Discontinued Operations	$115,411	$196,088

United States – Continuing Operations
Debt	$19,239	$17,247
Other Liabilities	15,469	11,621
Total for US – Continuing Operations	$34,708	$28,868

	Three Months Ended September 30		Nine Months Ended September 30
Revenue by Product Type	2024	2023	2024	2023
	(in thousands)		(in thousands)
Country Renewable Programs (FIT)
Europe	$-	$1,788	$29	$4,312
US	93	33	280	83
Total for the period – continuing operations	$93	$1,821	$309	$4,395

Green Certificates (FIT) – discontinued operations
Europe	$2,157	$3,195	$5,752	$8,122
Total for the period	$2,157	$3,195	$5,752	$8,122

Energy Offtake Agreements (PPA) – discontinued operations
Europe	$1,492	$4,904	$3,830	$13,609
Total for the period	$1,492	$4,904	$3,830	$13,609

	Three Months Ended September 30,		Nine Months Ended September 30,
EBITDA by Segment	2024	2023	2024	2023
	(in thousands)		(in thousands)
Europe (including discontinued operations)	$1,186	$6,657	$4,442	$15,796
US	(1,780)	(831)	(6,658)	(2,634)
Total for the period	$(594)	$5,826	$(2,216)	$13,162

Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
EBITDA Reconciliation to Net Loss	2024	2023	2024	2023
	(in thousands)		(in thousands)
Europe – (including discontinued operations)
EBITDA	$1,186	$6,657	$4,442	$15,796
Depreciation, amortization, and accretion	(506)	(1,734)	(1,701)	(4,942)
Interest expense	(4,550)	(7,015)	(12,536)	(17,863)
Solis bond waiver fee	-	(11,221)	-	(11,221)
Income taxes	-	(161)	-	(161)
Net Loss	$(3,870)	$(13,474)	$(9,795)	$(18,391)

US
EBITDA	$(1,780)	$(831)	$(6,658)	$(2,634)
Depreciation, amortization, and accretion	(49)	(29)	(148)	(84)
Interest expense	(450)	(259)	(1,531)	(391)
Income taxes	-	-	-	-
Fair value movement of FPA Asset		-	(483)	-
Fair value movement of convertible debt and warrant	1,079	-	898	-
Loss on issuance of debt	-	-	(948)	-
Gain on extinguishment of debt	-	-	179	-
Net Loss	$(1,200)	$(1,119)	$(8,691)	$(3,109)
Consolidated Net Loss	$(5,072)	$(14,593)	$(18,486)	$(21,500)

21. Income Tax Provision

The Company’s provision from income taxes for interim periods is determined using its effective tax rate expected to be applied for the full year. The Company’s effective tax rate was 0.0% for the nine months ended September 30, 2024 and 0.0% the nine months ended September 30, 2023 respectively, as it maintains a full valuation allowance against its net deferred tax assets.

The Company assesses the realizability of the deferred tax assets at each reporting date. The Company continues to maintain a full valuation allowance for its net deferred tax assets. If certain substantial changes in the entity’s ownership occur, there may be an annual limitation on the amount of carryforwards that can be utilized. The Company will continue to assess the need for a valuation allowance on its deferred tax assets.

22. Related Party

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument.

AEG:

On October 12, 2022, AEG entered into the Business Combination Agreement with the Company and Clean Earth Acquisition Sponsor LLC (the “Sponsor”) which closed on December 22, 2023 (See FN 1). In conjunction with the Business Combination Agreement, AEG also entered into an Investor Rights Agreement. The Investor Rights Agreement provides for certain governance requirements, registration rights and a lockup agreement under which AEG is restricted from selling its shares in the Company for one year, or until December 22, 2024, other than 57,500 shares after March 22, 2024 and an additional 57,500 after June 22, 2024, provided the shares are registered under a registration statement on SEC Form S-1. On July 31, 2024, these shares were registered. Alternus Energy Group Plc (“AEG”) was an 80% shareholder of the Company as of December 22, 2023 and as of December 31, 2023. As of September 30, 2024, AEG was a 66% shareholder of the Company.

In January 2024, the Company assumed a $938 thousand (€850 thousand) convertible promissory note from AEG. The note had a 10% interest maturing in March 2025. On January 3, 2024, the noteholder converted all of the principal and accrued interest owed under the note, equal to $1.0 million, into 52,800 shares of restricted common stock.

During the period ended September 30, 2024, the Company and its subsidiaries, and AEG and its subsidiaries had numerous financial transactions between each other which were approved by both company’s board of directors. These transactions are recorded as a net liability on the Consolidated Balance Sheet.

Nordic ESG

In January of 2024, the Company issued 310,600 shares of restricted common stock valued at $30.75 per share to Nordic ESG and Impact Fund SCSp (“Nordic ESG”) as settlement of AEG’s €8m note. This resulted in Nordic ESG becoming a 10% shareholder.  As of September 30, 2024 Nordic ESG is an 8% shareholder.

Sponsor:

Clean Earth Acquisitions Sponsor LLC (“Sponsor”) was the founder and controlling shareholder of the Company during the year ended December 31, 2023 and up to the Business Combination Closing Date, December 22, 2023, when Sponsor became an 11% shareholder of the Company. The Sponsor entered into the Business Combination Agreement with the Company and AEG, and also entered into the Investor Rights Agreement and the Sponsor Support Agreement, The Sponsor agreed, pursuant to the Sponsor Support Agreement, to vote all of their shares of capital stock (and any securities convertible or exercisable into capital stock) in favor of the approval of the Business Combination and against any other transactions, as well as to waive its redemption rights, agree to not transfer securities of the Company, and waive any anti-dilution or similar protections with respect to founder shares.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor initially loaned $350,000 to the Company, in accordance with an unsecured promissory note (the “WC Note”) issued on September 26, 2022, under which up to $850,000 may be advanced. On August 8, 2023, the Company issued an additional $650,000 promissory note to the Sponsor to fund the Second WC Note. The Second WC Note is non-interest bearing and payable on the date which the Company consummates its initial Business Combination. Both of these notes were settled on the Business Combination closing date in exchange for 9,000 shares of the Company’s common stock.

On December 18, 2023, the Sponsor entered into a non-redemption agreement (the “NRA”) with the Company and the investor named therein (the “Investor”). Pursuant to the terms of the NRA, among other things, the Investor agreed to withdraw redemptions in connection with the Business Combination on any Common Stock, held by the Investor and to purchase additional Common Stock from redeeming stockholders of the Company such that the Investor will be the holder of no fewer than 11,111 shares of Common Stock.

On March 19, 2024 we entered into a settlement agreement with the Sponsor and SPAC Sponsor Capital Access (“SCA”) pursuant to which, among other things, we agreed to repay Sponsor’s debt to SCA, related to the CLIN SPAC entity extensions, in the amount of $1.4 million and issue 9,000 shares of restricted common stock valued at $11.75 per share to SCA.

D&O:

In connection with the Business Combination Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware.

On April 25, 2024, Joseph E. Duey, the Company’s Chief Financial Officer, resigned, effective as of April 30, 2024. Mr. Duey advised the Company that his decision to step down from the role of Chief Financial Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Duey is pursuing outside interests not in the renewable energy industry. Vincent Browne, the Company’s Chief Executive Officer, is acting as interim Chief Financial Officer. The Company will be seeking a suitable replacement in due course.

On May 15, 2024, Mohammed Javade Chaudhri, a Class I director of the Company, resigned from the Company’s Board of Directors (the “Board”) effective immediately. Mr. Chaudhri’s decision to resign from the Board is solely for personal reasons and is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or any issue impacting on the committees of the Board on which he served.

Consulting Agreements:

On May 15, 2021, VestCo Corp., a company owned and controlled by our Chairman and CEO, Vincent Browne, entered into a Professional Consulting Agreement with one of our US subsidiaries under which it pays VestCo a monthly fee of $16,000. This agreement has a five-year initial term and automatically extends for additional one-year terms unless otherwise unilaterally terminated.

In July of 2023, John Thomas, one of our directors, entered into a Consulting Services Agreement with one of our US subsidiaries under which it pays Mr. Thomas a monthly fee of $11,000. This agreement has a five-year initial term and automatically extends for additional one-year terms unless otherwise unilaterally terminated.

	Nine Months Ended September 30,
Transactions with Directors	2024	2023
	(in thousands)
Loan from VestCo, a related party to Board member and CEO Vincent Browne	$-	$210
Payment made to VestCo on July 7, 2023	-	(150)
Total	$-	$60

	Nine Months Ended September 30,
Director’s remuneration	2024	2023
	(in thousands)
Remuneration in respect of services as directors	$314	$153
Remuneration in respect to long term incentive schemes	-	-
Total	$314	$153

23. Subsequent Events

Management has evaluated subsequent events that have occurred through November 19, 2024, which is the date the financial statements were available to be issued and has determined that there were no subsequent events that required recognition or disclosure in the financial statements as of and for the period ended September 30, 2024, except as disclosed below.

On October 1, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor a series of senior convertible notes up to an aggregate principal amount of $2,500,000, issued with a twelve percent (12.0%) original issue discount (each a “Convertible Note” and together, the “Convertible Notes”), and warrants (each a “Warrant” and together the “Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), equal to 50% of the face value of the Convertible Note divided by the volume weighted average price, at an exercise price of $2.00 per share (the “Exercise Price”). Pursuant to the Purchase Agreement, with the closing of the initial tranche of the Convertible Note and Warrant, the Company issued a Warrant to purchase up to 212,784 shares of Common Stock and the Company received gross proceeds of $700,000, before fees and other expenses associated with the transaction, accounting for the 12% original issue discount. This warrant was adjusted so that as of November 12, 2024 it is adjusted to purchase up to 283,714 shares exercisable at $1.50 per share. In conjunction with the transaction, the Company issued warrants for the purchase of 21,278 shares of common stock with an exercise price of $2.20 per share for their role as placement agent, which is exercisable at any time on or after April 1, 2024 and will expire on the third anniversary of the effective date of the registration statement registering the underlying warrant shares.

The Convertible Note matures on October 1, 2025 (unless accelerated due to an event of default, or accelerated up to six installments by the Investor), bears interest at a rate of seven percent (7%) per annum, which shall automatically be increased to eighteen percent (18.0%) per annum in the event of default and, other than the First Convertible Note, ranks senior to the Company’s existing and future unsecured indebtedness. The Convertible Note is convertible in whole or in part at the option of the Investor into shares of Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the Convertible Note. The Convertible Note is payable monthly on each Installment Date (as defined in the Convertible Note) commencing on the earlier of December 1, 2024 and the effective date of the initial registration statement required to be filed pursuant to the Registration Rights Agreement (as defined below) in an amount equal the sum of (A) the lesser of (x) $79,545 and (y) the outstanding principal amount of the Convertible Note, (B) interest due and payable under the Convertible Note and (C) other amounts specified in the Convertible Note (such sum being the “Installment Amount”); provided, however, if on any Installment Date, no failure to meet the Equity Conditions (as defined in the Convertible Note) exits pursuant to the Convertible Note, the Company may pay all or a portion of the Installment Amount with shares of its common stock. The portion of the Installment Amount paid with common stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price (defined below) and (ii) the greater of (x) 92% of the average of the two (2) lowest daily VWAPs (as defined in the Convertible Note) in the ten (10) trading days immediately prior to each conversion date and (y) $0.75. “Equity Conditions Failure” means that on any day during the period commencing twenty (20) trading days prior to the applicable Installment Notice Date or Interest Date (each as defined in the Convertible Note) through the later of the applicable Installment Date or Interest Date and the date on which the applicable shares of Common Stock are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

On October 21, 2024, pursuant to the Purchase Agreement, the closing of the second tranche of the Convertible Note and Warrant occurred, whereby the Company issued a Warrant to purchase 162,628 shares of Common Stock exercisable at $2.00 per share and the Company received gross proceeds of $535,000, before fees and other expenses associated with the transaction, accounting for the 12% original issue discount. In conjunction with the transaction, the Company issued warrants for the purchase of 16,263 shares of common stock with an exercise price of $2.20 per share for their role as placement agent, which is exercisable at any time on or after April 21, 2024 and will expire on the third anniversary of the effective date of the registration statement registering the underlying warrant shares. This warrant was adjusted on November 12, 2024 to purchase up to 216,838 shares at an exercise price of $1.50 per share. Also on November 12, 2024, pursuant to the Purchase Agreement, the closing of the third tranche of the Convertible Note and Warrant occurred, whereby the Company issued a Warrant to purchase 303,978 shares of Common Stock exercisable at $1.50 per share and the Company received gross proceeds of $750,000, before fees and other expenses associated with the transaction, accounting for the 12% original issue discount.

On October 3, 2024, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to affect a 1-for-25 reverse stock split (the “2024 Reverse Stock Split”) of the shares of the Common Stock. The 2024 Reverse Stock Split was effective on October 11, 2024, on the Nasdaq Stock Market. No fractional shares were issued in connection with the 2024 Reverse Stock Split. Any fractional shares of our Common Stock that would have otherwise resulted from the 2024 Reverse Stock Split received an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the share price, representing the product of the average closing price of the Company’s common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split and the inverse of the 2024 Reverse Stock Split ratio. All historical share and per-share amounts reflected throughout this prospectus, including the consolidated financial statements and other financial information that are incorporated by reference in this prospectus have been retroactively adjusted to reflect the 2024 Reverse Stock Split as if the split occurred as of the earliest period presented. The par value per share of the Common Stock was not affected by the 2024 Reverse Stock Split.

On October 7, 2024, the Company issued 26,750 shares of unrestricted common stock valued at $2 per share in exchange for the conversion of $53,500 worth of the Convertible Note issued on April 19, 2024.

On October 8, 2024, the Company issued 447,050 shares of unrestricted common stock valued at $2 per share in exchange for the conversion of $894,100 worth of the Convertible Note issued on April 19, 2024.

On October 9, 2024 the Company issued 20,000 shares of restricted common stock valued at a market value of $2.70 per share for marketing advisory services provided.

On October 15, 2024, one of the Company’s indirect wholly owned US subsidiaries closed a tax credit transfer of approximately $1.74 million of 2023 investment tax credits.

On October 21, 2024, the Company issued 189,000 shares of unrestricted common stock valued at $2 per share in exchange for the conversion of $378,000 worth of the Convertible Note issued on April 19, 2024.

On November 5, 2024, the Company’s Audit Committee dismissed Forvis Mazars, LLP (“Forvis Mazars”) as the Company’s independent registered public accounting firm. Also on November 5, 2024, the Company’s Audit Committee approved, and the Company’s Board of Directors (the “Board”) ratified, the engagement of Kreit & Chiu CPA, LLP (the “New Auditor”), and appointed the New Auditor as the Company’s independent registered public accounting firm as of November 5, 2024.

On November 5, 2024, the Company entered into and completed a Share Purchase Agreement with Alternus Energy Group Plc., a majority shareholder of the Company (the “Buyer”) for the sale of the entire issued share capital of Alternus Energy Americas Inc. (“AEA”), including all of AEA’s subsidiaries: ALT US 01, LLC; ALT US 02 LLC and its subsidiary Lightwave Renewables LLC; ALT US 03 LLC and its subsidiary Walking Horse LLC; ALT US 04 LLC and its subsidiary Dancing Horse LLC; ALT US 05 LLC; ALT US 06 LLC; ALT US 07 LLC and its subsidiary River Song Solar LLC; ALT US 08 LLC; ALT US AM LLC (the “Transaction”), for a total consideration of Euro 10.00. Additionally, on November 5, 2024, the Company further entered into another Share Purchase Agreement with the Buyer for the sale of the entire issued share capital of AEG MH 01 Limited (the “Target”), a direct subsidiary of Alternus Lux 01 S.a.r.l., and including all of the Target’s subsidiaries: AEG MH 03 Limited and AEG JD 01 Limited (the “Transaction”, and together with the AEA transaction, “Transactions”). The Transactions were determined to be related party transactions and completed on an arms-length basis, designed to assist the Company in reaching its minimum stockholders’ equity requirement by restructuring the Company’s balance sheet to create an increase in Shareholders’ Equity. As a result of these, the Company has removed approximately $30 million in debt and payables related to AEA’s activities and will improve shareholders equity by approximately $4 million.

On November 6, 2024, the Company received a letter from the staff of the Listing Qualification Department (the “Staff”) of the NASDAQ Stock Market LLC (“NASDAQ”), which notified the Company that it failed to achieve compliance with the Minimum Market Value of Listed Securities (the “MVLS”) of $35,000,000 requirement for continued listing on the NASDAQ Capital Market under NASDAQ’s Listing Rule 5550(b)(2) (the “MVLS Requirement”). In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until November 4, 2024, to regain compliance with the Rule. The Company filed a Hearing Request which has stayed the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Hearing Panel’s decision. The Company intends to provide to the Hearing Panel its plan to regain compliance with Listing Rule 5550(b)(2). As part of the Hearing Request, the Company will present our plan to address the remaining matters and to recapitalize the Company, as provided under NASDAQ rules.

On November 7, 2024, the Company changed its principal executive office from the earlier 360 Kingsley Park Drive, Suite 250, Fort Mill, South Carolina 29715, with a telephone number of (803) 280-1468, to now 17 State Street, Suite 4000, New York City, New York 10004, with a telephone number of (212) 739-0727.

On November 14, 2024, the Company issued 195,000 shares of unrestricted common stock valued at $1.50 per share in exchange for the conversion of $292,500 worth of the Convertible Note issued on April 19, 2024.

Up to 4,993,341 shares of common stock

Alternus Clean Energy, Inc.

PROSPECTUS

[●], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee	$932.67
EDGAR Agent Fees	$5,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous	$65,002.33
Total	$90,935.00

None of such expenses will be borne by the selling securityholders referenced in the prospectus forming a part of this Registration Statement on Form S-1.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Company’s certificate of incorporation, as amended and its bylaws, as amended provide for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities.

During the prior three years, we issued and sold to third parties the securities listed below without registering the securities under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulations D and S thereunder. None of these transactions involved any public offering. The private placements were sold either (i) outside the United States or (ii) in the United States to a limited number of investors in transactions not involving any public offering. As discussed below, we believe that each issuance of these securities was exempt from, or not subject to, registration under the Securities Act.

Unregistered Sales of Equity Securities

The following list sets forth information regarding all unregistered securities sold by the Company since December 22, 2023:

(1)	On December 22, 2023, the Company issued (a) 2,300,000 shares of its common stock to Alternus Energy Group Plc. at an equity consideration of $250.00 per share; (b) 306,666 shares of our common stock (102,222 of which are subject to vesting upon the occurrence of certain events) issued to Clean Earth Acquisitions Sponsor LLC (the “Sponsor”) upon conversion on a 1-for-1 basis of 7, 26,666 Founder Shares; (c) 59,849 shares of common stock issued to the “Meteora Entities pursuant to a forward purchase agreement; (d) 52,800 shares of common stock to be issued to Wissam Anastas (“WA”) pursuant to the conversion of a convertible note at a price of $18.25; (e) 35,600 shares of common stock issued to the Sponsor in a private placement as part of units (the “Sponsor Units”) at a price of $250.00 per Sponsor Unit, each Sponsor Unit comprising one share of common stock and one one-half of one warrant to purchase Common Stock.

(2)	On December 22, 2023, we issued warrants to purchase 17,800 to the Sponsor at exercise of $287.50 per share.

(3)	On December 22, 2023, we issued (a) up to 12,000 shares of common stock issuable upon the exercise of warrants (the “SCM Tech 1 Warrants”) issued to SCM Tech, LLC with an exercise price of $0.25 per share; and (i) up to 4,000 shares of common stock issuable upon the exercise of warrants (the “SCM Tech 2 Warrants” and together with the SCM Tech 1 Warrants, the “SCM Tech Warrants”) issued to SCM Tech, LLC with an exercise price of $287.50 per share.

(4)	On January 11, 2024, we issued 310,600 shares of restricted common stock valued at $30.75 per share to Nordic ESG and Impact Fund SCSp (“Nordic ESG”) has settlement of AEG’s €8m note.

(5)	On January 23, 2024 we issued 3,252 shares of restricted common stock valued at $25.25 per share to Outside the Box Capital Inc. in exchange for services.

(6)	On February 5, 2024 we issued to SCM Tech, LLC warrants to purchase up to 3,600 shares of restricted common stock, exercisable at $0.25 per share having a 5 year term and fair value of $86,000.

(7)	On February 20, 2024 we issued 4,000 shares of restricted common stock valued at $8.75 per share to Moneta Advisory Partners, LLC in exchange for services.

(8)	On March 19, 2024 we issued 9,000 shares of restricted common stock valued at $11.75 per share to SPAC Sponsor Capital Access.

(9)	On April 19, 2024, the Company issued (a) a senior convertible note in the principal amount of $2,160,000, bearing an eight percent (8.0%) original issue discount (the “Convertible Note”), and (b) a warrant (the “Warrant”) to purchase up to 96,443 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), equal to 50% of the face value of the Convertible Note divided by the volume weighted average price, at an exercise price of $12.00 per share (the “Exercise Price”). This warrant was adjusted, and as of November 12, 2024, to purchase up to 771,548 shares of the Company’s common stock at an exercise price of $1.50 per share. We also issued a warrant to purchase 9,644 shares of common stock with an exercise price of $13.175 per share to the placement agent as part of the fees associated with this offering. Pursuant to the said offering, the Company received gross proceeds of $2,000,000, before fees and other expenses associated with the transaction. Further to the Adjustment Notice dated December 2, 2024, the Warrant was adjusted to an aggregate of 1,157,322 warrants to purchase up to 1,157,322 shares at an exercise price of $1.00 per share.

(10)	On May 8, 2024 we issued 13,200 shares of restricted common stock valued at $8.75 per share to Outside the Box Capital Inc. in exchange for services.

(11)	On May 8, 2024 we issued 4,000 shares of restricted common stock valued at $8.75 per share to David Shapiro, CEO of B2i Digital, Inc. in exchange for services.

(12)	On August 22, 2024 we issued 200,000 shares of restricted common stock valued at $5.95 per share to Hover Energy LLC in accordance with a Joint Business Venture Heads of Terms Agreement.

(13)	On October 1, 2024, the Company issued (a) a senior convertible note in the principal amount of $795,455, bearing a twelve percent (12.0%) original issue discount (the “Convertible Note”), and (b) a warrant (the “Warrant”) to purchase up to 212,784 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $2.00 per share (the “Exercise Price”). This warrant was adjusted, and as of December 2, 2024, they are exercisable to purchase up to 425,571 shares at $1.00 per share, pursuant to the Adjustment Notice dated December 2, 2024. We also issued a warrant to purchase 21,278_shares of common stock with an exercise price of $2.20 per share to the placement agent as part of the fees associated with this offering. Pursuant to the said offering, the Company received gross proceeds of $700,000, before fees and other expenses associated with the transaction.

(14)	On October 9, 2024 we issued 20,000 shares of restricted common stock valued at $2.675 per share to David Shapiro, CEO of B2i Digital, Inc. in exchange for services.

(15)	On October 21, 2024 we issued (a) a senior convertible note in the principal amount of $607,955, bearing a twelve percent (12.0%) original issue discount (the “Convertible Note”), and (b) a warrant (the “Warrant”) to purchase up to 162,628 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $2.00 per share (the “Exercise Price”). This warrant was adjusted on December 2, 2024 to purchase up to 325,257 shares at an exercise price of $1.00 per share, pursuant to the Adjustment Notice dated December 2, 2024. We also issued a warrant to purchase 16,263 shares of common stock with an exercise price of $2.20 per share to the placement agent as part of the fees associated with this offering. Pursuant to the said offering, the Company received gross proceeds of $535,000, before fees and other expenses associated with the transaction.

(16)	On November 12, 2024, we issued (a) a senior convertible note in the principal amount of $852,273, bearing a twelve percent (12.0%) original issue discount (the “Convertible Note”), and (b) a warrant (the “Warrant”) to purchase up to 303,978 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $1.50 per share. This warrant was adjusted on December 2, 2024, to purchase up to 455,967 shares at an exercise price of $1.00 per share, pursuant to the Adjustment Notice dated December 2, 2024. We also issued a warrant to purchase 30,398 shares of common stock with an exercise price of $2.20 per share to the placement agent as part of the fees associated with this offering. Pursuant to the said offering, the Company received gross proceeds of $750,000, before fees and other expenses associated with the transaction.

(17)	On December 4, 2024, we issued an original issue discount 20% unsecured convertible promissory note in the principal amount of $1,250,000 (“Secure Net Note”), and (b) a placement agent warrant up to an aggregate of five percent (5%) of the number of shares of common stock issued upon conversion of the Secure Net Note, if the Secure Net Note are converted after the maturity date of the Secure Net Note. The said issuances were further to our closing a Note Purchase Agreement (“December Purchase Agreement”), as aforementioned dated, for which we received net proceeds of $1,000,000.

(18)	On December 5, 2024, we issued (a) a senior convertible note in the principal amount of $244,371, bearing a twelve percent (12.0%) original issue discount (the “Convertible Note”), and (b) a warrant (the “Warrant”) to purchase up to 130,710 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $1.00 per share. We also issued a warrant to purchase 8,714 shares of common stock with an exercise price of $2.20 per share to the placement agent as part of the fees associated with this offering. Pursuant to the said offering, the Company received additional gross proceeds of $750,000, before fees and other expenses associated with the transaction.

(18)

On December 11, 2024, we issued 250,000 restricted shares of our common stock, pursuant to the Asset Purchase Agreement, entered into by and between our subsidiary BESS, and LiiON, at an average share price of $12.00 per share. The said issuance was in addition to Bess issuing a $2 million non-convertible promissory note, dated December 11, 2024.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement by and between the Company and the Placement Agent. (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on April 23, 2024)
2.1†	Business Combination Agreement by and among Clean Earth Acquisitions Corp., Alternus Energy Group and Clean Earth Acquisitions Sponsor LLC, dated October 12, 2022 (incorporated by reference to Exhibit 2.1 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 000-1883984), filed with the Securities and Exchange Commission on October 12, 2022)
2.2	First Amendment to the Business Combination Agreement dated April 12, 2023 (incorporated by reference to Exhibit 2.1 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on April 18, 2023)
2.3†	Amended and Restated Business Combination Agreement dated December 22, 2023 (incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
3.1	Third Amended and Restated Certificate of Incorporation of Alternus Clean Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
3.2	Amended and Restated Bylaws of Alternus Clean Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
3.3	Form of Certificate of Amendment: Third Amended and Restated Certificate of Incorporation of the Registrant, amended as of September 30, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on September 30, 2024.)
3.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Alternus Clean Energy, Inc., dated October 3, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 9, 2024.
4.1	Form of Specimen Common Stock Certificate of Alternus Clean Energy, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
4.2	Form of Senior Convertible Note. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on April 23, 2024)
4.3	Form of Private Placement Warrant. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on April 23, 2024)
4.4	Form of Placement Agent Warrant. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on April 23, 2024)
4.5	Form of Senior Convertible Note. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 3, 2024)
4.6	Form of Placement Agent Warrant. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 3, 2024)
4.7	Amended and Restated Convertible Promissory Note issued to Wissam Anastas dated April 19, 2023 (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
4.8	Secured Promissory Note dated October 3, 2023, by and among Alternus Energy Americas Inc. and SCM Tech LLC (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
4.9	20% Original Issue Discount Unsecured Convertible Promissory Note issued by Alternus Clean Energy, Inc., dated December 4, 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 10, 2024)
4.10	Form of Placement Agent Warrant with respect to 20% Origin Original Issue Discount Unsecured Convertible Promissory Note issued by Alternus Clean Energy, Inc., dated December 4, 2024 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 10, 2024)
4.11	Promissory Note, dated December 11, 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 12, 2024)
5.1**	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Warrant Agreement dated December 22, 2023, by and among the Company and SCM Tech LLC (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.2	Warrant Agreement dated December 22, 2023, by and among the Company and SCM Tech LLC (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December, 22 2023)

10.3	Form of Warrant Certificate that was issued by the Registrant to Clean Earth Acquisitions Sponsor LLC (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (File No. 333-276630), filed with the Securities and Exchange Commission on January 19, 2024)
10.4#	Employment Agreement by and among Vincent Browne and AEG JD 03 LTD dated December 22, 2023 (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.5#	Consulting Services Agreement by and among VestCo Corp and Alternus Energy Americas Inc. dated May 15, 2021 (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.6#	Employment Agreement by and among Taliesin Durant and the Company dated December 22, 2023 (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.7#	Employment Agreement by and among Gary Swan and Solis Bond Company DAC dated March 31, 2021 (incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.8#	Employment Agreement by and among David Farrell and JD 03 Ltd dated October 5, 2021 (incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.9#	Employment Agreement by and among Larry Farrell and Solis Bond Company DAC dated September 1, 2022 (incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.10	Investor Rights Agreement by and among the Company, Clean Earth Acquisitions Sponsor and Alternus Energy Group Plc dated October 12, 2022 (incorporated by reference to Exhibit 10.2 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 000-1883984), filed with the Securities and Exchange Commission on October 12, 2022)
10.11#	Alternus Clean Energy, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.12#	Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on September 30, 2024.
10.13	Forward Purchase Agreement by and among Clean Earth Acquisitions Corp., Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, L.P. and Meteora Strategic Capital, LLC dated December 3, 2023 (incorporated by reference to Exhibit 10.1 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 4, 2023)
10.14	Non-Redemption Agreement by and among Clean Earth Acquisitions Corp., the Clean Earth Acquisitions Sponsor LLC, and the investor named therein dated December 18, 2023 (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.15	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.23 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
10.16	Form of Securities Purchase Agreement, by and between the Company and the Investor. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 3, 2024)

10.17#	Form of Registration Rights Agreement, by and between the Company and the Investor. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 3, 2024)
10.18	Form of Voting Agreement. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 3, 2024)
10.19	Forbearance Agreement, by and between the Company and the Investor. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 3, 2024)
10.20	Form of Note Purchase Agreement, dated December 4, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on October 3, 2024)
10.21	Asset Purchase Agreement, by and among BESS LLC and LiiON LLC dated December 11, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 12, 2024)
10.22*	Voluntary Adjustment Notice, dated December 2, 2024, by and between the Company and the Investor.
10.23#	Exclusive Consulting Agreement Form (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 12, 2024)
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 22, 2023)
21.1*	Subsidiaries List
23.1**	Consent of Mazars USA LLP, independent registered accounting firm
23.2**	Consent of Forvis Mazars, independent registered public accounting firm
23.3**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Fee Table

*	Filed previously.
**	Filed herewith.
#	Indicates management contract or compensatory plan or arrangement.

Item 17. Undertakings.

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 16, 2024.

Alternus Clean Energy, Inc.

By:	/s/ Vincent Browne
Vincent Browne
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Vincent Browne, as his or her true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1 and any related Rule 462(b) registration statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent Browne	Chairman, Chief Executive Officer and Chief Financial Officer (Acting)	December 16, 2024
Vincent Browne	(Principal Executive and Financial Officer)

/s/ Aaron T. Ratner	Director	December 16, 2024
Aaron T. Ratner

/s/ Nicholas Parker	Director	December 16, 2024
Nicholas Parker

/s/ Tone Bjornov	Director	December 16, 2024
Tone Bjornov

/s/ John Thomas	Director	December 16, 2024
John Thomas

/s/ John McQuillan	Director	December 16, 2024
John McQuillan